As filed with the Securities and Exchange Commission on March 25, 2025

Registration No. 333-276254

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2 TO

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Tidal Commodities Trust I
(Registrant)

Delaware
(State or other jurisdiction of incorporation or organization)

6799
(Primary Standard Industrial Classification Code Number)

92-6468665
(I.R.S. Employer Identification No.)

c/o Tidal Investments LLC

(f/k/a Toroso Investments, LLC)
234 West Florida Street, Suite 203
Milwaukee, WI 53204
Phone: (844) 986-7700

(Address, including zip code, and telephone number,
including area code, of Registrant’s principal executive offices)

Guillermo Trias
Chief Executive Officer
Tidal Investments LLC
234 West Florida Street, Suite 203
Milwaukee, WI 53204
Phone: (844) 986-7700

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copy to:

Michael Pellegrino

Tidal Investments LLC

234 West Florida Street, Suite 203

Milwaukee, WI 53204

(844) 986-7700

Eric D. Simanek
Eversheds Sutherland (US) LLP
700 Sixth Street, N.W.
Washington, D.C. 2001
(202) 220-8412

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Hashdex Bitcoin ETF

Hashdex Bitcoin ETF (f/k/a Hashdex Bitcoin Futures ETF, the “Fund” or “DEFI”) is designed to provide investors with price exposure to the bitcoin market. The Fund issues shares (“Shares”) that trade on NYSE Arca stock exchange (“NYSE Arca”) under the symbol “DEFI”. Shares can be purchased and sold by investors through their broker-dealer. Under its current investment objective, the Fund may hold bitcoin and bitcoin futures contracts. Purchasing Shares of the Fund is subject to the risks of bitcoin as well as the additional risks of investing in the Fund.

The Fund’s investment objective is for changes in the Shares’ net asset value (“NAV”) to reflect the daily changes of the price of the Nasdaq Bitcoin Reference Price - Settlement (NQBTCS) (the “Benchmark”), less expenses from the Fund’s operations. The Benchmark is designed to track the price performance of bitcoin. The Fund invests in bitcoin, bitcoin futures contracts (“Bitcoin Futures Contracts”) listed on the Chicago Mercantile Exchange Inc. (“CME”), and cash and cash equivalents. Because the Fund’s investment objective is to track the price of the Benchmark, changes in the price of the Shares may vary from changes in the spot price of bitcoin.

An investment in the Fund is subject to the risks of an investment in bitcoin and in futures contracts, both of which subject to a high degree of price variability. An investment in the Fund may be riskier than other exchange-traded products that do not directly hold bitcoin or financial instruments related to bitcoin and may not be suitable for all investors. In addition, bitcoin and Bitcoin Futures Contracts may experience pronounced and swift price changes. Accordingly, there is a potential for movement in the price of Shares between the time an investor places an order to purchase or sell with its broker-dealer and the time of the actual purchase or sale resulting from the price volatility of bitcoin or Bitcoin Futures Contracts.

Investing in the Fund involves significant risks. See “What Are the Risk Factors Involved with an Investment in the Fund?” beginning on page 19. The Fund is not a mutual fund registered under the Investment Company Act of 1940, and Fund Shareholders will not be afforded the protections associated with ownership of shares in a registered investment company. See “The Fund is not a registered investment company, so you do not have the protections of the Investment Company Act of 1940” on page 40.

THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THIS POOL NOR HAS THE COMMISSION PASSED ON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION (“SEC”) NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES OFFERED IN THIS PROSPECTUS OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Fund is a series of the Tidal Commodities Trust I (the “Trust”). Shareholders have no voting rights with respect to the Trust or the Fund except as expressly provided in the Trust’s First Amended and Restated Declaration of Trust and Trust Agreement (the “Trust Agreement”). The sponsor of the Fund is Tidal Investments LLC (f/k/a Toroso Investments, LLC, the “Sponsor”), which receives a management fee. The principal office address and telephone number of both the Fund and the Sponsor is 234 West Florida Street, Suite 203, Milwaukee, Wisconsin 53204 and (844)-986-7700. Tidal ETF Services LLC (“Tidal” or the “Administrator”) provides administrative services to the Fund and has also engaged the Fund’s Sub-Administrator (as defined below). Tidal also assists the Fund and the Sponsor with certain functions and duties relating to marketing, which include the following: marketing, sales strategy, and related services. Hashdex Asset Management Ltd. (“Hashdex” or the “Digital Asset Adviser”) serves as the Fund’s digital asset adviser and assists the Sponsor and Administrator with research and investment analysis regarding bitcoin and bitcoin markets for use in the management, marketing, and administration of the Fund. Hashdex will also provide the Fund with branding, marketing services including, but not limited to, the issuance of press releases, preparation of website data content, holding promotional webinars and engaging in promotional activities through social media outlets. Hashdex has no role in maintaining, calculating or publishing the Benchmark. Hashdex also has no responsibility for the investment or management of the Fund’s investment portfolio or for the overall performance or operation of the Fund. BitGo Trust Company, Inc (the “Bitcoin Custodian”) is the custodian for the Fund’s bitcoin holdings; and U.S. Bank, N.A. is the custodian for the Fund’s cash and cash equivalents holdings (the “Cash Custodian” and together with the Bitcoin Custodian, the “Custodians”).

While investors will purchase and sell Shares through their broker-dealer, the Fund continuously offers creation baskets consisting of 10,000 Shares (“Creation Baskets”) at their NAV to certain parties who have entered into an agreement with the Sponsor (“Authorized Purchasers”). Shares will be sold at the next determined NAV per Share. Authorized Purchasers, in turn, may sell such Shares, which are listed on NYSE Arca, to the public at per-Share offering prices that are expected to reflect, among other factors, the trading price of the Shares on NYSE Arca, the NAV of the Fund at the time the Authorized Purchaser purchased the Creation Baskets and the NAV at the time of the offer of the Shares to the public, the supply of and demand for Shares at the time of sale, and the liquidity of the markets for bitcoin and Bitcoin Futures Contracts in which the Fund invests. A list of the Fund’s Authorized Purchasers as of the date of this Prospectus can be found under “Plan of Distribution – Marketing Agent and Authorized Purchasers,” on page 93. The prices of Shares offered by Authorized Purchasers are expected to fall between the Fund’s NAV and the trading price of the Shares on NYSE Arca at the time of sale. The Fund’s Shares may trade in the secondary market on NYSE Arca at prices that are lower or higher than their NAV per Share. The Fund conducts creation and redemption transactions only for cash, and, with respect to creation transactions, the cash is used to purchase Bitcoin Futures Contracts only.

The Fund is the successor and surviving entity from the merger (the “Merger”) into the Fund of Hashdex Bitcoin Futures ETF (the “Predecessor Fund”) that was a series of the Teucrium Commodity Trust (the “Predecessor Trust”) sponsored by Teucrium Trading, LLC (“Prior Sponsor”). Prior to the Merger, the Fund had no operations. By being the surviving entity from the Merger, the Fund acquired all assets and assumed all the liabilities of the Predecessor Fund and succeeded to the Predecessor Fund’s performance history. The Merger did not materially modify the rights of Fund shareholders. The Merger closed on January 3, 2024. Unless otherwise indicated, information concerning the Fund for periods before January 3, 2024 is information of the Predecessor Fund.

This is a best efforts offering. The Marketing Agent, Foreside Fund Services, LLC, a wholly-owned subsidiary of Foreside Financial Group, LLC (d/b/a ACA Group) (the “Marketing Agent”) is not required to sell any specific number or dollar amount of Shares but will use its best efforts to sell Shares. This is intended to be a continuous offering, unless suspended or terminated at any earlier time for certain reasons specified in this prospectus. See “Prospectus Summary – The Shares” and “Creation and Redemption of Shares – Rejection of Purchase Orders” below.

The Fund is a commodity pool and the Sponsor is a commodity pool operator subject to regulation by the Commodity Futures Trading Commission and the National Futures Association under the Commodity Exchange Act (“CEA”).

COMMODITY FUTURES TRADING COMMISSION

RISK DISCLOSURE STATEMENT

YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT COMMODITY INTEREST TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.

FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, AND ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED THIS POOL AT PAGE 91 AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK EVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, AT PAGE 13.

THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS COMMODITY POOL. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, AT PAGE 10 AND THE “RISK FACTORS” SECTION BEGINNING ON PAGE 13.

TIDAL INVESTMENTS LLC (“TIDAL”) IS A MEMBER OF NFA AND IS SUBJECT TO NFA’S REGULATORY OVERSIGHT AND EXAMINATIONS. TIDAL HAS ENGAGED OR MAY ENGAGE IN UNDERLYING OR SPOT VIRTUAL CURRENCY TRANSACTIONS IN A COMMODITY POOL. ALTHOUGH NFA HAS JURISDICTION OVER TIDAL AND ITS COMMODITY POOL, YOU SHOULD BE AWARE THAT NFA DOES NOT HAVE REGULATORY OVERSIGHT AUTHORITY FOR UNDERLYING OR SPOT MARKET VIRTUAL CURRENCY PRODUCTS OR TRANSACTIONS OR VIRTUAL CURRENCY EXCHANGES, CUSTODIANS OR MARKETS. YOU SHOULD ALSO BE AWARE THAT GIVEN CERTAIN MATERIAL CHARACTERISTICS OF THESE PRODUCTS, INCLUDING LACK OF A CENTRALIZED PRICING SOURCE AND THE OPAQUE NATURE OF THE VIRTUAL CURRENCY MARKET, THERE CURRENTLY IS NO SOUND OR ACCEPTABLE PRACTICE FOR NFA TO ADEQUATELY VERIFY THE OWNERSHIP AND CONTROL OF A VIRTUAL CURRENCY OR THE VALUATION ATTRIBUTED TO A VIRTUAL CURRENCY BY TIDAL.

This prospectus is in two parts: a disclosure document and a statement of additional information. These parts are bound together, and both contain important information.

The date of this prospectus is March 27, 2025.

Books and Records	109
Statements, Filings, and Reports to Shareholders	109
Fiscal Year	109
Governing Law	109
Legal Matters	110
Privacy Policy	110
U.S. Federal Income Tax Considerations	111
Investment by ERISA Accounts and IRAs	122
GENERAL POOL DISCLOSURE	124
PERFORMANCE OF THE OTHER COMMODITY POOLS OPERATED BY THE COMMODITY POOL OPERATOR	124
Amplify Inflation Fighter ETF (TICKER: IWIN)	125
CNIC ICE US Carbon Neutral Power Futures Index ETF (TICKER: AMPD)	125
Ionic Inflation Protection ETF (TICKER: CPII)	126
Return Stacked™ Bonds & Managed Futures ETF (TICKER: RSBT)	127
INCORPORATION BY REFERENCE OF CERTAIN INFORMATION	130
INFORMATION YOU SHOULD KNOW	130
WHERE YOU CAN FIND MORE INFORMATION	131
INDEX TO FINANCIAL STATEMENTS	2
Glossary of Defined Terms	1

  PROSPECTUS SUMMARY

This is only a summary of the prospectus and, while it contains material information about the Fund and its Shares, it does not contain or summarize all of the information about the Fund and the Shares contained in this prospectus that is material and/or which may be important to you. You should read this entire prospectus, including “What Are the Risk Factors Involved with an Investment in the Fund?” beginning on page 19, before making an investment decision about the Shares. In addition, this prospectus includes a statement of additional information that follows and is bound together with the primary disclosure document. Both the primary disclosure document and the statement of additional information contain important information.

Principal Offices of the Fund and the Sponsor

The Fund is a series of the Trust. The principal offices of the Sponsor, the Trust and the Fund are located at 234 West Florida Street, Suite 203, Milwaukee, Wisconsin 53204. The telephone number is (844) 986-7700.

Breakeven Point

The amount of trading income required for the redemption value of a Share at the end of one year to equal the selling price of the Share, assuming an initial price of $106.00, is $0.00 or 0.00% of the selling price. For more information, see “Breakeven Analysis” below.

The Fund’s Current Net Assets and Year to Date Performance

As of December 31, 2024, the Fund’s total net assets were $14,839,385and the Fund had 140,000shares outstanding. The annual performance of the Fund’s net asset value (“NAV”) per share from January 1, 2024 through December 31, 2024 was 108.91%, which depicts the change in NAV per share over the time period provided. For current information about outstanding Fund Shares and other information, see the Fund’s website at www.hashdex-etfs.com/defi. For further discussion of the Fund’s performance, see “OFFERING -Market Price of Shares and Prior Performance of Shares”.

The Fund’s Investment Objective

The Fund is a commodity pool that issues Shares that may be purchased and sold on NYSE Arca. The Fund’s investment objective is for changes in the Shares’ net asset value (“NAV”) to reflect the daily changes of the price of the Nasdaq Bitcoin Reference Price - Settlement (NQBTCS) (the “Benchmark”), less expenses from the Fund’s operations. The Fund invests in bitcoin, Bitcoin Futures Contracts and cash and cash equivalents. The Sponsor employs a passive investment strategy that is intended to track the changes in the Benchmark regardless of whether the Benchmark goes up or goes down. In order to track the Benchmark as closely as possible, the Fund aims to maximize its investment in bitcoin. Because the Fund’s investment objective is to track the price of the Benchmark, the price of the Shares may vary from changes in the spot price of bitcoin. The NYSE Arca rule under which the Shares will be listed and traded prevents the Fund from utilizing leverage. ICE Data Indices, LLC calculates an approximate net asset value every 15 seconds throughout each day that the Fund’s Shares are traded on NYSE Arca for as long as the CME’s main pricing mechanism is open.

The Fund, the Sponsor and the service providers, including the Custodians, will not loan or pledge the Fund’s assets, nor will the Fund’s assets serve as collateral for any loan or similar arrangement except to the extent of need to collateralize margin accounts held by the Fund’s FCMs.

Bitcoin is a digital asset or cryptocurrency that is a unit of account on the bitcoin network (“Bitcoin Network”), an open source, decentralized peer-to-peer computer network. The ownership and operation of bitcoin is determined by purchasers in the Bitcoin Network. The Bitcoin Network connects computers that run publicly accessible, or open source, software that follows the rules and procedures governing the Bitcoin Network. This is commonly referred to as the Bitcoin Protocol. Bitcoin may be held, may be used to purchase goods and services or may be exchanged for fiat currency. No single entity owns or operates the Bitcoin Network, and the value of bitcoin is not backed by any government, corporation or other entity. Instead the value of bitcoin is determined in part by the supply and demand in markets created to facilitate the trading of bitcoin. Public key cryptography protects the ownership and transaction records for bitcoin. Because the source code for the Bitcoin Network is open source, anyone can contribute to its development. At this time, the ultimate supply of bitcoin is finite and limited to 21 million “coins” with the number of bitcoin available increasing gradually as new bitcoin supplies are mined until the 21 million current protocol cap is reached. The following factors, among others, may affect the price and market for bitcoin:

●	How widely bitcoin is adopted, including the use of bitcoin as a payment.

●	The regulatory environment for cryptocurrencies, which continues to evolve in the U.S., and which may delay, impede, or restrict the adoption or use of bitcoin.

●	Speculative activity in the market for bitcoin, including by holders of large amounts of bitcoin, which may increase volatility.

●	Cyberattacks, including the risk that malicious actors will exploit flaws in the code or structure of bitcoin, control the blockchain, steal information or cause disruptions to the internet.

●	Rewards for mining bitcoin are designed to decline over time, which may lessen the incentive for miners to process and confirm transactions on the Bitcoin Network.

●	The open-source nature of the Bitcoin Network may result in forks, or changes to the underlying code of bitcoin that result in the creation of new, separate digital assets.

●	Fraud, manipulation, security failure or operational problems at bitcoin exchanges that result in a decline in adoption or acceptance of bitcoin.

●	Scalability as the use of bitcoin expands to a greater number of users.

The Fund is organized as a series of the Trust, a Delaware statutory trust organized on February 10, 2023. The Trust and the Fund operate pursuant to the Trust Agreement, dated February 10, 2023. The Trust Agreement may be found on the SEC’s EDGAR filing database at https://www.sec.gov/Archives/edgar/data/1985840/000138713123008542/ex3-1.htm. The Fund was formed and is managed and controlled by the Sponsor, a limited liability company formed in Delaware on March 14, 2012. The Sponsor is registered as a commodity pool operator (“CPO”) with the Commodity Futures Trading Commission (“CFTC”) and is a member of the National Futures Association (“NFA”). The Fund intends to be treated as a partnership for U.S. federal income tax purposes.

The Benchmark Methodology

The Benchmark is governed by the Nasdaq Crypto Index Oversight Committee (“CIOC”), which is responsible for implementation, administration, and oversight of the Benchmark, including its cessation. The CIOC shall approve any material changes to the methodology and review the Benchmark methodology at least on an annual basis. The final Benchmark is calculated once every trading day and it is given by a weighted average across the settlement prices of the following “Core Exchanges” (as of January 31, 2025): Bitstamp, Coinbase, Gemini, itBit, Kraken and LMAX Digital.

The Benchmark was launched by Nasdaq on June 9, 2021 and is designed to track the price performance of bitcoin. Specifically, the Benchmark attempts to track the average bitcoin spot price by capturing the notional value of bitcoin USD transactions reported by selected public data sources as measured by Nasdaq, Inc (“Nasdaq”). The Benchmark applies a rules-based pricing methodology to a diverse collection of pricing sources to provide a reference price for bitcoin and the pricing methodology is designed to account for variances in price across a wide range of sources which have been vetted according to criteria identified in the methodology document. The Benchmark is owned and administered by Nasdaq and may be changed from time to time. Detailed rules on the Benchmark administration and governance may be found at Nasdaq’s website. The Benchmark does not track the overall performance of all digital assets generally, nor the performance of any specific digital asset other than bitcoin. The Benchmark is calculated and published once a day on business days at 3pm, New York Time by CF Benchmarks Limited (https://www.cfbenchmarks.com/data/indices/NQBTCS) or other Nasdaq designated calculation agent.

According to the Benchmark methodology, any deviations from the Benchmark methodology are made in the sole judgment and discretion of Nasdaq so that the Benchmark continues to achieve its objective. Nasdaq will provide transparency over the decisions affecting the compilation of the reference rate and any related determination process, including contingency measures in the event of absence of or insufficient inputs, market stress or disruption, failure of critical infrastructure, or other relevant factors. Any contingency measures that are not directly addressed in the Benchmark methodology shall be subject to CIOC governance processes.

The Sponsor, in its sole discretion, may cause the Fund to track a benchmark other than the Benchmark at any time, with prior notice to investors. The Sponsor may change the Fund’s benchmark if investment conditions change or the Sponsor believes that another benchmark or standard better aligns with the Fund’s investment objective and strategy. The Sponsor, however, is under no obligation whatsoever such a change in any circumstance.

To the extent CIOC implements a material change to the calculation of the benchmark, the Sponsor will issue a press release describing such change and its date of implementation which press release will be filed with the SEC on Form 8-K.

To the extent the Sponsor determines that in the best interest of the Fund to replace the Benchmark with another benchmark reference price or index, the Sponsor shall issue a press release describing the replacement of the Benchmark and new benchmark at least 60 days in advance of such replacement and will file such press release under Form 8-K with the SEC. For more information on the Benchmark, see “Offering - Benchmark Calculation” and “Offering - Benchmark Performance” sections below.

Bitcoin Futures Contracts

The CME currently offers two Bitcoin Futures Contracts, one contract representing 5 bitcoin (“BTC Contracts”) and another contract representing 0.10 bitcoin (“MBT Contracts”). The Fund invests in bitcoin BTC Contracts and MBT Contracts to the extent necessary to achieve exposure to the bitcoin futures market. Because the Fund’s investment objective is to track the price of the Benchmark by investing in bitcoin and Bitcoin Futures Contracts, changes in the price of the Shares may vary from changes in the spot price of bitcoin

The Fund maintains long positions in BTC Contracts and MBT Contracts to achieve exposure to the bitcoin futures market. As discussed under the “the Fund’s Investment Strategies”, the Sponsor invests the Fund in spot bitcoin and utilizes Bitcoin Futures Contracts to hedge the cash balance that the Sponsor deems necessary to meet the Fund’s liquidity needs for the cash payment of Share redemption settlements and of other applicable expenses borne by the Fund. The Fund may purchase MBT Contracts if the Fund has proceeds remaining from the sale of a Creation Basket that are less than the price of a BTC contract. BTC and MBT will count toward an aggregate position limit.

BTC Contracts began trading on the CME Globex trading platform on December 15, 2017 under the CME ClearPort ticker symbol “BTC” and are cash settled in U.S. dollars. MBT Contracts began trading on the CME Globex trading platform on May 3, 2021 under the CME ClearPort ticker symbol “MBT” and are also cash settled in U.S. dollars. The daily settlement prices for MBT Contracts are derived directly from the settlements in the BTC Contracts. BTC Contracts and MBT Contracts are listed for trading in serial months of six (6), quarterly in serial quarters of four (4). Additionally, when the listing schedule includes only a single futures contract set to expire in December, an extra December contract will be listed for the subsequent year. This ensures that at any given time, there are at least two December contracts available for trading.

Because BTC Contracts and MBT Contracts are exchange-listed, they allow investors to gain price exposure to bitcoin without having to hold the underlying cryptocurrency. Like a futures contract on a commodity or stock index, BTC Contracts and MBT Contracts provide a means for investors to hedge investment positions or speculate on the future price of bitcoin.

The Bitcoin Futures Contracts are cash-settled to the CME CF Bitcoin Reference Rate (BRR). The BRR is a daily reference rate of the U.S. dollar price of one bitcoin calculated daily as of 4:00 p.m. London time provided by CF Benchmarks. It is calculated based on the bitcoin trading activity on specified spot bitcoin trading platforms (“Constituent Exchanges”) during an observation window between 3:00 p.m. and 4:00 p.m. London time, which currently include Bitstamp, Coinbase, Gemini, itBit Kraken, LMAX Digital and Bullish Exchange but may change from time to time.

Constituent exchanges for the BRR are selected on the basis of the following criteria, which each must demonstrate that it continues to fulfill on an ongoing basis:

●	The exchange has policies to ensure fair and transparent market conditions at all times and has processes in place to identify and impede illegal, unfair or manipulative trading practices.

●	The exchange does not impose undue barriers to entry or restrictions on market participants, and utilizing the venue does not expose market participants to undue credit risk, operational risk, legal risk or other risks.

●	The exchange complies with applicable law and regulation, including, but not limited to capital markets regulations, money transmission regulations, client money custody regulations, know-your-client (KYC) regulations and anti-money-laundering (AML) regulations.

●	The exchange cooperates with inquiries and investigations of regulators and the Administrator upon request and has to execute data sharing agreements with the CME.

Should the average daily contribution of a constituent exchange fall below 3%, then the continued inclusion of the venue as a constituent exchange is assessed by the CME CF Oversight Committee.

Qualifying transactions from the constituent exchanges that take place during the one-hour calculation window are added to a list, with the trade price and size for each transaction recorded. The one-hour calculation is partitioned into twelve intervals of five minutes each, and for each partition, the volume-weighted median trade price is calculated from the trade prices and sizes of relevant transactions. (A volume-weighted median differs from a standard median in that a weighting factor, in this case trade size, is factored into the calculation.) The BRR is the equally-weighted average of the volume-weighted medians of all twelve partitions.

Further details on the market share and volume information for each constituent platforms used to calculate the CME CF Bitcoin Reference Rate (BRR) are provided below. The table below lists the seven constituent platforms that contribute transaction data to the BRR. It includes the aggregate volumes traded on their respective Bitcoin – US Dollar markets over the preceding four calendar quarters.

Period	Aggregate Trading Volume of BTC-USD Markets of CME CF Constituent Platforms**
	itBit	LMAX Digital	Bitstamp	Coinbase	Gemini	Kraken	Bullish*
2024 Q1	1,300,217,284	18,606,590,980	12,614,344,809	90,691,419,596	4,117,487,659	17,217,440,706	N/A
2024 Q2	1,103,291,739	11,280,822,955	12,745,481,874	81,871,129,923	4,460,975,011	15,942,525,422	N/A
2024 Q3	742,961,240	7,674,154,200	11,788,598,149	58,463,571,028	3,343,922,945	10,944,408,968	N/A
2024 Q4	1,196,003,201	15,679,729,421	19,041,512,220	106,998,253,547	7,762,251,106	19,039,509,976	171,943,974*

* Bullish became a CME CF Constituent Platform on December 30th, 2024, and thus its aggregate volume is that observed for 2 days (December 30th and 31st, 2024).

** Source: CF Benchmarks

Considering the 12 highest volume Bitcoin -USD markets operated by spot Bitcoin Trading Platforms, the following table shows the market share for BTC-USD trading of the seven constituent platforms over the past four calendar quarters:

Spot Trading Platforms Market Share of BTC-USD Trading***
Period	itBit	LMAX Digital	Bitstamp	Coinbase	Gemini	Kraken	Bullish*	Others**
2024 Q1	0.68%	9.78%	6.63%	47.65%	2.16%	9.05%	N/A	24.05%
2024 Q2	0.69%	7.05%	7.97%	51.17%	2.79%	9.96%	N/A	20.37%
2024 Q3	0.46%	4.73%	7.26%	36.01%	2.06%	6.74%	N/A	42.75%
2024 Q4	0.33%	4.39%	5.33%	29.95%	2.17%	5.33%	0.05%*	52.44%

* Bullish became a CME CF Constituent Platform on December 30th, 2024, and thus its share is that observed for 2 days (December 30th and 31st, 2024) within the quarter.

** Comprises Bitfinex, Crypto.com

*** Source: CF Benchmarks

The Fund’s Investment Strategies

The Fund seeks to achieve its investment objective by primarily investing in bitcoin. The Fund uses Bitcoin Futures Contracts for the primary purpose of using such Bitcoin Futures Contracts to acquire physical bitcoin through EFP transactions and to offset cash and receivables for better tracking the Benchmark. Under normal market conditions, the Fund has a policy to maximize its investments in physical bitcoin such that it is expected that at least 95% of the Fund’s assets will be invested in bitcoin, and up to 5% may be invested in Bitcoin Futures Contracts and in cash and cash equivalents, such as short-term Treasury bills, money market funds, and demand deposit accounts. The Sponsor does not have discretion in choosing the Fund’s investments. See “Use of Proceeds” The term “normal market conditions” includes, but is not limited to, the absence of: trading halts in the applicable financial markets generally; operational issues (e.g., systems failure) causing dissemination of inaccurate market information; or force majeure type events such as natural or man-made disaster, act of God, armed conflict, act of terrorism, riot or labor disruption or any similar intervening circumstance. Similarly, the Fund uses bitcoin to acquire Bitcoin Futures Contracts through EFP transactions, so the Fund can then sell the Bitcoin Futures Contracts for cash in order to satisfy redemption orders.

The percentage allocation to Bitcoin Futures Contracts is determined daily such that the Fund may maintain Bitcoin Futures Contracts positions (with related cash reserves to meet applicable margin requirements) to hedge the cash balance that the Sponsor deems necessary to meet the Fund’s liquidity needs for the cash payment of Share redemption settlements and of other applicable expenses borne by the Fund.

When the Fund needs to increase or decrease its allocation to physical bitcoin it will do so through EFP transactions, by exchanging a physical bitcoin holding for an equivalent Bitcoin Futures Contracts position.

The Fund’s futures contract positions will be concentrated on the first to expire contracts and rolled on a monthly basis by closing out the first to expire contracts prior to their final settlement date and then either entering on and EFP transaction to exchange that position for physical bitcoin holdings or entering into the second to expire contracts which will become the new first to expire. A first to expire contract is the contract with the nearest expiration date. A second to expire contract follows the first - it is the contract that will expire second in line after the first contract has expired. For example, when a first to expire contract expires, the second to expire contract becomes the first to expire contract.

Futures contract rolling will take place on the market business day preceding the last trading day of the first to expire contract. The last trading day of the first to expire contact is currently defined as the last business Friday of each month. By way of example, as of the date of this prospectus the Fund’s futures contract positions will be entered and exited according to the roll schedule below.

Hashdex Bitcoin ETF (DEFI) – Roll Schedule Jan 2025 – Dec 2025

Roll Date	Contract Expiring	New Contract	First to Expire Contract
	(Exiting Position)	(Entering Position)	(Resulting Position)
1/31/2025	January (BTCF5)	February (BTCG5)	February (BTCG5)
2/28/2025	February (BTCG5)	March (BTCH5)	March (BTCH5)
3/28/2025	March (BTCH5)	April (BTCJ5)	April (BTCJ5)
4/25/2025	April (BTCJ5)	May (BTCK5)	May (BTCK5)
5/30/2025	May (BTCK5)	June (BTCM5)	June (BTCM5)
6/27/2025	June (BTCM5)	July (BTCN5)	July (BTCN5)
7/25/2025	July (BTCN5)	August (BTCQ5)	August (BTCQ5)
8/29/2025	August (BTCQ5)	September (BTCU5)	September (BTCU5)
9/26/2025	September (BTCU5)	October (BTCV5)	October (BTCV5)
10/31/2025	October (BTCV5)	November (BTCX5)	November (BTCX5)
11/28/2025	November (BTCX5)	December (BTCZ5)	December (BTCZ5)
12/26/2025	December (BTCZ5)	January (BTCF6)	January (BTCF6)

One factor determining the total return from investing in futures contracts is the price relationship between soon to expire contracts and later to expire contracts. Sometimes the Fund will have to pay more for longer maturity contracts to replace existing shorter maturity contracts about to expire. This situation is known as “contango” in the futures markets. In the event of a prolonged period of contango, and absent the impact of rising or falling bitcoin prices, this could have a negative impact on the Fund’s NAV and total return, which in turn may have a negative impact on your investment in the Fund. By way of example, during the period from 6/30/2020 to 6/30/2023, the market for Bitcoin Futures Contracts were in contango approximately 87% of the time, which resulted in an average annual negative roll yield of approximately 4.5%. If the futures market is in a state of backwardation (i.e., when the price of bitcoin in the future is to be less than the current price), the Fund will buy later to expire contracts for a lower price than the soon to expire contracts that it sells.

Consistent with applicable provisions of the Trust Agreement and Delaware law, the Fund has broad authority to make changes to the Fund’s operations. The Fund may change its investment objective, benchmark, or investment strategies and Shareholders of the Fund will not have any rights with respect to these changes. The Fund has no current intention to make any such change, and any change is subject to applicable regulatory requirements, including, but not limited to, any requirement to amend applicable listing rules of NYSE Arca.

The reasons for and circumstances that may trigger any such changes may vary widely and cannot be predicted. However, by way of example, the Fund may change the term structure or underlying components of the Bitcoin Futures Contracts holdings in furtherance of the Fund’s investment objective of tracking the price of the Benchmark, due to market conditions, a potential or actual imposition of position limits by the SEC, the CFTC or futures exchange rules, or the imposition of risk mitigation measures by a futures commission merchant, restricts the ability of the Fund to invest in bitcoin or in Bitcoin Futures Contracts. The Fund would, among other things, file a current report on Form 8-K and a prospectus supplement to describe any such change and the effective date of the change. Shareholders may modify their holdings of the Fund’s Shares in response to any change by purchasing or selling Fund Shares through their broker-dealer.

The Fund invests in bitcoin and Bitcoin Futures Contracts without being leveraged or unable to satisfy its expected current or potential margin or collateral obligations with respect to its investments. After fulfilling such margin and collateral requirements, the Fund invests the remainder of its proceeds from the sale of baskets in short term financial instruments of the type commonly known as “cash and cash equivalents.”

The Fund’s investment objective is for changes in the Shares’ NAV to reflect the daily changes of the price of the Benchmark, less expenses from the Fund’s operations. In furtherance of the Fund’s policy to maximize its holdings in bitcoin, the Sponsor will use cash received through the creation process to purchase Bitcoin Futures Contracts to be exchanged for bitcoin such that at least 95% of the assets of the Fund will be in bitcoin. In the extraordinary event that Bitcoin Futures Contracts are unable to be readily exchanged for bitcoin, the Fund will continue to hold Bitcoin Futures Contracts. The Sponsor does not have discretion in choosing the Fund’s investments. See “Use of Proceeds”. The Fund’s investment strategy is designed to permit investors generally to purchase and sell the Fund’s Shares for the purpose of investing indirectly in the bitcoin market in a cost-effective manner. The Sponsor expects that the Fund’s average daily tracking error against the Benchmark will be less than 10 percent over any period of 30 trading days. However, the Fund incurs certain expenses in connection with its operations, which cause imperfect correlation between changes in the Fund’s NAV and changes in the Benchmark because the Benchmark does not reflect expenses or income. As a result, investors may incur a partial or complete loss of their investment even when the performance of the Benchmark is positive.

Investors may purchase and sell Shares through their broker-dealers. However, the Fund creates and redeems Shares only in blocks called Creation Baskets and Redemption Baskets, respectively, and only Authorized Purchasers may purchase or redeem Creation Baskets or Redemption Baskets. An Authorized Purchaser is under no obligation to create or redeem baskets, and an Authorized Purchaser is under no obligation to offer to the public Shares of any baskets it does create. Baskets are generally created when there is a demand for Shares, including, but not limited to, when the market price per Share is at (or perceived to be at) a premium to the NAV per Share. Similarly, baskets are generally redeemed when the market price per Share is at (or perceived to be at) a discount to the NAV per Share. Retail investors seeking to purchase or sell Shares on any day are expected to affect such transactions in the secondary market, on NYSE Arca, at the market price per Share, rather than in connection with the creation or redemption of baskets.

The Sponsor believes that by investing in bitcoin and Bitcoin Futures Contracts, the Fund’s NAV closely tracks the Benchmark. The Sponsor also believes that because of market arbitrage opportunities, the market price at which investors purchase and sell Shares through their broker-dealer will closely track the Fund’s NAV. The Sponsor believes that the net effect of these relationships is that the Fund’s market price on NYSE Arca at which investors purchase and sell Shares will closely track the bitcoin market, as measured by the Benchmark.

The CFTC and U.S. designated contract markets, such as the CME, have established position limits and accountability levels on the maximum net long or net short Bitcoin Futures Contracts that the Fund may hold, own or control. The current CME established position limit level for investments in BTC Contracts for the spot month is 4,000 contracts. A position accountability level of 5,000 contracts will be applied to positions in single months outside the spot month and in all months combined. The MBT Contracts have a spot month limit of 200,000 contracts and a position accountability level of 250,000 contracts. Open positions in MBT Contracts will count as 1/50 of a BTC Contract for the purposes of determining the aggregate position limit. Accountability levels are not fixed ceilings but rather thresholds above which the exchange may exercise greater scrutiny and control over an investor, including limiting the Fund to holding no more Bitcoin Futures Contracts than the amount established by the accountability levels. The potential for the Fund to reach position or accountability limits will depend on if and how quickly the Fund’s net assets increase.

In addition to position limits and accountability limits, the CME and other exchanges have set dynamic price fluctuation limits on Bitcoin Futures Contracts. The dynamic price limit functionality under the special price fluctuation limits mechanism assigns a price limit variant which equals a percentage of the prior trading day’s settlement price, or a price deemed appropriate. During the trading day, the dynamic variant is utilized in continuous rolling 60-minute look-back periods to establish dynamic upper and lower price fluctuation limits. Once the dynamic price fluctuation limit has been reached in a particular Bitcoin Futures Contract, no trades may be made at a price beyond that limit. The CME has adopted daily dynamic price fluctuation limit functionality effective March 11, 2019, specifically, Rule 589 which is found in the following link: https://www.cmegroup.com/content/dam/cmegroup/notices/ser/2019/03/SER-8351.pdf. Since dynamic price fluctuation limits were introduced, price limits have been triggered 89 times and there has been one “hard limit move.” A hard limit move is when the price of Bitcoin Futures Contracts exceeds a price limit that defines the minimum/maximum price to which such Bitcoin Futures Contracts can move for the given trade date. If the hard limit is reached, trade matching will not occur at prices above the maximum price or below the minimum price.

In determining the value of Bitcoin Futures Contracts, the Sub-Administrator uses primarily the settlement price for the Bitcoin Futures Contracts, as reported on the CME. CME Group staff determines the daily settlements for the Bitcoin Futures Contracts based on trading activity on CME Globex exchange between 14:59:00 and 15:00:00 Central Time (CT), the settlement period. In situations where a two-sided market is not available during the closing period, the CME will derive a settlement price using the carry calculation method based on the CME CF Bitcoin Reference Rate (BRR). This method calculates the settlement price as the reference rate plus an adjustment factoring in the days to expiration and the interest rate. Specifically, the settlement price is determined by the formula: BRR + [(Days to Expiration / 365) × Interest Rate × BRR]. When a Bitcoin Futures Contracts has closed at its daily price fluctuation limit, that limit price will be the daily settlement price that the CME publishes.

In exceptional circumstances when: (i) Bitcoin Futures Contracts settlement prices are not readily available; or (ii) when a trading halt closes CME or the Bitcoin Futures Market early, including if trading were halted for an entire trading day or several trading days; or (iii) when a Bitcoin Futures Contracts close at its price fluctuation limit for the day, the fair value of such contracts are determined by the Sponsor in good faith and in a manner that assesses the Bitcoin Futures Contracts’ value based on a consideration of all available facts and all available information on the valuation date. The fair value of Bitcoin Futures Contracts is determined by attempting to estimate the price at which such Bitcoin Futures Contract would be trading in the absence of the price fluctuation limit (either above such limit when an upward limit has been reached or below such limit when a downward limit has been reached). Typically, this estimate will be made primarily using a carry calculation described above that uses the BRR at 4:00 p.m. E.T. on settlement day as a reference price. The fair value of BTC Contracts and MBT Contracts may not reflect such security’s market value or the amount that the Fund might reasonably expect to receive for the BTC Contracts and MBT Contracts upon its current sale.

Position limits, accountability limits and dynamic price fluctuation limits may limit the Fund’s ability to invest the proceeds of Creation Baskets in bitcoin or Bitcoin Futures Contracts. As a result, when the Fund offers to sell Creation Baskets it may be limited in its ability to invest in bitcoin or Bitcoin Futures Contracts. The Fund may hold larger amounts of cash and cash equivalents, which will impair the Fund’s ability to meet its investment objective of tracking the Benchmark.

There is a minimum number of baskets and associated Shares specified for the Fund. If the Fund experiences redemptions that cause the number of Shares outstanding to decrease to the minimum level of Shares required to be outstanding, until the minimum number of Shares is again exceeded through the purchase of a new Creation Basket, there can be no more redemptions by an Authorized Purchaser. In such cases, market makers may be less willing to purchase Shares from investors in the secondary market, which may in turn limit the ability of Shareholders of the Fund to sell their Shares in the secondary market. These minimum levels for the Fund are 50,000 Shares, representing five baskets. The minimum level of Shares specified for the Fund is subject to change.

The Sponsor maintains a public website on behalf of the Fund, https://hashdex-etfs.com/defi, which contains information about the Trust, the Fund, and the Shares.

Note to Secondary Market Investors: Except when aggregated in Redemption Baskets, Shares are not individually redeemable. Shares can be directly purchased from the Fund only in Creation Baskets, and only by Authorized Purchasers. Each Creation Basket consists of 10,000 Shares and therefore requires a significant financial commitment to purchase. Shares will be sold at the next determined NAV per Share. Accordingly, investors who do not have such resources or who are not Authorized Purchasers should be aware that some of the information contained in this prospectus, including information about purchases and redemptions of Shares directly with the Fund, is only relevant to Authorized Purchasers. There is no guarantee that Shares will trade at prices that are at or near the per-Share NAV. When buying or selling Shares on the secondary market through a broker, most investors incur customary brokerage commissions and charges.

As noted, the Fund may invest in Bitcoin Futures Contracts traded on the CME. The Fund expressly disclaims any association with the CME or endorsement of the Fund by such exchange and acknowledges that “CME” is a registered trademark of such exchange.

As of December 31, 2024, the Fund held 15,785 of BTC Contracts, 0 MBT Contracts, and $29,680 in cash and cash equivalents. As of December 31, 2024 the Fund held 15,785 bitcoin.

The Fund’s Investments in Bitcoin

The Fund’s investment strategy includes direct investments in bitcoin, commonly referred to as “spot bitcoin”. Such positions are purchased and sold solely through CME’s Exchange for Physical Transactions (“EFP”) and are held by the Bitcoin Custodian on behalf of the Fund.

EFP Transactions are privately negotiated trades between two parties that allow for the simultaneous transfer of a futures position for an equivalent spot market position, or vice versa. The Fund does not intend to trade on unregulated bitcoin spot exchanges. All transfers relating to purchases or sales of bitcoin are settled via “on-chain” transactions represented on the bitcoin blockchain. The EFP transactions, although facilitated by the infrastructure and under the regulatory oversight of the CME, a CFTC-regulated market, are executed off-exchange and may not carry the same regulatory requirements and level of oversight as on-exchange transactions.

Governed by CME Exchange Rule 538, EFP transactions must be executed at commercially reasonable prices mutually agreed upon by the parties involved. All parties to an EFP are required to prepare and maintain all documents related to both the futures and the corresponding physical bitcoin position, in accordance with CFTC Regulation 1.35. CME has the authority to obtain records related to EFP transactions and has a surveillance program in place to appropriately monitor and enforce compliance with its Market Regulation to prevent fraud and manipulation.

Given that both sides of the trade track the same benchmark (Bitcoin), an EFP is a market-neutral transaction. Therefore, the pricing of the EFP is quoted in terms of the basis between the price of the futures contract and the level of the underlying bitcoin.

When the Sponsor decides to increase or decrease its holdings of physical bitcoin, it will cause the Fund to execute an EFP trade with a liquidity provider (an “LP”). The selection of those LPs is based on the objective of achieving the best execution for each transaction, in line with the Fund’s investment strategy. As of the date of this prospectus, Cumberland DRW LLC, Flow Traders B.V., JSCT, LLC, XBTO International Ltd., DV Chain, LLC, GSR Markets Ltd. B2C2 USA, Inc. and Nonco LLC have been approved as LPs. Jane Street Capital, LLC, one of the Authorized Purchasers, is an affiliate of JSCT, LLC, one of the LPs. Current or future LPs may be affiliates or, or have material relationships with, the Fund’s current or future Authorized Purchasers.

The Fund and the LP will simultaneously exchange a futures position for a corresponding, economically offsetting position in physical bitcoin. Specifically, when the Sponsor intends to increase the Fund’s bitcoin holdings, the Fund will participate in an EFP transaction to sell futures contracts and buy physical bitcoin, while the LP participating in such transaction will buy futures contracts and sell physical bitcoin. Similarly, when the Sponsor seeks to decrease the Fund’s bitcoin holdings, the Fund will participate in an EFP transaction to buy futures contracts and sell physical bitcoin, while the LP on the other side of the transaction will sell futures contracts and buy physical bitcoin.

In order to ensure best execution and ensure that transactions are executed at commercially reasonable prices when the Fund needs to purchase or sell spot bitcoin, the Sponsor will conduct a Request-for-Quote (“RFQ”) auction with multiple LPs using the current day settlement price as the reference for the Futures Contracts. The Sponsor may use electronic means such as the Directed Request for Quote (DRFQ) available in the CME Direct, chat services or any other communication mechanism that is compatible with CME’s and CFTC guidance around recordkeeping of EFP transactions. The LPs will present their quotes in terms of basis points (1 bps = 0.01%) difference between the current day’s settlement price of the futures contract and bitcoin. The Fund will then confirm the trade with the LP that offered the best quote. After the CME publishes the daily settlement price of the relevant Bitcoin Futures Contract, the Sponsor and the selected LP calculate and confirm the price of the futures leg of the transaction as being the published settlement price and the price of physical bitcoin leg of the transaction by applying the agreed upon basis spread and submit the transaction to one of its FCMs that subsequently reports the transaction to the CME.

After the EFP Transaction is confirmed by the CME, the futures leg of the transaction is cleared by CME Clearing, while the physical leg is settled bilaterally with the LP depositing in the Fund’s Wallet with the Bitcoin Custodian the agreed upon amount of bitcoin until the end of day New York time of the business day following the transaction date prior to any movement of cash from the Cash Custodian. Upon receipt of the required amount of bitcoin, the Bitcoin Custodian will notify the Sponsor that the bitcoin has been received. The Sponsor will then notify the Cash Custodian to write the corresponding cash to the LPF to complete the settlement of the physical leg of the EFP Transaction. All purchases or sales of bitcoin related to EFP Transactions executed by the Fund are settled on-chain.

Share Price Premium and Discount

The amount that the Fund’s market price is above the reported NAV is called the premium. The amount that the Fund’s market price is below the reported NAV is called the discount. The market price is determined using the midpoint between the highest bid and the lowest offer on the listing exchange, as of the time that the Fund’s NAV is calculated (usually 4:00 p.m., (ET)). Since the Fund’s inception on September 16, 2022 - December 31, 2024, the highest premium was $2.89 (4.28%) and the highest discount was $0.75 (-2.38%). For further information about premium discount information see “THE OFFERING - Prior Performance of the Fund”.

Voting Rights

As interests in separate series of a Delaware statutory trust, the Shares do not involve the rights normally associated with the ownership of shares of a corporation (including, for example, the right to bring shareholder oppression and derivative actions). In addition, the Shares have limited voting and distribution rights (for example, shareholders do not have the right to elect directors, as the Trust does not have a board of directors, and generally will not receive regular distributions of the net income and capital gains earned by the Fund).

Shareholders have no voting rights with respect to the Trust or the Fund except as expressly provided in the Trust Agreement. The Trust Agreement provides that Shareholders representing at least a majority (over 50%) of the outstanding Shares of the Trust, voting together as a single class (excluding Shares acquired by the Sponsor in connection with its initial capital contribution to any Trust series), may vote to (i) continue the Trust by electing a successor Sponsor as described above, and (ii) approve amendments to the Trust Agreement that impair the right to surrender Redemption Baskets for redemption. In addition, Fund shareholders holding Shares representing seventy-five percent (75%) of the outstanding Shares of the Trust, voting together as a single class (excluding Shares acquired by the Sponsor in connection with its initial capital contribution to any Trust series) may vote to dissolve the Trust upon not less than ninety (90) days’ notice to the Sponsor.

Principal Investment Risks of an Investment in the Fund

An investment in the Fund involves a degree of risk and you could incur a partial or total loss of your investment in the Fund. Some of the risks you may face are summarized below. A more extensive discussion of these risks appears in the “What Are the Risk Factors Involved with an Investment in the Fund?” section, beginning on page 19.

●	The Fund was formed as the survivor to the Merger with the Predecessor Fund, which commenced operations on September 15, 2022. The Fund has the limited performance history of the Predecessor Fund to serve as a basis for you to evaluate an investment in the Fund. In addition, the Fund may not be successful in implementing its investment objective or may fail to attract sufficient assets.

●	Bitcoin and Bitcoin Futures Contracts are a relatively new asset class and bitcoin is subject to rapid changes, uncertainty and regulation that may adversely affect the value of bitcoin and bitcoin futures, and therefore the nature of an investment in the Fund and may adversely affect the ability of the Fund to buy and sell bitcoin and Bitcoin Futures Contracts, and therefore the ability to achieve its investment objective.

●	Historically, bitcoin and Bitcoin Futures Contracts have been subject to significant price volatility. The price of Bitcoin Futures Contracts may differ significantly from the spot price of bitcoin. According to Bloomberg from 6/30/2022 to 12/31/2024 front month Bitcoin Futures Contracts exhibited an average implied 30-Day volatility of 56.39. The highest volatility during that period was 92.86 on 7/12/22 and the lowest was 27.58 on 10/24/2022. Bitcoin can be highly volatile, for example, after a 774% price increase from 1/1/2020 prices peaked in May 2021 and front month Bitcoin Futures Contracts began to decline with a peak to trough retracement of 47.06% by 7/20/2021. Prices then rose from that low until 11/9/2021, a new all time high, resulting in a price increase of 127.58%. Front month Bitcoin Futures Contracts prices peaked on 11/9/2021, began to decline with a peak to trough retracement of 76.91% by 11/09/2022 and rose from that level by 503% as of 12/31/2024.

●	The market for Bitcoin Futures Contracts is less developed than older, more established futures markets (such as corn or wheat futures) and may be more volatile and less liquid.

●	The Fund will compete with direct investments in bitcoin, other cryptocurrencies and other potential financial vehicles and other investment vehicles that focus on other digital assets. Market and financial conditions, and other conditions beyond the Fund’s control, such as the timing of reaching the market and the Fund’s fee structure relative to other bitcoin exchange-trade products, may make it more attractive to invest in other vehicles. The competition from other investment vehicles focused on bitcoin or other cryptocurrencies could have a detrimental effect on the scale and sustainability of the Fund.

●	Unlike mutual funds, commodity pools and other investment pools that manage their investments so as to realize income and gains for distribution to their investors, the Fund generally does not distribute dividends to Shareholders. You should not invest in the Fund if you will need cash distributions from the Fund to pay taxes on your share of income and gains of the Fund, if any, or for other purposes.

●	Only an Authorized Purchaser may engage in creation or redemption transactions with the Fund. The Fund has a limited number of institutions that act as Authorized Purchasers. To the extent these institutions exit the business or are unable or unwilling to proceed with creation and/or redemption orders with respect to the Fund, Fund Shares may, particularly in times of market stress, trade at a discount to the NAV per Share and possibly face trading halts and/or delisting.

●	In some cases, the near month Bitcoin Futures Contract’s price will be lower than the next month’s contract prices (a situation known as “contango” in the futures markets). In the event of a prolonged period of contango, and absent the impact of rising or falling bitcoin prices, this could have a significant negative impact on the Fund’s NAV and total return, and you could incur a partial or total loss of your investment in the Fund. By way of example, during the period from 6/30/2020 to 6/30/2023, the market for Bitcoin Futures Contracts were in contango approximately 87% of the time, which resulted in an average annual negative roll yield of approximately 4.5%.

●	You will have no rights to participate in the management of the Fund and will have to rely on the duties and judgment of the Sponsor to manage the Fund.

●	The Fund seeks to have changes in its Shares’ NAV track changes in the Benchmark, rather than profit from speculative trading of bitcoin and Bitcoin Futures Contracts or from the use of leverage (i.e., the Sponsor manages the Fund so that the aggregate value of the Fund’s exposure to losses from its investments in bitcoin and Bitcoin Futures Contracts at any time will not exceed the value of the Fund’s assets).

●	Bitcoin and other cryptocurrencies are a new and developing asset class subject to both developmental and regulatory uncertainty. Future U.S. or foreign regulatory changes may alter the nature of an investment in the Fund, or the ability of the Fund to continue to implement its investment strategy.

●	Failures or breaches of the electronic systems of the Fund, the Sponsor, or third parties or other events such as the recent COVID-19 pandemic have the ability to cause disruptions and negatively impact the Fund’s business operations, potentially resulting in financial losses to the Fund and its Shareholders.

●	The Fund is subject to position limits, accountability limits and dynamic price fluctuation limits that could limit the Fund’s ability to invest the proceeds of Creation Baskets in bitcoin and Bitcoin Futures Contracts. Position limits, accountability limits and dynamic price fluctuation limits may cause tracking error or may impair the Fund’s ability to meet its investment objective of tracking the Benchmark.

●	War and other geopolitical events may cause volatility in bitcoin prices. These events are unpredictable and may lead to extended periods of price volatility.

●	The Fund currently has two futures commission merchants (“FCMs”) through which it buys and sells futures contracts. Volatility in the bitcoin futures market may lead one or both of the Fund’s FCMs to impose risk mitigation procedures that could limit the Fund’s investment in Bitcoin Futures Contracts beyond the accountability and position limits imposed by the CME futures contract exchange as discussed herein. An FCM could impose a financial ceiling on initial margin that could change and become more or less restrictive on the Fund’s activities depending upon a variety of conditions beyond the Sponsor’s control. If the Fund’s other current FCM were to impose position limits, or if any other FCM with which the Fund establishes a relationship in the future were to impose position limits, the Fund’s ability to meet its investment objective could be negatively impacted. The Fund continues to monitor and manage its existing relationships with its FCMs and will continue to seek additional relationships with FCMs as needed.

●	The occurrence of a severe weather event, natural disaster, terrorist attack, geopolitical event, outbreak or public health emergency as declared by the World Health Organization, the continuation or expansion of war or other hostilities, or a prolonged government shutdown may have significant adverse effects on the Fund and its investments and alter current assumptions and expectations. For example, in late February 2022, Russia invaded Ukraine, significantly amplifying already existing geopolitical tensions among Russia and other countries in the region and in the West. The responses of countries and political bodies to Russia’s actions, the larger overarching tensions, and Ukraine’s military response and the potential for wider conflict may increase financial market volatility generally, have severe adverse effects on regional and global economic markets, and cause volatility in the price of bitcoin, bitcoin futures and the Share price of the Fund.

●	The ability of Authorized Purchasers to create or redeem Shares may be suspended for several reasons, including but not limited to the Fund voluntarily imposing such restrictions. A suspension in the ability of Authorized Purchasers to create or redeem Shares would have no impact on the Fund’s investment objective – the Fund would continue to seek to track its Benchmark. However, with respect to the impact of a suspension on the price of Fund Shares in the secondary market, investors may have to pay a higher price to buy Shares and receive a lower price when they sell their Shares. This “spread” may continue to widen the longer the suspension lasts.

●	Market fraud and/or manipulation and other fraudulent trading practices such as the intentional dissemination of false or misleading information (e.g., false rumors) can, among other things, lead to a disruption of the orderly functioning of bitcoin and Bitcoin Futures Contract markets, significant market volatility, and cause the value of bitcoin and Bitcoin Futures Contracts to fluctuate quickly and without warning. Depending on the timing of an investor’s purchases and sales of the Fund’s Shares, these pricing anomalies could cause the investor to incur losses.

●	There can be no assurance that the Fund will achieve its investment objective due to position limits, accountability levels, dynamic price fluctuation limits and other limitations on the Fund’s investing in bitcoin and Bitcoin Futures Contracts that may be imposed following the Merger.

For additional risks, see “What Are the Risk Factors Involved with an Investment in the Fund?”

Determination of NAV

The Fund’s NAV is determined as of the earlier of the close of trading on NYSE Arca or 4:00 p.m. (ET) on each day that NYSE Arca is open for trading.

Defined Terms

For a glossary of defined terms, see Appendix A.

Breakeven Analysis

The breakeven analysis set forth below is a hypothetical illustration of the approximate dollar returns and percentage returns for the redemption value of a single Share to equal the amount invested twelve months after the investment is made. For purposes of this breakeven analysis, an initial selling price of $106.00per Share, is assumed. The breakeven analysis is an approximation only and assumes a constant month-end Net Asset Value. In order for a hypothetical investment in Shares to breakeven over the next 12 months, assuming a selling price of 106.00per Share, the investment would have to generate a 0.00% or $0.00 return. The numbers in the chart below have been rounded to the nearest 0.01.

Per Share

Assumed initial selling price per Share (1)	$106.00
Management Fee (0.25%) (2)	$0.27
Estimated Brokerage Commissions and Fees (3)	$0.00
Other Fund Fees and Expenses (4)	$0.00
Interest and Other Income (5.00%) (5)	$(2.65)
Amount of trading income (loss) required for the redemption value at the end of one year to equal the selling price of the Share	$0.00
Percentage of initial selling price per Share (6)	0.00%

(1)	In order to show how a hypothetical investment in Shares would break even over the next 12 months, this breakeven analysis uses an assumed initial selling price of $106.00per Share, which is based on the Fund NAV per share as of December 31, 2025. Investors should note that, because the Fund’s NAV will change on a daily basis, the breakeven amount on any given day could be higher or lower than the amount reflected here.

(2)	From the Management Fee, the Sponsor pays all of the routine operational, administrative and other ordinary expenses of the Fund, generally as determined by the Sponsor, including but not limited to, fees and expenses of the Administrator, Sub-Administrator, Custodians, Marketing Agent, Transfer Agent, licensors, accounting and audit fees and expenses, tax preparation expenses, legal fees, ongoing SEC registration fees, individual Schedule K-1 preparation and mailing fees, and report preparation and mailing expenses. These fees and expenses are not included in the breakeven table because they are paid for by the Sponsor through the proceeds from the Management Fee.

(3)	Reflects estimated brokerage commissions and fees for Bitcoin Futures Contract purchase or sale and acquiring and selling physical bitcoin, reflected on a per trade basis. The estimated fee is based on the actual fees for the acquisition and sale of physical bitcoin in the Fund for the period from March 27, 2024 to December 31, 2024. The actual amount of brokerage commissions and trading fees to be incurred will vary based upon the trading frequency of the Fund. The Sponsor may elect to pay or waive a portion of these fees. The Fund may elect to waive fees in order to reduce the Fund’s expenses.

(4)	The Fund pays all of its non-recurring and unusual fees and expenses, if any, as determined by the Sponsor. Non-recurring and unusual fees and expenses are unexpected or unusual in nature, such as legal claims and liabilities and litigation costs or indemnification or other unanticipated expenses. Extraordinary fees and expenses also include material expenses which are not currently anticipated obligations of the Fund. Routine operational, administrative and other ordinary expenses are not deemed extraordinary expenses.

(5)	The Fund seeks to earn interest and other income in high credit quality, short-duration instruments or deposits associated with the pool’s cash management strategy that may be used to offset expenses. These investments may include, but are not limited to, short-term Treasury Securities, demand deposits, and money market funds. Considering various uncertain factors in the US and commodity markets, management has estimated a blended interest rate of 5.00%. This estimate assumes that 95% of the Fund will be invested in spot bitcoin and the remaining 5% has the potential to earn interest. It’s important to note that the actual rate may vary and not all assets within the Fund will necessarily earn interest. The actual rate may vary and not all assets of the Fund will earn interest.

(6)	This represents the estimated approximate percentage for the redemption value of a hypothetical initial investment in a single Share to equal the amount invested twelve months after the investment was made. The estimated approximate percentage of selling price is 0.00% or $0.00 per Share.

THE OFFERING

Offering	The Fund’s Shares are listed on NYSE Arca and investors may purchase and sell Shares through their broker-dealer. The Fund only offers Creation Baskets consisting of 10,000 Shares through the Marketing Agent to Authorized Purchasers. Authorized Purchasers may purchase Creation Baskets consisting of 10,000 Shares at the Fund’s NAV.

Merger	The Fund is the successor and surviving entity from the merger (the “Merger”) into the Fund of Hashdex Bitcoin Futures ETF (the “Predecessor Fund”) that was a series of the Teucrium Commodity Trust (the “Predecessor Trust”) sponsored by Teucrium Trading, LLC (“Prior Sponsor”). The Merger closed on January 3, 2024.

Use of Proceeds	The Sponsor applies substantially all of the Fund’s assets toward investing in bitcoin, Bitcoin Futures Contracts, cash, and cash equivalents. The Fund will aim to maximize its investment in bitcoin and may also use Bitcoin Futures Contracts for the primary purpose of using such Bitcoin Futures Contracts to acquire physical bitcoin through EFP transactions and to offset cash and receivables for better tracking the benchmark index. The Sponsor deposits a portion of the Fund’s net assets with its FCM or other financial institutions to be used to meet its current or potential margin or collateral requirements in connection with its investment in Bitcoin Futures Contracts. The Fund uses only cash and cash equivalents to satisfy these requirements. The Sponsor expects that all entities that will hold or trade the Fund’s assets will be based in the United States and will be subject to United States regulations. The Sponsor believes that approximately 32% of the Fund’s futures holdings will normally be committed as margin for Bitcoin Futures Contracts. However, from time to time, the percentage of assets committed as margin/collateral may be substantially more, or less, than such range due to, among others, price volatility caused by changes in the fundamentals of the bitcoin cryptocurrency markets resulting in increased margin requirements by the exchange. The remaining portion of the Fund’s assets is held in cash or cash equivalents. All interest or other income earned on these investments is retained for the Fund’s benefit. The EFP transactions, although facilitated by the infrastructure and under the regulatory oversight of the CME, a CFTC-regulated market, are executed off-exchange and may not carry the same regulatory requirements and level of oversight as on-exchange transactions.

NYSE Arca Symbol	DEFI

Creation and Redemption	Authorized Purchasers pay a $300 fee per order to create Creation Baskets, and a $300 fee per order for Redemption Baskets, which is paid to the Custodian. Authorized Purchasers are not required to sell any specific number or dollar amount of Shares. The per Share price of Shares offered in Creation Baskets is the total NAV of the Fund calculated as of the close of NYSE Arca on that day divided by the number of issued and outstanding Shares.

Inter-Series Limitation on Liability	While the Fund will be a separate single series of the Trust, additional series may be created in the future. The Trust has been formed and will be operated with the goal that the Fund and any other series of the Trust will be liable only for obligations of such series, and a series will not be responsible for or affected by any liabilities or losses of or claims against any other series, except for non-recurring, unusual or extraordinary expenses of the Trust which will be allocated as determined by the Sponsor using a pro rata allocation methodology that allocates such Trust expenses to the Fund and each other series of the Trust in existence at the occurrence of any such expense according to the relative net asset values of the Fund and each other series of the Trust. For a discussion of non-recurring, unusual or extraordinary expenses, see “– Fund Expenses.” If any creditor or shareholder in any particular series (such as the Fund) were to successfully assert against a series a claim with respect to its indebtedness or shares, the creditor or shareholder could recover only from that particular series and its assets. Accordingly, the debts and other obligations incurred, contracted for or otherwise existing solely with respect to a particular series would be enforceable only against the assets of that series, and not against any other series or the Trust generally or any of their respective assets. The assets of the Fund and any other series will include only those funds and other assets that are paid to, held by or distributed to the series on account of and for the benefit of that series, including, without limitation, amounts delivered to the Trust for the purchase of shares in a series.

Registration Clearance and Settlement	Individual certificates are not issued for the Shares. Instead, Shares will be represented by one or more global certificates, which are deposited by the transfer agent with the Depository Trust Company (“DTC”) and registered in the name of Cede & Co., as nominee for DTC. The global certificates evidence all of the Shares outstanding at any time. Beneficial interests in Shares are held through DTC’s book-entry system, which means that Shareholders are limited to: (1) purchasers in DTC such as banks, brokers, dealers and trust companies, (2) those who maintain, either directly or indirectly, a custodial relationship with a DTC purchaser, and (3) those who hold interests in the Shares through DTC purchasers or indirect purchasers, in each case who satisfy the requirements for transfers of Shares. DTC purchasers acting on behalf of investors holding Shares through such DTC purchasers’ accounts in DTC will follow the delivery practice applicable to securities eligible for DTC’s Same-Day Funds Settlement System. Shares are credited to DTC purchasers’ securities accounts following confirmation of receipt of payment.

Net Asset Value	The NAV is calculated by taking the current market value of the Fund’s total assets and subtracting any liabilities and dividing the balance by the number of Shares. Under the Fund’s current operational procedures, U.S. Bancorp Fund Services, LLC, doing business as U.S. Bank Global Fund Services (“Global Fund Services”), the Fund’s “Sub-Administrator” calculates the NAV of the Fund’s Shares as of the earlier of 4:00 p.m. (ET) or the close of trading of NYSE Arca each day.

The Administrator will determine the value of the Fund’s Bitcoin utilizing the Sponsor’s Futures Based Spot Price methodology (“FBSP”). The FBSP derives a spot price for Bitcoin by a weighting averaging of CME published Bitcoin Futures Contracts settlement prices as of the date of calculation. For further information and valuation of the Fund’s bitcoin and its calculation, see “Calculating NAV - Futures-Spot Based Spot Pricing for Bitcoin.”

The Sub-Administrator will also determine the value of the Bitcoin Futures Contracts held by the Fund utilizing the CME published settlement prices held by the Fund as of the date of calculation. To the extent FBSP methodology is unavailable, the fair value of the Fund’s bitcoin will be determined by using the NQBTCS. In the event both the FBSP and the NQBTCS are unavailable, the Sponsor will fair value the Fund’s bitcoin based on the most recent data available for Bitcoin Futures Contracts on the CME, by calculating the present value of the most traded Bitcoin Futures Contract for the day based on its settlement price or last traded price in case the first is not available, using the formula: Contract Price / (1 + Days to Expiration/365 x Interest Rate). For further discussion of the methodology to value Bitcoin Futures Contracts held by the Fund see - “Calculating NAV - Bitcoin Futures Contracts.”

ICE Data Indices, LLC calculates and disseminates an approximate net asset value every 15 seconds throughout each day that the Fund’s Shares are traded on NYSE Arca for as long as the CME’s main pricing mechanism is open. For purposes of calculating the NAV and the NAV per Share of the Fund, the Administrator calculates the value of spot bitcoin held by the Fund based on a methodology that is entirely derived from the settlement prices of Bitcoin Futures Contracts on the CME. This methodology is not used as a benchmark for the Fund and is deemed consistent with U.S. generally accepted accounting principles (“GAAP”).

If the Sponsor and the Fund are unable to raise sufficient funds so that the expenses are reasonable in relation to the Fund’s NAV, the Fund may be forced to terminate, and investors may lose all or part of their investment. The Sponsor estimates that costs could be deemed unreasonable in the case where the NAV of the fund stays below $20 million. Any expenses related to the operation of the Fund would need to be paid by the Sponsor at the time of termination.

Management Fee	The Fund pays the Sponsor a Management Fee, monthly in arrears, in an amount equal to 0.90% per annum of the daily NAV of the Fund. The Management Fee is paid in consideration of the Sponsor’s services related to the management of the Fund’s business and affairs, including the provision of commodity futures trading advisory services.

Fund Expenses	In addition to the Fund’s Management Fee, the Fund pays all of its respective brokerage commissions, including applicable exchange fees, NFA fees and give-up fees, and other transaction related fees and expenses charged in connection with trading activities for the Fund’s investments in CFTC regulated investments. The Fund also pays all fees and commissions related to the EFP transactions for the sale and purchase of spot bitcoin, including any bitcoin transaction fees for on-chain transfers of bitcoin The Fund bears other transaction costs related to the FCM capital requirements on a monthly basis. The Sponsor pays all of the routine operational, administrative and other ordinary expenses of the Fund, generally as determined by the Sponsor, including but not limited to, fees and expenses of the Administrator, Sub-Administrator, Custodian, Marketing Agent, Transfer Agent, licensors, accounting and audit fees and expenses, tax preparation expenses, legal fees, ongoing SEC registration fees, individual Schedule K-1 preparation and mailing fees, and report preparation and mailing expenses. The Fund pays all of its non-recurring and unusual fees and expenses, if any, as determined by the Sponsor. Non-recurring and unusual fees and expenses are unexpected or unusual in nature, such as legal claims and liabilities and litigation costs or indemnification or other unanticipated expenses. Extraordinary fees and expenses also include material expenses which are not currently anticipated obligations of the Fund. Routine operational, administrative and other ordinary expenses are not deemed extraordinary expenses.

Non-recurring, unusual or extraordinary expenses of the Trust will be allocated as determined by the Sponsor using a pro rata allocation methodology that allocates such Trust expenses to the Fund and each other series of the Trust in existence at the occurrence of any such expense according to the relative net asset values of the Fund and each other series of the Trust. Unusual or extraordinary expenses paid by Sponsor are not subject to any caps or limits. The Trust may be required to indemnify the Sponsor, and the Trust and/or the Sponsor may be required to indemnify the Trustee, Marketing Agent or Administrator, under certain unusual or extraordinary circumstances. The Trust is obligated to indemnify the Bitcoin Custodian pursuant to the Bitgo Custodial Service Agreement, the Cash Custodian pursuant to its agreement with the Cash Custodian, and Global Fund Services pursuant to the Sub-Administration Agreement, the Transfer Agent Servicing Agreement and the Fund Accounting Agreement. Any such indemnification paid by the Trust and/or Sponsor generally would cover losses incurred by an indemnified party for (1) expenses incurred by a party when rendering services to the Trust or the Sponsor, (2) expenses arising from a breach of obligations or non-compliance with laws, or (3) expenses arising out of the formation, operation or termination of the Trust. Unless such expenses are specifically attributable the Fund or arise out of the Fund’s operations, any such expenses will be allocated by the Sponsor using a pro rata methodology that allocates certain Trust expenses to the Fund and each other series of the Trust in existence at the occurrence of any such expense according to the relative net asset values of the Fund and each other series of the Trust. For further discussion of the situations in which the Trust, the Fund, or the Sponsor may be responsible for indemnification expenses see - “The Fund’s Service Providers - Contractual Arrangements with the Sponsor and Third-Party Service Providers.”

Termination Events	The Trust and the Fund shall continue in existence from the date of their formation in perpetuity, unless the Trust or the Fund, as the case may be, is sooner terminated upon the occurrence of certain events specified in the Trust Agreement, including the following: (1) the filing of a certificate of dissolution or cancellation of the Sponsor or revocation of the Sponsor’s charter or the withdrawal of the Sponsor, unless Shareholders holding a majority of the outstanding Shares of the Trust, voting together as a single class, elect within ninety (90) days after such event to continue the business of the Trust and appoint a successor Sponsor; (2) the occurrence of any event which would make the existence of the Trust or the Fund unlawful; (3) the suspension, revocation, or termination of the Sponsor’s registration as a CPO with the CFTC or membership with the NFA; (4) the insolvency or bankruptcy of the Trust or the Fund; (5) a vote by the Shareholders holding at least seventy-five percent (75%) of the outstanding Shares of the Trust, voting together as a single class, to dissolve the Trust subject to certain conditions; (6) the determination by the Sponsor to dissolve the Trust or the Fund, subject to certain conditions; (7) the Trust is required to be registered as an investment company under the Investment Company Act of 1940; and (8) DTC is unable or unwilling to continue to perform its functions and a comparable replacement is unavailable. Upon termination of the Fund, the affairs of the Fund shall be wound up and all of its debts and liabilities discharged or otherwise provided for in the order of priority as provided by law. The fair market value of the remaining assets of the Fund shall then be determined by the Sponsor. Thereupon, the assets of the Fund shall be distributed pro rata to the Shareholders in accordance with their Shares.

Authorized Purchasers	A list of the Fund’s Authorized Purchasers as of the date of this prospectus can be found under “Plan of Distribution – Marketing Agent and Authorized Purchasers,” on page 93. Authorized Purchasers must be (1) registered broker-dealers or other securities market purchasers, such as banks and other financial institutions, which are not required to register as broker-dealers to engage in securities transactions, and (2) DTC purchasers. To become an Authorized Purchaser, a person must enter into an Authorized Purchaser Agreement with the Sponsor.

Conflicts of Interest	There are present and potential future conflicts of interest related to the Trust’s structure and operation that you should consider before you purchase Shares. These include, among others, conflicts related to the Sponsor serving as the sponsor to the other funds and to commodity pools other than the Fund in the future. A description of such conflicts of interest can be found under “The Sponsor Has Conflicts of Interest” on page 107.

Bitcoin Custodian	Holdings of the Fund can also consist of bitcoin. Such investments are held by BitGo Trust Company, Inc. (the “Bitcoin Custodian”) on behalf of the Fund. The Bitcoin Custodian will keep custody of all of the Fund’s bitcoin in a multi-layer, multi-party cold storage or similarly secure technology. The Bitcoin Custodian is responsible for safekeeping passwords, keys or phrases that allow transfers of digital assets (“Security Factors”) safe, secure and confidential. 100% of the private keys will be held in cold storage. The Bitcoin Custodian will establish the Bitcoin Accounts on the Bitcoin Network solely for the Fund. The Bitcoin Custodian will follow valid instructions given by the Sponsor to use the Fund’s Security Factors to effect transfers to and from the Bitcoin Accounts. The Fund’s bitcoin will be held in segregated wallets and will not be commingled with the assets of other customers. The Bitcoin Custodian has an insurance policy that covers, at least partially, risks such as the loss of client assets held in cold storage, including from employee collusion or fraud, physical loss including theft, damage of key material, security breach or hack, and fraudulent transfer.

WHAT ARE THE RISK FACTORS INVOLVED WITH AN INVESTMENT IN THE FUND?

You should consider carefully the risks described below before making an investment decision. You should also refer to the other information included in this prospectus, and the Fund’s and the Trust’s financial statements and the related notes incorporated by reference herein. See “Incorporation by Reference of Certain Information.”

Risks Related to Bitcoin and the Bitcoin Network

Bitcoin is a relatively new technological innovation with a limited operating history.

Bitcoin has a relatively limited history of existence and operations compared to traditional commodities. There is a limited established performance record for the price of bitcoin and, in turn, a limited basis for evaluating an investment in bitcoin. Although past performance is not necessarily indicative of future results, if bitcoin had a more established history, such history might (or might not) provide investors with more information on which to evaluate an investment in the Fund.

The price of bitcoin on the bitcoin market has exhibited periods of extreme volatility, which could have a negative impact on the performance of the Fund.

The price of bitcoin as determined by the bitcoin market has experienced periods of extreme volatility and may be influenced by, among other things, trading activity and the closing of bitcoin trading platforms due to fraud, failure, security breaches or otherwise. Speculators and investors who seek to profit from trading and holding bitcoin generate a significant portion of bitcoin demand. Such speculation regarding the potential future appreciation in the value of bitcoin may inflate the price of bitcoin. Conversely, a decrease in demand or speculation for, or government regulation and the perception of onerous regulatory actions, may cause a drop in the price of bitcoin. Developments related to the Bitcoin Network’s operations, individual bitcoin exchanges and the overall bitcoin market also contribute to the volatility in the price of bitcoin. These factors may continue to increase the volatility of the price of bitcoin, which may have a negative impact on the performance of the Fund.

Recent developments in the digital asset economy have led to extreme volatility and disruption in digital asset markets, a loss of confidence in participants of the digital asset ecosystem, significant negative publicity surrounding digital assets broadly and market-wide declines in liquidity.

Beginning in the fourth quarter of 2021 and continuing throughout 2022 and through 2023, digital asset prices began falling precipitously. This has led to volatility and disruption in the digital asset markets and financial difficulties for several prominent industry participants, including digital asset trading platforms, hedge funds and lending platforms. For example, in the first half of 2022, digital asset lenders Celsius Network LLC and Voyager Digital Ltd. and digital asset hedge fund Three Arrows Capital each declared bankruptcy, and the stablecoin TerraUSD collapsed. These events caused a loss of confidence in participants in the digital asset ecosystem, negative publicity surrounding digital assets more broadly and market-wide declines in digital asset trading prices and liquidity.

Thereafter, in November 2022, FTX Trading Ltd. (“FTX”), the third largest digital asset trading platform by volume at the time, halted customer withdrawals amid rumors of the company’s liquidity issues and likely insolvency. Shortly thereafter, FTX’s CEO resigned and FTX and numerous affiliates of FTX filed for bankruptcy. The U.S. Department of Justice subsequently brought criminal charges, including charges of fraud, violations of federal securities laws, money laundering, and campaign finance offenses, against FTX’s former CEO and others. FTX is also under investigation by the SEC, the Justice Department, and the Commodity Futures Trading Commission, as well as by various regulatory authorities in the Bahamas, Europe and other jurisdictions. In response to these events, the digital asset markets have experienced extreme price volatility and declines in liquidity, and regulatory and enforcement scrutiny has increased, including from the DOJ, the SEC, the CFTC, the White House and Congress. In addition, several other entities in the digital asset industry filed for bankruptcy following FTX’s bankruptcy filing, such as BlockFi Inc. and Genesis Global Capital, LLC. The SEC also brought charges against Genesis Global Capital, LLC and Gemini Trust Company, LLC on January 12, 2023 for their alleged unregistered offer and sale of securities to retail investors. In October 2023, the New York Attorney General brought charges against Gemini, Genesis Global Capital and numerous affiliates of Genesis Global Capital, and Digital Currency Group alleging violations of law relating to the Gemini Earn program. In May 2024, the Bankruptcy Court of the Southern District of New York approved a settlement of the charges with the Genesis entities.

The collapse of TerraUSD and the bankruptcy filings of FTX, Celsius, Voyager and BlockFi have resulted in calls for heightened scrutiny and regulation of the digital asset industry, with a specific focus on digital asset trading platforms, and custodians. Federal and state legislatures and regulatory agencies are expected to introduce and enact new laws and regulations to regulate digital asset intermediaries, such as digital asset trading platforms and custodians. The U.S. regulatory regime—namely the Federal Reserve Board, U.S. Congress and certain U.S. agencies (e.g., the SEC, the CFTC, FinCEN, the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation and the Federal Bureau of Investigation) as well as the White House have issued reports and releases concerning digital assets, including bitcoin and digital asset markets. However, the extent and content of any forthcoming laws and regulations are not yet ascertainable with certainty, and it may not be ascertainable in the near future. It is possible that new laws and increased regulation and regulatory scrutiny may require the Fund to comply with certain regulatory regimes, which could result in new costs for the Fund. The Fund may have to devote increased time and attention to regulatory matters, which could increase costs to the Fund. New laws, regulations and regulatory actions could significantly restrict or eliminate the market for, or uses of, digital assets including bitcoin, which could have a negative effect on the value of bitcoin, which in turn would have a negative effect on the value of the Shares.

These events are continuing to develop at a rapid pace and it is not possible to predict at this time all of the risks that they may pose to the Sponsor, the Fund, their affiliates and/or the Fund’s third-party service providers, or to the digital asset industry as a whole.

Continued disruption and instability in the digital asset markets as these events develop, including further declines in the trading prices and liquidity of bitcoin, could have a material adverse effect on the value of the Shares and the Shares could lose all or substantially all of their value.

Momentum pricing.

The market value of bitcoin is not based on any kind of claim, nor backed by any physical asset. Instead, the market value depends on the expectation of being usable in future transactions and continued interest from investors. This strong correlation between an expectation and market value is the basis for the current (and probable future) volatility of the market value of bitcoin and may increase the likelihood of momentum pricing.

Momentum pricing typically is associated with growth stocks and other assets whose valuation, as determined by the investing public, is impacted by appreciation in value. Momentum pricing may result in speculation regarding future appreciation in the value of digital assets, which inflates prices and leads to increased volatility. As a result, bitcoin may be more likely to fluctuate in value due to changing investor confidence in future appreciation or depreciation in prices, which could adversely affect the price of bitcoin, and, in turn, an investment in the Fund.

The value of a bitcoin may also be subject to momentum pricing due to speculation regarding future appreciation in value, leading to greater volatility that could adversely affect the value of the Shares. Momentum pricing of bitcoin has previously resulted, and may continue to result, in speculation regarding future appreciation or depreciation in the value of bitcoin, further contributing to volatility and potentially inflating prices at any given time. These dynamics may impact the value of an investment in the Fund.

Some market observers have asserted that in time, the value of bitcoin will fall to a fraction of its current value, or even to zero. Bitcoin has not been in existence long enough for market participants to assess these predictions with any precision, but if these observers are even partially correct, an investment in the Shares may turn out to be substantially worthless.

Further development and acceptance of bitcoin and the Bitcoin Network is uncertain.

The further development and acceptance of the Bitcoin Network, which is part of a new and rapidly changing industry, is subject to a variety of factors that are difficult to evaluate. The slowing, stopping or reversing of the development or acceptance of the Bitcoin Network may adversely affect the price of bitcoin and therefore cause the Fund to suffer losses. Regulatory changes or actions may alter the nature of an investment in bitcoin or restrict the use of bitcoin or the operations of the Bitcoin Network or venues on which bitcoin trades in a manner that adversely affects the price of bitcoin, the Fund’s Bitcoin Contracts and, therefore, the Fund’s Shares. Bitcoin generally operates without central authority (such as a bank) and is not backed by any government. Bitcoin is not legal tender and federal, state and/or foreign governments may restrict the use and exchange of bitcoin, and regulation in the United States is still developing. For example, it may become difficult or illegal to acquire, hold, sell or use bitcoin in one or more countries, which could adversely impact the price of bitcoin, and therefore the value of the Fund’s Bitcoin Futures Contracts and the Fund’s Shares.

“Forks” in the Bitcoin Network could have adverse effects. In addition, Shareholders will not receive the benefits of any Incidental Rights and any IR Virtual Currency.

Bitcoin is the only crypto asset the Fund will hold. From time to time, developers of the Bitcoin Network suggest changes to the bitcoin software. If a sufficient number of users and miners elect not to adopt the changes, a new digital asset, operating on the earlier version of the bitcoin software, may be created. This is often referred to as a “fork.”

In August 2017, bitcoin “forked” into bitcoin and a new digital asset, bitcoin cash, as a result of a several-year dispute over how to increase the rate of transactions that the Bitcoin Network can process. Since then, bitcoin has been forked numerous times to launch new digital assets, such as bitcoin gold, bitcoin silver and bitcoin diamond. Additional hard forks of the bitcoin blockchain could adversely affect the market for bitcoin and Bitcoin Futures in which the Fund invests and, therefore, an investment in the Fund. A substantial giveaway of bitcoin (sometimes referred to as an “air drop”) may also result in significant and unexpected declines in the value of bitcoin, Bitcoin Futures Contracts, and the Fund.

The Fund will adhere to the policies outlined by the CME and the Bitcoin Custodian, which may be updated without prior notice to the Sponsor or the Fund. With regards to CME, Bitcoin Futures Contracts shall continue to settle to the underlying CME reference rate corresponding to the original token pair. CME may, in its sole discretion, take alternative action with respect to hard forks in consultation with market participants.

The Bitcoin Custodian may not support forks and airdrops, and the Fund and the Sponsor may not be able to use its custodial account to attempt to receive, request, send, store, or engage in any other type of transaction involving a new version of any “forked” asset held by the Fund. In the event of a fork, Bitcoin Custodian may temporarily suspend the operations with respect to the affected asset (with or without advance notice to the Sponsor and/or the Fund) and decide whether or not to support (or cease supporting) either branch of the forked protocol entirely. Additionally, in case of support, it may take significant time for the Bitcoin Custodian to implement or provide access to any asset created as a result of a fork, and the Fund will only be able to account for the forked asset after it is given access by the Bitcoin Custodian. The Bitcoin Custodian assumes absolutely no liability whatsoever in respect of an unsupported branch of a forked protocol or its determination whether or not to support a forked protocol. The Bitcoin Custodian is under no obligation to support any airdrops or forks, or handle them in any manner, which could adversely impact the value of an investment in the Fund.

In addition, Sponsor has not provided any instructions to the Bitcoin Custodian regarding forks and airdrops, and any decisions or actions related to airdrops or forks involving the Fund’s assets will align with the guidelines set forth by the CME and/or the Bitcoin Custodian. Any decision under the CME or Bitcoin Custodian policies regarding hard forks and airdrops may adversely affect the Fund, which in turn would have a negative effect on the value of the Shares.

With respect to any fork, airdrop or similar event, the Sponsor shall, in its sole discretion, decide what action the Fund shall take. In the event of a fork, the Sponsor will determine which network it believes is generally accepted as the Bitcoin Network and should therefore be considered the appropriate network, and the associated asset as bitcoin, for the Fund’s purposes.

In the occurrence of such events, a fork, airdrop or similar event, the Sponsor will cause the Fund to irrevocably abandon the Incidental Rights and any IR Virtual Currency associated with such event and the only crypto asset to be held by the Fund will be bitcoin. As such, Shareholders will not receive the benefits of any Incidental Rights and any IR Virtual Currency.

In the event the Fund seeks to change the Fund’s policy with respect to Incidental Rights or IR Virtual Currency, an application would need to be filed with the SEC by NYSE seeking approval to amend its listing rules to permit the Fund to sell Incidental Rights or IR Virtual Currency and distribute the cash proceeds (net of expenses and applicable withholding taxes) to DTC or distribute the Incidental Rights or IR Virtual Currency in-kind to DTC. However, there can be no assurance as to whether or when the Sponsor would make such a decision, or when NYSE will seek or obtain this approval, if at all.

Even if such regulatory approval is sought and obtained, Shareholders may not receive the benefits of a fork, the Fund may not choose, or be able, to participate in an airdrop, and the timing of receiving any benefits from a fork, airdrop or similar event is uncertain. Any inability to recognize the economic benefit of a hard fork or airdrop could adversely affect the value of the Shares. Investors who prefer to have a greater degree of control over events such as forks, airdrops, and similar events, and any assets made available in connection with each, should consider investing in bitcoin directly rather than purchasing Shares.

Increased transaction fees may adversely affect the usage of the Bitcoin Network.

Bitcoin miners collect fees for each transaction they confirm. Miners validate unconfirmed transactions by adding the previously unconfirmed transactions to new blocks in the blockchain. Miners are not forced to confirm any specific transaction, but they are economically incentivized to confirm valid transactions as a means of collecting fees. Miners have historically accepted relatively low transaction confirmation fees, because miners have a very low marginal cost of validating unconfirmed transactions. If miners collude in an anticompetitive manner to reject low transaction fees, then bitcoin users could be forced to pay higher fees, thus reducing the attractiveness of the Bitcoin Network. Bitcoin mining occurs globally and it may be difficult for authorities to apply antitrust regulations across multiple jurisdictions. Any collusion among miners may adversely impact an investment in the Fund or the ability of the Fund to operate.

Subsidies for mining bitcoin are designed to decline over time, which may lessen the incentive for miners to process and confirm transactions on the Bitcoin Network.

Transactions in bitcoin are processed by miners who are primarily compensated by receiving newly issued bitcoins (“Mining Subsidy”) as a compensation for successfully solving a cryptographic problem. Mining Subsidies follow an issuance schedule that declines over time. Miners might also be compensated through voluntary fees paid by Bitcoin network participants, which alongside Mining Subsidies constitute total mining rewards.

Mining Subsidies are subject to so-called halvings, events in which the issuance of new bitcoins per mined block is cut in half. These events take place in multiples of 210,000 blocks starting from Bitcoin’s block number (or block height) 0, referred to as the genesis block, which was mined on January 3rd, 2009. With the time interval between two consecutive blocks being targeted at 10 minutes on average, halving events should happen approximately every four years.

The bitcoin Mining Subsidy was equal to 50 bitcoins per mined block between heights 0 and 209,999. The first halving took place on November 28, 2012 as of height 210,000, dropping the Mining Subsidy to 25 bitcoins per block between heights 210,000 and 419,999. The second halving occurred on July 9, 2016, setting the Mining Subsidy per block to 12.5 bitcoins between heights 420,000 and 629,999. The third halving took place on May 11, 2020, setting the Mining Subsidy per block to 6.25 bitcoins between heights 630,000 and 839,999. The fourth and latest halving took place on April 20, 2024, setting the Mining Subsidy per block to 3.125 bitcoins between heights 840,000 and 1,049,999. This is the current halving epoch we are in, meaning the current Mining Subsidy per block is equal to 3.125 bitcoins. It is estimated that the Mining Subsidy will halve again during 2028.

Halvings will continue until the maximum possible 21 million bitcoins have been mined and released into circulation. Currently, there are approximately 19.6 million bitcoins that have been mined and are in circulation.

Once new bitcoin tokens are no longer awarded for adding a new block, miners will only have transaction fees to incentivize them, and as a result, it is expected that miners will need to be better compensated with higher transaction fees to ensure that there is adequate incentive for them to continue mining.

If transaction confirmation fees become too high, the marketplace may be reluctant to use bitcoin. This may result in decreased usage and limit expansion of the Bitcoin Network in the retail, commercial and payments space, adversely impacting investment in the Trust. Conversely, if the Mining Subsidy or the value of the transaction fees is insufficient to motivate miners, they may cease expending processing power to solve blocks and confirm transactions.

Ultimately, if the awards of new bitcoin for solving blocks declines and transaction fees for recording transactions are not sufficiently high to incentivize miners, or if the costs of validating transactions grow disproportionately, miners may operate at a loss, transition to other networks, or cease operations altogether. Each of these outcomes could, in turn, slow transaction validation and usage, which could have a negative impact on the Bitcoin Network and could adversely affect the value of the bitcoin held by the Fund.

An acute cessation of mining operations would reduce the collective processing power on the Bitcoin Network, which would adversely affect the transaction verification process by temporarily decreasing the speed at which blocks are added to the blockchain and make the blockchain more vulnerable to a malicious actor obtaining control in excess of 50% of the processing power on the blockchain. Reductions in processing power could result in material, though temporary, delays in transaction confirmation time. Any reduction in confidence in the transaction verification process or mining processing power may adversely impact the value of Shares of the Trust or the ability of the Sponsor to operate.

The Bitcoin Network may face scalability challenges as it expands to a greater number of users.

As with other digital asset networks, the Bitcoin Network faces significant scaling challenges because public blockchains generally face a tradeoff between security and scalability. A decentralized network is less susceptible to manipulation or capture if more participants, or “nodes,” are involved in the processing and maintenance of such network. However, a greater number of nodes decreases the network’s efficiency in processing transactions and may result in increased settlement times. Increased settlement times could discourage certain uses for bitcoin (for example, micropayments), and could reduce demand for and price of bitcoin, which could adversely impact the value of an investment in the Fund.

Bitcoin Markets are susceptible to extreme price fluctuations, theft, loss and destruction.

The market price of bitcoin has been subject to extreme fluctuations. If bitcoin markets continue to be subject to sharp fluctuations, the Fund’s Shareholders may experience losses. Similar to fiat currencies (i.e., a currency that is backed by a central bank or a national, supra-national or quasi-national organization), bitcoin is susceptible to theft, loss and destruction. Accordingly, the Fund’s Bitcoin Futures are also susceptible to these risks. Cybersecurity risks of the Bitcoin Protocol and of entities that custody or facilitate the transfers or trading of bitcoin could result in a loss of public confidence in bitcoin, a decline in the value of bitcoin and, as a result, adversely impact the Fund’s Bitcoin Futures Contracts and the Fund’s Shares.

Bitcoin ownership is concentrated in a small number of holders referred to as ‘Whales.’

A significant portion of bitcoin is held by a small number of holders who have the ability to affect the price of bitcoin and who are sometimes referred to as “whales.” Because bitcoin is lightly regulated, bitcoin whales have the ability, alone or in coordination, to manipulate the price of bitcoin by restricting or expanding the supply of bitcoin. Activities of bitcoin whales that reduce user confidence in bitcoin, the Bitcoin Network or the fairness of bitcoin trading venues, or that affect the price of bitcoin, could have a negative impact on the value of an investment in the Fund.

Bitcoin exchanges are unregulated or may not be complying with existing regulation and may be more exposed to fraud and failure.

Bitcoin exchanges and other trading venues on which bitcoin trades are relatively new and, in most cases, largely unregulated or may not be complying with existing regulation. Furthermore, while many prominent digital asset exchanges provide the public with significant information regarding their ownership structure, management teams, corporate practices and regulatory compliance, many digital asset exchanges do not provide this information. Digital asset exchanges do not appear to be subject to, or may not comply with, regulation in a similar manner as other regulated trading platforms, such as national securities exchanges or designated contract markets. As a result, the marketplace may lose confidence in digital asset exchanges, including prominent exchanges that handle a significant volume of bitcoin trading.

Many digital asset exchanges are unlicensed, unregulated, may not be complying with existing regulation, operate without extensive supervision by governmental authorities, and do not provide the public with significant information regarding their ownership structure, management team, corporate practices, cybersecurity, and regulatory compliance. In particular, those located outside the United States may be subject to significantly less stringent regulatory and compliance requirements in their local jurisdictions. As a result, trading activity on or reported by these digital asset exchanges is generally significantly less regulated than trading in regulated U.S. securities and commodities markets, and may reflect behavior that would be prohibited in regulated U.S. trading venues. For example, in 2019 there were reports claiming that 80.95% of bitcoin trading volume on digital asset exchanges was false or noneconomic in nature, with specific focus on unregulated exchanges located outside of the United States. Such reports may indicate that the digital asset exchange market is significantly smaller than expected and that the U.S. makes up a significantly larger percentage of the digital asset exchange market than is commonly understood. Nonetheless, any actual or perceived false trading in the digital asset exchange market, and any other fraudulent or manipulative acts and practices, could adversely affect the value of bitcoin and/or negatively affect the market perception of bitcoin.

In addition, over the past several years, some digital asset exchanges have been closed due to fraud and manipulative activity, business failure or security breaches. In many of these instances, the customers of such digital asset exchanges were not compensated or made whole for the partial or complete losses of their account balances in such digital asset exchanges. While, generally speaking, smaller digital asset exchanges are less likely to have the infrastructure and capitalization that make larger digital asset exchanges more stable, larger digital asset exchanges are more likely to be appealing targets for hackers and malware and may be more likely to be targets of regulatory enforcement action. For example, the collapse of Mt. Gox, which filed for bankruptcy protection in Japan in late February 2014, demonstrated that even the largest digital asset exchanges could be subject to abrupt failure with consequences for both users of digital asset exchanges and the digital asset industry as a whole. In particular, in the two weeks that followed the February 7, 2014 halt of bitcoin withdrawals from Mt. Gox, the value of one bitcoin fell on other exchanges from around $795 on February 6, 2014 to $578 on February 20, 2014. Additionally, in January 2015, Bitstamp announced that approximately 19,000 bitcoin had been stolen from its operational or “hot” wallets. Further, in August 2016, it was reported that almost 120,000 bitcoins worth around $78 million were stolen from Bitfinex, a large digital asset exchange. The value of bitcoin and other digital assets immediately decreased over 10% following reports of the theft at Bitfinex and the Shares suffered a corresponding decrease in value. In July 2017, FinCEN assessed a $110 million fine against BTC-E, a now defunct digital asset exchange, for facilitating crimes such as drug sales and ransomware attacks. In addition, in December 2017, Yapian, the operator of Seoul-based cryptocurrency exchange Youbit, suspended digital asset trading and filed for bankruptcy following a hack that resulted in a loss of 17% of Yapian’s assets. Following the hack, Youbit users were allowed to withdraw approximately 75% of the digital assets in their exchange accounts, with any potential further distributions to be made following Yapian’s pending bankruptcy proceedings. In addition, in January 2018, the Japanese digital asset exchange, Coincheck, was hacked, resulting in losses of approximately $535 million, and in February 2018, the Italian digital asset exchange, Bitgrail, was hacked, resulting in approximately $170 million in losses.

In May 2019, one of the world’s largest digital asset exchanges, Binance, was hacked, resulting in losses of approximately $40 million. In November 2022, FTX, one of the largest digital asset exchanges by volume at the time, halted customer withdrawals amid rumors of the company’s liquidity issues and likely insolvency, which were subsequently corroborated by its CEO. Shortly thereafter, FTX’s CEO resigned and FTX and many of its affiliates filed for bankruptcy in the United States, while other affiliates have entered insolvency, liquidation, or similar proceedings around the globe, following which the U.S. Department of Justice brought criminal fraud and other charges, and the SEC and CFTC brought civil securities and commodities fraud charges, against certain of FTX’s and its affiliates’ senior executives, including its former CEO. Around the same time, there were reports that approximately $300-600 million of digital assets were removed from FTX and the full facts remain unknown, including whether such removal was the result of a hack, theft, insider activity, or other improper behavior.

The recent bankruptcy of the crypto exchange FTX has underscored the potential for fraud and manipulation in crypto exchanges generally. The financial distress experienced by crypto asset market participants as a result of the FTX bankruptcy has already led to the spread of a general contagion among some market participants, and may lead to additional regulation of the crypto markets.

The fact that many bitcoin exchanges are not registered and fail to comply with regulations or operate in jurisdictions with less stringent regulations than in the US may expose the investors to behaviors that can jeopardize their investments. These behaviors include, but are not limited to, wash trading, fraud, front-running, and other security issues that could adversely impact the value of an investment in the Fund.

Negative perception, a lack of stability in the digital asset markets and the closure or temporary shutdown of digital asset exchanges due to fraud, failure or security breaches may reduce confidence in the Bitcoin network and result in greater volatility or decreases in the prices of bitcoin. Furthermore, the closure or temporary shutdown of a digital asset exchange used in calculating the Benchmark may result in a loss of confidence in the Fund’s ability to determine its NAV on a daily basis. The potential consequences of a digital asset exchange’s failure could adversely affect the value of the Shares.

Digital asset trading platforms may be exposed to wash trading.

Digital asset trading platforms on which bitcoin trades may be susceptible to wash trading. Wash trading occurs when offsetting trades are entered into for other than bona fide reasons, such as the desire to inflate reported trading volumes. Wash trading may be motivated by non-economic reasons, such as a desire for increased visibility on popular websites that monitor markets for digital assets so as to improve their attractiveness to investors who look for maximum liquidity, or it may be motivated by the ability to attract listing fees from token issuers who seek the most liquid and high-volume exchanges on which to list their coins. Results of wash trading may include unexpected obstacles to trade and erroneous investment decisions based on false information.

Even in the United States, there have been allegations of wash trading even on regulated trading venues. Any actual or perceived false trading in the digital asset trading venue market, and any other fraudulent or manipulative acts and practices, could adversely affect the value of bitcoin and/or negatively affect the market perception of bitcoin.

To the extent that wash trading either occurs or appears to occur on trading platforms on which bitcoin trades, investors may develop negative perceptions about bitcoin and the digital assets industry more broadly, which could adversely impact the price bitcoin and, therefore, the price of Shares. Wash trading also may place more legitimate digital asset exchanges at a relative competitive disadvantage.

Digital asset trading platforms may be exposed to front-running.

Digital asset trading platforms on which bitcoin trades may be susceptible to “front-running,” which refers to the process when someone uses technology or market advantage to get prior knowledge of upcoming transactions. Front-running is a frequent activity on centralized as well as decentralized digital asset trading platforms. By using bots functioning on a millisecond-scale timeframe, bad actors are able to take advantage of the forthcoming price movement and make economic gains at the cost of those who had introduced these transactions. The objective of a front runner is to buy a chunk of tokens at a low price and later sell them at a higher price while simultaneously exiting the position. Front-running happens via manipulations of gas prices or timestamps, also known as slow matching. To the extent that front-running occurs, it may result in investor frustrations and concerns as to the price integrity of digital asset exchanges and digital assets more generally.

Networked systems are vulnerable to attacks.

All networked systems are vulnerable to various kinds of attacks. As with any computer network, the Bitcoin Network contains certain flaws. For example, the Bitcoin Network is currently vulnerable to a “51% attack” where, if a mining pool were to gain control of more than 50% of the “hash” rate, or the amount of computing and process power being contributed to the network through mining, a malicious actor would be able to gain full control of the network and the ability to manipulate the blockchain. To the extent that such malicious actor or botnet did not yield its control of the processing power on the network or the network community did not reject the fraudulent blocks as malicious, reversing any changes made to the blockchain may not be possible. The attack of a malicious actor may have an adverse effect on the Bitcoin Network and, therefore, on the value of an investment in the Fund.

Cybersecurity risk.

As a digital asset, bitcoin is subject to cybersecurity risks, including the risk that malicious actors will exploit flaws in its code or structure that will allow them to, among other things, steal bitcoin held by others, control the blockchain, steal personally identifying information, or issue significant amounts of bitcoin in contravention of the Bitcoin Protocols. The occurrence of any of these events is likely to have a significant adverse impact on the price and liquidity of bitcoin and Bitcoin Futures Contracts and therefore the value of an investment in the Fund. Additionally, the Bitcoin Network’s functionality relies on the Internet. A significant disruption of Internet connectivity affecting large numbers of users or geographic areas could impede the functionality of the Bitcoin Network. Any technical disruptions or regulatory limitations that affect Internet access may have an adverse effect on the Bitcoin Network, the price of bitcoin and Bitcoin Futures Contracts, and the value of an investment in the Fund.

Risks of flawed or ineffective source code.

If the source code or cryptography underlying a bitcoin held by the Fund proves to be flawed or ineffective, malicious actors may be able to steal the Fund’s bitcoins. In the past, flaws in the source code for digital assets have been exposed and exploited, including those that exposed users’ personal information and/or resulted in the theft of users’ digital assets. Several errors and defects have been publicly found and corrected, including those that disabled some functionality for users and exposed users’ personal information. Discovery of flaws in, or exploitations of, the source code that allow malicious actors to take or create money in contravention of known network rules have occurred. In addition, the cryptography underlying a digital asset could prove to be flawed or ineffective, or developments in mathematics and/or technology, including advances in digital computing, algebraic geometry and quantum computing, could result in such cryptography becoming ineffective. In any of these circumstances, if the bitcoin held by the Fund is affected, a malicious actor may be able to steal the Fund’s bitcoin assets, which would adversely affect an investment in the Shares. Even if the Fund did not hold the affected bitcoin, any reduction in confidence in the source code or cryptography underlying bitcoin generally could negatively affect the demand for bitcoin and therefore adversely affect an investment in the Shares.

Limited adoption and ability to use bitcoin to purchase goods.

Currently, there is relatively limited use of bitcoin in the retail and commercial marketplace in comparison to relatively extensive use as a store of value, thus contributing to price volatility that could adversely affect the Fund’s bitcoin, Bitcoin Futures Contracts and the Fund’s Shares. Bitcoin is not currently a form of legal tender in the United States and has only recently become selectively accepted as a means of payment for goods and services by some retail and commercial outlets, and the use of bitcoin by consumers to pay such retail and commercial outlets remains limited. Banks and other established financial institutions may refuse to process funds for bitcoin transactions; process wire transfers to or from bitcoin trading venues, bitcoin-related companies or service providers; or maintain accounts for persons or entities transacting in bitcoin or providing bitcoin-related services. In addition, some taxing jurisdictions, including the U.S., treat the use of bitcoin as a medium of exchange for goods and services to be a taxable sale of bitcoin, which could discourage the use of bitcoin as a medium of exchange, especially for a holder of bitcoin that has appreciated in value.

Sales of new bitcoin may cause the price of bitcoin to decline, which could negatively affect an investment in the Fund.

Newly created bitcoin (“newly mined bitcoin”) are generated through a process referred to as “mining”. If entities engaged in bitcoin mining choose not to hold the newly mined bitcoin, and, instead, make them available for sale, there can be downward pressure on the price of bitcoin. A bitcoin mining operation may be more likely to sell a higher percentage of its newly created bitcoin, and more rapidly so, if it is operating at a low profit margin, thus reducing the price of bitcoin. Lower bitcoin prices may result in further tightening of profit margins for miners and decreasing profitability, thereby potentially causing even further selling pressure. Diminishing profit margins and increasing sales of newly mined bitcoin could result in a reduction in the price of bitcoin, which could adversely impact an investment in the Shares.

New competing digital assets may pose a challenge to bitcoin’s current market dominance, resulting in a reduction in demand for bitcoin, which could have a negative impact on the price of bitcoin.

The Bitcoin Network and bitcoin, as an asset, hold a “first-to-market” advantage over other digital assets. This first-to-market advantage has resulted in the Bitcoin Network evolving into the most well-developed network of any digital asset. The Bitcoin Network enjoys the largest user base and has more mining power in use to secure its blockchain than any other digital asset. Having a large mining network provides users confidence regarding the security and long-term stability of the Bitcoin Network. This in turn creates a domino effect that inures to the benefit of the Bitcoin Network – namely, the advantage of more users and miners makes a digital asset more secure, which potentially makes it more attractive to new users and miners, resulting in a network effect that potentially strengthens the first-to-market advantage. However, despite the marked first-mover advantage of the Bitcoin Network over other digital assets, it is possible that real or perceived shortcomings in the Bitcoin Network, or technological, regulatory or other developments, could result in a decline in popularity and acceptance of bitcoin and the Bitcoin Network, and other digital currencies and trading systems could become more widely accepted and used than the Bitcoin Network.

Bitcoin was the first digital asset to gain global adoption and critical mass, and as a result, it has a “first to market” advantage over other digital assets. As of December 31, 2024, bitcoin was the largest digital asset by market capitalization and had the largest combined mining power. As of December 31, 2024, ether was believed to be the second largest digital asset by market capitalization of the more than approximately 16,000 digital assets tracked across the over 1,000 exchanges (source: CoinGecko.com). In addition, many consortiums and financial institutions are also researching and investing resources into private or permissioned smart contract platforms rather than open platforms like the Ethereum network. Competition from the emergence or growth of alternative digital assets and smart contract platforms, such as Solana, Avalanche, Polkadot, or Cardano, could have a negative impact on the demand for, and price of, Digital Assets and thereby adversely affect the value of the Shares.

In addition, some digital asset networks, including the Bitcoin Network, may be the target of ill will from users of other digital asset networks. For example, Litecoin is the result of a hard fork of bitcoin. Some users of the Bitcoin network may harbor ill will toward the Litecoin network, and vice versa. These users may attempt to negatively impact the use or adoption of the Bitcoin Network.

Investors may invest in bitcoin through means other than the Shares, including through direct investments in bitcoin and other potential financial vehicles, possibly including securities backed by or linked to bitcoin and digital asset financial vehicles similar to the Fund, or bitcoin futures-based products. In addition, to the extent digital asset financial vehicles other than the Fund tracking the price of bitcoin are formed and represent a significant proportion of the demand for bitcoin, large purchases or redemptions of the securities of these digital asset financial vehicles, or private funds holding bitcoin, could negatively affect the Benchmark, the Fund’s bitcoin holdings, the price of the Shares, the net asset value of the Fund and the NAV.

Risks to bitcoin from other parts of the digital assets market.

The price of bitcoin and the bitcoin market generally may be adversely impacted by developments in other parts of the digital assets market including, but not limited to, industry wide. The acceptance of bitcoin and digital assets generally depends on a number of factors, including adverse developments in the digital assets market that could impact investor confidence. For example, “stablecoins” have been developed to enhance the value of cryptocurrency to be used like fiat currency in transactions in goods and services. Adverse developments such as the recent “depegging” of the TerraUSD stablecoin and the FTX bankruptcy may undermine confidence in the cryptocurrency markets generally and cause decreases in the price of digital assets such as bitcoin.

Competition from central bank digital currencies (“CBDCs”) and emerging payments initiatives involving financial institutions could adversely affect the value of bitcoins and other digital assets.

Central banks in various countries have introduced digital forms of legal tender (CBDCs). Whether or not they incorporate blockchain or similar technology, CBDCs, as legal tender in the issuing jurisdiction, could have an advantage in competing with, or replace, bitcoin and other cryptocurrencies as a medium of exchange or store of value. Central banks and other governmental entities have also announced cooperative initiatives and consortia with private sector entities, with the goal of leveraging blockchain and other technology to reduce friction in cross-border and interbank payments and settlement, and commercial banks and other financial institutions have also recently announced a number of initiatives of their own to incorporate new technologies, including blockchain and similar technologies, into their payments and settlement activities, which could compete with, or reduce the demand for, bitcoin. As a result of any of the foregoing factors, the value of bitcoin could decrease, which could adversely affect an investment in the Fund.

Hacking risk of theft of private keys.

Due to the nature of private keys, bitcoin transactions are irrevocable and incorrectly transferred or stolen bitcoin may be irretrievable, and as a result, any incorrectly executed bitcoin transactions could adversely affect the price and liquidity of bitcoin, which may indirectly affect the price and liquidity of the Bitcoin Futures Contracts and the Fund’s Shares.

Loss of access risks.

The loss or destruction of a private key required to access the Fund’s bitcoins may be irreversible. The loss of access to the private keys associated with the Fund’s bitcoins could adversely affect an investment in the Shares. Bitcoin is controllable only by the possessor of both the unique public key and private key or keys relating to the “digital wallet” in which the currency is held. Private keys must be safeguarded and kept private in order to prevent a third party from accessing the bitcoins while held in such wallet. To the extent a private key is lost, destroyed or otherwise compromised and no backup of the private key is accessible, the Fund will be unable to access the assets held in the related digital wallet. Any loss of private keys relating to digital wallets used to store the Fund’s bitcoins could adversely affect an investment in the Shares.

Environmental risks from Bitcoin mining.

Bitcoin mining currently requires computing hardware that consumes large amounts of electricity. By way of electrical power generation, many bitcoin miners rely on fossil fuels to power their operations. Public perception of the impact of bitcoin mining on climate change may reduce demand for bitcoin and increase the likelihood of regulation that limits bitcoin mining or restricts energy usage by bitcoin miners, which could result in a significant reduction in mining activity and adversely affect the security of the Bitcoin network and could adversely affect the price of bitcoin and the value of the Shares.

The “proof of work” validation mechanism used to verify transactions on the Bitcoin Network necessitates that bitcoin miners maintain high levels of computing power, which can require extremely high energy usage. Although measuring the electricity consumed by this process is difficult because these operations are performed by various machines with varying levels of efficiency, the process consumes a significant amount of energy. Further, in addition to the direct energy costs of performing these calculations, there are indirect costs that impact the Bitcoin Network’s total energy consumption, including the costs of cooling the machines that perform these calculations. A significant decrease in the computational resources dedicated to the Bitcoin Network’s validation protocol could reduce the security of the network which may erode bitcoin’s viability as a store of value or means of exchange.

Several alternative mechanisms to proof-of-work have emerged in recent years, aiming to offer more energy-efficient validation processes for blockchain networks and High costs of electricity may incentivize miners to redirect their capital and efforts to other validation protocols, such as proof-of-stake blockchains, in which rather than using computational power to add new blocks of transactions to the blockchain, users pledge capital denominated in the network’s native currency as a guarantee of action in good faith when producing blocks. Alternatively, miners can abandon their validation activities altogether.

Due to concerns around energy consumption and associated environmental concerns, particularly as such concerns relate to public utilities companies, various countries, states and cities have implemented, or are considering implementing, moratoriums on bitcoin mining in their jurisdictions. Such moratoriums would impede bitcoin mining and/or bitcoin use more broadly. For example, in November 2022, New York imposed a two-year moratorium on new proof-of-work mining permits at fossil fuel plants in the state and, on May 26, 2021, Iran placed a temporary ban on bitcoin mining in an attempt to decrease energy usage and help alleviate blackouts.

Depending on how future regulations are formulated and applied, such policies could have the potential to negatively affect the price of bitcoin, and, in turn, the value of the Shares. Increased regulation and the corresponding compliance cost of these regulations could additionally result in higher barriers to entry for bitcoin miners, which could increase the concentration of the hash rate, potentially having a negative impact on the price of bitcoin.

Risks Associated with Investing in Bitcoin Futures Contracts

Investing in Bitcoin Futures Contracts subjects the Fund to the risks of the bitcoin market.

The Fund is subject to the risks and hazards of the bitcoin market because it invests in Bitcoin Futures Contracts listed on the CME. The risks and hazards that are inherent in the bitcoin market may cause the price of bitcoin and the Fund’s Shares to fluctuate widely and you could incur a partial or total loss of your investment in the Fund. The prices of bitcoin and Bitcoin Futures Contracts have historically been highly volatile. The value of the Fund’s investments in bitcoin and bitcoin futures – and therefore the value of an investment in the Fund – could decline significantly and without warning, including to zero. If you are not prepared to accept significant and unexpected changes in the value of the Fund and the possibility that you could lose your entire investment in the Fund you should not invest in the Fund.

Volatility in the EFP market or bitcoin spot market or bitcoin future market.

The Fund intends to achieve spot market exposure by trading futures contracts in the CME Market. This is possible through what is called Exchange for Physical transactions, or simply “EFP”. The Fund faces several challenges and risks when operating in the volatile EFP, bitcoin spot, and bitcoin future markets. Fluctuations in these markets may trigger risk mitigation procedures, leading to limitations on trading EFPs. This, in turn, hinders the Fund’s ability to execute its target allocation in spot bitcoin, potentially impacting its investment objectives. Furthermore, if the future market experiences contango, where futures prices exceed expected spot prices, the Fund may incur more substantial losses than anticipated when rolling or carrying futures positions. These unexpected outcomes can have adverse implications on the Fund’s overall performance and investment strategy. The EFP transactions, although facilitated by the infrastructure and under the regulatory oversight of the CME, a CFTC-regulated market, are executed off-exchange and may not carry the same regulatory requirements and level of oversight as on-exchange transactions.

The Bitcoin Futures Contracts listed on the CME are a relatively new type of futures contract that may be less developed than other, more established futures markets.

The Bitcoin Futures Contracts listed on the CME are a relatively new type of futures contract that may be less developed than more established futures markets (such as the futures markets for corn or wheat). Accordingly, although BTC Contracts have traded on the CME since December 2017 and MBT Contracts have traded on the CME since May 2021 and the market for exchange listed Bitcoin Futures Contracts has grown since inception, the market for Bitcoin Futures Contracts may be riskier, less liquid, more volatile and more vulnerable to economic, market, industry, regulatory and other changes than more established futures contracts. The liquidity of the market for BTC Contracts and MBT Contracts will depend on, among other things, the supply and demand for Bitcoin Futures Contracts, speculative interest in the market for Bitcoin Futures Contracts and the potential ability to hedge against the price of bitcoin with Bitcoin Futures Contracts.

An investment in the Fund is subject to the risks of an investment in futures contracts.

An investment in the Fund is subject to the risks of an investment in futures contracts, which are complex instruments that are often subject to a high degree of price variability. The price of Bitcoin Futures Contracts is linked to the price of bitcoin and an investment in the Fund may be riskier than other exchange-traded products that do not hold financial instruments related to bitcoin, so it may not be suitable for all investors.

Futures contracts are subject to inherent leverage risk because they are typically secured by margin deposits representing a small percentage of a futures contract’s entire market value.

Commodity pools’ trading positions in futures contracts are typically required to be secured by the deposit of margin funds that represent only a small percentage of a futures contract’s entire market value. This feature creates the potential for commodity pools to “leverage” their assets by purchasing or selling futures contracts with an aggregate notional amount in excess of the commodity pool’s assets. While futures contracts are generally subject to leverage risk, NYSE Arca rule under which the Fund’s Shares will be listed and traded prevents the Fund from utilizing leverage.

Pricing anomalies in bitcoin and in the bitcoin futures market could cause losses.

Market fraud and/or manipulation and other fraudulent trading practices such as the intentional dissemination of false or misleading information (e.g., false rumors) can, among other things, lead to a disruption of the orderly functioning of markets, significant market volatility, and cause the value of bitcoin futures to fluctuate quickly and without warning. Depending on the timing of an investor’s purchases and sales of the Fund’s Shares, these pricing anomalies could cause the investor to incur losses.

Risks of government regulation.

The FINRA issued a notice on March 8, 2022 seeking comment on measures that could prevent or restrict investors from buying a broad range of public securities and products designated as “complex products” – which could include each Exchange Traded Product offered by the Sponsor. The ultimate impact, if any, of these measures remain unclear. However, if regulations are adopted, they could, among other things, prevent or restrict investors’ ability to buy the Fund.

Correlation Risk

Changes in the Fund’s NAV may not correlate well with changes in the price of the Benchmark and the spot price of bitcoin. If this were to occur, you may not be able to effectively use the Fund as a way to hedge against bitcoin related losses or as a way to indirectly invest in bitcoin.

The Sponsor endeavors to invest the Fund’s assets as fully as possible in bitcoin and Bitcoin Futures Contracts so that the changes in the NAV closely correlate with the changes in the Benchmark. However, changes in the Fund’s NAV may not correlate with the changes in the Benchmark for various reasons, including those set forth below.

The Fund incurs certain expenses in connection with its operations and holds most of its assets in income producing, short-term financial instruments for margin and other liquidity purposes and to meet redemptions that may be necessary on an ongoing basis. To the extent these expenses are not covered by the Management Fee, and income from short-term financial instruments may cause imperfect correlation between changes in the Fund’s NAV and changes in the Benchmark. Differences between returns based on the price of bitcoin and an investment in the Fund may also be attributable to additional costs related to futures investing and other fund expenses.

The Benchmark is designed to correlate with the spot price of bitcoin and the Fund will also invest in Bitcoin Futures Contracts. This could cause the changes in the price of the Shares to substantially vary from the changes in the spot price of bitcoin. The Bitcoin Futures Contracts reflect the price of bitcoin for future delivery, not the current spot price of bitcoin, so at best the correlation between changes in such Bitcoin Futures Contracts and the spot price of bitcoin will be only approximate. Weak correlation between the Fund’s NAV and the spot price of bitcoin may result from fluctuations in bitcoin prices discussed above. Imperfect correlation may also result from speculation in Bitcoin Futures Contracts, technical factors in the trading of Bitcoin Futures Contracts, and expected inflation in the economy as a whole. The price of Shares may not accurately track the spot price of bitcoin and you may not be able to effectively use the Fund as a way to hedge the risk of losses in your bitcoin related transactions or as a way to indirectly invest in bitcoin.

As Fund assets increase, there may be more or less correlation. On the one hand, as the Fund grows it should be able to invest in bitcoin and Bitcoin Futures Contracts with a notional amount that is closer on a percentage basis to the Fund’s NAV. For example, if the Fund’s NAV is equal to 4.9 times the value of a single futures contract, it can purchase only four futures contracts, which would cause only 81.6% of the Fund’s assets to be exposed to the bitcoin market. On the other hand, if the Fund’s NAV is equal to 100.9 times the value of a single Bitcoin Futures Contract, it can purchase 100 such contracts, resulting in 99.1% exposure.

There may be significant volatility in the market for bitcoin and Bitcoin Futures Contracts. This volatility, in turn, may make it more difficult for Authorized Purchasers and other market purchasers to be able to identify a reliable price for bitcoin and Bitcoin Futures Contracts. Without reliable prices, Authorized Purchasers and other market purchasers may reduce their role in the market arbitrage process or “step away” from these activities. This, in turn, might inhibit the effectiveness of the arbitrage process in maintaining the relationship between the underlying value of the Fund’s assets and the Fund’s market price. This reduced effectiveness could result in Fund Shares trading at a price which differs materially from NAV and also in greater than normal intraday bid/ask spreads for Fund Shares.

Position limits, accountability levels and dynamic price fluctuation limits set by the CFTC and the exchanges have the potential to cause tracking error, which could cause the price of Shares to substantially vary from the Benchmark and prevent you from being able to effectively use the Fund as a way to hedge against bitcoin related losses or as a way to indirectly invest in bitcoin.

The CFTC and U.S. designated contract markets, such as the CME, have established position limits and accountability levels on the maximum net long or net short BTC Contracts that the Fund may hold, own or control. Spot position limits are set at 4,000 contracts. A position accountability level of 5,000 contracts will be applied to positions in single months outside the spot month and in all months combined. The MBT Contracts have a spot month limit of 200,000 contracts and a position accountability level of 250,000 contracts. Accountability levels are not fixed ceilings but rather thresholds above which the exchange may exercise greater scrutiny and control over an investor, including limiting the Fund to holding no more Bitcoin Futures Contracts than the amount established by the accountability level. The potential for the Fund to reach position or accountability limits will depend on if and how quickly the Fund’s net assets increase.

In addition to position limits and accountability limits, the CME places daily price fluctuation limits on Bitcoin Futures Contracts that represent the maximum daily price range permitted for a contract. Once a price fluctuation limit has been reached, no trades may be made at a price beyond that limit. Under the price fluctuation mechanism that was initially put into place when Bitcoin Futures Contracts were launched on the CME in December 2017, price fluctuation limits were triggered 116 times. In March 2019, the CME adopted a dynamic price fluctuation mechanism. This mechanism assigns an initial opening price fluctuation limit equal to a percentage of the prior trading day’s settlement price (or a different price if deemed more appropriate), which then moves with the market throughout the day. Since dynamic price fluctuation limits were introduced, price limits have been triggered 89 times and there has been one “hard limit move.” A hard limit move is when the price of Bitcoin Futures Contracts exceeds a price limit that defines the minimum/maximum price to which such Bitcoin Futures Contracts can move for the given trade date. If the hard limit is reached, trade matching will not occur at prices above the maximum price or below the minimum price.

Position limits, accountability limits and dynamic price fluctuation limits may limit the Fund’s ability to invest the proceeds of Creation Baskets in Bitcoin Futures Contracts. As result, when the Fund sells Creation Baskets it may be limited in its ability to invest in Bitcoin Futures Contracts. In such case, the Fund may hold larger amounts of cash and cash equivalents, which will impair the Fund’s ability to meet its investment objective of tracking the Benchmark.

Price fluctuation limits may contribute to a lack of liquidity and have a negative impact on Fund performance. During periods of market illiquidity, including periods of market disruption and volatility, it may be difficult or impossible for the Fund to buy or sell futures at desired prices or at all.

An investment in the Fund may provide you with little or no diversification benefits. Thus, in a declining market, the Fund may have no gains to offset your losses from other investments, and you may suffer losses on your investment in the Fund at the same time you incur losses with respect to other asset classes.

It cannot be predicted to what extent the performance of bitcoin will or will not correlate to the performance of other broader asset classes such as stocks and bonds. If the Fund’s performance were to move more directly with the financial markets, you will obtain little or no diversification benefits from an investment in the Shares. In such a case, the Fund may have no gains to offset your losses from other investments, and you may suffer losses on your investment in the Fund at the same time you incur losses with respect to other investments.

Variables such as cost of electricity, regulation, market disruptions, cyber-attacks and political events may have a larger impact on bitcoin and bitcoin interest prices than on traditional securities and broader financial markets. These additional variables may create additional investment risks that subject the Fund’s investments to greater volatility than investments in traditional securities.

Lower correlation should not be confused with negative correlation, where the performance of two asset classes would be opposite of each other. There is no historic evidence that the spot price of bitcoin and prices of other financial assets, such as stocks and bonds, are negatively correlated. In the absence of negative correlation, the Fund cannot be expected to be automatically profitable during unfavorable periods for the stock market, or vice versa.

If changes in the Fund’s NAV do not correlate with changes in the Benchmark, then investing in the Fund may not be an effective way to hedge against bitcoin related losses or indirectly invest in bitcoin.

Futures Commission Merchant Risks

The Fund has two futures commission merchants.

The Fund currently has two futures commission merchants (“FCMs”) through which it buys and sells futures contracts. Volatility in the bitcoin futures market may lead one or both of the Fund’s FCMs to impose risk mitigation procedures that could limit the Fund’s investment in Bitcoin Futures Contracts beyond the accountability and position limits imposed by the CME futures contract exchange as discussed herein. An FCM could impose a financial ceiling on initial margin that could change and become more or less restrictive on the Fund’s activities depending upon a variety of conditions beyond the Sponsor’s control. If the Fund’s FCMs were to impose position limits, or if any other FCM with which the Fund establishes a relationship in the future were to impose position limits, the Fund’s ability to meet its investment objective could be negatively impacted. The Fund continues to monitor and manage its existing relationships with its FCMs and will continue to seek additional relationships with FCMs as needed.

Risks Associated With the Fund’s Investment In Cash and Cash Equivalents

The Fund may experience a loss if it is required to sell cash equivalents at a price lower than the price at which they were acquired.

If the Fund is required to sell its cash equivalents at a price lower than the price at which they were acquired, the Fund will experience a loss. This loss may adversely impact the price of the Shares and may decrease the correlation between the price of the Shares, the Benchmark, and the spot price of bitcoin. The value of cash equivalents held by the Fund generally moves inversely with movements in interest rates. The prices of longer maturity securities are subject to greater market fluctuations as a result of changes in interest rates. While the short-term nature of the Fund’s investments in cash equivalents should minimize the interest rate risk to which the Fund is subject, it is possible that the cash equivalents held by the Fund will decline in value.

Risk Related To Lack of Liquidity

Certain of the Fund’s investments could be illiquid, which could cause large losses to investors at any time or from time to time.

If the Fund’s ability to obtain exposure to bitcoin and Bitcoin Futures Contracts in accordance with its investment objective is disrupted for any reason including, because of limited liquidity in the bitcoin market, bitcoin futures market, a disruption to the bitcoin or bitcoin futures market, or as a result of margin requirements or position limits imposed by the Fund’s futures commission merchants, the CME, or the CFTC, the Fund may not be able to achieve its investment objective and may experience significant losses. Any disruption in the Fund’s ability to obtain exposure to bitcoin or to Bitcoin Futures Contracts will cause the Fund’s performance to deviate from the performance of bitcoin. In addition, the Fund might grow to a size where a lack of liquidity in the futures market meant that the Fund could not sell enough assets to honor redemption requests. For further information regarding the impact of suspending redemptions, see “Suspension or Rejection of Redemption Orders” on page 101.

A market disruption, such as a government taking regulatory or other actions that disrupt the market in bitcoin, can also make it difficult to liquidate a position. Unexpected market illiquidity may cause major losses to investors at any time or from time to time. In addition, the Fund does not intend at this time to establish a credit facility, which would provide an additional source of liquidity, but instead will rely only on the cash and cash equivalents that it holds to meet its liquidity needs. The anticipated value of the positions in bitcoin and Bitcoin Futures Contracts that the Sponsor will acquire or enter into for the Fund increases the risk of illiquidity. Because Bitcoin Futures Contracts may be illiquid, the Fund’s holdings may be more difficult to liquidate at favorable prices in periods of illiquid markets and losses may be incurred during the period in which positions are being liquidated.

Buying and selling activity associated with the purchase and redemption of may adversely affect an investment in the Shares.

The Sponsor’s purchase of bitcoin in connection with basket creation orders may cause the price of bitcoin to increase, which will result in higher prices for the Shares. Increases in the bitcoin prices may also occur as a result of bitcoin purchases by other market participants who attempt to benefit from an increase in the market price of bitcoin when baskets are created. The market price of bitcoin may therefore decline immediately after baskets are created.

Selling activity associated with sales of bitcoin by the Sponsor in connection with redemption orders may decrease the bitcoin prices, which will result in lower prices for the Shares. Decreases in bitcoin prices may also occur as a result of selling activity by other market participants.

In addition to the effect that purchases and sales of bitcoin by the Sponsor and other market participants may have on the price of bitcoin, other exchange-traded products or large private investments vehicles with similar investment vehicles (if developed) could represent a substantial portion of demand for bitcoin at any given time and the sales and purchases by such investments may impact the price of bitcoin. If the price of bitcoin declines, the trading price of the Shares will generally also decline.

The inability of Authorized Purchasers and market makers to hedge their bitcoin exposure may adversely affect the liquidity of Shares and the value of an investment in the Shares.

Authorized Purchasers and market makers will generally want to hedge their exposure in connection with basket creation and redemption orders. To the extent Authorized Purchasers and market makers are unable to hedge their exposure due to market conditions (e.g., insufficient bitcoin liquidity in the market, inability to locate an appropriate hedge counterparty, extreme volatility in the price of bitcoin, wide spreads between prices quotes on different bitcoin trading platforms, etc.), such conditions may make it difficult to create or redeem Baskets or cause them to not create or redeem Baskets. In addition, the hedging mechanisms employed by Authorized Purchasers and market makers to hedge their exposure to bitcoin may not function as intended, which may make it more difficult for them to enter into such transactions. Such events could negatively impact the market price of Shares and the spread at which Shares trade on the open market. To the extent Authorized Purchasers wish to use futures to hedge their exposure, note that while growing in recent years, the market for exchange-traded bitcoin futures has a limited trading history and operational experience and may be less liquid, more volatile and more vulnerable to economic, market and industry changes than more established futures markets. The liquidity of the market will depend on, among other things, the adoption of bitcoin and the commercial and speculative interest in the market.

Arbitrage transactions intended to keep the price of Shares closely linked to the price of bitcoin may be problematic if the process for the creation and redemption of Baskets encounters difficulties, which may adversely affect an investment in the Shares.

If the processes of creation and redemption of the Shares encounter any unanticipated difficulties, potential market participants who would otherwise be willing to purchase or redeem baskets to take advantage of any arbitrage opportunity arising from discrepancies between the price of the Shares and the price of the underlying bitcoin may not take the risk that, as a result of those difficulties, they may not be able to realize the profit they expect. If this is the case, the liquidity of Shares may decline and the price of the Shares may fluctuate independently of the price of bitcoin and may fall.

Examples of such unanticipated difficulties in the creation and redemption process might include, but are not limited to, operational failures such as technological malfunctions in the trade execution or settlement systems, delays or inaccuracies in data feeds, or disruptions in the communication channels used to transmit creation and redemption orders. Regulatory changes or legal challenges could also impose unforeseen hurdles, potentially leading to delays or restrictions in the processing of creation and redemption orders. Furthermore, liquidity issues in the bitcoin market itself could impede the ability to acquire or dispose of bitcoin efficiently, thereby affecting the creation and redemption of baskets.

Loss of a critical banking relationship for, or the failure of a bank used by, the Fund could adversely impact the Fund’s ability to create or redeem baskets, or could cause losses to the Fund.

To the extent that the Fund faces difficulty establishing or maintaining banking relationships, the loss of the Fund’s banking partners, the imposition of operational restrictions by these banking partners and the inability for the Fund to utilize other financial institutions may result in a disruption of creation and redemption activity of the Fund, or cause other operational disruptions or adverse effects for the Fund. In the future, it is possible that the Fund could be unable to establish accounts at new banking partners or establish new banking relationships, or that the banks with which the Fund is able to establish relationships may not be as large or well-capitalized or subject to the same degree of prudential supervision as the existing providers.

The Fund could also suffer losses in the event that a bank in which the Fund holds assets fails, becomes insolvent, enters receivership, is taken over by regulators, enters financial distress, or otherwise suffers adverse effects to its financial condition or operational status. Recently, some banks have experienced financial distress. For example, on March 8, 2023, the California Department of Financial Protection and Innovation (“DFPI”) announced that Silvergate Bank had entered voluntary liquidation, and on March 10, 2023, Silicon Valley Bank, (“SVB”), was closed by the DFPI, which appointed the FDIC, as receiver. Similarly, on March 12, 2023, the New York Department of Financial Services took possession of Signature Bank and appointed the FDIC as receiver. On May 1, 2023, First Republic Bank was closed by the California Department of Financial Protection and Innovation, which appointed the FDIC as receiver. The future failure of a bank at which the Fund maintains assets, could result in losses to the Trust to the extent the cash balances are not subject to deposit insurance.

The Fund and other funds with similar investment strategies may try to exit positions at the same time.

If the Fund and other funds with similar investment strategies try to sell bitcoin or exit their Bitcoin Futures Contract positions at the same time, such a mass exit could have detrimental effect on price and liquidity, and you could incur losses in your investment in Shares of the Fund.

Hedging Risk

If the nature of the purchasers in the futures market shifts such that bitcoin purchasers are the predominant hedgers in the market, the Fund might have to reinvest at higher futures prices or choose other bitcoin interests.

The changing nature of the purchasers in the bitcoin market will influence whether bitcoin futures prices are above or below the expected future spot price. Holders of bitcoin will typically seek to hedge against falling bitcoin prices by selling Bitcoin Futures Contracts. Therefore, if holders of bitcoin become the predominant hedgers in the futures market, prices of Bitcoin Futures Contracts will typically be below expected future spot prices. Conversely, if the predominant hedgers in the futures market are the holders of bitcoin who purchase Bitcoin Futures Contracts to hedge against a rise in prices, prices of Bitcoin Futures Contracts will likely be higher than expected future spot prices. This can have significant implications for the Fund when it is time to sell a Bitcoin Futures Contract or purchase a new Bitcoin Futures Contract or to sell a Bitcoin Futures Contract to meet redemption requests.

Regulatory Risk

Digital asset markets in the U.S. exist in a state of regulatory uncertainty, and adverse legislative or regulatory developments could significantly harm the value of bitcoin or the Shares.

There is a lack of consensus regarding the regulation of digital assets, including bitcoin, and their markets. As a result of the growth in the size of the digital asset market, the U.S. Congress and a number of U.S. federal and state agencies (including FinCEN, SEC, OCC, CFTC, FINRA, the Consumer Financial Protection Bureau, the Department of Justice, the Department of Homeland Security, the Federal Bureau of Investigation, the IRS, state financial institution regulators, and others) have been examining the operations of digital asset networks, digital asset users and the digital asset markets. Many of these state and federal agencies have brought enforcement actions or issued consumer advisories regarding the risks posed by digital assets to investors. Ongoing and future regulatory actions with respect to digital assets generally or bitcoin in particular may alter, perhaps to a materially adverse extent, the nature of an investment in the Shares or the ability of the Fund to continue to operate. Regulatory developments such as by banning, restricting or imposing onerous conditions or prohibitions on the use of bitcoins, mining activity, digital wallets, the provision of services related to trading and custodying bitcoin, the operation of the Bitcoin Network, or the digital asset markets generally may adversely impact the value of bitcoin and, therefore, of the Fund.

The bankruptcy filings of FTX and its subsidiaries, Three Arrows Capital, Celsius Network, Voyager Digital, Genesis, BlockFi and others, and other developments in the digital asset markets, have resulted in calls for heightened scrutiny and regulation of the digital asset industry, with a specific focus on intermediaries such as digital asset exchanges, platforms, and custodians. Federal and state legislatures and regulatory agencies may introduce and enact new laws and regulations to regulate crypto asset intermediaries, such as digital asset exchanges and custodians. The March 2023 collapses of Silicon Valley Bank, Silvergate Bank, and Signature Bank, which in some cases provided services to the digital assets industry, may amplify and/or accelerate these trends. On January 3, 2023, the federal banking agencies issued a joint statement on crypto-asset risks to banking organizations following events which exposed vulnerabilities in the crypto-asset sector, including the risk of fraud and scams, legal uncertainties, significant volatility, and contagion risk. Although banking organizations are not prohibited from crypto-asset related activities, the agencies have expressed significant safety and soundness concerns with business models that are concentrated in crypto-asset related activities or have concentrated exposures to the crypto-asset sector.

US federal and state regulators, as well as the White House, have issued reports and releases concerning crypto assets, including Bitcoin and crypto asset markets. Further, in 2023 the House of Representatives formed two new subcommittees: the Digital Assets, Financial Technology and Inclusion Subcommittee and the Commodity Markets, Digital Assets, and Rural Development Subcommittee, each of which were formed in part to analyze issues concerning crypto assets and demonstrate a legislative intent to develop and consider the adoption of federal legislation designed to address the perceived need for regulation of and concerns surrounding the crypto industry. However, the extent and content of any forthcoming laws and regulations are not yet ascertainable with certainty, and it may not be ascertainable in the near future. A divided Congress makes any prediction difficult. We cannot predict how these and other related events will affect us or the crypto asset business.

President Biden’s March 9, 2022 Executive Order, asserting that technological advances and the rapid growth of the digital asset markets “necessitate an evaluation and alignment of the United States Government approach to digital assets,” signals an ongoing focus on digital asset policy and regulation in the United States. A number of reports issued pursuant to the Executive Order have focused on various risks related to the digital asset ecosystem, and have recommended additional legislation and regulatory oversight. There have also been several bills introduced in Congress that propose to establish additional regulation and oversight of the digital asset markets.

It is not possible to predict whether, or when, any of these developments will lead to Congress granting additional authorities to the SEC or other regulators, what the nature of such additional authorities might be, how additional legislation and/or regulatory oversight might impact the ability of digital asset markets to function or how any new regulations or changes to existing regulations might impact the value of digital assets generally and bitcoin held by the Trust specifically. The consequences of increased federal regulation of digital assets and digital asset activities could have a material adverse effect on the Trust and the Shares.

FinCEN requires any administrator or exchanger of convertible digital assets to register with FinCEN as a money transmitter and comply with the anti-money laundering regulations applicable to money transmitters. Entities which fail to comply with such regulations are subject to fines, may be required to cease operations, and could have potential criminal liability. For example, in 2015, FinCEN assessed a $700,000 fine against a sponsor of a digital asset for violating several requirements of the Bank Secrecy Act by acting as an MSB and selling the digital asset without registering with FinCEN, and by failing to implement and maintain an adequate anti-money laundering program. In 2017, FinCEN assessed a $110 million fine against BTC-e, a now defunct digital asset exchange, for similar violations. The requirement that exchangers that do business in the U.S. register with FinCEN and comply with anti-money laundering regulations may increase the cost of buying and selling bitcoin and therefore may adversely affect the price of bitcoin and an investment in the Shares.

The Office of Foreign Assets Control (“OFAC”) of the U.S. Department of the Treasury has added digital currency addresses, including addresses on the Bitcoin network, to the list of Specially Designated Nationals whose assets are blocked, and with whom U.S. persons are generally prohibited from dealing. Such actions by OFAC, or by similar organizations in other jurisdictions, may introduce uncertainty in the market as to whether bitcoin that has been associated with such addresses in the past can be easily sold. This “tainted” bitcoin may trade at a substantial discount to untainted bitcoin. Reduced fungibility in the bitcoin markets may reduce the liquidity of bitcoin and therefore adversely affect their price.

In February 2020, then-U.S. Treasury Secretary Steven Mnuchin stated that digital assets were a “crucial area” on which the U.S. Department of the Treasury has spent significant time. Secretary Mnuchin announced that the U.S. Department of the Treasury is preparing significant new regulations governing digital asset activities to address concerns regarding the potential use for facilitating money laundering and other illicit activities. In December 2020, FinCEN, a bureau within the U.S. Department of the Treasury, proposed a rule that would require financial institutions to submit reports, keep records, and verify the identity of customers for certain transactions to or from so-called “unhosted” wallets, also commonly referred to as self-hosted wallets. In January 2021, U.S. Treasury Secretary nominee Janet Yellen stated her belief that regulators should “look closely at how to encourage the use of digital assets for legitimate activities while curtailing their use for malign and illegal activities.”

Under regulations from the New York State Department of Financial Services (“NYDFS”), businesses involved in digital asset business activity for third parties in or involving New York, excluding merchants and consumers, must apply for a license, commonly known as a BitLicense, from the NYDFS and must comply with anti-money laundering, cyber security, consumer protection, and financial and reporting requirements, among others. As an alternative to a BitLicense, a firm can apply for a charter to become a limited purpose trust company under New York law qualified to engage in certain digital asset business activities. Other states have considered or approved digital asset business activity statutes or rules, passing, for example, regulations or guidance indicating that certain digital asset business activities constitute money transmission requiring licensure.

The inconsistency in applying money transmitting licensure requirements to certain businesses may make it more difficult for these businesses to provide services, which may affect consumer adoption of bitcoin and its price. In an attempt to address these issues, the Uniform Law Commission passed a model law in July 2017, the Uniform Regulation of Virtual Currency Businesses Act, which has many similarities to the BitLicense and features a multistate reciprocity licensure feature, wherein a business licensed in one state could apply for accelerated licensure procedures in other states. It is still unclear, however, how many states, if any, will adopt some or all of the model legislation.

Law enforcement agencies have often relied on the transparency of blockchains to facilitate investigations. However, certain privacy-enhancing features have been, or are expected to be, introduced to a number of digital asset networks. If the Bitcoin network were to adopt any of these features, these features may provide law enforcement agencies with less visibility into transaction-level data. Europol, the European Union’s law enforcement agency, released a report in October 2017 noting the increased use of privacy-enhancing digital assets like Zcash and Monero in criminal activity on the internet. In May 2022, OFAC banned all U.S. persons from using Blender.io, a digital asset mixing application that operates on the Bitcoin blockchain to obfuscate the origin, destination and counterparties of blockchain transactions, by adding certain digital asset wallet addresses associated with Blender.io to its Specially Designated Nationals list. Blender.io receives a variety of transactions and mixes them together before transmitting them to their ultimate destinations. On March 23, 2022, Lazarus Group, a state-sponsored cyber hacking group associated with North Korea, carried out a major virtual currency heist from a blockchain project linked to the online game Axie Infinity; Blender.io was used in processing some of the illicit proceeds. The US Treasury Department's press release announcing the sanctions on Blender.io observed that, while most virtual currency activity is licit, virtual currency can be used for illicit activity, including sanctions evasion, through mixers, peer-to-peer exchangers, darknet markets, and exchanges. This includes the facilitation of heists, ransomware schemes, and other cybercrimes. On October 19, 2023, FinCEN published proposed rulemaking to apply the authorities in Section 311 of the USA PATRIOT Act to impose requirements on financial institutions that engage in convertible virtual currency (“CVC”) transactions with CVC mixers. The proposed rule, if adopted, would require covered financial institutions to report to FinCEN any CVC transactions they process that involves CVC mixing within or involving a jurisdiction outside the United States. The term “CVC mixing” covers more than just transactions that involve CVC mixers like Tornado Cash, and seemingly could cover a broader range of conduct involving technologies, services, or methods that have the effect of obfuscating the source, destination, or amount of a CVC transaction, whether or not the obfuscation was intentional. If the rule were to be adopted as proposed and if the Bitcoin blockchain were to be deemed to or were to adopt features which come within the rule’s ambit, it could cause covered financial institutions – such as many virtual currency exchanges, or the Trust’s service providers, such as the Prime Execution Agent or the Cash Custodian – to reduce support for or cease offering services for bitcoin or to the Trust, which could impair the utility of bitcoin, the value of the Shares and the Trust's ability to operate in compliance with new laws and regulations.

Legal status of bitcoin.

The legal status of digital assets varies substantially across jurisdictions. In many countries, the bitcoin legal status is still undefined or changing. Some countries have deemed the usage of bitcoin illegal. Other countries have banned digital assets or securities or derivatives in respect to them (including for certain categories of investor), banned the local banks from working with digital assets or restricted the use of digital assets in other ways. Furthermore, the status of bitcoin remains undefined and there is uncertainty as to whether bitcoin assets are a security, money, a commodity or property. In some countries, such as the United States, different government agencies define digital assets differently, leading to regulatory conflict and uncertainty. This uncertainty is compounded by the rapid evolution of regulations. Countries may, in the future, explicitly restrict, outlaw or curtail the acquisition, use, trade or redemption of bitcoin. In such a scenario, there may be adverse effects on the value of bitcoin and the Fund’s Shares, including the termination of the Fund.

A determination that bitcoin or any other digital asset is a “security” may adversely affect the value of bitcoin and the value of the Shares, and result in potentially extraordinary, nonrecurring expenses to, or termination of, the Fund.

Depending on its characteristics, a digital asset may be considered a “security” under the federal securities laws. The test for determining whether a particular digital asset is a “security” is complex and difficult to apply, and the outcome is difficult to predict. Public, though non-binding, statements by senior officials at the SEC indicate that the SEC does not consider bitcoin to be a security, at least currently, and the staff has provided informal assurances to a handful of promoters that their digital assets are not securities. On the other hand, the SEC has brought enforcement actions against the promoters of several other digital assets on the basis that the digital assets in question are securities.

Whether a digital asset is a security under the federal securities laws depends on whether it is included in the lists of instruments making up the definition of “security” in the Securities Act, the Exchange Act and the Investment Company Act. Digital assets as such do not appear in any of these lists, although each list includes the terms “investment contract” and “note,” and the SEC has typically analyzed whether a particular digital asset is a security by reference to whether it meets the tests developed by the federal courts interpreting these terms, known as the Howey and Reves tests, respectively. For many digital assets, whether or not the Howey or Reves tests are met is difficult to resolve definitively, and substantial legal arguments can often be made both in favor of and against a particular digital asset qualifying as a security under one or both of the Howey and Reves tests. Adding to the complexity, the SEC staff has indicated that the security status of a particular digital asset can change over time as the relevant facts evolve.

Any enforcement action by the SEC or a state securities regulator asserting that bitcoin is a security, or a court decision, to that effect would be expected to have an immediate material adverse impact on the trading value of bitcoin, as well as the Shares. This is because the business models behind most digital assets are incompatible with regulations applying to transactions in securities. If a digital asset is determined or asserted to be a security, it is likely to become difficult or impossible for the digital asset to be traded, cleared or custodied in the United States through the same channels used by non-security digital assets, which in addition to materially and adversely affecting the trading value of the digital asset is likely to significantly impact its liquidity and market participants’ ability to convert the digital asset into U.S. dollars.

Lack of regulation of the bitcoin market.

Bitcoin, the Bitcoin Network and the bitcoin trading venues are relatively new and, in most cases, largely unregulated or may not be complying with existing regulation. As a result of this lack of regulation, individuals, or groups may engage in insider trading, fraud or market manipulation with respect to bitcoin. Such manipulation could cause investors in bitcoin to lose money, possibly the entire value of their investments. Over the past several years, a number of bitcoin trading venues have been closed due to fraud, failure or security breaches. The nature of the assets held at bitcoin trading venues make them appealing targets for hackers and a number of bitcoin trading venues have been victims of cybercrimes and other fraudulent activity. These activities have caused significant, in some cases total, losses for bitcoin investors. Investors in bitcoin may have little or no recourse should such theft, fraud or manipulation occur. There is no central registry showing which individuals or entities own bitcoin or the quantity of bitcoin that is owned by any particular person or entity. There are no regulations in place that would prevent a large holder of bitcoin or a group of holders from selling their bitcoins, which could depress the price of bitcoin, or otherwise attempting to manipulate the price of bitcoin or the Bitcoin Network. Events that reduce user confidence in bitcoin, the Bitcoin Network and the fairness of bitcoin trading venues could have a negative impact on the price of bitcoin and the value of an investment in the Fund.

Risk of illicit activities.

As bitcoins have grown in both popularity and market size, the U.S. Congress and a number of U.S. federal and state agencies (including the FinCEN, SEC, CFTC, the FINRA, the CFPB, the Department of Justice, the Department of Homeland Security, the Federal Bureau of Investigation, the IRS, and state financial institution regulators) have been examining the Bitcoin Network, bitcoin users and the Bitcoin Exchange Market, with particular focus on the extent to which bitcoins can be used to launder the proceeds of illegal activities or fund criminal or terrorist enterprises and the safety and soundness of exchanges or other service providers that hold bitcoins for users. The imposition of stricter governmental regulation of the bitcoin market may adversely impact the activities of the Fund, for example, by reducing the liquidity of the bitcoin markets.

Competing industries may have more influence with policymakers than the digital asset industry, which could lead to the adoption of laws and regulations that are harmful to the digital asset industry.

The digital asset industry is relatively new and does not have the same access to policymakers and lobbying organizations in many jurisdictions compared to industries with which digital assets may be seen to compete, such as banking, payments and consumer finance. Competitors from other, more established industries may have greater access to and influence with governmental officials and regulators and may be successful in persuading these policymakers that digital assets require heightened levels of regulation compared to the regulation of traditional financial services. As a result, new laws and regulations may be proposed and adopted in the United States and elsewhere, or existing laws and regulations may be interpreted in new ways, that disfavor or impose compliance burdens on the digital asset industry or crypto asset platforms, which could adversely impact the value of bitcoin and therefore the value of the Shares.

Regulatory changes or actions in foreign jurisdictions may affect the value of the Shares or restrict the use of one or more digital assets, mining activity or the operation of their networks in a manner that adversely affects the value of the Shares.

Various foreign jurisdictions have, and may continue to adopt laws, regulations or directives that affect digital asset networks (including the Bitcoin Network), the digital asset markets (including the bitcoin market), and their users, particularly digital asset exchanges and service providers that fall within such jurisdictions’ regulatory scope. Foreign laws, regulations or directives may conflict with those of the United States and may negatively impact the acceptance of one or more digital assets by users, merchants and service providers outside the United States and may therefore impede the growth or sustainability of the digital asset economy in the European Union, China, Japan, Russia and the United States and globally, or otherwise negatively affect the value of bitcoin. The effect of any future regulatory change on bitcoin is impossible to predict, but such change could be substantial and adverse to the Fund and the value of the Shares.

Regulation of futures markets, futures contracts and futures exchanges is extensive and constantly changing; future regulatory developments are impossible to predict but may significantly and adversely affect the Fund. This risk is especially heightened for cryptocurrency derivatives and cryptocurrencies.

The regulation of futures markets, futures contracts and futures exchanges has historically been comprehensive. The CFTC and the exchanges are authorized to take extraordinary actions in the event of a market emergency including, for example, the retroactive implementation of speculative position limits, increased margin requirements, the establishment of dynamic price limits and the suspension of trading on an exchange or trading facility.

The regulation of bitcoin interest and crypto derivatives transactions in the United States is a rapidly changing area of law and is subject to ongoing modification by governmental and judicial action. Congress enacted the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) in 2010. As the Dodd-Frank Act continues to be implemented by the CFTC and the SEC, there is a possibility of future regulatory changes within the United States altering, perhaps to a material extent, the nature of an investment in the Fund, or the ability for the Fund to continue to implement its investment strategy. In addition, various national governments outside of the United States have expressed concern regarding the disruptive effects of speculative trading in the commodities and crypto derivatives markets and the need to regulate the derivatives markets in general. The effect of any future regulatory change on the Fund is impossible to predict but could be substantial and adverse.

The regulation of cryptocurrency derivatives and cryptocurrencies continues to evolve. Inconsistent, changing and sometimes conflicting regulations may make it more difficult for bitcoin businesses to provide services, which may slow the adoption of the bitcoin economy and may impede consumer adoption of bitcoin. Future regulatory changes may materially alter the ability to buy and sell bitcoin and bitcoin futures or could impact the ability of the Fund to achieve its investment objective. This may alter the nature of an investment in the Fund or the ability of the Fund to continue to operate as planned.

The Fund’s Operating Risks

The Fund may change its investment objective, benchmark or investment strategies at any time without Shareholder approval or advance notice.

Consistent with applicable provisions of the Trust Agreement and Delaware law, the Fund has broad authority to make changes to the Fund’s operations. The Fund may change its investment objective, benchmark, or investment strategies and Shareholders of the Fund will not have any rights with respect to these changes. Changes are subject to applicable regulatory requirements, including, but not limited to, any requirement to amend applicable listing rules of NYSE Arca. The reasons for and circumstances that may trigger any such changes may vary widely and cannot be predicted. By way of example, the Fund may change the term structure or underlying components of the Benchmark in furtherance of the Fund’s investment objective if, due to market conditions, a potential or actual imposition of position limits by the CFTC or futures exchange rules, or the imposition of risk mitigation measures by a futures commission merchant restricts the ability of the Fund to invest in bitcoin contracts. Shareholders may experience losses on their investments in the Fund as a result of such changes.

Right to change the benchmark.

The Sponsor, in its sole discretion, may cause the Fund to track a benchmark other than the Benchmark at any time, with prior notice to the investors, if investment conditions change or the Sponsor believes that another benchmark or standard better aligns with the Fund’s investment objective and strategy. The Sponsor, however, is under no obligation whatsoever to make such changes in any circumstance.

The Fund is not a registered investment company, so you do not have the protections of the Investment Company Act of 1940.

The Fund is not an investment company subject to the Investment Company Act of 1940. Accordingly, you do not have the protections expressly provided by that statute, including: provisions preventing Fund insiders from managing the Fund to their benefit and to the detriment of Fund Shareholders; provisions preventing the Fund from issuing securities having inequitable or discriminatory provisions; provisions preventing Fund management by irresponsible persons; provisions preventing the use of unsound or misleading methods of computing Fund earnings and asset value; provisions prohibiting suspension of redemptions (except under limited circumstances); provisions limiting fund leverage; provisions imposing a fiduciary duty on fund managers with respect to receipt of compensation for services; and provisions preventing changes in the Fund’s character without the consent of Fund Shareholders.

The Sponsor relies on key personnel to oversee commodity pool activities.

In overseeing the day to day activities of the Commodity Pool, the Sponsor relies on a single Series 3-registered individual. If that person were to leave or be unable to carry out their present responsibilities, it will have an adverse effect on the management of the Fund. To the extent that the Sponsor establishes additional commodity pools, even greater demands will be placed on this individual. There is no guarantee that the Sponsor will be able to retain this individual.

There are technical risks inherent in the trading system the Sponsor intends to employ.

The Sponsor’s order management system is a broadly used and well-known computer-based system that utilizes external data feeds of market information. The Sponsor can experience business interruptions if its order management system or data feeds are disrupted or corrupted. For further discussion of technical and business continuity risks to the Fund’s and the Sponsor’s systems, see the discussion under the caption “Event Risk” below.

Several factors may affect the Fund’s ability to achieve its investment objective on a consistent basis.

There can be no assurance that the Fund will achieve its investment objective. Prospective investors should read this entire prospectus and consult with their own advisers before subscribing for Shares. Factors that may affect the Fund’s ability to meet its investment objective include: (1) Fund’s ability to purchase and sell bitcoin and Bitcoin Futures Contracts in an efficient manner to effectuate creation and redemption orders; (2) transaction fees associated with the Bitcoin Network; (3) the bitcoin market becoming illiquid or disrupted; (4) the need to conform the Fund’s portfolio holdings to comply with investment restrictions or policies or regulatory or tax law requirements; (5) early or unanticipated closings of the markets on which bitcoin trades, resulting in the inability of Fund to execute intended portfolio transactions; and (6) accounting standards.

You cannot be assured of the Sponsor’s continued services, and discontinuance may be detrimental to the Fund.

You cannot be assured that the Sponsor will be willing or able to continue to service the Fund for any length of time. If the Sponsor discontinues its activities on behalf of the Fund or other investment fund complex, the Fund may be adversely affected. If the Sponsor’s registrations with the CFTC or memberships in the NFA were revoked or suspended, the Sponsor would no longer be able to provide services to the Fund.

The Fund could terminate at any time and cause the liquidation and potential loss of your investment and could upset the overall maturity and timing of your investment portfolio.

The Fund may terminate at any time, regardless of whether the Fund has incurred losses, subject to the terms of the Trust Agreement. For example, the dissolution or resignation of the Sponsor would cause the Trust to terminate unless Shareholders holding a majority of the outstanding Shares of the Trust, voting together as a single class, elect within 90 days of the event to continue the Trust and appoint a successor Sponsor. In addition, the Sponsor may terminate the Fund if it determines that the Fund’s aggregate net assets in relation to its operating expenses make the continued operation of the Fund unreasonable or imprudent. As of the date of this prospectus, the Sponsor pays the fees, costs, and expenses of the Fund. If the Sponsor and the Fund are unable to raise sufficient funds so that the expenses are reasonable in relation to the Fund’s NAV, the Fund may be forced to terminate, and investors may lose all or part of their investment. The Sponsor estimates that costs could be deemed unreasonable in the case where the NAV of the fund stays below $20 million. Any expenses related to the operation of the Fund would need to be paid by the Sponsor at the time of termination.

However, no level of losses will require the Sponsor to terminate the Fund. The Fund’s termination would result in the liquidation of its investments and the distribution of its remaining assets to the Shareholders on a pro rata basis in accordance with their Shares, and the Fund could incur losses in liquidating its investments in connection with a termination. Termination could also negatively affect the overall maturity and timing of your investment portfolio.

The Sponsor may manage a large number of assets, and this could affect the Fund’s ability to trade profitably.

Increases in assets under management may affect trading decisions. While the Fund’s assets are currently at manageable levels, the Sponsor does not intend to limit the amount of Fund assets. The more assets the Sponsor manages, the more difficult it may be for it to trade profitably because of the difficulty of trading larger positions without adversely affecting prices and performance and of managing risk associated with larger positions.

The liability of the Sponsor and the Trustee are limited, and the value of the Shares will be adversely affected if the Fund is required to indemnify the Trustee or the Sponsor.

Under the Trust Agreement, the Trustee and the Sponsor are not liable, and have the right to be indemnified, for any liability or expense incurred absent gross negligence or willful misconduct on the part of the Trustee or Sponsor, as the case may be. That means the Sponsor may require the assets of the Fund to be sold in order to cover losses or liability suffered by the Sponsor or by the Trustee. Any sale of that kind would reduce the NAV of the Fund and the value of its Shares.

The Fund may incur higher fees and expenses upon renewing existing or entering into new contractual relationships.

The arrangements between clearing brokers and counterparties on the one hand and the Fund on the other generally are terminable by the clearing brokers or counterparty upon notice to the Fund. In addition, the agreements between the Fund and its third-party service providers, such as the Marketing Agent and the Custodians, are generally terminable at specified intervals. Upon termination, the Sponsor may be required to renegotiate or make other arrangements for obtaining similar services if the Fund intends to continue to operate. Comparable services from another party may not be available, or even if available, these services may not be available on the terms as favorable as those of the expired or terminated arrangements.

The Fund may experience a higher breakeven if interest rates decline.

The Fund seeks to earn interest on cash balances available for investment. If actual interest rates earned were lower than the current rate estimated, the breakeven estimated by the Fund in this prospectus could be higher.

The Fund is not actively managed.

The Fund is not actively managed. In furtherance of the Fund’s policy to maximize its holdings in bitcoin, the Sponsor will use cash received through the creation process to purchase Bitcoin Futures Contracts to be exchanged for bitcoin such that at least 95% of the assets of the Fund will be in bitcoin. In the extraordinary event that Bitcoin Futures Contracts are unable to be readily exchanged for bitcoin, the Fund will continue to hold Bitcoin Futures Contracts. The Sponsor does not have discretion in choosing the Fund’s investments. See “Use of Proceeds.” The percentage allocation to Bitcoin Futures Contracts is determined daily such that the Fund may maintain Bitcoin Futures Contracts positions (with related cash reserves to meet applicable margin requirements) to hedge the cash balance that the Sponsor deems necessary to meet the Fund’s liquidity needs for the cash payment of Share redemption settlements and of other applicable expenses borne by the Fund.

The Fund invests in bitcoin and Bitcoin Futures Contracts without being leveraged or unable to satisfy its expected current or potential margin or collateral obligations with respect to its investments. After fulfilling such margin and collateral requirements, the Fund invests the remainder of its proceeds from the sale of baskets in short term financial instruments of the type commonly known as “cash and cash equivalents.” As a result, investors in the Fund may incur a partial or complete loss of their investment even when the performance of the Benchmark is positive.

The Net Asset Value calculation of the Fund may be overstated or understated due to the valuation method employed to value the Fund’s spot bitcoin positions on a day to day basis and, for the futures positions, when a settlement price is not available on the date of net asset value calculation.

The Fund’s NAV includes, in part, any unrealized profits or losses on open positions. Under normal circumstances, the NAV reflects the quoted CME settlement price of open futures contracts on the date when the NAV is being calculated. In instances when the quoted settlement price of futures contracts traded on an exchange may not be reflective of fair value based on market condition, generally due to the operation of daily limits or other rules of the exchange or otherwise, the NAV may not reflect the fair value of open futures contracts on such date. For purposes of financial statements and reports, when a bitcoin futures contract has closed at its price fluctuation limit the Fund will use the daily CME settlement price for the determination of NAV.

Purchases or redemptions of creation units in cash may cause the Fund to incur certain costs or recognize gains or losses.

Purchases and redemptions of creation units will be transacted in cash rather than ‘in-kind’ where creation units are purchased and redeemed in exchange for underlying constituent securities. Purchases of creation baskets with cash may cause the Fund to incur certain costs including brokerage commissions and redemptions of creation baskets with cash may result in the recognition of gains or losses that the Fund might not have incurred if it had made redemptions in-kind.

An unanticipated number of redemption requests during a short period of time could have an adverse effect on the NAV of the Fund.

If a substantial number of requests for redemption of Redemption Baskets are received by the Fund during a relatively short period of time, the Fund may not be able to satisfy the requests from the Fund’s assets not committed to trading. As a consequence, it could be necessary to liquidate the Fund’s trading positions before the time that its trading strategies would otherwise call for liquidation, which may result in losses.

Fund assets may be depleted if investment performance does not exceed fees.

Over time, the Fund’s assets could be depleted if investment performance does not exceed fees paid by the Fund.

The Fund pays the Sponsor a Management Fee, monthly in arrears, in an amount equal to 0.90% per annum of the daily NAV of the Fund. The Management Fee is paid in consideration of the Sponsor’s services related to the management of the Fund’s business and affairs, including the provision of commodity futures trading advisory services. Creation with cash may cause the Fund to incur certain costs including brokerage commissions and redemptions of creation units with cash may result in the recognition of gains or losses that the Fund might not have incurred if it had made redemptions in-kind. The Fund pays all of its respective brokerage commissions, including applicable exchange fees, NFA fees and give-up fees, and other transaction related fees and expenses charged in connection with trading activities for the Fund’s investments in CFTC regulated investments. The Fund also pays all fees and commissions related to the EFP transactions for the sale and purchase of spot bitcoin, including any bitcoin transaction fees for on-chain transfers of bitcoin. The Fund bears other transaction costs related to the FCM capital requirements on a monthly basis. The Sponsor pays all of the routine operational, administrative and other ordinary expenses of the Fund, generally as determined by the Sponsor, including but not limited to, fees and expenses of the Administrator, Sub-Administrator, Custodians, Marketing Agent, Transfer Agent, licensors, accounting and audit fees and expenses, tax preparation expenses, legal fees, ongoing SEC registration fees, individual Schedule K-1 preparation and mailing fees, and report preparation and mailing expenses. The Fund pays all of its non-recurring and unusual fees and expenses, if any, as determined by the Sponsor. Non-recurring and unusual fees and expenses are unexpected or unusual in nature, such as legal claims and liabilities and litigation costs or indemnification or other unanticipated expenses. Extraordinary fees and expenses also include material expenses which are not currently anticipated obligations of the Fund. Routine operational, administrative and other ordinary expenses are not deemed extraordinary expenses.

General expenses of the Trust will be allocated among the Fund and any future series of the Trust as determined by the Sponsor in its discretion. The Trust may be required to indemnify the Sponsor, and the Trust and/or the Sponsor may be required to indemnify the Trustee, Marketing Agent or Administrator, under certain circumstances. The Trust is obligated to indemnify the Cash Custodian pursuant to its agreement with the Cash Custodian, and Global Fund Services pursuant to the Sub-Administration Agreement, the Transfer Agent Servicing Agreement and the Fund Accounting Agreement. Unless such expenses are specifically attributable the Fund or arise out of the Fund’s operations, any such expenses will be allocated by the Sponsor using a pro rata methodology that allocates certain Trust expenses to the Fund and each other series of the Trust in existence at the occurrence of any such expense according to the relative net asset values of the Fund and each other series of the Trust. Expenses paid by Sponsor are not subject to any caps or limits.

The liquidity of the Shares may be affected by the withdrawal from participation of Authorized Purchasers, market makers, or other significant secondary-market purchasers which could adversely affect the market price of the Shares.

Only an Authorized Purchaser may engage in creation or redemption transactions directly with the Fund. The Fund has a limited number of institutions that act as Authorized Purchasers. To the extent that these institutions exit the business or are unable to proceed with creation and/or redemption orders with respect to the Fund and no other Authorized Purchaser is able to step forward to create or redeem creation units, Fund Shares may trade at a discount to NAV and possibly face trading halts and/or delisting. In addition, a decision by a market maker, lead market maker, or other large investor to cease activities for the Fund or a decision by a secondary market purchaser to sell a significant number of the Fund’s Shares could adversely affect liquidity, the spread between the bid and ask quotes, and potentially the price of the Shares. The Sponsor can make no guarantees that participation by Authorized Purchasers or market makers will continue.

There may be situations where an Authorized Purchaser is unable to proceed with a redemption order. To the extent the value of bitcoin decreases, these delays may result in a decrease in the value of the Shares and the corresponding cash distribution the Authorized Purchaser will receive when the redemption occurs, as well as a reduction in liquidity for all shareholders in the secondary market.

Although Shares surrendered by Authorized Purchasers in basket-size aggregations are redeemable in exchange for cash, redemptions may be suspended during periods of NYSE trading suspension or restriction, or during emergencies that make it reasonably impracticable to deliver, dispose of, or evaluate bitcoin. If any of these events occurs at a time when an Authorized Purchaser intends to redeem Shares, and the price of bitcoin decreases before such Authorized Purchaser can request for redemption and the redemption distribution is determined, such Authorized Purchaser will sustain a loss. This loss pertains to the amount of cash received from the Fund upon the redemption of its Shares, had the redemption taken place when such Authorized Purchaser originally intended it to occur. As a consequence, Authorized Purchasers may reduce their trading in Shares during suspension or restriction periods, decreasing the number of potential buyers of Shares in the secondary market and, therefore, decreasing the price a Shareholder may receive upon sale.

If a minimum number of Shares is outstanding, market makers may be less willing to purchase Shares in the secondary market which may limit your ability to sell Shares.

There is a minimum number of baskets and associated Shares specified for the Fund. Although the Fund has never halted redemptions due to the number of Shares outstanding, if the Fund experienced redemptions that caused the number of Shares outstanding to decrease to the minimum level of Shares required to be outstanding, until the minimum number of Shares is again exceeded through the purchase of a new Creation Basket, there can be no more redemptions by an Authorized Purchaser. In such case, market makers may be less willing to purchase Shares from investors in the secondary market, which may in turn limit the ability of Shareholders of the Fund to sell their Shares in the secondary market. These minimum levels for the Fund are 50,000 Shares representing five baskets. The minimum level of Shares specified for the Fund is subject to change. (The current number of Shares outstanding will be posted daily on our website, https://hashdex-etfs.com/defi.)

The postponement, suspension or rejection of purchase or redemption orders could adversely affect a Shareholder redeeming their Shares in the Fund.

The postponement, suspension or rejection of creation or redemption orders may adversely affect an investment in the Shares of the Fund. To the extent orders are suspended or rejected, the arbitrage mechanism resulting from the process through which Authorized Purchasers create and redeem Shares directly with the Fund may fail to closely link the price of the Shares to the value of bitcoin or Bitcoin Futures Contracts, as measured using the Benchmark. If this is the case, the liquidity of the Shares may decline, and the price of the Shares may fluctuate independently of the Benchmark and may fall.

There are no limitations on the Sponsor’s discretion to postpone, suspend or reject purchase or redemption orders under the Securities Act or SEC listing orders permitting the listing and trading of the Fund’s Shares on NYSE Arca. In addition, Shareholders of the Fund will not have the protections provided in this regard that are applicable to funds regulated under the Investment Company Act of 1940.

Investors may not be able to buy or sell Shares of the Fund through their current brokerages.

Because of volatility and other risks associated with bitcoin-related investments, brokerage firms may limit or not permit trading in such investments. Because of current or future brokerage policies regarding bitcoin-linked securities, investors could have difficulty selling Shares through their brokerage and potentially face restrictions when or how they could trade their Shares.

The failure or bankruptcy of a clearing broker could result in substantial losses for the Fund; the clearing broker could be subject to proceedings that impair its ability to execute the Fund’s trades.

Under CFTC regulations, a clearing broker with respect to the Fund’s exchange-traded bitcoin interests must maintain customers’ assets in a bulk segregated account. If a clearing broker fails to do so or is unable to satisfy a substantial deficit in a customer account, its other customers may be subject to risk of a substantial loss of their funds in the event of that clearing broker’s bankruptcy. In that event, the clearing broker’s customers, such as the Fund, are entitled to recover, even in respect of property specifically traceable to them, only a proportional share of all property available for distribution to all of that clearing broker’s customers. The Fund also may be subject to the risk of the failure of, or delay in performance by, any exchanges and markets and their clearing organizations, if any, on which bitcoin interests are traded.

From time to time, the clearing brokers may be subject to legal or regulatory proceedings in the ordinary course of their business. A clearing broker’s involvement in costly or time-consuming legal proceedings may divert financial resources or personnel away from the clearing broker’s trading operations, which could impair the clearing broker’s ability to successfully execute and clear the Fund’s trades.

Buying or selling bitcoin.

The Fund may transact with bitcoin exchanges and over-the-counter bitcoin market makers. The Fund will take on credit risk every time it purchases or sells bitcoin, and its contractual rights with respect to such transactions may be limited. It is possible that, through computer or human error, or through theft or criminal action, the Fund’s bitcoins or cash could be transferred in incorrect amounts or to unauthorized third parties. To the extent that the Fund is unable to seek a corrective transaction with such third party or is incapable of identifying the third party which has received the Fund’s bitcoins or cash (through error or theft), the Fund will be unable to recover incorrectly transferred bitcoins or cash, and such losses will negatively impact the Fund. In the event the Fund is unable to recover any incorrectly transferred bitcoins or cash, the Fund will not be liable to the Shareholders for any such losses.

If the Bitcoin Custody Agreement, Cash Custody Agreement or an Authorized Purchaser Agreement is terminated or the Bitcoin Custodian, Cash Custodian or an Authorized Purchaser becomes insolvent or fails to provide services as required, the Sponsor may need to find and appoint a replacement custodian or authorized purchaser, which could pose a challenge to the safekeeping of the Fund’s bitcoins, the Fund’s ability to create and redeem shares and the Fund’s ability to continue to operate may be adversely affected.

The Fund is dependent on the Bitcoin Custodian, which is BitGo Trust Company, to operate. The Bitcoin Custodian performs essential functions in terms of safekeeping the Fund’s bitcoin in the custodial wallets, as detailed in the “Bitcoin Custody Agreement” section. If Bitcoin Custodian fails to perform the functions they perform for the Fund, the Fund may be unable to operate or create or redeem Baskets, which could force the Fund to liquidate or adversely affect the price of the Shares.

Transferring maintenance responsibilities of the Fund’s account at the Bitcoin Custodian to another custodian will likely be complex and could subject the Fund’s bitcoin to the risk of loss during the transfer, which could have a negative impact on the performance of the Shares or result in loss of the Fund’s assets. Also, if Bitcoin Custodian become insolvent, suffer business failure, cease business operations, default on or fail to perform their obligations under their contractual agreements with the Fund, or abruptly discontinue the services they provide to the Fund for any reason, the Fund’s operations including its creation and redemption processes would be adversely affected.

The Sponsor may not be able to find a party willing to serve as the custodian of the Fund’s bitcoin under the same terms as the current Bitcoin Custody Agreement or at all. To the extent that the Sponsor is not able to find a suitable party willing to serve as the custodian, the Sponsor may be required to terminate the Fund and liquidate the Fund’s assets. In addition, to the extent that the Sponsor finds a suitable party but must enter into a modified Bitcoin Custody Agreement that is less favorable for the Sponsor or the Fund, the value of the Shares could be adversely affected.

Part of the Fund’s assets are held in cash and cash equivalents with the Cash Custodian and other financial institutions, if applicable. The insolvency of the Cash Custodian and any financial institution in which the Fund holds cash and cash equivalents could result in a substantial loss of the Fund’s cash and cash equivalents.

Similarly, if an Authorized Purchaser suffers insolvency, business failure or interruption, default, failure to perform, security breach or if an Authorized Purchaser chooses not to participate in the creation and redemption process of the Fund, and the Fund is unable to engage replacement Authorized Purchasers on commercially acceptable terms or at all, then the creation and redemption process of the Fund, the arbitrage mechanism used to keep the Shares in line with the NAV and the Fund’s operations generally could be negatively affected.

Lack of fiduciary duty by service providers.

Service providers to the Fund, including Custodians and security vendors, owe no fiduciary duties to the Fund or the shareholders, are not required to act in their best interest and could resign or be removed by Sponsor. The service providers, including custodians and security vendors, that the Fund employs or may employ in the future are not trustees for, and owe no fiduciary duties to, the Fund or the Shareholders. In addition, service providers employed by the Fund have no duty to continue to act as the custodians of the bitcoin held by the Fund. Current or future service providers, including Custodians and security vendors, can terminate their role as Custodian or security vendor for any reason whatsoever upon the notice period provided under the relevant custody agreement. A service provider may also be terminated.

Third parties may infringe upon or otherwise violate intellectual property rights or assert that the Sponsor has infringed or otherwise violated their intellectual property rights, which may result in significant costs, litigation, and diverted attention of Sponsor’s management.

Third parties may assert that the Sponsor has infringed or otherwise violated their intellectual property rights. Third parties may independently develop business methods, trademarks or proprietary software and other technology similar to that of the Sponsor and claim that the Sponsor has violated their intellectual property rights, including their copyrights, trademark rights, trade names, trade secrets and patent rights. As a result, the Sponsor may have to litigate in the future to determine the validity and scope of other parties’ proprietary rights or defend itself against claims that it has infringed or otherwise violated other parties’ rights. Any litigation of this type, even if the Sponsor is successful and regardless of the merits, may result in significant costs, divert resources from the Fund, or require the Sponsor to change its proprietary software and other technology or enter into royalty or licensing agreements.

The Fund may experience substantial losses on transactions if the computer or communications system fails.

The Fund’s trading activities depend on the integrity and performance of the computer and communications systems supporting them. Extraordinary transaction volume, hardware or software failure, power or telecommunications failure, a natural disaster, cyber-attack or other catastrophe could cause the computer systems to operate at an unacceptably slow speed or even fail. Any significant degradation or failure of the systems that the Sponsor uses to gather and analyze information, enter orders, process data, monitor risk levels and otherwise engage in trading activities may result in substantial losses on transactions, liability to other parties, lost profit opportunities, damages to the Sponsor’s and Fund’s reputations, increased operational expenses and diversion of technical resources.

If the computer and communications systems are not upgraded when necessary, the Fund’s financial condition could be harmed.

The development of complex computer and communications systems and new technologies may render the existing computer and communications systems supporting the Fund’s trading activities obsolete. In addition, these computer and communications systems must be compatible with those of third parties, such as the systems of exchanges, clearing brokers and the executing brokers. As a result, if these third parties upgrade their systems, the Sponsor will need to make corresponding upgrades to effectively continue its trading activities. The Sponsor may have limited financial resources for these upgrades or other technological changes. The Fund’s future success may depend on the Sponsor’s ability to respond to changing technologies on a timely and cost-effective basis.

The Fund depends on the reliable performance of the computer and communications systems of third parties, such as brokers and futures exchanges, and may experience substantial losses on transactions if they fail.

The Fund depends on the proper and timely function of complex computer and communications systems maintained and operated by bitcoin market makers, exchanges and Custodians or the futures exchanges, brokers and other data providers that the Sponsor uses to conduct trading activities. Failure or inadequate performance of any of these systems could adversely affect the Sponsor’s ability to complete transactions, including its ability to close out positions, and result in lost profit opportunities and significant losses on cryptocurrency derivative transactions. This could have a material adverse effect on revenues and materially reduce the Fund’s available capital. For example, unavailability of price quotations from third parties may make it difficult or impossible for the Sponsor to conduct trading activities so that the Fund will closely track the Benchmark. Unavailability of records from brokerage firms may make it difficult or impossible for the Sponsor to accurately determine which transactions have been executed or the details, including price and time, of any transaction executed. This unavailability of information also may make it difficult or impossible for the Sponsor to reconcile its records of transactions with those of another party or to accomplish settlement of executed transactions.

An investment in the Fund faces numerous risks from its Shares being traded in the secondary market, any of which may lead to the Fund’s Shares trading at a premium or discount to NAV.

Although the Fund’s Shares are listed for trading on NYSE Arca, there can be no assurance that an active trading market for such Shares will develop or be maintained. Trading in the Fund’s Shares may be halted due to market conditions or for reasons that, in the view of NYSE Arca, make trading in Shares inadvisable. There can be no assurance that the requirements of NYSE Arca necessary to maintain the listing of the Fund will continue to be met or will remain unchanged or that the Shares will trade with any volume, or at all. The NAV of the Fund’s Shares will generally fluctuate with changes in the market value of the Fund’s portfolio holdings. The market prices of Shares will generally fluctuate in accordance with changes in the Fund’s NAV and supply and demand of Shares on the NYSE Arca. It cannot be predicted whether the Fund’s Shares will trade below at or above their NAV. Investors who buy the Fund’s Shares at a market price that is a premium to NAV face a risk of loss if the market price of their Shares subsequently converges with NAV per Share. Investors buying or selling Fund Shares in the secondary market will pay brokerage commissions or other charges imposed by brokers as determined by that broker. Brokerage commissions are often a fixed amount and may be a significant proportional cost for investors seeking to buy or sell relatively small amounts of Shares.

NYSE Arca may halt trading in the Shares which would adversely impact your ability to sell Shares.

Trading in Shares of the Fund may be halted by NYSE Arca due to market conditions or, in light of NYSE Arca rules and procedures, for reasons that, in view of NYSE Arca, make trading in Shares inadvisable. Such market conditions or other reasons may include when there is significant news directly related to the Fund that, in NYSE Arca’s view or per existing NYSE Arca rules, requires a trading halt, such as when the Sponsor announces news relating to changes/disruptions in the Fund’s create/redeem process during market trading hours. In addition, market conditions that would result in trading halts may also include extraordinary market volatility that trigger rules requiring trading to be halted for a specified period based on a specified market decline. NYSE Arca might also halt trading if there is insufficient trading in BTC or MBT Contracts. There can be no assurance that the requirements necessary to maintain the listing of the Shares will continue to be met or will remain unchanged. The Fund will be terminated if its Shares are delisted.

A pause in Bitcoin Futures Contracts may lead to gaps between prices in spot and futures markets.

On May 19, 2021, the CME Group temporarily paused trading of bitcoin futures after the bitcoin futures market opened to a large price gap between the derivatives and the underlying crypto asset that triggered CME circuit breakers. Due to the misaligned trading periods between spot and futures markets, such gaps, which can be positive or negative, have the potential to frequently exist and, when CME circuit breakers limit the trading in bitcoin futures markets, bid/ask spreads in Shares of the Fund trading on NYSE Arca may be significantly wider than when bitcoin futures markets are trading without restrictions, which may adversely impact your ability to buy or sell Shares in the Fund at a particular price.

The lack of active trading markets for the Shares of the Fund may result in losses on your investment in the Fund at the time of disposition of your Shares.

Although the Shares of the Fund will be listed and traded on NYSE Arca, there can be no guarantee that an active trading market for the Shares of the Fund will be maintained. If you need to sell your Shares at a time when no active market for them exists, the price you receive for your Shares, assuming that you are able to sell them, likely will be lower than what you would receive if an active market did exist.

The Fund is newly formed by virtue of the Merger with Predecessor Fund and may not be successful in implementing its investment objective or attracting sufficient assets.

The Fund is the survivor of the Merger with the Predecessor Fund and has a limited operating history and a small asset base. There can be no assurance that the Fund will grow to or maintain a viable size, which the Sponsor estimates to be a NAV of $20 million. Due to the Fund’s small asset base, the Fund’s portfolio transaction costs and any costs that are not paid by the Sponsor pursuant to the Management Fee, may be relatively higher than those of a fund with a larger asset base. To the extent that the Fund does not grow to or maintain a viable size, it may be liquidated, and the expenses, timing and tax consequences of such liquidation may not be favorable to some Shareholders.

As the Sponsor and its management have limited history of operating investment vehicles like the Fund, their experience may be inadequate or unsuitable to manage the Fund. Sponsoring the Fund is the Sponsor’s first experience in operating an exchange traded product that invests in bitcoin and crypto asset markets

The Sponsor and its management team have a limited track record in operating investment vehicles that specifically deal with cryptoassets such as the Fund. This limited experience poses several potential risks to the effective management and operation of the Fund. Cryptoassets, such as bitcoin, are known for their high volatility, unique technical, legal and regulatory challenges, and rapidly evolving market dynamics. The Sponsor’s limited experience in this specific field may not fully equip them to navigate these complexities effectively.

The past performances of the Sponsor’s management in other investment vehicles are no indication of their ability to manage an investment vehicle such as the Fund. The unique nature of cryptoassets makes past performance an unreliable indicator of future success in this area. The cryptoasset market is technology-driven and requires a deep understanding of the underlying blockchain technology and security considerations. The Sponsor’s limited experience may not fully encompass the technical expertise required to mitigate risks such as cyber threats, technological failures, or operational errors related to cryptoasset transactions and custody.

Should the Sponsor and its management team’s experience prove inadequate or unsuitable for managing a cryptoasset-based investment vehicle like the Fund, it could result in suboptimal decision-making, increased operational risks, and potential legal or regulatory non-compliance. These factors could adversely affect the Fund’s operations, leading to potential losses for investors or a decrease in the Fund’s overall value.

In addition, there are risks related to the Sponsor’s lack of experience in operating an exchange traded product that invests in bitcoin and crypto futures contracts, particularly with respect to marketing the Fund. To address this risk, the Sponsor has entered into an agreement, as amended (the “Support Agreement”) that sets forth the terms and conditions applicable to the launch, marketing, promotion, development, and ongoing operation of the Predecessor Fund and the Fund, as well the respective rights in profits and obligations for expenses. Under the Support Agreement, Hashdex will provide crypto asset related services. To the extent that the Fund does not grow to or maintain a viable size, it may be liquidated, and the expenses, timing and tax consequences of such liquidation may not be favorable to some Shareholders.

Furthermore, the Sponsor is currently engaged in the management of other investment vehicles which could divert their attention and resources. If the Sponsor were to experience difficulties in the management of such other investment vehicles that damaged the Sponsor or its reputation, it could have an adverse impact on the Sponsor’s ability to continue to serve as Sponsor for the Fund.

An investment in the Fund may be adversely affected by competition from other investment vehicles focused on bitcoin or other cryptocurrencies.

The Fund will compete with direct investments in bitcoin, other cryptocurrencies and other potential financial vehicles, possibly including securities backed by or linked to cryptocurrency and other investment vehicles that focus on other digital assets. Market and financial conditions, and other conditions beyond the Fund’s control, such as the timing of reaching the market and the Fund’s fee structure relative to other bitcoin exchange-trade products, may make it more attractive to invest in other vehicles. The competition from other investment vehicles focused on bitcoin or other cryptocurrencies could have a detrimental effect on the scale and sustainability of the Fund.

Existing or future bitcoin ETFs may have significantly lower management fees, which may impede the growth of the Fund.

Existing and future bitcoin ETFs may have fees that are significantly lower than the Fund’s. To the extent that the Fund has relatively higher fees than other such funds, this could impede growth of the Fund, possibly result in a lower NAV per Share, and otherwise pose a material risk to investors.

Anonymity and illicit financing risk.

Although transaction details of peer-to-peer transactions are recorded on the bitcoin blockchain, a buyer or seller of digital assets on a peer-to-peer basis directly on the bitcoin network may never know to whom the public key belongs or the true identity of the party with whom it is transacting. Public key addresses are randomized sequences of alphanumeric characters that, standing alone, do not provide sufficient information to identify users. In addition, certain technologies may obscure the origin or chain of custody of digital assets. The opaque nature of the market poses asset verification challenges for market participants, regulators and auditors and gives rise to an increased risk of manipulation and fraud, including the potential for Ponzi schemes, bucket shops and pump and dump schemes. Digital assets have in the past been used to facilitate illicit activities. If a digital asset was used to facilitate illicit activities, businesses that facilitate transactions in such digital assets could be at increased risk of potential criminal or civil liability or lawsuits, or of having banking or other services cut off, and such digital asset could be removed from digital asset exchanges. Any of the aforementioned occurrences could adversely affect the price of the relevant digital asset, the attractiveness of the respective blockchain network and an investment in the Shares. If the Trust, the Sponsor or the Trustee were to transact with a sanctioned entity, the Trust, the Sponsor or the Trustee would be at risk of potential criminal or civil lawsuits or liability.

The Trust takes measures with the objective of reducing illicit financing risks in connection with the Trust’s activities. However, illicit financing risks are present in the digital asset markets, including markets for bitcoin. There can be no assurance that the measures employed by the Trust will prove successful in reducing illicit financing risks, and the Trust is subject to the complex illicit financing risks and vulnerabilities present in the digital asset markets. If such risks eventuate, the Trust, the Sponsor or the Trustee or their affiliates could face civil or criminal liability, fines, penalties, or other punishments, be subject to investigation, have their assets frozen, lose access to banking services or services provided by other service providers, or suffer disruptions to their operations, any of which could negatively affect the Trust’s ability to operate or cause losses in value of the Shares.

The Trust, the Sponsor and its affiliates have adopted and implemented policies and procedures that are designed to comply with applicable anti-money laundering laws and sanctions laws and regulations, including applicable know your customer (“KYC”) laws and regulations. The Sponsor and the Trust will only interact with known third-party service providers with respect to whom the Sponsor or its affiliates have engaged in a due diligence process to ensure a thorough KYC process, such as the Authorized Purchasers, LPs, market makers, FCMs and Bitcoin Custodian. Each Authorized Purchaser, LP and market maker must undergo onboarding by the Sponsor prior to placing creation or redemption orders with respect to the Fund. As a result, the Sponsor and the Trust have instituted procedures designed to ensure that a situation would not arise where the Trust would engage in transactions with a counterparty whose identity the Sponsor and the Trust did not know.

Furthermore, Authorized Purchasers, as broker-dealers, FCMs, and Bitcoin Custodian, as an entity licensed to conduct virtual currency business activity by the New York Department of Financial Services and a limited purpose trust company subject to New York Banking Law, respectively, are “financial institutions” subject to the U.S. Bank Secrecy Act, as amended (“BSA”), and U.S. economic sanctions laws. The Trust will only accept creation and redemption requests from Authorized Purchasers, LPs, and market makers who have represented to the Trust that they have implemented compliance programs that are designed to ensure compliance with applicable sanctions and anti-money laundering laws. The Cash Custodian and Bitcoin Custodian have adopted and implemented anti-money laundering and sanctions compliance programs, which provides additional protections to ensure that the Sponsor and the Trust do not transact with a sanctioned party.

However, there is no guarantee that such procedures will always prove to be effective or that the Fund’s service providers will always perform their obligations. If the Authorized Purchasers, LPs, or market makers have inadequate policies, procedures and controls for complying with applicable anti-money laundering and applicable sanctions laws or the Trust’s procedures or diligence prove to be ineffective, violations of such laws could result, which could result in regulatory liability for the Trust, the Sponsor, the Trustee or their affiliates under such laws, including governmental fines, penalties, and other punishments, as well as potential liability to or cessation of services by the Fund’s service providers. Any of the foregoing could result in losses to the shareholders or negatively affect the Trust’s ability to operate.

The Fund’s Authorized Purchasers act in similar or identical capacities for several competing exchange-traded bitcoin products which may impact the ability or willingness of one or more Authorized Purchasers to participate in the creation and redemption process, adversely affect the Fund’s operations and ultimately the value of the Shares

Currently, the number of potential Authorized Purchasers willing and capable of serving as Authorized Participants to the Fund or other competing products is limited. If these Authorized Purchasers also serve in the same capacity for several competing products, there is a risk that they may prioritize their resources and trading focus towards other products, particularly during periods of market stress or heightened volatility, potentially reducing the liquidity and market efficiency of the Fund’s Shares. Such prioritization could lead to the Shares trading at a greater premium or discount to NAV, especially if the Fund fails to attract enough Authorized Purchasers willing to maintain a market in the Shares.

Additionally, in the event of a failure or significant disruption in a competing product for which one or more of Fund’s Authorized Purchasers also carry out similar activities, there is a risk that these entities may reallocate their focus or resources away from the Fund, or in more severe cases, cease their operations with the Fund. Such an occurrence could be due to a variety of reasons, including reputational concerns, financial distress, or strategic business decisions following a failure in a competing product. This withdrawal could adversely impact the liquidity of the Shares, potentially leading to increased volatility, wider bid-ask spreads, and a deviation of the Share price from its NAV.

Furthermore, if creations or redemptions are unavailable due to the inability or unwillingness of one or more of the Fund’s Authorized Purchasers to submit creation or redemption orders with the Fund (or do so in a limited capacity), the arbitrage mechanism may fail to function as efficiently as it otherwise would or be unavailable. This could result in impaired liquidity for the Shares, wider bid/ask spreads in the secondary trading of the Shares and greater costs to investors and other market participants, all of which could cause the Sponsor to halt or suspend the creation or redemption of Shares during such times, among other consequences. To the extent Authorized Purchasers exit the business or otherwise become unable to process creation and/or redemption orders and no other Authorized Purchasers step forward to perform these services, Shares may trade at a material discount to NAV and possibly face delisting.

The Market for Bitcoin ETFs May Reach Saturation

The market for bitcoin ETFs like the Fund may reach a point where there is little or no additional investor demand. If this happens, there can be no assurance that the Fund will grow to or maintain a viable size. Due to the Fund’s small asset base, certain of the Fund’s expenses and its portfolio transaction costs may be higher than those of a fund with a larger asset base. To the extent that the Fund does not grow to or maintain a viable size, it may be liquidated, and the expenses, timing and tax consequences of such liquidation may not be favorable to some Shareholders.

The development and commercialization of the Fund is subject to competitive pressures.

The Fund and the Sponsor face competition with respect to the creation of competing products, such as exchange-traded products offering exposure to the spot bitcoin market or other digital assets.

The Sponsor’s competitors may have greater financial, technical and human resources than the Sponsor. These competitors may also compete with the Sponsor. Smaller or early stage companies may also prove to be effective competitors, particularly through collaborative arrangements with large and established companies. In addition, the timing of the Fund in reaching the market and the fee structure of the Fund relative to similar products may have a detrimental effect on the scale and sustainability of the Fund. Accordingly, the Sponsor’s competitors may commercialize a product involving bitcoin more rapidly or effectively than the Sponsor is able to, which could adversely affect the Sponsor’s competitive position, the likelihood that the Fund will achieve initial market acceptance and the Sponsor’s ability to generate meaningful revenues from the Fund, which in turn could cause the Sponsor to dissolve and terminate the Fund.

There can be no assurance that the Fund will grow to or maintain an economically viable size. There is no guarantee that the Sponsor will maintain a commercial advantage relative to competitors offering similar products. Whether or not the Fund and the Sponsor are successful in achieving the intended scale for the Fund may be impacted by a range of factors, such as the Fund’s timing in entering the market and its fee structure relative to those of competitive products.

If the SEC were to approve many or all of the currently pending applications for such exchange-traded bitcoin products, many or all of such products, including the Fund, could fail to acquire substantial assets, initially or at all. The Fund’s competitors may also charge a substantially lower fee than the Fund’s fee in order to achieve initial market acceptance and scale. If the Fund fails to achieve sufficient scale due to competition, the Sponsor may have difficulty raising sufficient revenue to cover the costs associated with launching and maintaining the Fund and such shortfalls could impact the Sponsor’s ability to properly invest in robust ongoing operations and controls of the Fund to minimize the risk of operating events, errors, or other forms of losses to the Shareholders.

In addition, the Fund may also fail to attract adequate liquidity in the secondary market due to such competition, resulting in a sub-standard number of Authorized Purchasers willing to make a market in the Shares, which in turn could result in a significant premium or discount in the Shares for extended periods and the Fund’s failure to reflect the performance of the price of bitcoin.

Potential Conflicts of Interest

The Fund and the Sponsor may have conflicts of interest, which may cause them to favor their own interests to your detriment.

The Fund and the Sponsor may have inherent conflicts to the extent the Sponsor attempts to maintain the Fund’s asset size in order to preserve its fee income and this may not always be consistent with the Fund’s objective of having the value of its Shares’ NAV track changes in the Benchmark. The Sponsor’s officers and employees do not devote their time exclusively to the Fund. These persons may be directors, trustees, officers or employees of other entities. They could have a conflict between their responsibilities to the Fund and to those other entities.

The Sponsor and its affiliates and their principals, officers or employees may trade bitcoin, securities and futures and related contracts for their own accounts.

In addition, the Sponsor and its affiliates (including the Administrator) and their principals, officers or employees may trade bitcoin, securities and futures and related contracts for their own accounts. A conflict of interest may exist if their trades are in the same markets and occur at the same time as the Fund trades using the clearing broker to be used by the Fund. A potential conflict also may occur if the Sponsor and its affiliates and their principals, officers or employees trade their accounts more aggressively or take positions in their accounts that are opposite, or ahead of, the positions taken by the Fund.

The Sponsor has sole current authority to manage the investments and operations of the Fund, and this may allow it to act in a way that furthers its own interests and in conflict with your best interests, including the authority of the Sponsor to allocate expenses to and between the funds of the Trust. Shareholders have very limited voting rights, which will limit the ability to influence matters such as amendment of the Trust Agreement, changes in the Fund’s basic investment policies, dissolution of the Fund, or the sale or distribution of the Fund’s assets.

Shareholder Voting Rights and Liability

Shareholders have only very limited voting rights and generally will not have the power to replace the Sponsor. Shareholders will not participate in the management of the Fund and do not control the Sponsor so they will not have influence over basic matters that affect the Fund.

Shareholders will have very limited voting rights with respect to the Fund’s affairs. Shareholders may elect a replacement sponsor only if the current Sponsor resigns voluntarily or loses its corporate charter. Shareholders will not be permitted to participate in the management or control of the Fund or the conduct of its business. Shareholders must therefore rely upon the duties and judgment of the Sponsor to manage the Fund’s affairs.

Although the Shares of the Fund are limited liability investments, certain circumstances such as bankruptcy could increase a Shareholder’s liability.

The Shares of the Fund are limited liability investments. Shareholders may not lose more than the amount that they invest plus any profits recognized on their investment. However, Shareholders could be required, as a matter of bankruptcy law, to return to the estate of the Fund any distribution they received at a time when the Fund was in fact insolvent or that was made in violation of its Trust Agreement.

As a Shareholder, you will not have the rights enjoyed by investors in certain other types of entities.

As interests in separate series of a Delaware statutory trust, the Shares do not involve the rights normally associated with the ownership of shares of a corporation (including, for example, the right to bring Shareholder oppression and derivative actions). In addition, the Shares have limited voting and distribution rights (for example, Shareholders do not have the right to elect directors, as the Trust does not have a board of directors, and generally will not receive regular distributions of the net income and capital gains earned by the Fund). The Fund is also not subject to certain investor protection provisions of the Sarbanes Oxley Act of 2002 and NYSE Arca governance rules (for example, audit committee requirements).

A court could potentially conclude that the assets and liabilities of the Fund are not segregated from those of another series of the Trust, thereby potentially exposing assets in the Fund to the liabilities of another series.

The Fund is a series of a Delaware statutory trust and not itself a legal entity separate from the other series. The Delaware Statutory Trust Act provides that if certain provisions are included in the formation and governing documents of a statutory trust organized in series and if separate and distinct records are maintained for any series and the assets associated with that series are held in separate and distinct records and are accounted for in such separate and distinct records separately from the other assets of the statutory trust, or any series thereof, then the debts, liabilities, obligations and expenses incurred by a particular series are enforceable against the assets of such series only, and not against the assets of the statutory trust generally or any other series thereof. Conversely, none of the debts, liabilities, obligations and expenses incurred with respect to any other series thereof is enforceable against the assets of such series. The Sponsor is not aware of any court case that has interpreted this inter-series limitation on liability or provided any guidance as to what is required for compliance. The Sponsor intends to maintain separate and distinct records for the Fund and account for the Fund separately from any other Trust series, but it is possible a court could conclude that the methods used do not satisfy the Delaware Statutory Trust Act, which would potentially expose assets in the Fund to the liabilities of one or more of the Funds and/or any other Trust series created in the future.

The Fund does not expect to make cash distributions.

The Sponsor intends to re-invest any income and realized gains of the Fund in additional bitcoin, Bitcoin Futures Contracts or cash and cash equivalents rather than distributing cash to Shareholders. Therefore, unlike mutual funds, commodity pools or other investment pools that generally distribute income and gains to their investors, the Fund generally will not distribute cash to Shareholders. You should not invest in the Fund if you will need cash distributions from the Fund to pay taxes on your Share of income and gains of the Fund, if any, or for any other reason. Although the Fund does not intend to make cash distributions, it reserves the right to do so in the Sponsor’s sole discretion, in certain situations, including for example, if the income earned from its investments held directly or posted as margin may reach levels that merit distribution, e.g., at levels where such income is not necessary to support its investments in bitcoin, Bitcoin Futures Contracts and investors adversely react to being taxed on such income without receiving distributions that could be used to pay such tax. Cash distributions may be made in these and similar instances.

Event Risk

The occurrence of a severe weather event, natural disaster, terrorist attack, outbreak or public health emergency as declared by the World Health Organization, the continuation or expansion of war or other hostilities, or a prolonged government shutdown may have significant adverse effects on the Fund and its investments and alter current assumptions and expectations.

The operations of the Fund, the exchanges, brokers and counterparties with which the Fund does business, and the markets in which the Fund does business could be severely disrupted in the event of a severe weather event, natural disaster, major terrorist attack, cyber-attack, data breach, outbreak or public health emergency as declared by the World Health Organization (such as the recent pandemic spread of the novel coronavirus known as COVID-19), or the continuation or expansion of war or other hostilities. Global terrorist attacks, anti-terrorism initiatives, war and other geopolitical events and political unrest, as well as the adverse impact the COVID-19 pandemic will have on the global and U.S. markets and economy, continue to fuel this concern. For example, events in Eastern Europe, the Middle East, and Asia, including but not limited to the war in Ukraine, the armed conflict between Israel and Hamas, or actions by China and North Korea, may cause volatility in bitcoin markets or the COVID-19 pandemic may adversely impact the level of services currently provided by the U.S. government, could weaken the U.S. economy, interfere with the commodities markets that rely upon data published by U.S. federal government agencies, and prevent the Fund from receiving necessary regulatory review or approvals. The types of events discussed above, including the COVID-19 pandemic, are highly disruptive to economies and markets and have recently led, and may continue to lead, to increased market volatility and significant market losses.

More generally, a climate of uncertainty and panic, including the contagion of the COVID-19 virus and other infectious viruses or diseases, may adversely affect global, regional, and local economies and reduce the availability of potential investment opportunities, and increases the difficulty of performing due diligence and modeling market conditions, potentially reducing the accuracy of financial projections. Under these circumstances, the Fund may have difficulty achieving its investment objective which may adversely impact performance. Further, such events can be highly disruptive to economies and markets, significantly disrupt the operations of individual companies (including, but not limited to, the Fund’s Sponsor and third party service providers), sectors, industries, markets, securities and commodity exchanges, currencies, interest and inflation rates, credit ratings, investor sentiment, and other factors affecting the value of the Fund’s investments. These factors could cause substantial market volatility, exchange trading suspensions and closures that could impact the ability of the Fund to complete redemptions and otherwise affect Fund performance and Fund trading in the secondary market. A widespread crisis may also affect the global economy in ways that cannot necessarily be foreseen at the current time. How long such events will last and whether they will continue or recur cannot be predicted. Impacts from these events could have significant impact on the Fund’s performance, resulting in losses to your investment. The past, current and future global economic impact may cause the underlying assumptions and expectations of the Fund to become outdated quickly or inaccurate, resulting in significant losses.

Failures or breaches of electronic systems could disrupt the Fund’s trading activity and materially affect the Fund’s profitability.

Failures or breaches of the electronic systems of the Fund, the Sponsor, the Custodian or other financial institutions in which the Fund invests, or the Fund’s other service providers, market makers, Authorized Purchasers, NYSE Arca, exchanges on which bitcoin, Bitcoin Futures Contracts or other bitcoin interests are traded or cleared, or counterparties have the ability to cause disruptions and negatively impact the Fund’s business operations, potentially resulting in financial losses to the Fund and its Shareholders. Such failures or breaches may include intentional cyber-attacks that may result in an unauthorized party gaining access to electronic systems in order to misappropriate the Fund’s assets or sensitive information. While the Fund has established business continuity plans and risk management systems seeking to address system breaches or failures, there are inherent limitations in such plans and systems. Furthermore, the Fund cannot control the cyber security plans and systems of the Custodian or other financial institutions in which the Fund invests, or the Fund’s other service providers, market makers, Authorized Purchasers, NYSE Arca, exchanges on which bitcoin, Bitcoin Futures Contracts or other bitcoin interests are traded or cleared, or counterparties.

Risk of Volatility

The price of bitcoin can be volatile which could cause large fluctuations in the price of Shares.

As discussed in more detail above, price movements for bitcoin are influenced by, among other things, the environment, natural or man-made disasters, governmental oversight and regulation, demographics, economic conditions, infrastructure limitations, existing and future technological developments, and a variety of other factors now known and unknown, any and all of which can have an impact on the supply, demand, and price fluctuations in the bitcoin markets. More generally, cryptocurrency prices may be influenced by economic and monetary events such as changes in interest rates, changes in balances of payments and trade, U.S. and international inflation rates, currency valuations and devaluations, U.S. and international economic events, and changes in the philosophies and emotions of market purchasers. Because the Fund invests in bitcoin and in Bitcoin Futures Contracts, it is not a diversified investment vehicle, and therefore may be subject to greater volatility than a diversified portfolio of stocks or bonds or a more diversified commodity or cryptocurrency pool.

Volatility is a statistical measure of the dispersion of returns for a given security or market index. Volatility represents how large an asset’s prices swing around the mean price—it is a statistical measure of its dispersion of returns.

According to Bloomberg from 6/30/2022 to 12/31/2024 front month Bitcoin Futures Contracts exhibited an average implied 30-Day volatility of 56.39. The highest volatility during that period was 92.86 on 7/12/22 and the lowest was 27.58 on 10/24/2022.

Bitcoin can be highly volatile, for example, after a 774% price increase from 1/1/2020 prices peaked in May 2021 and front month Bitcoin Futures Contracts began to decline with a peak to trough retracement of 47.06% by 7/20/2021. Prices then rose from that low until 11/9/2021, a new all time high, resulting in a price increase of 127.58%. Front month Bitcoin Futures Contracts prices peaked on 11/9/2021, began to decline with a peak to trough retracement of 76.91% by 11/09/2022 and rose from that level by 503% as of 12/31/2024.

The table below includes significant single day price declines since inception of the Bitcoin Futures Contracts in December 2017 for both bitcoin (as measured by the BRR) and for Bitcoin Futures Contracts (as measured by the front month Bitcoin Futures Contract), including the single day price decline that occurred on September 7, 2021, followed by a brief narrative disclosure describing the significant declines:

Date	BTC1 Daily % Change	BRR Daily % Change	Notes
3/12/2020	-23.49%	-21.89%	The selloff in Bitcoin futures coincided with broader financial market duress at the onset of the COVID pandemic.
6/27/2019	-21.82%	-9.31%	Potentially signals near term profit taking as the front month contract gained, after gaining approximately 22% in the prior session.
6/13/2022	-20.09%	-15.45%	Selling picked up after failing to hold the $30,000 level, filling the gap created on the way up during December 2020.
1/16/2018	-19.97%	-13.50%	Bitcoin futures were relatively new and there was significant selling interest early on that carried through December 2018.
2/5/2018	-15.43%	-14.16%	Bitcoin futures were relatively new and there was significant selling interest early on that carried through December 2018.
8/5/2024	-14.58%	-15.25%	The selloff in Bitcoin futures tumbled on with the rest of the stock market after a weak jobs report and the Fed’s decision not to cut interest rates sparked fears of a US recession.
5/9/2022	-13.90%	-4.85%	After failing to close back above $40,000 on May 4th, selling accelerated as market participants zeroed in on $30,000 as the next potential area of price support.
11/8/2022	-13.63%	-6.38%	Bitcoin sold off as Binance was considering pulling out of a deal to purchase FTX.
11/9/2022	-13.26%	-10.02%	Bitcoin faced continued pressure from sellers as concerns surrounding the FTX news weighted heavy on the market.
1/21/2022	-10.53%	-10.75%	The downtrend that began in November of 2021 showed signs of accelerating as prices traded at their lowest levels since July of 2021.
11/11/2022	-9.73%	-4.22%	After rallying over 15% the day prior, the selling resumed as the market continued to digest the news around FTX.
03/09/2023	-9.27%	-1.79%	Bitcoin experienced a decline following the announcement of the voluntary liquidation of Silvergate, a U.S. crypto-focused bank. The performance difference was reduced the following day, with the Bitcoin Reference Rate (BRR) showing a decrease of -8.33%.
5/5/2022	-9.10%	-0.65%	After failing to close back above $40,000 on May 4th, selling accelerated as market participants appear to be testing ~$35,000 for potential support.
8/19/2022	-9.02%	-8.70%	Bitcoin futures had been trending higher for much of the summer as market participants assumed a “risk on” posture that was reflected in stock market during the same period. However, sentiment changed to “Risk off” as market participants began to re-think the Fed’s tightening cycle, and potential for prolonged/deeper economic slowdown.
3/5/2024	-8.84%	-7.53%	Due to profit-taking after reaching a record high of $69,202, coupled with a tech stocks sell-off that affected broader market sentiment.
12/11/2023	-8.63%	-7.88%	Primarily due to profit-taking after a substantial rally, increased miner sell-offs, and heightened market volatility.
12/6/2021	-8.56%	0.56%	The previous session saw front-month Bitcoin futures get rejected after testing the 50-day moving average and reversing lower. Prices gapped lower on 12/06.
05/08/2023	-8.06%	-4.83%	Bitcoin witnessed a decline following a temporary halt of withdrawals by Binance, which lasted for several hours.
6/24/2024	-7.96%	-6.38%	Selloff was attributed to anticipated sales from Mt. Gox repayments, German authorities liquidating seized bitcoins, and increased miner sell-offs post-halving.
9/20/2021	-7.81%	-7.61%	After advancing nearly 70% since July 20th prices began to retrace on September 7th. Yet it wasn’t until 09/20 that prices tested both the 50- and 100-day moving averages at the technical point where the 50-day was about to cross back above the 100-day. Suggests that this selling was technical in nature.
9/7/2021	-7.75%	-3.35%	The selling may have been the result of profit taking as Bitcoin futures closed over $50,000 for the first time in the prior session.

Tax Risk

Please refer to “U.S. Federal Income Tax Considerations” for information regarding the U.S. federal income tax consequences of the purchase, ownership and disposition of Shares.

The Fund could be treated as a corporation for U.S. federal income tax purposes, which may substantially reduce the value of your Shares.

The Trust has received an opinion of counsel that, under current U.S. federal income tax laws, the Fund more likely than not will be treated as a partnership that is not taxable as a corporation for U.S. federal income tax purposes, provided that, among other things, (i) at least 90 percent of the Fund’s annual gross income consists of “qualifying income” as defined in the Internal Revenue Code of 1986, as amended (the “Code”), (ii) the Fund is organized and operated in accordance with its governing agreements and applicable law, and (iii) the Fund does not elect to be taxed as a corporation for U.S. federal income tax purposes. Opinions of counsel are not binding on the Internal Revenue Service (the “IRS”) and no assurance can be given that the IRS or a court will agree with counsel’s opinion. Although the Sponsor anticipates that the Fund will satisfy the “qualifying income” requirement for all of its taxable years, that result cannot be assured. There is very limited authority on the U.S. federal income tax treatment of bitcoin and no direct authority on bitcoin derivatives. The Fund has not requested and will not request any ruling from the IRS with respect to its classification as a partnership not taxable as a corporation for U.S. federal income tax purposes. If the IRS were to successfully assert that the Fund is taxable as a corporation for U.S. federal income tax purposes in any taxable year, rather than passing through its income, gains, losses and deductions proportionately to Shareholders, the Fund would be subject to tax on its net income for the year at corporate tax rates. In addition, although the Sponsor does not currently intend to make distributions with respect to Shares, any such distributions would be taxable to Shareholders as dividend income to the extent of the Fund’s current and accumulated earnings and profits, then treated as a tax-free return of capital to the extent of the Shareholder’s basis in the Shares (and will reduce the basis), and, to the extent they exceeds a Shareholder’s basis in such Shares, as capital gain for Shareholders who hold their Shares as capital assets. Taxation of the Fund as a corporation could materially reduce the after-tax return on an investment in Shares and could substantially reduce the value of your Shares.

Your tax liability from holding Shares may exceed the amount of distributions, if any, on your Shares.

Cash or property will be distributed by the Fund at the sole discretion of the Sponsor, and the Sponsor currently does not intend to make cash or other distributions with respect to Shares. Assuming the Fund qualifies to be taxed as a partnership for U.S. federal income tax purposes, you will be required to pay U.S. federal income tax and, in some cases, state, local, or foreign income tax, on your allocable share of the Fund’s taxable income, without regard to whether you receive distributions or the amount of any distributions. Therefore, the tax liability resulting from your ownership of Shares may exceed the amount of cash or value of property (if any) distributed.

Your allocable share of income or loss for U.S. federal income tax purposes may differ from your economic income or loss on your Shares.

Due to the application of the assumptions and conventions applied by the Fund in making allocations for U.S. federal income tax purposes and other factors, your allocable share of the Fund’s income, gain, deduction or loss may be different than your economic profit or loss from your Shares for a taxable year. This difference could be temporary or permanent and, if permanent, could result in your being taxed on amounts in excess of your economic income.

Items of income, gain, deduction, loss and credit with respect to Shares could be reallocated and the Fund itself could be liable for U.S. federal income tax along with any interest or penalties if the IRS does not accept the assumptions and conventions applied by the Fund in allocating those items, with potential adverse consequences for you.

The Fund intends to be treated as a partnership for U.S. federal income tax purposes. The U.S. tax rules pertaining to entities taxed as partnerships are complex and their application to publicly traded partnerships such as the Fund, is in many respects uncertain. The Fund will apply certain assumptions and conventions in an attempt to comply with the intent of the applicable rules and to report taxable income, gains, deductions, losses and credits in a manner that properly reflects Shareholders’ economic gains and losses. These assumptions and conventions may not fully comply with all aspects of the Code, and applicable Treasury Regulations, however, and it is possible that the IRS will successfully challenge our allocation methods and require us to reallocate items of income, gain, deduction, loss or credit in a manner that adversely affects you.

The Fund may be liable for U.S. federal income tax on any “imputed underpayment” of tax resulting from an adjustment as a result of an IRS audit. The amount of the imputed underpayment generally includes increases in allocations of items of income or gains to any investor and decreases in allocations of items of deduction, loss, or credit to any investor without any offset for any corresponding reductions in allocations of items of income or gain to any investor or increases in allocations of items of deduction, loss, or credit to any investor. If the Fund is required to pay any U.S. federal income tax on any imputed underpayment, the resulting tax liability would reduce the net assets of the Fund and would likely have an adverse impact on the value of the Shares. In such a case, the tax liability would in effect be borne by Shareholders that own Shares at the time of such assessment, which may be different persons, or persons with different ownership percentages, than persons owning Shares for the tax year under audit. Under certain circumstances, the Fund may be eligible to make an election to cause Shareholders to take into account the amount of any imputed underpayment, including any interest and penalties. The ability of a publicly traded partnership such as the Fund to make this election is uncertain. If the election is made, the Fund would be required to provide Shareholders who owned beneficial interests in the Shares in the year to which the adjusted allocations relate with a statement setting forth their proportionate shares of the adjustment (“Adjusted K-1s”). The investors would be required to take the adjustment into account in the taxable year in which the Adjusted K-1s are issued. For an additional discussion please see “U.S. Federal Income Tax Considerations – Other Tax Matters.”

If the Fund is required to withhold tax with respect to any Non-U.S. Shareholders, all Shareholders may bear the cost of such withholding.

Under certain circumstances, the Fund may be required to pay withholding tax with respect to allocations to Non-U.S. Shareholders. Although the Trust Agreement provides that any such withholding will be treated as being distributed to the Non-U.S. Shareholder, the Fund may not be able to cause the economic cost of such withholding to be borne by the Non-U.S. Shareholder on whose behalf such amounts were withheld since the Fund does not intend to make any distributions. Under such circumstances, all Shareholders may bear the economic cost of the withholding, not just the Shareholders on whose behalf such amounts were withheld. This could have a material impact on the value of your Shares.

Shareholders will receive partner information tax returns on Schedule K-1, which could increase the complexity of tax returns.

The partner information tax returns on Schedule K-1, which the Fund will distribute to Shareholders, will contain information regarding the income items and expense items of the Fund. If you have not received Schedule K-1s from other investments, you may find that preparing your income tax returns may require additional time, or it may be necessary for you to retain an accountant or other tax preparer, at an additional expense to you, to assist you in the preparation of your returns.

Shareholders of the Fund may recognize significant amounts of ordinary income and short-term capital gain.

Due to the investment strategy of the Fund, the Fund may realize and pass through to Shareholders significant amounts of ordinary income and short-term capital gains as opposed to long-term capital gains. Ordinary income and short-term capital gains are generally taxed at higher U.S. federal income tax rates than the preferential U.S. federal income rates applicable to long-term capital gains.

Tax legislation that has been or could be enacted may affect you with respect to your investment in the Fund.

Legislative, regulatory or administrative changes could be enacted or promulgated at any time, either prospectively or with retroactive effect, and may adversely affect the Fund and its Shareholders. Please consult a tax advisor regarding the implications of an investment in Shares of the Fund, including without limitation the federal, state, local and foreign tax consequences.

PROSPECTIVE INVESTORS ARE STRONGLY URGED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE POSSIBLE TAX CONSEQUENCES TO THEM OF AN INVESTMENT IN SHARES; SUCH TAX CONSEQUENCES MAY DIFFER IN RESPECT OF DIFFERENT INVESTORS.

THE OFFERING

The Fund in General

The Fund seeks to provide investors with price exposure to the bitcoin market. In furtherance of this goal, the Fund’s investment objective is for changes in the Shares’ NAV to reflect the daily changes of the price of the Benchmark, less expenses from the Fund’s operations. Nasdaq developed the Benchmark as a representation of the bitcoin spot market. As of January 1, 2025, the Fund’s total net assets were $14,839,385 and the Fund had 140,000 shares outstanding. For current information about outstanding Fund Shares and other information, see the Fund’s website at www.hashdex-etfs.com/defi.

The Fund will invest in bitcoin, Bitcoin Futures Contracts and cash and cash equivalents. The Sponsor believes that by investing in bitcoin and Bitcoin Futures Contracts, the Fund’s NAV will closely track the Benchmark. The Sponsor also believes that because of market arbitrage opportunities, the market price at which investors will purchase and sell Shares through their broker-dealer will closely track the Fund’s NAV. The Sponsor believes that the net effect of these relationships is that the Fund’s market price on NYSE Arca at which investors purchase and sell Shares will closely track the bitcoin market, as measured by the Benchmark. However, the Fund may not be successful in implementing its investment objective because the Fund is newly formed and because the BTC Contracts and MBT Contracts listed on the CME are a relatively new type of futures contract that may be less developed than more established futures markets (such as the futures markets for corn or wheat). The Fund may purchase MBT contracts only if the Fund has proceeds remaining from the sale of a Creation Basket that are less than the price of a BTC contract. BTC and MBT will count toward an aggregate position limit.

The Fund, the Sponsor and the service providers, including the Custodians, will not loan or pledge the Fund’s assets, nor will the Fund’s assets serve as collateral for any loan or similar arrangement.

Consistent with applicable provisions of the Trust Agreement and Delaware law, the Fund has broad authority to make changes to the Fund’s operations. The Fund may change its investment objective, Benchmark, or investment strategies and Shareholders of the Fund will not have any rights with respect to these changes. The Fund has no current intention to make any such change, and any change is subject to applicable regulatory requirements, including, but not limited to, any requirement to amend applicable listing rules of NYSE Arca.

The reasons for and circumstances that may trigger any such changes may vary widely and cannot be predicted. However, by way of example, the Fund may change the term structure or underlying components of the Bitcoin Futures Contracts holdings in furtherance of the Fund’s investment objective of tracking the price of the Benchmarks, due to market conditions, a potential or actual imposition of position limits by the SEC, the CFTC or futures exchange rules, or the imposition of risk mitigation measures by a futures commission merchant, restricts the ability of the Fund to invest in bitcoin or in Bitcoin Futures Contracts. The Fund would file a current report on Form 8-K and a prospectus supplement to describe any such change and the effective date of the change. Shareholders may modify their holdings of the Fund’s Shares in response to any change by purchasing or selling Fund Shares through their broker-dealer.

The Fund is organized as a series of the Tidal Commodities Trust I, a statutory trust organized under the laws of the State of Delaware on February 10, 2023. Currently, the Fund is the sole series of the Trust and it operates as a separate commodity pool. However, the second series of the Trust, the Nexo 7RCC Spot Bitcoin and Carbon Credit Futures ETF, may be publicly offered in the future. Additional series of the Trust may be created in the future at the Sponsor’s discretion. The Fund maintains its main business office at 234 West Florida Street, Suite 203, Milwaukee, Wisconsin 53204. The Fund is a commodity pool. It operates pursuant to the terms of the Trust Agreement, which is dated as of February 10, 2023 and grants full management control to the Sponsor.

The Fund is the successor and surviving entity from the merger (the “Merger”) into the Fund of Hashdex Bitcoin Futures ETF (the “Predecessor Fund”) that was a series of the Teucrium Commodity Trust (the “Predecessor Trust”) sponsored by Teucrium Trading, LLC (“Prior Sponsor”). The Merger closed on January 3, 2024. Predecessor Fund shareholders now own one share of Fund interest for each share of the Predecessor Fund they owned prior to the Merger. The Fund’s unaudited pro forma equivalent data is the same as the corresponding unaudited pro forma combined data and therefore has not been presented.

Prior Performance of the Fund

The Fund’s Shares have traded on NYSE Arca under the symbol “DEFI” since September 15, 2022.

As of December 31, 2024, the Fund had approximately 43 Shareholders.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

The Hashdex Bitcoin ETF is listed on NYSE Arca and is neither: (i) a privately offered pool pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended. (ii) a multi-advisor pool as defined in CFTC Regulation 4.10(d)(2). or (iii) a principal protected pool as defined in CFTC Regulation 4.10(d)(3).

Performance data from September 15, 2022, to January 3, 2024, reflects the performance of the Predecessor Fund. Performance from January 4, 2024, to March 26, 2024, reflects the Fund’s performance under its previous investment strategy, which involved investing in futures contracts. Performance data from March 27, 2024, onward reflect the Fund’s current investment strategy.

Units of beneficial interest issued (from inception until December 31, 2024)	$450,000
Aggregate gross sale price for units issued	$22,635,091
Pool NAV as of December 31, 2024	$14,839,385
NAV per Share as of December 31, 2024	$106.00
Worst monthly percentage drawdown*	-16.73% / April 2024
Worst peak to valley drawdown**	-17.60% / March 2024 – August 2024

* A drawdown is a loss experienced by the fund over a specified period. Drawdowns are measured on the basis of monthly returns only and do not reflect intra-month figures. The worst monthly percentage drawdown reflects the largest single month loss sustained over the most recent five calendar years and the current year to date.

** The worst peak to valley drawdown is the largest percentage decline in the NAV per unit over the most recent five calendar years and the current year to date. This need not be a continuous decline but can be a series of positive and negative returns. Worst peak to valley drawdown represents the greatest percentage decline from any month end NAV per unit that occurs without such month end NAV per unit being equaled or exceeded as of a subsequent month end. For example, if the NAV per unit declined by $1 in each of January and February, increased by $1 in March and declined again by $2 in April, a “peak to valley drawdown” analysis conducted as of the end of April would consider that “drawdown” to be continuing and to be $3 in amount, whereas if the NAV per unit had increased by $2 in March, the drawdown would have ended as of the end of February at the $2 level.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

	Rates of Return*
Month	2022	2023	2024
January	—%	40.38%	(5.04)%
February	—%	(0.01)%	43.25%
March	—%	22.39%	12.02%
April	—%	1.90%	(16.73)%
May	—%	-8.25%	14.34%
June	—%	12.80%	(11.35)%
July	—%	-5.21%	8.67%
August	—%	-11.31%	(10.17)%
September	(1.57)%	2.59%	8.16%
October	4.64%	27.53%	10.28%
November	(14.91)%	8.00%	39.06%
December	(2.30)%	10.16%	(4.33)%
Annual Rate of Return	(14.39)%	137.10%	108.91%*

* The monthly rate of return is calculated by dividing the ending NAV for a given month by the ending NAV for the previous month, subtracting 1 and multiplying this number by 100 to arrive at a percentage increase or decrease.

For performance information of the Sponsor’s other commodity pools, see “General Pool Disclosure - Performance of the Other Commodity Pools Operated by the Commodity Pool Operator” on page 124.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Investors should consider Management’s Discussion and Analysis of Financial Condition and Results of Operations with respect to the Trust, which section is incorporated by reference to the Trust’s Annual Report on Form 10-K for the year ended December 31, 2024. There has not been a material change to the financial statements or the notes to those financial statements in the Trust’s Annual Report on Form 10-K for the year ended December 31, 2024, filed on March 25, 2025.

THE SPONSOR

The Sponsor of the Trust is Tidal Investments LLC, a Delaware limited liability company. The principal office of the Sponsor is Milwaukee, Wisconsin and the Trust is located at 234 West Florida Street, Suite 203, Milwaukee, Wisconsin 53204. The Sponsor registered as a CPO with the CFTC and became a member of the NFA on March 8, 2022. The Sponsor has sponsored the Trust since 2023. Sponsoring the Fund will be the Sponsor’s first experience operating an exchange traded product that invests in bitcoin and crypto futures contracts. The Sponsor’s responsibilities are discussed in the following paragraph.

Under the Trust Agreement, the Sponsor is solely responsible for management and conducts or directs the conduct of the business of the Trust, the Fund, and any series of the Trust that may from time to time be established and designated by the Sponsor. The Sponsor is required to oversee the purchase and sale of Shares by Authorized Purchasers and to manage the Fund’s investments, including to evaluate the credit risk of FCMs and swap counterparties and to review daily positions and margin/collateral requirements. The Sponsor has the power to enter into agreements as may be necessary or appropriate for the offer and sale of the Fund’s Shares and the conduct of the Trust’s activities. Accordingly, the Sponsor is responsible for selecting the Trustee, Administrator, Marketing Agent, the independent registered public accounting firm of the Trust, and any legal counsel employed by the Trust. The Sponsor is also responsible for preparing and filing periodic reports on behalf of the Trust with the SEC and will provide any required certification for such reports. The Sponsor may determine to engage marketing agents who will assist the Sponsor in marketing the Shares. See “Plan of Distribution” for more information. The Sponsor has discretion to appoint one or more of its affiliates as additional Sponsors. No person other than the Sponsor and its principals was involved in the organization of the Trust or the Fund. The Sponsor maintains a public website on behalf of the Fund, https://hashdex-etfs.com/defi, which contains information about the Trust, the Fund, and the Shares, and oversees certain services for the benefit of Shareholders.

The Fund pays the Sponsor a Management Fee, monthly in arrears, in an amount equal to 0.90% per annum of the daily NAV of the Fund. The Management Fee is paid in consideration of the Sponsor’s services related to the management of the Fund’s business and affairs, including the provision of commodity futures trading advisory services. The Fund is newly organized and as of the date of this prospectus has not paid any management fees to the Sponsor. The Sponsor pays all of the routine operational, administrative and other ordinary expenses of the Fund, generally as determined by the Sponsor, including but not limited to, fees and expenses of the Administrator, Sub-Administrator, Custodian, Marketing Agent, Transfer Agent, licensors, accounting and audit fees and expenses, tax preparation expenses, legal fees, ongoing SEC registration fees, individual Schedule K-1 preparation and mailing fees, and report preparation and mailing expenses.

Shareholders have no right to elect the Sponsor on an annual or any other continuing basis or to remove the Sponsor. If the Sponsor voluntarily withdraws, the holders of a majority of the Trust’s outstanding Shares (excluding for purposes of such determination Shares owned by the withdrawing Sponsor and its affiliates) may elect its successor. Prior to withdrawing, the Sponsor must give ninety days’ written notice to the Shareholders and the Trustee.

The Sponsor is majority owned and controlled by Mr. Guillermo Trias, Mr. Michael Venuto, and a non-officer member who have provided working capital to the Sponsor. Messrs. Messrs. Trias and Venuto each currently own, directly or indirectly, 15% of the Sponsor while, FTV-Toroso, Inc., a non-officer member holds approximately 37.15% (but only 24.9% of the Sponsor’s voting units)

The Sponsor has an information security program and policy in place. The program takes reasonable care to look beyond the security and controls developed and implemented for the Trust and the Fund directly to the platforms and controls in place for the key service providers. Such review of cybersecurity and information technology plans of key service providers are part of the Sponsor’s disaster recovery and business continuity planning. The Sponsor provides regular training to all employees of the Sponsor regarding cybersecurity topics, in addition to real-time dissemination of information regarding cybersecurity matters as needed. The information security plan is reviewed and updated as needed, but at a minimum on an annual basis.

Management of the Sponsor

The Sponsor has sponsored the Fund since January 3, 2024. As of the date of this prospectus, the Sponsor also advises two investment company complexes comprising a total of 82 exchange-traded funds, registered and regulated under the Investment Company Act of 1940. Sponsoring the Fund will be the Sponsor’s first experience operating an exchange traded product that invests in bitcoin and crypto futures contracts. In general, under the Sponsor’s Amended and Restated Limited Liability Company Operating Agreement, as amended from time to time, the Sponsor is managed by a board of managers, who have delegated day-to-day operational matters to the officers of the Sponsor. The Chief Executive Officer of the Sponsor is responsible for the overall strategic direction of the Sponsor and has general control of its business. The Chief Investment Officer and President of the Sponsor is primarily responsible for new investment product development with respect to the Fund. The Chief Operating Officer has primary responsibility for trade operations, trade execution, and portfolio activities with respect to the Fund. The Chief Financial Officer acts as the Sponsor’s principal financial and accounting officer.

Furthermore, certain fundamental actions regarding the Sponsor, such as the removal of officers, the addition or substitution of members, or the incurrence of liabilities other than those incurred in the ordinary course of business and de minimis liabilities, may not be taken without the affirmative vote of a majority of the members. The Sponsor has a board of managers, however, and the Trust has no board of directors or officers. The five managers of the Sponsor are: Guillermo Trias, Michael Venuto, Dan Carlson, Michael Vostrizansky, and Doug Rescho.

Messrs. Michael Venuto, Guillermo Trias, and Daniel Carlson are recognized as individual “principals” of Tidal Investments LLC, as defined under CFTC Rule 3.1. Their status as principals is primarily due to their ownership interests in the Sponsor. Mr. Trias, in particular, holds his interest through Toroso Investments Topco LLC, a company he owns and manages, which has over 10% ownership stake in the Sponsor, thereby establishing Toroso Investments Topco LLC as a principal of the sponsor under CFTC regulations. Additionally, FTV Toroso Inc. is identified as a principal of Sponsor under CFTC Rules due to its ownership interest exceeding 10% in the Sponsor.

The Executive Officers of the Sponsor, all of whom are a members of the Sponsor, are the following:

Guillermo Trias, born in 1976, has served as the Co-Founder and CEO of Tidal Investments LLC since November 1, 2015. In his role, he oversees the overall strategic direction, management, and operational aspects of the firm’s ETF investment platforms. Mr. Trias was approved as a Principal of the Sponsor by the NFA on February 7, 2022. He holds a Business Administration degree from CUNEF and an MBA from the Kellogg School of Management at Northwestern University.

Mr. Michael Venuto, born in 1977, has been the Chief Investment Officer at Tidal Investments LLC since March 12, 2012. His responsibilities at Tidal include the strategic planning and execution of ETF-based investment strategies, focusing on innovation and market responsiveness. Mr. Venuto was approved as a Principal of the Sponsor by the NFA on February 25, 2022.

Mr. Dan Carlson, born in 1955, has been the Chief of Staff at Tidal Investments LLC since March 2024 and previously served as CFO and CCO from March 2012 to March 2024. His responsibilities involve managing the company’s financial operations and overseeing financial planning. He holds a BS degree in Accounting from the University of Illinois, Champaign-Urbana. Mr. Carlson was approved as a Principal of the Sponsor by the NFA on February 7, 2022.

Mr. Gavin Filmore, born in 1984, joined Tidal Investments LLC as the Head of Product Development in August 2021 and was promoted to COO in July 2022. Before joining Tidal, he worked at Barclays Investment Bank, a leading global investment bank offering services in investment management, wealth management, and corporate banking, from August 2017 to September 2021. His focus at Barclays was on Exchange Traded Products. Mr. Filmore holds a BS in Finance from Northeastern University. He was approved as a Principal of Tidal Investments LLC and registered as an Associated Person of the Sponsor by the NFA on March 8, 2022.

Mr. Ronnie Riven, born in 1984, is the Chief Financial Officer of the Sponsor, a Tidal Financial Group company. Before joining the Sponsor in March 2024, Ronnie served as Head of Finance & Business Management at Global X ETFs, which manages over 100 funds and over $40 billion in assets under management, from August 2018 to February 2024. At Global X, Mr. Riven oversaw all finance and accounting operations, as well as leading the firm’s IT, Human Resources, and other business management functions. Ronnie holds a BS degree in Accounting from Hofstra University and is a Certified Public Accountant in the state of New York. He was approved as a Principal of the Sponsor by the NFA on November 8, 2024.

Mr. William Woolverton, born in 1951, has been the Chief Compliance Officer of Tidal Investments LLC, Tidal ETF Trust, and Tidal Trust II since November 10, 2022. Prior to joining Tidal, he was a Senior Principal Consultant at ACA Group, a firm specializing in governance, risk, and compliance services for financial institutions, from March 2020 to October 2022. Before ACA Group, Mr. Woolverton served as Managing Director - US at Waystone, a company offering comprehensive fund governance, risk, compliance, and administration services to the asset management industry, from April 2016 to December 2019. Mr. Woolverton received his M.A. from King’s College, Cambridge University, and a law degree from Columbia University School of Law. He was approved as a Principal of the Sponsor by the NFA on April 5, 2023.

THE TRUSTEE

The sole Trustee of the Trust is Wilmington Trust, a national banking association. The Trustee’s principal offices are located at 1100 North Market Street, Wilmington, Delaware 19890. The Trustee is unaffiliated with the Sponsor. The Trustee’s duties and liabilities with respect to the offering of Shares and the management of the Trust and the Fund are limited to its express obligations under the Trust Agreement.

The Trustee will accept service of legal process on the Trust in the State of Delaware and will make certain filings under the Delaware Statutory Trust Act. The Trustee does not owe any other duties to the Trust, the Sponsor or the Shareholders. The Trustee is permitted to resign upon at least sixty (60) days’ notice to the Sponsor. If no successor trustee has been appointed by the Sponsor within such sixty-day period, the Trustee may, at the expense of the Trust, petition a court to appoint a successor. The Trust Agreement provides that the Trustee is entitled to reasonable compensation for its services from the Sponsor or an affiliate of the Sponsor (including the Trust), and is indemnified by the Sponsor against any expenses it incurs relating to or arising out of the formation, operation or termination of the Trust, or any action or inaction of the Trustee under the Trust Agreement, except to the extent that such expenses result from the fraud, or the gross negligence or willful misconduct of the Trustee. The Sponsor has the discretion to replace the Trustee.

The Trustee has not signed the registration statement of which this prospectus is a part and is not subject to issuer liability under the federal securities laws for the information contained in this prospectus and under federal securities laws with respect to the issuance and sale of the Shares. Under such laws, neither the Trustee, either in its capacity as Trustee or in its individual capacity, nor any director, officer or controlling person of the Trustee is, or has any liability as, the issuer or a director, officer or controlling person of the issuer of the Shares.

Under the Trust Agreement, the Trustee has delegated to the Sponsor the exclusive management and control of all aspects of the business of the Trust and the Fund. The Trustee has no duty or liability to supervise or monitor the performance of the Sponsor, nor does the Trustee have any liability for the acts or omissions of the Sponsor.

Because the Trustee has delegated substantially all of its authority over the operation of the Trust to the Sponsor, the Trustee itself is not registered in any capacity with the CFTC.

OPERATION OF THE FUND

The investment objective of the Fund is for changes in the Shares’ NAV to reflect the daily changes of the price of the Benchmark, less expenses from the Fund’s operations. The Fund expects that the Fund’s assets will be used to invest in bitcoin, Bitcoin Futures Contracts and cash and cash equivalents, such as short-term Treasury bills, money market funds, and demand deposit accounts. The NYSE Arca rule under which the Shares will be listed and traded prevents the Fund from utilizing leverage.

The Fund invests in bitcoin and Bitcoin Futures Contracts without being leveraged or unable to satisfy its current or potential margin or collateral obligations with respect to its investments. After fulfilling such margin and collateral requirements, the Fund invests the remainder of its proceeds from the sale of baskets in cash and cash equivalents, including money-market funds, and/or merely holds such assets in cash in interest-bearing accounts. The Fund seeks to earn interest and other income from the cash equivalents that it purchases, and on the cash, it holds at financial institutions.

The Fund’s total portfolio composition is disclosed each business day that NYSE Arca is open for trading on the Fund’s website at https://hashdex-etfs.com/defi. The website disclosure of portfolio holdings is made daily and includes, as applicable, the security name, market price, CUSIP, and total weight of each futures contract month reflected as a percentage, and value of bitcoin and each cash and cash equivalents held in the Fund. The Fund’s website also includes the NAV, the 4:00 p.m. (ET) Bid/Ask Midpoint as reported by NYSE Arca, the last trade price as reported by NYSE Arca, the Median bid-ask spread for the past 30 days, the Shares outstanding, the Shares available for issuance. Historical premium/discount information will be updated quarterly and daily as needed. The prospectus, Monthly Statements of Account, Quarterly Performance of the Midpoint versus the NAV (as required by the CFTC), and the Roll Dates, as well as Forms 10-Q, Forms 10-K, and other SEC filings for the Fund, are also posted on the website. The Fund’s website is publicly accessible at no charge.

The Fund’s investment objective is to provide investors with a way to gain price exposure to the bitcoin market. The Fund will invest in bitcoin and Bitcoin Futures Contracts. The Sponsor believes that by investing in bitcoin and Bitcoin Futures Contracts, the Fund’s NAV will closely track the Benchmark. The Sponsor also believes that because of market arbitrage opportunities, the market price at which investors will purchase and sell Shares through their broker-dealer will closely track the Fund’s NAV. The Sponsor believes that the net effect of these relationships is that the Fund’s market price on NYSE Arca at which investors purchase and sell Shares will closely track the bitcoin market, as measured by the Benchmark.

An investment in the Shares can potentially provide a means for diversifying an investor’s portfolio or hedging exposure to changes in bitcoin prices. An investment in the Shares allows both retail and institutional investors to easily gain this exposure to the bitcoin market in a transparent, cost-effective manner.

The Sponsor employs a “neutral” investment strategy intended to track changes in the Benchmark regardless of whether the Benchmark goes up or goes down. The Fund’s “neutral” investment strategy is designed to permit investors generally to purchase and sell the Fund’s Shares for the purpose of investing indirectly in the bitcoin market. Such investors may include those seeking to hedge the risk of losses in their bitcoin related transactions as well as investors seeking exposure to the bitcoin market. Accordingly, depending on the investment objective of an individual investor, the risks generally associated with investing in the bitcoin market and/or the risks involved in hedging may exist. In addition, the Fund does not expect there to be any meaningful correlation between the performance of the Fund’s investments in cash and cash equivalents and the changes in the price of bitcoin or Bitcoin Futures Contracts. While the level of interest earned on, or the market price of, these investments may in some respects correlate to changes in the price of bitcoin, this correlation is not anticipated as part of the Fund’s efforts to meet its objective. This and certain risk factors discussed in this prospectus may cause a lack of correlation between changes in the Fund’s NAV and changes in the price of bitcoin.

The Shares issued by the Fund may be purchased only by Authorized Purchasers and only in blocks of 10,000 Shares called Creation Baskets. The amount of the purchase payment for a Creation Basket is equal to the total NAV of Shares in the Creation Basket. Similarly, only Authorized Purchasers may redeem Shares and only in blocks of 10,000 Shares called Redemption Baskets. The Shares will be sold at the next determined NAV per Share. The amount of the redemption proceeds for a Redemption Basket is equal to the total NAV of Shares in the Redemption Basket. The purchase price for Creation Baskets and the redemption price for Redemption Baskets are the actual NAV calculated at the end of the business day when a request for a purchase or redemption is received by the Fund. The NYSE Arca publishes an approximate NAV intra-day based on the prior day’s NAV and the current price of bitcoin and Bitcoin Futures Contracts, but the price of Creation Baskets and Redemption Baskets is determined based on the actual NAV calculated at the end of each trading day.

While the Fund issues Shares only in Creation Baskets, Shares may also be purchased and sold in much smaller increments on NYSE Arca. These transactions, however, are effected at the bid and ask prices established by the specialist firm(s). Like any listed security, Shares can be purchased and sold at any time a secondary market is open.

The Fund’s Investment Strategy

The Fund seeks to achieve its investment objective by primarily investing in bitcoin. The Fund will use Bitcoin Futures Contracts for the primary purpose of using such Bitcoin Futures Contracts to acquire physical bitcoin through EFP transactions and to offset cash and receivables for better tracking the benchmark index. The EFP transactions, although facilitated by the infrastructure and under the regulatory oversight of the CME, a CFTC-regulated market, are executed off-exchange and may not carry the same regulatory requirements and level of oversight as on-exchange transactions. Under normal market conditions, the Fund has established a policy to maximize its investments in physical bitcoin such that it’s expected at least 95% of the Fund’s assets will be invested in bitcoin, and up to 5% may be invested in Bitcoin Futures Contracts and in cash and cash equivalents, such as short-term Treasury bills, money market funds, and demand deposit accounts. The Sponsor does not have discretion in choosing the Fund’s investments. See “Use of Proceeds.” The term “normal market conditions” includes, but is not limited to, the absence of: trading halts in the applicable financial markets generally; operational issues (e.g., systems failure) causing dissemination of inaccurate market information; or force majeure type events such as natural or man-made disaster, act of God, armed conflict, act of terrorism, riot or labor disruption or any similar intervening circumstance. Similarly, the Fund will use bitcoin to acquire Bitcoin Futures Contracts through EFP transactions, so the Fund can then sell the Bitcoin Futures Contracts for cash in order to satisfy redemption orders.

The percentage allocation to Bitcoin Futures Contracts is determined daily such that the Fund may maintain Bitcoin Futures Contracts positions (with related cash reserves to meet applicable margin requirements) to hedge the cash balance that the Sponsor deems necessary to meet the Fund’s liquidity needs for the cash payment of Share redemption settlements and of other applicable expenses borne by the Fund.

When the Fund needs to increase or decrease its allocation to physical bitcoin it will do so through EFP transactions, by exchanging a physical bitcoin holding for an equivalent Bitcoin Futures Contracts position.

The Fund invests in bitcoin and Bitcoin Futures Contracts without being leveraged or unable to satisfy its expected current or potential margin or collateral obligations with respect to its investments. After fulfilling such margin and collateral requirements, the Fund invests the remainder of its proceeds from the sale of baskets in short term financial instruments of the type commonly known as “cash and cash equivalents.”

The Sponsor employs a passive investment strategy intended to track the changes in the Benchmark regardless of whether the Benchmark goes up or goes down, meaning that the Sponsor will not try to “beat” the Benchmark. The Fund’s passive investment strategy is designed to permit investors generally to purchase and sell the Fund’s Shares for the purpose of investing indirectly in the bitcoin market in a cost-effective manner. The Sponsor endeavors to manage the Fund’s investments so that the Fund’s average daily tracking error against the Benchmark will be less than 10 percent over any period of 30 trading days. However, the Fund incurs certain expenses in connection with its operations, which cause imperfect correlation between changes in the Fund’s NAV and changes in the Benchmark because the Benchmark does not reflect expenses or income. As a result, investors may incur a partial or complete loss of their investment even when the performance of the Benchmark is positive.

As an example, assume that a Creation Basket is sold by the Fund, and that the Fund’s closing NAV per Share is $25.00. In that case, the Fund would receive $250,000 in proceeds from the sale of the Creation Basket ($25.00 NAV per Share multiplied by 10,000 Shares and ignoring the Creation Basket fee of $300). If one were to assume further that in accordance with the Fund’s policy, the Sponsor wants to invest at least 95% of the entire proceeds from the Creation Basket in bitcoin and up to 5% in Bitcoin Futures Contracts and that the market value of each such Bitcoin Futures Contract is $188,175 and bitcoin price is $37,635 (or otherwise not a round number), the Fund would be unable to buy an exact number of Bitcoin Futures Contracts with an aggregate market value equal to $250,000. In this case, the Fund would be able to purchase 1 BTC Contract with an aggregate market value of approximately $188,175 and 16 MBT Contracts (each of which represent 0.10 bitcoin) at $3,763 per contract with an aggregate market value of approximately $60,208, bringing the aggregate value of proceeds to $248,383. To purchase the bitcoins, the Fund would then engage in an Exchange for Physical (EFP) transaction on CME to trade 1 BTC Contract and 14 MBT Contracts for an equivalent position of 6.4 bitcoins (equivalent to $239,136.5., assuming for simplicity that the basis spread between Bitcoin Futures Prices and Physical Bitcoin Price is 0bps in the EFP Transaction) to achieve at least 95% allocation to bitcoin. Assuming a margin requirement equal to 32% of the notional amount based on the previous settlement price of the BTC Contracts and MBT Contracts, the Fund would be required to deposit approximately $2,408.32 in cash with the FCM through which the Bitcoin Futures Contracts were purchased as margin for the final long position in 2 MBT Contracts; and $239,136.5 with the trading counterparty of the EFP Transaction through which the bitcoins were purchased as the cash settlement of the spot leg (Fund buys 6.4 BTC from trading counterparty for $239,136.5). The remainder of the proceeds from the sale of the Creation Basket, approximately $8,455.18 would remain invested in cash and/or cash equivalents, as determined by the Sponsor from time to time based on factors such as potential calls for margin or anticipated redemptions.

The Bitcoin Futures Contracts are cash-settled. Positions may also be closed out to meet orders for Redemption Baskets, in which case the proceeds from closing the positions will not be reinvested. The Fund may from time to time trade in other exchange listed bitcoin interests based on the spot price of bitcoin.

Futures Contracts

Futures contracts are agreements between two parties that are executed on a designated contract market (“DCM”), i.e., a commodity futures exchange, and that are cleared and margined through a derivatives clearing organization (“DCO”), i.e., a clearing house. Bitcoin Futures Contacts are financially settled, which means that one party agrees to buy a commodity such as bitcoin from the other party at a later date at a price and quantity agreed upon when the contract is made, but instead of taking physical delivery of the commodity at such later date, settlement occurs in a dollar amount that is equivalent to the amount of bitcoin agreed to in the contract. In market terminology, a party who purchases a futures contract is long in the market and a party who sells a futures contract is short in the market. The contractual obligations of a buyer or seller may generally be satisfied by financial settlement or by making an offsetting sale or purchase of an identical futures contract on the same or linked exchange before the designated date of delivery. The difference between the price at which the futures contract is purchased or sold and the price paid for the offsetting sale or purchase, after allowance for brokerage commissions, constitutes the profit or loss to the trader.

If the price of the cryptocurrency increases after the original futures contract is entered into, the buyer of the futures contract will generally be able to sell a futures contract to close out its original long position at a price higher than that at which the original contract was purchased, generally resulting in a profit to the buyer. Conversely, the seller of a futures contract will generally profit if the price of the underlying bitcoin cryptocurrency decreases, as it will generally be able to buy a futures contract to close out its original short position at a price lower than that at which the original contract was sold. Because the Fund seeks to track the Benchmark directly, the Fund intends to hold only long positions in bitcoin futures contracts and intends to roll its Bitcoin Futures Contracts prior to expiration via sales of existing long positions and the acquisition of new long positions as replacements for contracts sold. Futures contracts are typically traded on futures exchanges (i.e. DCMs) such as the CME, which provide centralized market facilities in which multiple persons may trade contracts. Members of a particular futures exchange and the trades executed on such exchange are subject to the rules of that exchange. Futures exchanges and their related clearing organizations (i.e. DCOs) are given reasonable latitude in promulgating rules and regulations to control and regulate their members.

Trades on a futures exchange are generally cleared by the DCO, which provides services designed to mutualize or transfer the credit risk arising from the trading of contracts on an exchange. The clearing organization effectively becomes the other party to the trade, and each clearing member party to the trade looks only to the clearing organization for performance.

Bitcoin Futures Contracts

CME began offering trading in BTC Contracts in 2017 (and in MBT Contracts in 2021). The CME needed a transparent and readily available way to determine the price of bitcoin for its futures contract customers. However, there are numerous exchanges on which one can buy and sell bitcoin, and the prices of bitcoin can differ greatly from exchange to exchange. CME wanted to use pricing information from what it considered to be reputable bitcoin exchanges to calculate a once-a-day reference rate of the U.S. dollar price of bitcoin.

The CME developed the CME CF Bitcoin Reference Rate (the “BRR”) to serve these purposes. Each of the BTC and MBT contract’s final daily cash settlement is based on the BRR. It serves as a once-a-day reference rate of the U.S. dollar price of bitcoin and is used as the rate on which bitcoin futures contracts are cash-settled in U.S. dollars at the close of CME daily trading. The BRR is calculated by collecting purchase and sale transactions from specified constituent bitcoin exchanges, which currently include Bitstamp, Coinbase, Gemini, itBit, Kraken, and Bullish Exchange LMAX Digital, during a calculation window between 3:00 p.m. and 4:00 p.m. London time. It is published at 4:00 p.m. London time each day.

The CME selects constituent exchanges for the BRR on the basis of the following criteria, which each exchange must demonstrate that it continues to fulfill on an ongoing basis:

●	The exchange has policies to ensure fair and transparent market conditions at all times and has processes in place to identify and impede illegal, unfair or manipulative trading practices.

●	The exchange does not impose undue barriers to entry or restrictions on market participants, and utilizing the venue does not expose market participants to undue credit risk, operational risk, legal risk or other risks.

●	The exchange complies with applicable law and regulation, including, but not limited to capital markets regulations, money transmission regulations, client money custody regulations, know-your-client (KYC) regulations and anti-money-laundering (AML) regulations.

●	The exchange cooperates with inquiries and investigations of regulators and the administrator upon request and has to execute data sharing agreements with the CME.

Should the average daily contribution of a constituent exchange fall below 3%, then the continued inclusion of the venue as a constituent exchange is assessed.

Qualifying transactions from the constituent exchanges that take place during the one-hour calculation window are added to a list, with the trade price and size for each transaction recorded. The one-hour calculation is partitioned into twelve intervals of five minutes each, and for each partition, the volume-weighted median trade price is calculated from the trade prices and sizes of relevant transactions. (A volume-weighted median differs from a standard median in that a weighting factor, in this case trade size, is factored into the calculation.) The BRR is the equally-weighted average of the volume-weighted medians of all twelve partitions.

Impact of Position Limits, Accountability Levels, and Price Fluctuation Limits.

Position limits, accountability levels, and dynamic price fluctuation limits may potentially cause a tracking error between the price of the Shares and the Benchmark. This may in turn prevent you from being able to effectively use the Fund as a way to hedge against bitcoin related losses or as a way to indirectly invest in bitcoin.

The Fund does not intend to limit the size of the offering and will attempt to expose substantially all of its proceeds to bitcoin and Bitcoin Futures Contracts and cash and cash equivalents. If the Fund encounters position limits, accountability levels, or price fluctuation limits for Bitcoin Futures Contracts, it could force the Fund to limit the number of Creation Baskets that it sells.

Price Volatility

Despite dynamic price limits, the price volatility of bitcoin and Bitcoin Futures Contracts generally has been historically greater than that for traditional securities such as stocks and bonds. Price volatility often is greater day to day as opposed to intra-day. Economic factors that may cause volatility in bitcoin include but are not limited to cost of electricity, regulation, market disruptions, cyber-attacks, political events and existing and future technological developments. There are also various other factors now known and unknown, any and all of which can have an impact on the supply, demand, and price fluctuations in the bitcoin markets. See “Risks Related to Bitcoin and the Bitcoin Network.” Because the Fund invests in bitcoin and Bitcoin Futures Contracts, the assets of the Fund, and therefore the price of the Fund’s Shares, may be subject to greater volatility than traditional securities.

Term Structure of Futures Contracts and the Impact on Total Return

Over time, the price of bitcoin fluctuates based on a number of market factors, including demand for bitcoin. The value of Bitcoin Futures Contracts likewise fluctuates in reaction to a number of market factors. Because the Fund seeks to maintain part of its holdings in Bitcoin Futures Contracts, the Fund must periodically “roll” futures contract positions, closing out soon to expire contracts that will no longer be part of the Benchmark and entering into subsequent to expire contracts. One factor determining the total return from investing in futures contracts is the price relationship between soon to expire contracts and later to expire contracts.

If the futures market is in a state of backwardation (i.e., when the price of bitcoin in the future is expected to be less than the current price), the Fund will buy later to expire contracts for a lower price than the sooner to expire contracts that it sells. Hypothetically, and assuming no changes to either prevailing bitcoin prices or the price relationship between soon to expire contracts and later to expire contracts, the value of a contract will rise as it approaches expiration. Over time, if backwardation remained constant, the differences would continue to increase. If the futures market is in contango, the Fund will buy later to expire contracts for a higher price than the sooner to expire contracts that it sells. Hypothetically, and assuming no other changes to either prevailing bitcoin prices or the price relationship between the spot price, soon to expire contracts and later to expire contracts, the value of a contract will fall as it approaches expiration. Over time, if contango remained constant, the difference would continue to increase. All other things being equal, a situation involving prolonged periods of contango may adversely impact the returns of the Fund; conversely a situation involving prolonged periods of backwardation may positively impact the returns of the Fund. By way of example, during the period from 6/30/2020 to 6/30/2023, the market for Bitcoin Futures Contracts were in contango approximately 87% of the time, which resulted in an average annual negative roll yield of approximately 7%.

Margin Requirements and Marking to Market Futures Positions

“Initial margin” is an amount of funds that must be deposited by a bitcoin interest trader with the trader’s broker to initiate an open position in futures contracts. A margin deposit is like a cash performance bond. It helps assure the trader’s performance of the futures contracts that he or she purchases or sells. Futures contracts are customarily bought and sold on initial margin that represents a small percentage of the aggregate purchase or sales price of the contract. The amount of margin required in connection with a particular futures contract is set by the exchange on which the contract is traded. Brokerage firms, such as the Fund’s clearing broker, carrying accounts for traders in bitcoin interest contracts may require higher amounts of margin as a matter of policy to further protect themselves.

Futures contracts are marked to market at the end of each trading day and the margin required with respect to such contracts is adjusted accordingly. This process of marking to market is designed to prevent losses from accumulating in any futures account. Therefore, if the Fund’s futures positions have declined in value, the Fund may be required to post “variation margin” to cover this decline. Alternatively, if the Fund’s futures positions have increased in value, this increase will be credited to the Fund’s account.

The Fund’s Investments in Spot Bitcoin

The Fund’s investment strategy also includes direct investments in bitcoin, commonly referred to as “spot bitcoin”. The Fund’s position in bitcoin is purchased and sold through CME’s Exchange for Physical Transactions and is held by the Bitcoin Custodian on behalf of the Fund.

Purchases and Sales of Spot Bitcoin

The Fund will, under normal market conditions, frequently increase or decrease its holdings of physical bitcoin as Shares are created and redeemed. The Fund acquires and disposes of physical bitcoin only through EFP transactions on the CME Bitcoin Futures Market, which take place under the regulatory oversight of the CME, a CFTC-regulated market.

The Sponsor believes that by acquiring physical Bitcoin through EFP transactions, the Fund will significantly mitigate the risk of fraud and manipulation. In using EFP transactions, the Sponsor expects that the Fund will provide investors with bitcoin exposure that is more resistant to fraud and manipulative practices than comparable products that seek to rely on unregulated trading platforms. In particular, to avoid any exposure to potential manipulation from actors operating on unregulated trading platforms, although the Fund holds bitcoin, the Fund’s NAV is calculated using a bitcoin price derived from the price of Bitcoin Futures Contracts, and the Fund purchases and sells bitcoin exclusively via EFP transactions on the CME Bitcoin Futures Market. The Fund does not trade or otherwise rely on information or services from unregulated spot bitcoin trading platforms, but instead buys Bitcoin Futures Contracts with the purpose of using them to acquire physical bitcoin through EFP transactions.

However, despite being subject to CME’s oversight, the Sponsor cannot assure investors that each and every transaction will be subject to a thorough analysis by the CME. The Sponsor notes that this approach is less prone to being affected by would-be manipulators than other mechanisms that are not reported to a regulated market, but it does not completely eliminate the risk of fraud.

EFP Transactions are privately negotiated trades between two parties that allow for the simultaneous transfer of a futures position for an equivalent spot market position, or vice versa. The Fund does not intend to trade on unregulated bitcoin spot exchanges. All transfers relating to purchases or sales of bitcoin are settled via “on-chain” transactions represented on the bitcoin blockchain. The Fund can exchange any maturities of either BTC or MBT Contracts in which the Fund has an open long position to engage in EFP trade to purchase bitcoin. When selling bitcoin, the Fund will normally exchange it for a long position on the first to expire BTC Contracts and/or MBT Contracts.

Governed by CME Exchange Rule 538, EFP transactions must be executed at commercially reasonable prices mutually agreed upon by the parties involved. All parties to an EFP are required to prepare and maintain all documents related to both the futures and the corresponding physical bitcoin position, in accordance with Commodity Futures Trading Commission (CFTC) Regulation 1.35. CME has the authority to obtain records related to EFRP transactions and has a surveillance program in place to appropriately monitor and enforce compliance with its Market Regulation to prevent fraud and manipulation.

Given that both sides of the trade track the same benchmark (Bitcoin), an EFP is a market-neutral transaction. Therefore, the pricing of the EFP is quoted in terms of the basis between the price of the futures contract and the level of the underlying bitcoin.

When the Sponsor decides to increase or decrease its holdings of physical bitcoin, it will cause the Fund to execute an EFP trade with a liquidity provider (an “LP”). The selection of those LPs is based on the objective of achieving the best execution for each transaction, in line with the Fund’s investment strategy. As of the date of this prospectus, Cumberland DRW LLC, Flow Traders B. V., JSCT, LLC, XBTO International Ltd., DV Chain, LLC, GSR Markets Ltd., B2C2 USA, Inc. and Nonco LLC have been approved as LPs. Jane Street Capital, LLC, one of the Authorized Purchasers, is an affiliate of JSCT, LLC, one of the LPs. Current or future LPs may be affiliates or, or have material relationships with, the Fund’s current or future Authorized Purchasers.

The Fund and the LP will simultaneously exchange a futures position for a corresponding, economically offsetting position in physical bitcoin. Specifically, when the Sponsor intends to increase the Fund’s bitcoin holdings, the Fund participates in an EFP transaction to sell futures contracts and buy physical bitcoin, while the LP participating in such transaction will buy futures contracts and sell physical bitcoin. Similarly, when the Sponsor seeks to decrease the Fund’s bitcoin holdings, the Fund will participate in an EFP transaction to buy futures contracts and sell physical bitcoin, while the LP on the other side of the transaction will sell futures contracts and buy physical bitcoin.

In order to ensure best execution and ensure that transactions are executed at commercially reasonable prices when the Fund needs to purchase or sell spot bitcoin, the Sponsor will conduct a Request-for-Quote (“RFQ”) auction with multiple LPs using the current day settlement price as the reference for the Futures Contracts. The Sponsor may use electronic means such as the Directed Request for Quote (DRFQ) available in the CME Direct, chat services or any other communication mechanism that is compatible with CME’s and CFTC guidance around recordkeeping of EFP transactions. The LPs will present their quotes in terms of basis points (1 bps = 0.01%) difference between the current day’s settlement price of the futures contract and bitcoin. The Fund will then confirm the trade with the LP that offered the best quote. After the CME publishes the daily settlement price of the relevant Futures Contract, the Sponsor and the selected LP calculate and confirm the price of the futures leg of the transaction as being the published settlement price and the price of physical bitcoin leg of the transaction by applying the agreed upon basis spread and submit the transaction to one of its FCMs that subsequently reports the transaction to the CME.

After the EFP Transaction is confirmed by the CME, the futures leg of the transaction is cleared by CME Clearing, while the physical leg is settled bilaterally with the LP depositing in the Fund’s Wallet with the Bitcoin Custodian the agreed upon amount of bitcoin until the end of day New York time of the business day following the transaction date prior to any movement of cash from the Cash Custodian. Upon receipt of the required amount of bitcoin, the Bitcoin Custodian will notify the Sponsor that the bitcoin has been received. The Sponsor will then notify the Cash Custodian to transfer the corresponding cash to the LP to complete the settlement of the physical leg of the EFP Transaction. All purchases or sales of bitcoin related to EFP Transactions executed by the Fund are settled on-chain.

The diagram below illustrates the steps in the execution of a typical EFP transaction by the Fund to acquire physical bitcoin in exchange for Bitcoin Futures Contracts.

To provide a more concrete example of an EFP transaction that the Fund would undertake to acquire spot bitcoin, assume that the Fund needs to buy 50 bitcoins in exchange for 10 units of the next maturity of BTC Contracts. The Sponsor will select an LP that it believes will provide the best execution opportunity for the proposed EFP trade. The LP will provide bid/ask quotes for the EFP transaction as a basis spread against the settlement price of the BTC Contract to determine the price of the physical bitcoin that will be exchanged in the physical leg of the EFP. Then, assume that the Sponsor determines that the best option for the Fund is a bid of +25 bps. Assuming that the daily settlement price of the relevant BTC Contract was $26,060, the price for the physical leg of the EFP transaction agreed upon by the Fund and the LP is $25,995.01. Upon completion of the EFP transaction, the Fund and the LP will have different positions, but the same financial exposure:

●	Before the transaction, the Fund was long 10 BTC Contracts; after the transaction, it has converted this exposure into 50 physical bitcoins.

●	Before the transaction, the LP had 50 bitcoins; after the transaction, it holds an equivalent position long in 10 BTC Contracts.

The table below illustrates the steps in this EFP transaction:

Steps	LP	Fund
1. Starting position	50 bitcoins	10 BTC Contracts
2. EFP transaction is negotiated between the LP and the Fund	The LP and the Fund agree to terms of the EFP, namely: ● Fund sells / LP buys 10 BTC Contracts at $26,060 ● Fund buys / LP sells 50 bitcoins at 25,995.01 (basis spread of +25bps)
3. LP sends bitcoin to the Fund	-50 bitcoins	+50 bitcoins
4. The EFP transaction is reported to CME and the LP assumes the long position in 10 BTC Contracts	+10 BTC Contracts	-10 BTC Contracts
5. Final position	10 BTC Contracts	50 bitcoins

As an EFP is a privately negotiated off-exchange, the CME allows it to be executed at a mutually agreed price, but it requires that such price be commercially reasonable. EFP transactions fall under the governance of CME Exchange Rule 538, stipulating that these transactions must be conducted at commercially reasonable prices, as mutually agreed upon by the involved parties. According to the CME, EFPs are expected to be executed at market prices. Consequently, the CME recognizes market prices as inherently reasonable under CME Exchange Rule 538. The Sponsor believes that by conducting a Request-for-Quote (“RFQ”) auction with multiple LPs it ensures that EFP transactions are executed at commercially reasonable prices.

All parties to an EFP are required to prepare and maintain all documents related to both the futures and the corresponding physical bitcoin position, in accordance with CFTC Regulation 1.35. CME has the authority to obtain records related to EFP transactions and has a surveillance program in place to appropriately monitor and enforce compliance with its market regulation to prevent fraud and manipulation.

CME’s exchange for related position transaction rules establish that if prices deviate excessively from prevailing market levels, counterparties to the EFP may be required to demonstrate that the prices are indeed legitimate and/or provide a justification for the disparity. If parties can substantiate that the purpose behind the off-market transaction is legitimate and complies with the law, the CME acknowledges and accepts it as commercially reasonable. Conversely, if parties are unable to provide adequate proof, both the parties and their corresponding Futures Commission Merchants (FCMs) may be subject to charges in accordance with the provisions outlined in CME Exchange Rule 406.

Custody of Bitcoin

Bitcoins exist and are stored on the blockchain, which serves as the decentralized transaction ledger for the Bitcoin Network. All transactions, including the creation of new bitcoins through mining, are recorded on the blockchain, ensuring the verification of each bitcoin’s location in specific digital wallets (“Bitcoin Account”).

The responsibility for safekeeping all the bitcoin owned by the Fund in a multi-layer, multi-party cold storage or similarly secure technology, and maintaining the Bitcoin Account, lies with the Bitcoin Custodian. The digital wallets can be accessed using their respective private keys, which are held by the Bitcoin Custodian in cold storage at various vaulting locations. The locations of these vaulting premises are kept confidential to enhance security. The Bitcoin Custodian is authorized to accept bitcoin on behalf of the Fund from pre-approved trading counterparties accounts, transferring them to the Bitcoin Account, and then depositing them into digital wallets with existing keys in cold storage. When the Fund needs to withdraw bitcoins for sale, the Bitcoin Custodian will ensure that the private keys associated with those bitcoins sign the withdrawal transaction, following a reverse procedure similar to the deposit process.

“Cold storage” refers to a safeguarding method where private keys associated with bitcoins are kept offline, away from internet-connected devices. This could involve storing the private keys on a non-networked computer or electronic device. To send bitcoins from a digital wallet with private keys in cold storage, the private keys must be retrieved and entered into a bitcoin software program for transaction signing, or the unsigned transaction is sent to a “cold” server where the private keys are held for signature. Private keys are generated in offline computers so that they are more resistant to being hacked, thus the keys used to carry out transactions are generated and stored by the Bitcoin Custodian in security devices not connected to the internet. The Bitcoin Custodian may receive deposits of bitcoin but may not send bitcoin without use of the corresponding private keys.

In order to send bitcoin when the private keys are kept in cold storage, either the private keys must be retrieved from cold storage and entered into a software program to sign the transaction, or the unsigned transaction must be sent to the “cold” server in which the private keys are held for signature by the private keys. Such private keys are stored in cold storage facilities within the United States and Europe, exact locations of which are not disclosed for security reasons. This procedure mitigates the risks of cyber-attacks by hackers, as it adds several layers of manual checks and confirmations and makes it unlikely for private keys to be stolen through internet attacks. For any transaction involving the transfer of bitcoin, multiple distinct private keys must sign the transaction, residing in geographically dispersed vault locations known as “signing vaults.” This multi-layered approach ensures that even if one signing vault is compromised, the bitcoins can be accessed with minimal disruption. By contrast, in hot storage, the private keys are held online, making them more accessible but potentially more vulnerable to hacking.

In the context of EFP transactions, all purchases or sales of bitcoin executed by the Fund are settled on-chain through the Bitcoin Custodian. In these transactions, the LP transfers the corresponding bitcoins directly to the Fund’s wallet in Bitcoin Custodian when the Fund is buying, and conversely, when the Fund is selling bitcoin, the Sponsor instructs the Bitcoin Custodian transfers bitcoins from the Fund’s wallet to the LP’s wallet, thus ensuring the on-chain settlement finality of each transaction. Please refer to the “Purchases and Sales of Spot Bitcoin” section for more details regarding EFP transactions.

The Sponsor has not provided any instructions to the Bitcoin Custodian regarding forks and airdrops, and any decisions or actions related to airdrops or forks involving the Fund’s assets will align with the guidelines set forth by the CME and/or the Bitcoin Custodian. This means that any decisions or actions related to airdrops or forks involving the Fund’s assets will align with the guidelines set forth by the Bitcoin Custodian, by which the Bitcoin Custodian may not support forks and airdrops and assumes no liability in respect of an unsupported branch of a forked protocol or its determination whether or not to support a forked protocol. The Fund will also adhere to CME’s fork policy, by which Bitcoin Futures Contracts shall continue to settle to the underlying CME reference rate corresponding to the original token pair. CME may, in its sole discretion, take alternative action with respect to hard forks in consultation with market participants. The Fund is committed to maintaining transparency and ensuring that its approach aligns with industry best practices in managing these events. However, unforeseen circumstances may arise, and there is no guarantee that it will be possible to support the protocol under all possible scenarios. In the occurrence of a fork, airdrop or similar event, the Sponsor will cause the Fund to irrevocably abandon the Incidental Rights and any IR Virtual Currency associated with such event and the only crypto asset to be held by the Fund will be bitcoin.

The Sponsor will periodically check the existence of the bitcoin held by the Fund by analyzing the blockchain.

The Bitcoin Custodian

The “Bitcoin Custodian” for the Fund’s bitcoin holdings is BitGo Trust Company, Inc. The Sponsor has entered into a custodial services agreement with the Bitcoin Custodian. The Sponsor may, in its sole discretion, add or terminate bitcoin custodians at any time.

In designating a custodian as a Bitcoin Custodian for the Fund, the Sponsor considers whether the custodian provides protection against theft and loss and ensures that the transactions and trades are secure. The Sponsor may consider whether a custodian:

1.	Provides custody accounts whose holders are the legal beneficiaries of the assets held in the account. In case of bankruptcy or insolvency of a Bitcoin Custodian, creditors or the estate should have no rights to the clients’ assets.

2.	Offers segregated accounts and stores the Fund’s bitcoin in separated individual accounts and not in omnibus accounts. That means that The Fund’s bitcoin shall be held in segregated wallets and therefore are not commingled with the Bitcoin Custodian’s or other customer assets.

3.	Generates account-segregated private keys for digital assets using high entropy random number generation methods and employing advanced security practices.

4.	Utilizes technology for storing private keys in offline digital vaults and applies secure processes, such as private key segmentation, multi-signature authorization, and geographic distribution of stored assets, to limit access to private keys. The Bitcoin Custodian should use security technology for storing private keys aiming to avoid theft or misappropriation of assets due to online attacks, collusion of agents managing the storage services, or any other threat.

5.	Has a comprehensive risk management policy and formalized framework of managing operational and custody risks, including a disaster recovery program that ensures continuity of operations in the event of a system failure. The Bitcoin Custodian shall have a business continuity plan to help ensure continued access to the Fund’s assets.

6.	Has an insurance policy that covers, at least partially, risks such as the loss of client assets held in cold storage, including from employee collusion or fraud, physical loss including theft, damage of key material, security breach or hack, and fraudulent transfer.

7.	Complies with higher standards of government oversight, external audits, and security, and as such, Bitcoin Custodian is able to offer better legal guarantees that safekeep asset ownership. The Bitcoin Custodian may be licensed or registered as a custodian by a reputable and independent governing body (e.g., the New York State Department of Financial Services, or other state, national or international regulators), as can be ascertained by certain public data sources.

8.	Provides third-party audit reports at least annually on operational and security processes. This audit may be completed by having a Systems and Organizational Control certification (“SOC”) issued. Auditors provide reasonable assurance that the Bitcoin Custodian operational processes and private key management controls are in accordance with the expected standards.

A custodian may lose its eligibility as a Bitcoin Custodian if it fails to comply with the above requirements, but the Sponsor has no obligation whatsoever to change the Bitcoin Custodian for the Fund’s bitcoin holdings.

The Bitcoin Custodian may also employ advanced blockchain monitoring tools and services to ensure the security and compliance of incoming transactions, including:

●	Transaction Validation: When a transaction is initiated, these monitoring tools immediately validate it against predefined criteria, including sender addresses, transaction amounts, and transaction details, to ensure they comply with the custodian’s policies and regulatory requirements.

●	Real-time Alerts: These monitoring tools offer real-time alerting capabilities, using advanced algorithms to identify suspicious or potentially fraudulent transactions. They detect patterns that may indicate money laundering, fraud, or other illicit activities.

●	AML/KYC Compliance: To comply with Anti-Money Laundering (AML) and Know Your Customer (KYC) regulations, custodians integrate these solutions to verify sender and receiver identities, ensuring transactions are conducted by legitimate parties and meeting regulatory requirements.

Bitcoin Custody Agreement with BitGo

BitGo Trust Company, Inc. (“BitGo”)is a trust company incorporated on 14 September 2018 under the laws of the State of South Dakota with LEI 254900QXDWGM1T0HGF47 and with its registered office located at 6216 S Pinnacle Pl #101, Sioux Falls, SD 57108, United States. BitGo, a trust company duly organized and chartered under § 51A-6A-1(12A) of the South Dakota Banking Law, is the Bitcoin Custodian for the Fund (as of the date of this prospectus). BitGo is a wholly owned subsidiary of BitGo Holdings, Inc., a Delaware corporation headquartered in Palo Alto.

The Sponsor has entered a custodial services agreement with BitGo (“Bitcoin Custody Agreement”), and BitGo is also authorized to safeguard the Fund’s bitcoin holdings. BitGo maintains one or more custody accounts on its books, pursuant to the terms of the Bitcoin Custody Agreement, for the receipt, safekeeping, and maintenance of bitcoin.

BitGo and its affiliates, including their officers, directors, agents, and employees, are not liable for any lost profits, special, incidental, indirect, intangible, or consequential damages resulting from authorized or unauthorized use of the Fund or Sponsor’s site or services. This includes damages arising from any contract, tort, negligence, strict liability, or other legal grounds, even if BitGo was previously advised of, knew, or should have known about the possibility of such damages. However, this exclusion of liability does not extend to cases of BitGo’s fraud, willful misconduct, or gross negligence. In situations of gross negligence, BitGo’s liability is specifically limited to the value of the digital assets or fiat currency that were affected by the negligence. Additionally, the total liability of BitGo for direct damages is capped at the fees paid or payable to them under the relevant agreement during the three-month period immediately preceding the first incident that caused the liability.

As a regulated custodian, BitGo is subject to a detailed statutory and regulatory framework, including holding customer assets in segregated client accounts on behalf of customers. 100% of Fund assets and private keys safekeeped by BitGo will be held in cold storage (Custodial Wallets) in segregated accounts and are never commingled with BitGo or other client assets. BitGo applies industry standards, such as CryptoCurrency Security Standard (CCSS) and SOC1 and SOC2, while also working with the most trusted brands in the industry and offering clients comprehensive insurance solutions.

The BitGo ecosystem and architecture for Private Key management includes the BitGo Platform, HSMs and modular services. The BitGo cold custody solution is built on BitGo’s security to manage keys on behalf of customers. BitGo only signs transactions that have been authorized by the Sponsor and follow the policies set by the account administrators.

The primary keys and backup keys are created offline using an OVC (Offline Vault Console) on air gapped laptops during a secure ceremony to create hardened cryptographic seeds that power the BitGo solution. This is to ensure only machines which have no access to the internet and are pristine are able to see private key material.

Undisclosed personnel at BitGo hold the sharded keys. When they are reconstituted, they are able to sign a transaction which moves funds in the public blockchain. To mitigate collusion, the individuals who have the shared keys are different from those who have access to the vaults where the signings happen.

The private key is reconstituted in the Offline Vault Console (OVC), however in internal memory only. At no point is it displayed or shown to any user. After signing is done, the key is no longer available in memory. The OVC is run in a read-only disk, so once the laptop is powered off there is no non-volatile storage of any kind to write back to disk. The OVC operates using a RAM disk, where it simulates a real hard disk, but it’s completely ephemeral and wiped as soon as the machine is power cycled or rebooted thus wiping the reconstituted private key preventing it from being copied or compromised.

BitGo is a South Dakota trust company and the private keys are strategically distributed across various geographic locations within the United States. In order to enhance security measures, BitGo refrains from disclosing the exact locations of these keys.

At time of wallet creation, BitGo creates a unique key pair within its HSM in order to give each client a unique wallet on-chain. These online keys are wrapped by the BitGo HSM and stored within BitGo’s data vault for the BitGo Platform keys used to sign transactions.

As all custody wallets are segregated, the existence of bitcoin held by the Fund can be verified on-chain by the Sponsor or any other authorized party.

BitGo cold wallets are supported by a $250 million insurance policy issued by Lloyd’s of London. The specific of the policy include: Cyber Insurance, E&O, General specie. Any copying and theft of private keys, insider theft or dishonest acts by BitGo employees or executives, and loss of keys directly related to BitGo custody of key would be covered by this amount at minimum. This insurance policy is shared among all Bitcoin Custodian’s clients and is not specific to the Fund or to customers holding bitcoin and may not be available or sufficient to protect the Fund from all possible losses or sources of losses. The Sponsor may purchase additional insurance coverage through BitGo’s underwriter, though the Sponsor has not purchased such additional insurance cover as of the date of this prospectus. BitGo is not FDIC-insured. BitGo has established a business continuity plan that will support its ability to conduct business in the event of a significant business disruption. This plan is reviewed and updated annually, and can be updated more frequently, if deemed necessary by BitGo in its sole discretion. Should BitGo be impacted by a significant business disruption, BitGo aims to minimize business interruption as quickly and efficiently as possible.

BitGo’s fork policy determines that in the event of an upcoming modification to the Bitcoin Network that could result in a digital asset network fork or airdrop, the Bitcoin Custodian will use best commercial efforts to provide the value of the forked digital asset. For further information, the Bitcoin Custodian’s fork policy is available at: https://www.bitgo.com/resources/fork-policy/. In addition to the Bitcoin Custodian’s fork policy, BitGo adheres to the fork policy outlined by the CME. BitGo may not support airdrops, side chains, or other derivative, enhanced, or forked protocols, tokens, or coins which supplement or interact with an asset supported by Bitcoin Custodian and assumes absolutely no responsibility in respect to new protocols.

The Bitcoin Custody Agreement commenced on the effective date, as detailed in the agreement, and will continue for one (1) year, unless earlier terminated in accordance with the terms of the Bitcoin Custody Agreement. After the initial term, the Bitcoin Custody Agreement will automatically renew for successive renewal terms, as established on the agreement, unless either party notifies the other of its intention not to renew with a prior-notice. BitGo may terminate the Bitcoin Custody Agreement for any reason upon providing at least thirty (30) days’ written notice to the Fund and to the Sponsor, or immediately if BitGo perceives a risk of legal or regulatory non-compliance associated with the Fund’s custodial account activity, among others. The Sponsor may terminate the Bitcoin Custody Agreement at any time upon providing at least 30 days’ written notice to BitGo, paying outstanding amounts and an early termination fee.

The Fund’s Investments in Cash and Cash Equivalents

The Fund seeks to have the aggregate “notional” amount of bitcoin and Bitcoin Futures Contracts it holds approximate at all times the Fund’s total NAV. The Fund will, however, maintain investments in cash and cash equivalents in sufficient amounts to support the Fund’s positions in Bitcoin Futures Contracts. For example, the purchase of a BTC Contract with a stated or notional amount of $188,175 would not require the Fund to pay $188,175 upon entering into the contract; rather, only a margin deposit, approximately 32% of the notional amount based on the previous settlement price, would be required. To secure its BTC Contract obligations, the Fund would deposit the required margin with the FCM and would separately hold its remaining assets through its Cash Custodian or other financial institution in cash and cash equivalents, specifically in demand deposits, in short-term Treasury Securities held by the FCM, or in money-market funds. Such remaining assets may be used to meet future margin payments that the Fund is required to make on its BTC Contracts and/or MBT Contracts.

The Fund earns interest and other income from the cash equivalents that it purchases, and on the cash, it holds through the Cash Custodian or other financial institutions. The earned interest and other income increase the Fund’s NAV. The Fund applies the earned interest and other income to the acquisition of additional investments or uses it to pay its expenses. When the Fund reinvests the earned interest and other income, it makes investments that are consistent with its investment objectives.

Any cash equivalent invested in by the Fund will have a remaining maturity of less than 90 days at the time of investment or will be subject to a demand feature that enables that Fund to sell the security within that time period at approximately the security’s face value (plus accrued interest). Any cash equivalents invested in by the Fund will be or will be deemed by the Sponsor to be of investment grade credit quality.

Other Trading Policies of the Fund

Liquidity

The Fund invests only in Bitcoin Futures Contracts that, in the opinion of the Sponsor, are traded in sufficient volume to permit the ready taking and liquidation of positions in these financial interests or other bitcoin interests based on the spot price of bitcoin.

Borrowings

The Fund does not intend to nor foresee the need to borrow money or establish credit lines. The Fund maintains cash and cash equivalents, either held by the Fund or posted as margin or collateral, with a value that at all times approximates the aggregate market value of its obligations under Bitcoin Futures Contracts. The Fund meets its liquidity needs in the normal course of business from the proceeds of the sale of its investments or from the cash and cash equivalents that it intends to hold at all times.

The Benchmark

Benchmark Calculation

The Benchmark is governed by the CIOC, which is responsible for implementation, administration, and oversight of the Benchmark, including its cessation. The CIOC shall approve any material changes to the methodology and review the Benchmark methodology at least on an annual basis.

According to the Benchmark methodology, any deviations from the Benchmark methodology are made in the sole judgment and discretion of Nasdaq so that the Benchmark continues to achieve its objective. Nasdaq will provide transparency over the decisions affecting the compilation of the reference rate and any related determination process, including contingency measures in the event of absence of or insufficient inputs, market stress or disruption, failure of critical infrastructure, or other relevant factors. Any contingency measures that are not directly addressed in the Benchmark methodology shall be subject to CIOC governance processes.

The Sponsor, in its sole discretion, may cause the Fund to track a benchmark other than the Benchmark at any time, with prior notice to investors. The Sponsor may change the Fund’s benchmark if investment conditions change or the Sponsor believes that another benchmark or standard better aligns with the Fund’s investment objective and strategy. The Sponsor, however, is under no obligation whatsoever such a change in any circumstance.

Shareholders will be duly notified of any material changes to the Benchmark, including changes in the methodology or its complete replacement. Replacement or material modification of the Benchmark would prompt the issuance of a press release describing the change and date of its implementation. The Sponsor will provide at least 60 days’ notice to the Fund’s Shareholders before making any changes to the Fund’s Benchmark and will file a press release on Form 8-K describing the changes and the date of implementation. Shareholder approval is not mandatory and Shareholders will not receive notification in the event of changes resulting from the CIOC’s annual review of the Benchmark or in the case of any non-material alterations to the Benchmark.

The Benchmark is calculated and published once a day on business days at 3pm, New York Time by CF Benchmarks Limited (https://www.cfbenchmarks.com/data/indices/NQBTCS) or other Nasdaq designated calculation agent. The closing level of the Benchmark is calculated and published as the Nasdaq Bitcoin Reference Price - Settlement (NQBTCS).

The final NQBTCS calculation is a weighted average across all Core Exchanges. The settlement price for each Core Exchange is the Time Weighted Average Price (“TWAP”) calculated across Volume Weighted Average Prices (“VWAP”) for each minute in the settlement price window (between 1:50:00 and 2:00:00 P.M. ET). The weight of each Core Exchange is given by its median traded volume over the previous 30 trading days, adjusted by three different penalty factors designed to minimize the weight of Core Exchanges that exhibit signs that can indicate manipulation, illiquidity, large block trading, or operational issues which compromise price representation, as described below:

-	Step 1: Calculate Core Exchanges volume

First, calculate Core Exchanges regular volume, RVk, by examining the previous 30 (T-(1-30)) trading days volume to determine median traded volume (a volume measure that reflects regular exchange trading activity is akin to information utility of historical volatility calculations). The 30-day variable represents a month per a 360 day-count year.

-	Step 2: Calculate abnormal price penalty factor for exchange weighting

In the absence of a global marketplace “best bid / best offer”, a penalty factor (abnormal price adjustment) is calculated to delineate anomalous trading activity.

This adjustment is based purely on price. When examining Core Exchanges, those with prices within one standard deviation variance from the median digital asset price are not penalized (penalty factor equals one). For Core Exchanges with prices outside one standard deviation from the median (across all the Core Exchanges), a penalty factor is calculated proportional to its absolute distance to the median point.

For example, if one exchange’s price is 2.5 standard deviations from the median (across all the Core Exchanges), the penalty factor will be a 1/2.5 multiplier. The abnormal price adjustment factor is defined as:

where Ck,price is the adjustment for abnormal price of the k-th exchange, Pricek is its price, and Medprice and σprice are the median and standard deviation of the prices across all the exchanges.

-	Step 3: Calculate abnormal volatility penalty factor for exchange weighting

A penalty factor for volatile price series resulting from market effects of wide bid-ask spreads, or the opposite effect, nil market volatility is calculated to delineate anomalous trading activity.

This adjustment is based purely on price volatility. When examining the Core Exchanges, those with volatility within one standard deviation away from the median volatility (across all the Core Exchanges) are not penalized (penalty factor equals one). For exchanges with price volatility outside one standard deviation from the median (across all the Core Exchanges), a penalty factor is calculated proportional to its absolute distance to the median point.

For example, if one exchange is 2.5 standard deviations from the volatility median (across all the Core Exchanges), the penalty factor will be a 1/2.5 multiplier. The abnormal price adjustment factor is defined as:

where Ck,volatility is the adjustment for abnormal volatility of the k-th exchange, Volatilityk is its realized volatility (calculated as the square roots of the sum of squared log-returns calculated for each minute in the pricing window), and Medvolatilityand σpricevolatility are the median and standard deviation of the realized volatility across all the Core Exchanges.

-	Step 4: Calculate abnormal volume penalty factor for exchange weighting

A penalty factor for abnormal volume series resulting from market effects of large traded positions, or the opposite effect, low volumes as a result of exchange technical problems, is calculated to delineate anomalous trading activity.

This adjustment is based on normalized volume, defined as the trade volume during the pricing window divided by the regular volume (from Step 1). When examining Core Exchanges, those with normalized volume within one standard deviation from the median normalized volume (across all the Core Exchanges) are not penalized (penalty factor equals one). For exchanges with normalized volumes outside one standard deviation, a penalty factor is calculated proportionate to its absolute distance to the median point.

For example, if one exchange is 2.5 standard deviations from the median normalized volume (across all the Core Exchanges), the penalty factor will be a 1/2.5 multiplier. The abnormal volume adjustment factor is defined as:

where VolumeNormkis the traded volume on the k-th exchange during the pricing window divided by its regular volume RVk, and MedVolumeNormand σVolumeNorm are the median and standard deviation of this metric across all the Core Exchanges.

-	Step 5: Calculate final exchange weightings

Given the regular volumes and the penalty factor adjustments of all the Core Exchanges, the final exchange weightings are calculated as follow:

Note that the denominator is the sum of the numerator across the Core Exchanges. This guarantees exchange weights will sum up to exactly one (1.00). Further, each individual adjustment factor is mathematically proven to achieve a minimum of , where K is the variable number of Core Exchanges. For example, if there are four Core Exchanges and one exchange substantively diverges from the field in the three penalty factor metrics, its final weight will arrive at of its respective base weight. This example shows perspective on the penalty factor adjustments, in that if a large player moves prices, the player would also increase traded volume and volatility, thus reducing the exchange to a fraction of its base weight.

-	Step 6: Calculate NQBTCS

The final step in calculation of NQBTCS is to convert the weighted settlement prices (Wj . Pj) into the final Bitcoin Reference Price Ps by summing for the K Core Exchanges :

NQBTC-RT

The Nasdaq Bitcoin Reference Price - Real Time (“NQBTC-RT”) is the real-time version of the Benchmark and is calculated every second throughout a 24-hour trading day, seven days per week, using published, real-time bid and ask quotes for bitcoin on the NQBTCS Core Exchanges. It therefore seeks to be representative of current bids and offers of market participants to buy or sell bitcoin at Core Exchanges. NQBTC-RT is published by CF Benchmarks Limited at https://www.cfbenchmarks.com/data/indices/NQBTC.

Core Exchanges

The Core Exchanges are selected annually by the CIOC. The Benchmark currently utilizes the following Core Exchanges (as of January 31, 2025):

Core Exchange	Description	Location	Licenses
Bitstamp USA, Inc.	Bitstamp is a European crypto exchange founded in 2011, with presence in the USA since 2019 licensed under NY DFS Bitlicense.	New York, NY	NYDFS Bitlicense, FinCen MSB
Coinbase, Inc.	Coinbase is a publicly traded company, listed on Nasdaq, founded in 2012, and licensed under NYDFS bitlicense since 2017	San Francisco, CA	NYDFS Bitlicense, FinCen MSB
Gemini	New York trust company regulated by the New York State Department of Financial Services (NYSDFS) since 2015	New York, NY	NFDS Bitlicense, FinCen MSB
itBit (f/k/a Paxos)	ItBit is the exchange product name of the Paxos Trust Company, a New York-based financial institution and technology company specializing in blockchain, regulated by the New York State Department of Financial Services (NYSDFS) since 2015	New York, NY	NFDS Bitlicense, FinCen MSB
LMAX Digital	LMAX Digital is the institutional crypto currency exchange, operated by LMAX Group. LMAX Digital is regulated by the Gibraltar Financial Services Commission (GFSC) as a DLT provider for execution and custody services	New York, NY	Gibraltar Financial Services Commission
Kraken	Kraken is the product name of the Payward Inc, a United States–based cryptocurrency exchange, founded in 2011	San Francisco, CA	FinCen MSB

To be considered eligible for designation as a “Core Exchange” and be considered an eligible pricing data source, according to the criteria set forth in the Benchmark methodology, an exchange should, at minimum:

●	Include strong forking controls.

●	Have effective AML controls.

●	Have a reliable and transparent API that provides real-time and historical trading data.

●	Charge fees for trading and structure trading incentives that do not interfere with the forces of supply and demand.

●	Be licensed by a public independent governing body.

●	Include surveillance for manipulative trading practices and erroneous transactions.

●	Provide evidence of a robust IT infrastructure.

●	Demonstrate active capacity management.

●	Evidence cooperation with regulators / law enforcement.

●	Have a minimum market representation for trading volume. The market size of an exchange is computed by summing the USD volume of all eligible “digital asset”-“USD” pairs for the month of August each year. Exchanges with less than 0.05% of the total volume in eligible exchanges are eliminated.

If an exchange meets these standards, the CIOC will conduct further diligence to assess an exchange’s eligibility for designation as a Core Exchange. In the process of conducting diligence of the exchanges, the CIOC will consider additional criteria, including, but not limited to, the exchange’s rules for admitting digital assets, its organizational and ownership structure, security history, and reputation. Nasdaq will review new Core Exchange candidates throughout the year and announce any new additions when approved. The list of existing Core Exchanges will be recertified by the CIOC at minimum on an annual basis. Changes to the list of Core Exchanges may be made by approval of the CIOC and announced accordingly in the case of exceptional events or in order to maintain the integrity of the Index. The CIOC shall apply contingency measures in the event of the absence of or insufficient inputs for designation of Core Exchanges.

The table below lists the Core Exchanges that contribute transaction data to the Benchmark. It includes the aggregate volumes traded on their respective Bitcoin – US Dollar markets over the preceding four calendar quarters.

Period	Aggregate Trading Volume of BTC-USD Markets of CME CF Constituent Platforms**
	itBit	LMAX Digital	Bitstamp	Coinbase	Gemini	Kraken	Bullish*
2024 Q1	1,300,217,284	18,606,590,980	12,614,344,809	90,691,419,596	4,117,487,659	17,217,440,706	N/A
2024 Q2	1,103,291,739	11,280,822,955	12,745,481,874	81,871,129,923	4,460,975,011	15,942,525,422	N/A
2024 Q3	742,961,240	7,674,154,200	11,788,598,149	58,463,571,028	3,343,922,945	10,944,408,968	N/A
2024 Q4	1,196,003,201	15,679,729,421	19,041,512,220	106,998,253,547	7,762,251,106	19,039,509,976	171,943,974*

* Bullish became a CME CF Constituent Platform on December 30th, 2024, and thus its aggregate volume is that observed for 2 days (December 30th and 31st, 2024).

** Source: CF Benchmarks

The market share for BTC-USD trading of the Core Exchanges over the past four calendar quarters is shown in the table below:

Spot Trading Platforms Market Share of BTC-USD Trading***
Period	itBit	LMAX Digital	Bitstamp	Coinbase	Gemini	Kraken	Bullish*	Others**
2024 Q1	0.68%	9.78%	6.63%	47.65%	2.16%	9.05%	N/A	24.05%
2024 Q2	0.69%	7.05%	7.97%	51.17%	2.79%	9.96%	N/A	20.37%
2024 Q3	0.46%	4.73%	7.26%	36.01%	2.06%	6.74%	N/A	42.75%
2024 Q4	0.33%	4.39%	5.33%	29.95%	2.17%	5.33%	0.05%*	52.44%

* Bullish became a CME CF Constituent Platform on December 30th, 2024, and thus its share is that observed for 2 days (December 30th and 31st, 2024) within the quarter.

** Comprises Bitfinex, Crypto.com

*** Source: CF Benchmarks

Benchmark Contingency Measures

Where it is not possible to calculate the settlement price for any individual constituent asset in accordance with the methodology for any reason, including in the event of the absence of or insufficient inputs from Core Exchanges, the settlement price for the impacted constituent asset for that day shall be the last published settlement price for that asset.

Benchmark Performance

The chart below shows the percent change in the NAV per share for the Fund, the market price of the Fund shares, represented by the closing price of the Fund on NYSE Arca, and the Benchmark for five specific periods. The Benchmark does not reflect any impact of expenses, which would generally reduce the Fund’s NAV, or interest income, which would generally increase the NAV. The actual results for the NAV include the impacts of both expenses and interest income.

The Sponsor, in its sole discretion, may cause the Fund to track a benchmark other than the Benchmark at any time, with prior notice to investors. The Sponsor may change the Fund’s benchmark if investment conditions change or the Sponsor believes that another benchmark or standard better aligns with the Fund’s investment objective and strategy. The Sponsor, however, is under no obligation whatsoever such a change in any circumstance.

Hashdex Bitcoin ETF Performance as of December 31, 2024

	Three Month	1 Year Annualized	3 Year Annualized	5 Year Annualized	Inception Annualized
NAV	46.71%	108.90%	—	—	87.75%
Market Price	46.72%	109.39%	—	—	87.92%
Benchmark (NQBTC)	43.39%	98.07%	—	—	80.73%

The Bitcoin Industry

Bitcoin

Bitcoin is a digital asset that serves as the unit of account on an open-source, decentralized, peer-to-peer computer network. It may be used to pay for goods and services, stored for future use, or converted to government-backed currency. As of the date of this prospectus, the adoption of bitcoin for these purposes has been limited. The value of bitcoin is not backed by any government, corporation, or other identified body.

The value of bitcoin depends on its supply (which is limited), and demand for bitcoin in the markets for exchange that have been organized to facilitate the trading of bitcoin. By design, the supply of bitcoin is intentionally limited to 21 million bitcoins. As of the date of this prospectus, there are approximately 19 million bitcoins in circulation.

Bitcoin is maintained on the decentralized, open source, peer-to-peer computer network, the Bitcoin Network. No single entity owns or operates the Bitcoin Network. The Bitcoin Network is accessed through software and governs bitcoin’s creation and movement. The source code for the Bitcoin Network, often referred to as the Bitcoin Protocol, is open-source, and anyone can contribute to its development.

The Bitcoin Network

The infrastructure of the Bitcoin Network is collectively maintained by various participants in the Bitcoin Network, which include miners, developers, and users. Miners validate transactions and provide security to the network, and are currently compensated for that service in bitcoin. Developers maintain and contribute updates to the Bitcoin Network’s source code, often referred to as the Bitcoin Protocol. Users access the Bitcoin Network using open-source software. Anyone can be a user, developer, or miner.

Bitcoin is “stored” on a digital transaction ledger commonly known as a “blockchain.” A blockchain is a distributed database that is continuously updated and reconciled among certain users and is protected by cryptography. The bitcoin blockchain contains a complete record and history for each bitcoin transaction.

New bitcoins are created through a process called “mining.” Miners use specialized computer software and hardware to solve a highly complex mathematical problem presented by the Bitcoin Protocol. The first miner to successfully solve the problem is permitted to add a block of transactions to the bitcoin blockchain. The new block is then confirmed through acceptance by a majority of users who maintain versions of the blockchain on their individual computers. Miners that successfully add a block to the bitcoin blockchain are automatically rewarded with a fixed amount of bitcoin for their effort plus any transaction fees paid by transferors whose transactions are recorded in the block. This reward system is the means by which new bitcoin enter circulation and is the mechanism by which versions of the blockchain held by users on a decentralized network are kept in consensus.

The Bitcoin Protocol

The Bitcoin Protocol is an open source project with no official company or group in control, and anyone can review the underlying code. There are, however, a number of individual developers that regularly contribute to a specific distribution of bitcoin software known as the “bitcoin core” (“Bitcoin Core”). Developers of the Bitcoin Core loosely oversee the development of the source code. There are many other compatible versions of the bitcoin software, but Bitcoin Core is the most widely adopted and currently provides the de facto standard for the Bitcoin Protocol. The core developers are able to access, and can alter, the Bitcoin Network source code and, as a result, they are responsible for quasi-official releases of updates and other changes to the Bitcoin Network’s source code.

However, because bitcoin has no central authority, the release of updates to the Bitcoin Network’s source code by the core developers does not guarantee that the updates will be automatically adopted by the other purchasers. Users and miners must accept any changes made to the source code by downloading the proposed modification and that modification is effective only with respect to those bitcoin users and miners who choose to download it. As a practical matter, a modification to the source code becomes part of the Bitcoin Network only if it is accepted by purchasers that collectively have a majority of the processing power on the Bitcoin Network. If a modification is accepted by only a percentage of users and miners, a division will occur such that one network will run the pre-modification source code and the other network will run the modified source code. Such a division is known as a “fork.”

The Fund’s Service Providers

Contractual Arrangements with the Sponsor and Third-Party Service Providers

Sponsor

The Sponsor is responsible for investing the assets of the Fund in accordance with the objectives and policies of the Fund. In addition, the Sponsor arranges for one or more third parties to provide administrative, custodial, accounting, transfer agency and other necessary services to the Fund. For these third-party services, the Fund pays the fees set forth in the table below entitled “Contractual Fees and Compensation Arrangements with the Sponsor and Third-Party Service Providers.” For the Sponsor’s services, the Fund is contractually obligated to pay a monthly management fee to the Sponsor, based on average daily net assets, at a rate equal to 0.90% per annum.

The Sponsor acts as the Fund’s sponsor pursuant to the terms of the First Amended and Restated Declaration of Trust and Trust Agreement (“Trust Agreement”). Under the Trust Agreement, the Sponsor acts as an agent of the Trust and is solely responsible for the conduct of the Trust’s business. The term of the Trust Agreement is indefinite, but it is subject to termination upon the occurrence of certain events including but not limited to: the Trust or any fund become bankrupt, occurrence of any event which would make unlawful the continued existence of the Trust or any Fund; or the event of the suspension, revocation or termination of the Sponsor’s registration as a commodity pool operator under the CEA, or membership as a commodity pool operator with the NFA.

Under the Trust Agreement, the Sponsor shall be indemnified by the Trust against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by it in connection with its activities for the Trust, provided that (i) the Sponsor was acting on behalf of or performing services for the Trust and has determined, in good faith, that such course of conduct was in the best interests of the Trust and such liability or loss was not the result of gross negligence, willful misconduct, or a breach of this Trust Agreement on the part of the Sponsor. All rights to indemnification permitted herein and payment of associated expenses shall not be affected by the dissolution or other cessation to exist of the Sponsor, or the withdrawal, adjudication of bankruptcy or insolvency of the Sponsor, or the filing of a voluntary or involuntary petition in bankruptcy under Title 11 of the Bankruptcy Code by or against the Sponsor. The governing law for the agreement is the State of Delaware. For further discussion of the Trust Agreement, see “OPERATION OF THE FUND -Trust Agreement”.

Administrator

The Fund employs Tidal ETF Services LLC as Fund’s administrator (the “Administrator”). In turn, the Administrator has engaged U.S. Bancorp Fund Services, LLC, doing business as U.S. Bank Global Fund Services (“Global Fund Services”) to act as sub-administrator. The Administrator is a wholly-owned subsidiary of Sponsor. The Administrator is located at 234 West Florida Street, Suite 203, Milwaukee, Wisconsin 53204. The Administrator also assists the Fund and the Sponsor with certain functions and duties relating to marketing, which include the following: marketing and sales strategy, and marketing related services.

Under the Fund Administration Servicing Agreement, the Administrator assists with overall operation of the funds, acts as a liaison among service providers, assists with regulatory compliance, and preparation of certain regulatory and financial reports. Under the Fund Administration Servicing Agreement, the Trust shall indemnify and hold harmless the Administrator from and against any and all claims, demands, losses, expenses, and liabilities of any and every nature (including reasonable attorneys’ fees) the Administrator may sustain or incur or that may be asserted against Administrator by any person arising out of any action taken or omitted to be taken by it in performing the services hereunder (i) in accordance with the foregoing standards, or (ii) in reliance upon any written or oral instruction provided to Administrator by any duly authorized officer of the Trust or the Sponsor, except for any and all claims, demands, losses, expenses, and liabilities arising out of or relating to Administrator’s refusal or failure to comply with the terms of this Fund Administration Servicing Agreement or from its bad faith, negligence or willful misconduct in the performance of its duties under this Fund Administration Servicing Agreement.  The Fund Administration Servicing Agreement will continue in effect for a period of three years and may be terminated by any party upon giving 90 days prior written notice to the other parties or such shorter period as is mutually agreed upon by the parties. The governing law for the agreement is the State of Wisconsin.

Cash Custodian, Registrar, Transfer Agent, Fund Sub-Administrator

In its capacity as the Cash Custodian, currently U.S. Bank, N.A., holds the Fund’s securities, cash and/or cash equivalents pursuant to a custodial agreement. U.S. Bank Global Fund Services (“Global Fund Services”), an entity affiliated with U.S. Bank, N.A., is the registrar and transfer agent for the Fund’s Shares. In addition, Global Fund Services also serves as sub-administrator for the Fund, performing certain sub-administrative, and accounting services, and support in preparing certain SEC and CFTC reports on behalf of the Fund. The Cash Custodian is located at 1555 North Rivercenter Drive, Suite 302, Milwaukee, Wisconsin 53212. U.S. Bank, N.A. is a nationally chartered bank, regulated by the Office of the Comptroller of the Currency, Department of the Treasury, and is subject to regulation by the Board of Governors of the Federal Reserve System. The principal address for Global Fund Services is 615 East Michigan Street, Milwaukee, WI, 53202.

Cash Custody Agreement. Under the Cash Custody Agreement between the Cash Custodian, Sponsor, and the Trust, upon the Sponsor’s instructions, the Cash Custodian will establish and maintain a segregated account or accounts for and on behalf of a Fund, into which account or accounts may be transferred cash and/or securities. Upon instructions from the Trust or Sponsor, the Cash Custodian will facilitate the transfer and management of assets, including cash, within the Trust’s account(s). The Cash Custodian’s fees are payable by the Trust, however, the Sponsor assumes such fees via the Sponsorship Agreement with the Trust.

The Cash Custody Agreement specifies an initial term of three years, with automatic renewal for successive one-year terms unless terminated earlier in accordance with the terms of the Agreement. Either party can terminate the Agreement under certain conditions, such as material breach or failure to pay fees within a specified period. Additionally, the Agreement may be terminated by the Trust for causes such as prolonged force majeure events, legal requirements, or significant corporate events affecting the Cash Custodian.

In performing its duties, the Cash Custodian is required to exercise due care in accordance with reasonable commercial standards. The Cash Custodian is generally not liable for any error of judgment or mistake of law or for any loss suffered by the Trust in connection with its duties under the Agreement, except a loss arising out of or relating to the Custodian’s refusal or failure to comply with the terms of the Agreement or from the Custodian’s bad faith, negligence or willful misconduct in the performance of its duties under this Agreement.

Liability of the Cash Custodian under the Agreement is generally limited to direct damages caused by its failure to perform its obligations in accordance with the agreed standard of care. The Trust is obligated to indemnify the Cash Custodian against losses, expenses, damages, and liabilities incurred in the performance of its duties under the Agreement, except where such issues arise from the Cash Custodian’s failure to meet the agreed standard of care.

The Trust retains the discretion to appoint additional custodians as necessary to manage its assets, subject to the terms of separate agreements. The Sponsor has the authority to add or terminate Custodians as deemed appropriate.

The governing law for the Cash Custody Agreement is the laws of the State of Minnesota.

The Fund is subject to various risks associated with the potential insolvency of the Cash Custodian. In the event of the Cash Custodian’s insolvency, the Fund’s assets held under custody might be subject to legal and financial complexities, which would subject the Fund to the following risks:

●	Access to Assets: In the case of the Cash Custodian’s insolvency, there may be delays or difficulties in accessing the Fund’s assets held by the Cash Custodian. This situation could impact the Fund’s ability to meet its financial obligations or to execute its investment strategies promptly.

●	Asset Recovery and Transfer: The process of recovering and transferring assets to a new custodian in the event of insolvency may prove time-consuming and complex. This process might involve legal proceedings and negotiations, potentially leading to a prolonged period during which the assets are not actively managed or are inaccessible.

●	Financial Losses: Ther Fund may incur financial losses if the assets held by the Cash Custodian are entangled in insolvency proceedings. The Fund might not recover the full value of its assets, particularly if any part of the assets becomes part of the Cash Custodian’s bankruptcy estate.

●	Operational Disruptions: Transitioning to a new custodian may cause operational disruptions. This includes administrative burdens, potential errors during the transfer of records and assets, and the need to establish new operational protocols.

In addition to the foregoing risks, the Fund would be subject to additional risks if the Custody Agreement is terminated, which include:

●	Cost Implications: Terminating the agreement and engaging a new custodian might incur additional costs, including early termination fees, transfer fees, and higher fees charged by a new custodian.

●	Continuity of Service: There is a risk of service interruptions during the transition period, which might affect the Fund’s ability to execute transactions and manage its assets effectively.

Sub-Administration Agreement. The Fund Sub-Administrator is U.S. Bancorp Fund Services, LLC, doing business as U.S. Bank Global Fund Services (Global Fund Services). In the Fund Administration Servicing Agreement with the Trust and the Sponsor, Global Fund Services has been appointed to provide a range of administrative services to the Trust. These services encompass general fund management, financial reporting, tax reporting, and optional additional tax services, as detailed in the Agreement.

The agreement specifies an initial term of three years, with automatic renewal for successive one-year periods unless a party provides 90 days’ prior written notice indicating non-renewal. Termination can occur under several conditions, including material breach, compliance with applicable laws, or operational changes that affect Global Fund Services or the Trust. Additionally, the Agreement may be amended only through a written agreement executed by both parties.

The agreement limits the Global Fund Services’ liability to direct damages arising from Global Fund Services’ refusal or failure to comply with the terms of the agreement or from its bad faith, negligence or willful misconduct in the performance of its duties under the agreement.

The Trust is required to indemnify Global Fund Services against losses or liabilities incurred in performing its duties, except in cases of failure to meet the standard of care or due to the Fund Administrator’s own misconduct. Conversely, Global Fund Services is obligated to indemnify the Trust against any liabilities arising from Global Fund Services’ refusal or failure to comply with the terms of the Agreement or from its bad faith, negligence or willful misconduct in the performance of its duties under this Agreement.

The agreement is governed by the laws of the State of Wisconsin. Both parties agree to maintain confidentiality regarding proprietary information, with allowances for disclosure as required by law or upon mutual agreement.

Transfer Agent Servicing Agreement. The Transfer Agent Servicing Agreement is between Global Fund Services, a registered transfer agent under the Exchange Act, the Trust and the Sponsor. Under this agreement Global Fund Services is appointed as the transfer agent for the Trust, providing services related to the creation and redemption of shares, dividend disbursing, and maintaining shareholder records.

Global Fund Services is responsible for facilitating purchases and redemptions of Creation Units, handling transactions with Authorized Participants, managing dividend payments for the Trust’s shares. Global Fund Services also records issuance of shares and maintains a record of outstanding shares for each fund in the Trust.

Global Fund Services is obligated to exercise reasonable care. Its liability is limited to direct damages arising from Global Fund Services’ refusal or failure to comply with the terms of the agreement or from its bad faith, negligence or willful misconduct in the performance of its duties under this agreement. The Trust is obligated to indemnify Global Fund Services against claims not arising from the agent’s non-compliance or misconduct.

Global Fund Services is required to implement its designed to promote the detection and reporting of potential money laundering activity and identity theft by monitoring certain aspects of shareholder activity as well as written procedures for verifying a customer’s identity.

The Transfer Agent Agreement has an initial three-year term, automatically renewing for one-year periods unless terminated by a party upon 90 days’ written notice. Early termination requires the Trust to pay remaining fees and costs related to the transition to a new service provider.

This agreement includes clauses on confidentiality, proprietary information, and record-keeping responsibilities, ensuring both parties maintain confidentiality of sensitive information and is governed by the laws of the State of Wisconsin.

Fund Accounting Agreement. The Fund Accounting Servicing Agreement is between Global Fund Services, the Trust, and the Sponsor. Under this Agreement, Global Fund Services is appointed as the fund accountant for the Trust, responsible for various accounting services such as portfolio accounting, expense accrual and payment, trust valuation and financial reporting, tax accounting, and compliance control services.

The Agreement is set for an initial term of three years, with automatic renewal for successive one-year terms unless terminated earlier. Termination can occur under specific conditions, including material breach or changes in laws affecting the Agreement. The Trust and Sponsor can also terminate the agreement upon 90 days’ notice, and Global Fund Services may do the same under certain circumstances, such as the existence of certain legal compliance issues or reputational harm.

Global Fund Services is obligated to exercise reasonable care in its duties. Global Fund Services’ liability under the agreement limited to losses arising from Global Fund Services’ refusal or failure to comply with the terms of the agreement or from its bad faith, negligence or willful misconduct in the performance of its duties under this agreement. The Trust is obligated to indemnify Global Fund Services against losses not arising from such failures or misconduct. Conversely, Global Fund Services is obligated to indemnify the Trust for losses resulting from its non-compliance or misconduct.

The agreement includes clauses on confidentiality, proprietary information, and record-keeping responsibilities, ensuring both parties maintain confidentiality of sensitive information. The agreement has an initial three-year term, automatically renewing for one-year periods unless terminated by a party upon 90 days’ written notice and is governed by the laws of the State of Wisconsin.

Bitcoin Custodian

BitGo Trust Company, Inc (the “Bitcoin Custodian”) will keep custody of all of the Fund’s bitcoin, on behalf of the Fund. The Bitcoin Custodian is responsible for safekeeping passwords, keys or phrases that allow transfers of digital assets (“Security Factors”) safe, secure and confidential. The Bitcoin Custodian will establish accounts and any necessary subaccounts on the digital assets networks solely for the Fund (the “Bitcoin Accounts”). The Bitcoin Custodian will follow valid instructions to use its security factors to effect transfers from the Bitcoin Accounts.

The BitGo Custodial Services Agreement between the Bitcoin Custodian and the Trust governs the use of custodial and wallet services provided by the Bitcoin Custodian. Under this agreement, the Bitcoin Custodian establishes and maintains custody accounts for the client’s digital assets and fiat currency, offering both custodial and non-custodial wallet services.

The agreement has an initial one-year term with automatic renewal for successive one-year periods unless terminated earlier. Termination can occur under various conditions, including a party’s material breach or by either party’s decision with prior notice. The Bitcoin Custodian is also authorized to suspend or terminate services based on legal requirements, suspected prohibited uses, or operational risks.

The agreement continues to obligate the Bitcoin Custodian to maintain insurance coverage. The Bitcoin Custodian is only responsible for losses that are a direct result of its own gross negligence, fraudulent actions, or intentional misconduct. The agreement also includes provisions for confidentiality, data security, indemnification, and limitations of liability. The governing law for the agreement is the laws of the State of South Dakota.

Marketing Agent

The Fund employs Foreside Fund Services, LLC, a wholly-owned subsidiary of Foreside Financial Group, LLC (d/b/a ACA Group) as the Marketing Agent for the Fund. The Marketing Agent Agreement among the Marketing Agent, the Sponsor, and the Trust calls for the Marketing Agent to work with the Cash Custodian in connection with the receipt and processing of orders for Creation Baskets and Redemption Baskets and the review and approval of all Fund sales literature and advertising material. The Marketing Agent’s principal business address is Three Canal Plaza, Suite 100, Portland, Maine 04101. The Marketing Agent is a broker-dealer registered with the U.S. Securities and Exchange Commission (“SEC”) and a member of FINRA.

Under the Marketing Agent Agreement, the Trust engaged the Marketing Agent to perform marketing services. The Marketing Agent is registered as a broker-dealer under the Securities Exchange Act of 1934 and a member of FINRA.

The Marketing Agent’s services include assisting with Authorized Participant Agreements, maintaining creation and redemption order confirmations, providing Prospectuses to Authorized Participants, ensuring compliance with SEC and FINRA advertising rules, and approving marketing materials. The Trust, in turn, is responsible for creating, issuing, and redeeming Creation Units, providing the Marketing Agent with necessary documentation, and ensuring the availability of Prospectuses and Statements of Additional Information.

The Trust is obligated to indemnify the Marketing Agent against losses arising from its breach of obligations or non-compliance with laws, except for losses resulting from the Marketing Agent’s provision of inaccurate information. Conversely, the Marketing Agent will indemnify the Trust for losses arising from its breach of the agreement or failure to comply with applicable laws.

The agreement sets out that the Marketing Agent is not entitled to compensation or reimbursement of expenses from the Trust, with any such remuneration to be paid by the Sponsor under a separate agreement (the Marketing Agent Services Agreement). The term of the agreement is two years, with provisions for automatic renewal and termination options available to both parties.

Confidential information is protected under the agreement, with specific obligations for non-disclosure and non-use, along with provisions for regulatory disclosure and information security. The agreement is governed by Delaware law.

Support Agent

Tidal ETF Services LLC (“Tidal”) assists the Fund and the Sponsor with certain functions and duties relating to administration and marketing, which include the following: marketing and sales strategy, and marketing related services. Tidal provides support agent services under the Support Agreement (as described above under Administrator).

Digital Asset Adviser

Hashdex Asset Management Ltd. (“Hashdex” or the “Digital Asset Adviser”) is a Cayman Islands investment manager (and an Exempt Reporting Advisor under SEC rules) that specializes in, among other things, the management, research, investment analysis and other investment support services of funds and ETFs with investment strategies involving bitcoin and other crypto assets. As Digital Asset Adviser, Hashdex is responsible for providing the Sponsor and Tidal with research and analysis regarding bitcoin and bitcoin markets for use in the management, marketing, and administration of the Fund. Hashdex has no role in maintaining, calculating or publishing the Benchmark. Hashdex also has no responsibility for the investment or management of the Fund’s portfolio or for the overall performance or operation of the Fund.

Under the Support Agreement, Hashdex is obligated to provide specialized research and analysis concerning bitcoin and other cryptoassets. This service is critical for the strategic guidance and investment decision-making processes of the New Fund. As part of its role, Hashdex is expected to incorporate the New Fund into its marketing strategies. This includes a commitment to support various promotional activities, ensuring the visibility and market reach of the Fund. Hashdex is accountable for the Fund’s marketing costs.

Hashdex is obligated to operate in compliance with applicable laws and regulations. The Support Agreement limits Hashdex’s liability to direct damages, except in cases of breach of confidentiality or as otherwise stated in the agreement. Hashdex is also required to indemnify other parties against losses due to its breaches, negligence, or misconduct. The governing law for the Support Agreement is the State of New York.

Merger

The Sponsor and Prior Sponsor entered into a Support Agreement where in furtherance of their long-term business goals, the Fund would be the successor and surviving entity from the Merger into the Fund of the Predecessor Fund that is a series of the Trust sponsored by the Prior Sponsor. The Predecessor Fund’s Declaration of Trust permitted the Prior Sponsor, without a shareholder vote, to transfer the assets of the Predecessor Fund to the Fund.

The Prior Sponsor and Sponsor entered into an agreement and plan of partnership merger and liquidation (the “Plan of Reorganization”) dated October 30, 2023. Pursuant to the Plan of Reorganization, the Fund delivered its Shares to the Predecessor Fund and assumed the liabilities of the Predecessor Fund on January 3, 2024 (the “Closing Date”). On the Closing Date, the Predecessor Fund delivered its assets to the Custodian and the Fund’s FCMs, in exchange for the Shares. The Fund distributed to the Predecessor Fund’s record holders, determined as of the Closing Date, it’s Shares in an amount equal to one for one exchange of the Predecessor Fund’s shares. Pursuant to the terms of the Plan of Reorganization, the Predecessor Fund liquidated in accordance with the laws of Delaware and applicable federal securities laws and regulations. The Predecessor Fund and the Fund were required to make representations and warranties that are customary in matters such as the Plan of Reorganization.

The Merger did not materially modify the rights of Fund shareholders. Prior to the Merger, the Fund had no operations, received $100 in cash from the Sponsor for four Shares to complete the pre-operational formation of the Fund and had no liabilities. By being the surviving entity from the Merger, the Fund acquired all assets and assumed all the liabilities of the Predecessor Fund and succeeded to the Predecessor Fund’s performance history. Unless otherwise indicated, information concerning the Fund for periods before January 3, 2024 is information of the Predecessor Fund.

The Merger constituted a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”). The Sponsor, as a condition to the closing of the Merger, received an opinion to such effect from tax counsel to the Trust. The Predecessor Fund and the shareholders generally did not recognize any gain or loss for federal income tax purposes on the transfer of assets, the assumption of liabilities, and the receipt of Fund shares in the Merger.

The Predecessor Fund did not pay for the costs of the Merger. The Sponsor paid the costs associated with the Merger, including the expenses associated with preparing and filing this prospectus and the cost of copying, printing and mailing this prospectus.

Clearing Brokers

StoneX Financial Inc. – FCM Division (f/k/a INTL FCStone Financial Inc. - FCM Division) (“StoneX”), and Phillip Capital Inc. (“Phillip Capital”) serve as the Fund’s clearing brokers (the “Clearing Brokers”) to execute and clear the Fund’s futures transactions and provide other futures brokerage-related services. The Clearing Brokers are each registered as an FCM with the CFTC, are members of the National Futures Association (“NFA”) and are clearing members of all major U.S. futures exchanges. The Clearing Brokers are also registered as broker-dealers (“BDs”) with the U.S. Securities and Exchange Commission (“SEC”) and are each a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”).

Except as indicated below, there have been no material civil, administrative, or criminal proceedings pending, on appeal, or concluded against the Clearing Brokers or their principals in the past five (5) years.

AML/KYC

The Trust takes measures with the objective of reducing illicit financing risks in connection with the Trust’s activities. However, illicit financing risks are present in the digital asset markets, including markets for bitcoin. There can be no assurance that the measures employed by the Trust will prove successful in reducing illicit financing risks, and the Trust is subject to the complex illicit financing risks and vulnerabilities present in the digital asset markets. If such risks eventuate, the Trust, the Sponsor or the Trustee or their affiliates could face civil or criminal liability, fines, penalties, or other punishments, be subject to investigation, have their assets frozen, lose access to banking services or services provided by other service providers, or suffer disruptions to their operations, any of which could negatively affect the Trust’s ability to operate or cause losses in value of the Shares.

The Trust, the Sponsor and its affiliates have adopted and implemented policies and procedures that are designed to comply with applicable anti-money laundering laws and sanctions laws and regulations, including applicable know your customer (“KYC”) laws and regulations. The Sponsor and the Trust will only interact with known third-party service providers with respect to whom the Sponsor or its affiliates have engaged in a due diligence process to ensure a thorough KYC process, such as the Authorized Purchasers, LPs, market makers, FCMs and Bitcoin Custodian. Each Authorized Purchaser, LP, and market maker must undergo onboarding by the Sponsor prior to placing creation or redemption orders with respect to the Fund. As a result, the Sponsor and the Trust have instituted procedures designed to ensure that a situation would not arise where the Trust would engage in transactions with a counterparty whose identity the Sponsor and the Trust did not know.

Furthermore, Authorized Purchasers, as broker-dealers, FCMs, and Bitcoin Custodian, as an entity licensed to conduct virtual currency business activity by the New York Department of Financial Services and a limited purpose trust company subject to New York Banking Law, respectively, are “financial institutions” subject to the U.S. Bank Secrecy Act, as amended (“BSA”), and U.S. economic sanctions laws. The Trust will only accept creation and redemption requests from Authorized Purchasers, LPs, and market makers who have represented to the Trust that they have implemented compliance programs that are designed to ensure compliance with applicable sanctions and anti-money laundering laws. The Cash Custodian and Bitcoin Custodian have adopted and implemented anti-money laundering and sanctions compliance programs, which provides additional protections to ensure that the Sponsor and the Trust do not transact with a sanctioned party.

Legal Counsel

Eversheds Sutherland (US) LLP serves as legal counsel to the Fund and the Trust.

Litigation disclosure for StoneX

Listed below are material administrative, civil, enforcement, or criminal complaints or actions filed against StoneX Financial Inc. – FCM Division (f/k/a INTL FCStone Financial Inc. - FCM Division) where such complaints or actions have not concluded and any material enforcement actions or complaints filed against the StoneX Financial Inc. - FCM Division in the past three years.

●	On October 18, 2023, a subcommittee of the Exchange’s Business Conduct Committee (“BCC”) determined that StoneX Financial Inc. (“StoneX”) may have violated Exchange Rules 4.15(a), 4.15(b), and 4.15(c) by failing to include a unique ID for Registered Operators on certain orders and trades it transmitted to the Exchange. For a period of over four years, from February 2018 through the beginning of August 2022, StoneX, acting as a Futures Commission Merchant, failed to assign, register, and populate unique IDs (Tag 116) for an extensive number of orders placed and traded on the Exchange. Specifically, certain customers using a third-party front-end trading software were inappropriately assigned the same generic ID for Tag 116 on orders and trades placed on the Exchange. The BCC further determined that StoneX may have additionally violated Rule 4.01(a) by failing to diligently supervise the accurate registration of unique IDs for customers; and 4.01(b) by failing to establish, administer, and enforce supervisory systems, policies, and procedures that are reasonably designed to achieve compliance with Exchange Rules. StoneX was issued a fine of $300,000.

●	During the delivery period for the September 2023 COMEX Aluminum (ALI) futures contract, StoneX Financial, Inc. failed to accurately report the delivery notices (DN) in its large trader position files for the applicable trade dates in several instances in violation of Rule 561. On November 15, 2023, pursuant to Rule 512, a fine in the amount of $5,000 was assessed again StoneX Financial Inc. for its violations of Rule 561.

●	Pursuant to an offer of settlement in which StoneX neither admitted nor denied the rule violations or factual findings upon which the penalty is based, on November 15, 2023, a Panel of the Chicago Mercantile Exchange (“CME”) Business Conduct Committee (“Panel”) found that from September 6, 2022,through September 28, 2022, StoneX submitted block trades to the Exchange with inaccurate execution times and failed to report block trades to the Exchange within the required time period following execution in Three-Month SOFR futures and Eurodollar options on futures markets. Additionally, the Panel found that StoneX failed to diligently supervise, monitor, and sufficiently train its employees as to relevant Exchange rules and Market Regulation Advisory Notices in a manner sufficient to ensure compliance with the same. In accordance with the settlement offer, the Panel ordered StoneX to pay a $70,000 fine.

●	On March 16, 2023, the Clearing House Risk Committee at CME Group found that StoneX Financial, Inc. violated Customer Gross Margining Technical Overview Requirements and CME Rule 980.G. Pursuant to an offer of settlement in which StoneX Financial, Inc. neither admitted nor denied the rule violations upon which the penalty is based, the Clearing House Risk Committee imposed a $100,000.00 fine which was effective on March 16, 2023.

●	On January 20, 2023, the Clearing House Risk Committee at CME Group found that StoneX Financial Inc. violated CME Rules 930.A and 930.F. Pursuant to an offer of settlement in which StoneX Financial, Inc. neither admitted nor denied the rule violations upon which the penalty is based, the Clearing House Risk Committee imposed a $50,000 fine which was effective on January 20, 2023.

●	On December 15, 2022, the Market Regulation Department of CME Group Inc. (“CME”) notified StoneX Financial Inc. (“SFI”) that it was conducting a formal investigation into block trades placed in September 2022 that could potentially be in violation of CME Rule 526 and Market Regulation Advisory Notice RA2004-5R. On July 6, 2023, CME notified SFI that it has referred the case to Market Regulation’s Enforcement Division. Settlement negotiations are ongoing.

●	On July 20, 2022, a subcommittee on the ICE Future US’s Business Conduct Committee determined that in numerous instances between May 2020 and May 2021 StoneX Financial Inc. and StoneX Markets LLC may have violated Exchange Rule 4.04 by engaging in improper pre-hedging and adopting a risk policy that may have motivated employees to engage in improper pre-hedging for certain contracts. In addition, the Committee found that StoneX Financial Inc. and StoneX Markets LLC may have violated Exchange Rules 4.01(a), 4.07(c), and 21.04. In accordance with the settlement offer, in which StoneX Financial Inc. and StoneX Markets LLC neither admitted nor denied the alleged rule violations, StoneX Financial Inc. and StoneX Markets LLC agreed to pay a collective monetary penalty of $425,000 and disgorge $225,606.80 in profits.

●	On March 23, 2021, a subcommittee of the ICE Futures US’s Business Conduct Committee determined that in numerous instances between February 2019 and May 2020, StoneX, formerly INTL FCStone Financial Inc., may have violated Exchange Rule 6.15(a) by failing to submit to the Exchange daily large trader reports on reportable customer positions and Exchange Rule 4.01(a) by failing to have proper processes for reporting large trader positions. The ICE Futures US Business Conduct Committee imposed a $75,000 fine on StoneX Financial Inc. which was effective on March 23, 2021.

●	After a historic move in the natural gas market in November of 2018, INTL FCStone Financial Inc. - FCM Division (“IFF”) experienced a number of customer deficits. IFF soon thereafter initiated NFA arbitrations, seeking to collect these debits, and has also been countersued and sued in a number of these arbitrations. These accounts were managed by Optionsellers.com, (“Optionsellers”) who is a Commodity Trading Advisor (“CTA”) authorized by investors to act as attorney-in-fact with exclusive trading authority over these investors’ trading accounts. These accounts cleared through IFF. After this significant and historic natural gas market movement, the accounts declined below required maintenance margin levels. IFF’s role in managing the accounts was limited. As a clearing firm, IFF did not provide any investment advice, trading advice, or recommendations to customers of Optionsellers who chose to clear with IFF. Instead, it simply executed and cleared trades placed by Optionsellers on behalf of Optionsellers’ customers. Optionsellers is a CFTC registered CTA operating under a CFTC Rule 4.7 exemption from registration. Optionsellers engaged in a strategy that primarily involved selling options on futures products. The arbitrations between IFF, Optionsellers, and the Optionsellers customers are currently ongoing.

Further, StoneX Financial Inc. is subject to litigation and regulatory enforcement in the normal course of business. Except as discussed above, the current or pending civil litigation or administrative proceedings in which StoneX Financial Inc. is involved are not expected to have a material effect upon its condition, financial or otherwise. StoneX Financial Inc. vigorously defends, as a matter of policy, civil litigation, reparation, arbitration proceedings, and enforcement actions brought against it.

Litigation disclosure for Phillip Capital

Phillip Capital Inc. (“Phillip Capital”) is a registered futures commission merchant and is a member of the NFA. Its main office is located at 141 West Jackson Blvd., Suite 1531A, Chicago, Illinois 60604. In the normal course of its business, Phillip Capital is involved in various legal actions incidental to its commodities business. None of these actions are expected either individually or in aggregate to have a material adverse impact on Phillip Capital. Except for the below, neither Phillip Capital nor any of its principals have been the subject of any material administrative, civil or criminal actions within the past five years.

On September 12, 2019, the U.S. Commodity Futures Trading Commission issued an order settling charges against Phillip Capital Inc. (PCI) for allowing cyber criminals to breach PCI email systems, access customer information, and successfully withdrawing $1 million in PCI customer funds. The order found that PCI failed to disclose the cyber breach to its customers in a timely manner and that PCI failed to supervise its employees with respect to cybersecurity policy and procedures, a written information systems security program, and customer disbursements. The order imposed monetary sanctions totaling $1.5 million, which includes a civil monetary penalty of $500,000, and $1 million in restitution. PCI was credited the $1 million restitution based on its prompt reimbursement of the customer funds when the fraud was discovered. The order also required PCI to, among other things, provide reports to the Commission on its remediation efforts.

On June 11, 2021, pursuant to an offer of settlement in which Phillip Capital Inc. neither admitted nor denied the rule violation upon which the penalty is based, the Clearing House Risk Committee found that Phillip Capital Inc. violated CME Rule 980.A – Required Records and Reports. In accordance with the settlement offer, the Committee imposed a $50,000 fine for non-current books and records due to an issue with the firm’s middleware provider. In a related matter, the CME Group had previously fined Phillip Capital Inc. on March 19, 2021, for its violation of Rule 811 and 561. During the month of February 2021, Phillip Capital Inc. inaccurately reported its open interest and large trader positions in several instances of CME, CBT, NYMEX, and COMEX contracts due to the aforementioned middleware issue. A fine in the amount of $5,000 was assessed against Phillip Capital Inc.

Commodity Trading Advisor

Currently, the Sponsor does not employ commodity trading advisors. If, in the future, the Sponsor does employ commodity trading advisors, it will choose each advisor based on arm’s length negotiations and will consider the advisor’s experience, fees, and reputation.

Contractual Fees and Compensation Arrangements with the Sponsor and Third-Party Service Providers

Service Provider	Compensation Paid by the Fund
Tidal Investments LLC, Sponsor	0.25% of average net assets annually

Phillip Capital Inc, Futures Commission Merchant and Clearing Broker	The Fund pays $5.00-$10.00 per Futures Contract half-turn exclusive of pass through fees for the exchange, NFA, execution fees, and platform and exchange data fees.

StoneX Financial Inc., Futures Commission Merchant and Clearing Broker	The Fund pays $10.00-$25.00 per Futures Contract half-turn exclusive of pass through fees for the exchange and NFA. Additionally, if the monthly commissions paid do not equal or exceed 20% return on the Maintenance Margin Requirement at 9.6% of Exchange Maintenance Margin, the Fund will pay a true up to meet that return at the end of each month.

Wilmington Trust, Trustee	$3,300 annually for the Trust

* The above table does not include compensation arrangements between the Sponsor and third-party service providers including the Administrator, the Sub-Administrator, Custodian, Marketing Agent, Transfer Agent, or auditors.

Other Non-Contractual Payments by the Fund

The Fund pays the Sponsor a Management Fee, monthly in arrears, in an amount equal to 0.90% per annum of the daily NAV of the Fund. The Management Fee is paid in consideration of the Sponsor’s services related to the management of the Fund’s business and affairs, including the provision of commodity futures trading advisory services. Purchases of creation units with cash may cause the Fund to incur certain costs including brokerage commissions and redemptions of creation units with cash may result in the recognition of gains or losses that the Fund might not have incurred if it had made redemptions in-kind. The Fund pays all of its respective brokerage commissions, including applicable exchange fees, NFA fees and give-up fees, and other transaction related fees and expenses charged in connection with trading activities for the Fund’s investments in CFTC regulated investments. The Fund also pays all fees and commissions related to the EFP transactions for the sale and purchase of spot bitcoin, including any bitcoin transaction fees for on-chain transfers of bitcoin. The Fund bears other transaction costs related to the FCM capital requirements on a monthly basis. The Sponsor pays all of the routine operational, administrative and other ordinary expenses of the Fund, generally as determined by the Sponsor, including but not limited to, fees and expenses of the Administrator, Sub-Administrator, Custodian, Marketing Agent, Transfer Agent, licensors, accounting and audit fees and expenses, tax preparation expenses, legal fees, ongoing SEC registration fees, individual Schedule K-1 preparation and mailing fees, and report preparation and mailing expenses. The Fund pays all of its non-recurring and unusual fees and expenses, if any, as determined and allocated by the Sponsor using a pro rata methodology that allocates certain Trust expenses to the Fund and each other series of the Trust in existence at the occurrence of any such expense according to the relative net asset values of the Fund and each other series of the Trust. Non-recurring and unusual fees and expenses are unexpected or unusual in nature, such as legal claims and liabilities and litigation costs or indemnification or other unanticipated expenses. Extraordinary fees and expenses also include material expenses which are not currently anticipated obligations of the Fund. Routine operational, administrative and other ordinary expenses are not deemed extraordinary expenses. Authorized Purchasers pay a $300 fee per order to create Creation Baskets, and a $300 fee per order for Redemption Baskets, which is paid to the Cash Custodian. This $300 fee may not be used by the Fund to cover expenses related to creations and redemptions. Expenses paid by Sponsor are not subject to any caps or limits.

Form of Shares

Registered Form

Shares are issued in registered form in accordance with the Trust Agreement. Global Fund Services has been appointed registrar and transfer agent for the purpose of transferring Shares in certificated form. Global Fund Services keeps a record of all Shareholders and holders of the Shares in certificated form in the registry (“Register”). The Sponsor recognizes transfers of Shares in certificated form only if done in accordance with the Trust Agreement. The beneficial interests in such Shares are held in book-entry form through purchasers and/or account holders in DTC.

Book Entry

Individual certificates are not issued for the Shares. Instead, Shares are represented by one or more global certificates, which are deposited by the Sub-Administrator with DTC and registered in the name of Cede & Co., as nominee for DTC. The global certificates evidence all of the Shares outstanding at any time. Shareholders are limited to (1) purchasers in DTC such as banks, brokers, dealers and trust companies, (2) those who maintain, either directly or indirectly, a custodial relationship with a DTC purchaser, and (3) those who hold interests in the Shares through DTC purchasers or Indirect purchasers, in each case who satisfy the requirements for transfers of Shares. DTC purchasers acting on behalf of investors holding Shares through such purchasers’ accounts in DTC will follow the delivery practice applicable to securities eligible for DTC’s Same Day Funds Settlement System. Shares are credited to DTC purchasers’ securities accounts following confirmation of receipt of payment.

DTC

DTC is a limited purpose trust company organized under the laws of the State of New York and is a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities for DTC purchasers and facilitates the clearance and settlement of transactions between DTC purchasers through electronic book-entry changes in accounts of DTC purchasers.

Transfer of Shares

The Shares are only transferable through the book-entry system of DTC. Shareholders who are not DTC purchasers may transfer their Shares through DTC by instructing the DTC purchaser holding their Shares (or by instructing the Indirect purchaser or other entity through which their Shares are held) to transfer the Shares. Transfers are made in accordance with standard securities industry practice.

Transfers of interests in Shares with DTC are made in accordance with the usual rules and operating procedures of DTC and the nature of the transfer. DTC has established procedures to facilitate transfers among the Purchasers and/or account holders of DTC. Because DTC can only act on behalf of DTC Purchasers, who in turn act on behalf of Indirect Purchasers, the ability of a person or entity having an interest in a global certificate to pledge such interest to persons or entities that do not participate in DTC, or otherwise take actions in respect of such interest, may be affected by the lack of a certificate or other definitive document representing such interest.

DTC has advised us that it will take any action permitted to be taken by a Shareholder (including, without limitation, the presentation of a global certificate for exchange) only at the direction of one or more DTC purchasers in whose account with DTC interests in global certificates are credited and only in respect of such portion of the aggregate principal amount of the global certificate as to which such DTC purchaser or purchasers has or have given such direction.

Inter-Series Limitation on Liability

Because the Trust was established as a Delaware statutory trust, the Fund and each other series that may be established under the Trust in the future will be operated so that it will be liable only for obligations attributable to such series and will not be liable for obligations of any other series or affected by losses of any other series. If any creditor or Shareholder of any particular series (such as the Fund) asserts against the series a valid claim with respect to its indebtedness or Shares, the creditor or Shareholder will only be able to obtain recovery from the assets of that series and not from the assets of any other series or the Trust generally. The assets of the Fund and any other series will include only those funds and other assets that are paid to, held by or distributed to the series on account of and for the benefit of that series, including, without limitation, amounts delivered to the Trust for the purchase of Shares in a series. This limitation on liability is referred to as the Inter-Series Limitation on Liability. The Inter-Series Limitation on Liability is expressly provided for under the Delaware Statutory Trust Act, which provides that if certain conditions (as set forth in Section 3804(a)) are met, then the debts of any particular series will be enforceable only against the assets of such series and not against the assets of any other series or the Trust generally. In furtherance of the Inter-Series Limitation on Liability, every party providing services to the Trust, the Fund or the Sponsor on behalf of the Trust or the Fund, will acknowledge and consent in writing to the Inter-Series Limitation on Liability with respect to such party’s claims.

The existence of a Trustee should not be taken as an indication of any additional level of management or supervision over the Fund. Consistent with Delaware law, the Trustee acts in an entirely passive role, delegating all authority for the management and operation of the Fund and the Trust to the Sponsor. The Trustee does not provide custodial services with respect to the assets of the Fund.

Plan of Distribution

Buying and Selling Shares

Most investors buy and sell Shares of the Fund in secondary market transactions through brokers. Shares trade on NYSE Arca under the ticker symbol “DEFI.” Shares are bought and sold throughout the trading day like other publicly traded securities. When buying or selling Shares through a broker, most investors incur customary brokerage commissions and charges. Investors are encouraged to review the terms of their brokerage account for details on applicable charges and, as discussed below under “U.S. Federal Income Tax Considerations,” any provisions authorizing the broker to borrow Shares held on your behalf.

Marketing Agent and Authorized Purchasers

The offering of the Fund’s Shares is a best efforts offering. The Fund continuously offers Creation Baskets consisting of 10,000 Shares at their NAV through the Marketing Agent, to Authorized Purchasers. Shares will be sold at the next determined NAV per Share. All Authorized Purchasers pay a $300 fee for each Creation Basket order.

The following entities have entered into Authorized Purchaser Agreements with respect to the Fund: Jane Street Capital, LLC, Mirae Asset Financial Group and Virtu Americas LLC.

Because new Shares can be created and issued on an ongoing basis, at any point during the life of the Fund, a “distribution,” as such term is used in the 1933 Act, will be occurring. Authorized Purchasers, other broker-dealers and other persons are cautioned that some of their activities may result in their being deemed purchasers in a distribution in a manner that would render them statutory underwriters and subject them to the prospectus delivery and liability provisions of the 1933 Act. For example, an Authorized Purchaser, other broker-dealer firm or its client will be deemed a statutory underwriter if it purchases a basket from the Fund, breaks the basket down into the constituent Shares and sells the Shares to its customers; or if it chooses to couple the creation of a supply of new Shares with an active selling effort involving solicitation of secondary market demand for the Shares. In contrast, Authorized Purchasers may engage in secondary market or other transactions in Shares that would not be deemed “underwriting.” For example, an Authorized Purchaser may act in the capacity of a broker or dealer with respect to Shares that were previously distributed by other Authorized Purchasers. A determination of whether a particular market purchaser is an underwriter must take into account all the facts and circumstances pertaining to the activities of the broker-dealer or its client in the particular case, and the examples mentioned above should not be considered a complete description of all the activities that would lead to designation as an underwriter and subject them to the prospectus delivery and liability provisions of the 1933 Act.

Dealers who are neither Authorized Purchasers nor “underwriters” but are nonetheless participating in a distribution (as contrasted to ordinary secondary trading transactions), and thus dealing with Shares that are part of an “unsold allotment” within the meaning of Section 4(a)(3)(C) of the 1933 Act, would be unable to take advantage of the prospectus delivery exemption provided by Section 4(a)(3) of the 1933 Act.

Investors are cautioned that they might not be able to buy or sell Shares of the Fund through their current brokerages. Moreover, even if an investor were able to purchase Shares through their current brokerage, that brokerage might decide to stop trading in bitcoin-linked securities and the investor would potentially face restrictions on when and or how they could trade their existing bitcoin position.

The Sponsor expects that any broker-dealers selling Shares will be members of FINRA. Investors intending to create or redeem baskets through Authorized Purchasers in transactions not involving a broker-dealer registered in such investor’s state of domicile or residence should consult their legal advisor regarding applicable broker-dealer regulatory requirements under the state securities laws prior to such creation or redemption.

While the Authorized Purchasers may be indemnified by the Sponsor, they will not be entitled to receive a discount or commission from the Trust or the Sponsor for their purchases of Creation Baskets.

Calculating NAV

The Fund’s NAV per Share is calculated by:

●	taking the current market value of its total assets, including but not limited to Bitcoin Futures Contracts, spot bitcoin and cash, pursuant to policies established from time to time by the Sponsor or otherwise described herein,

●	subtracting any liabilities and dividing the balance by the number of Shares, and

●	dividing the above total by the number of Shares outstanding.

Global Fund Services, in its capacity as the Sub-Administrator calculates the NAV of the Fund once each trading day. It calculates the NAV as of the earlier of the close of trading on NYSE Arca or 4:00 p.m. (ET). The NAV for a particular trading day is released after 4:15 p.m. (ET).

Valuation of Bitcoin Futures Contracts

In determining the value of Bitcoin Futures Contracts, the Sub-Administrator uses primarily the settlement price for the Bitcoin Futures Contracts, as reported on the CME. CME Group staff determines the daily settlements for the Bitcoin Futures Contracts based on trading activity on CME Globex exchange between 14:59:00 and 15:00:00 Central Time (CT), the settlement period. In situations where a two-sided market is not available during the closing period, the CME will derive a settlement price using the carry calculation method based on the CME CF Bitcoin Reference Rate (BRR). This method calculates the settlement price as the reference rate plus an adjustment factoring in the days to expiration and the interest rate. Specifically, the settlement price is determined by the formula: BRR + [(Days to Expiration / 365) × Interest Rate × BRR]. The interest rate used will be the rate on the Overnight Index Swap (OIS) curve corresponding with the expiration date of the futures contract used in the calculation. When a Bitcoin Futures Contracts has closed at its daily price fluctuation limit, that limit price will be the daily settlement price that the CME publishes.

In exceptional circumstances when: (i) Bitcoin Futures Contracts settlement prices are not readily available; or (ii) when a trading halt closes CME or the Bitcoin Futures Market early, including if trading were halted for an entire trading day or several trading days; or (iii) when a Bitcoin Futures Contracts close at its price fluctuation limit for the day, the fair value of such contracts are determined by the Sponsor in good faith and in a manner that assesses the Bitcoin Futures Contracts’ value based on a consideration of all available facts and all available information on the valuation date. The fair value of Bitcoin Futures Contracts is determined by attempting to estimate the price at which such Bitcoin Futures Contract would be trading in the absence of the price fluctuation limit (either above such limit when an upward limit has been reached or below such limit when a downward limit has been reached). Typically, this estimate will be made primarily using a carry calculation described above that uses the BRR at 4:00 p.m. E.T. on settlement day as a reference price. The fair value of BTC Contracts and MBT Contracts may not reflect such security’s market value or the amount that the Fund might reasonably expect to receive for the BTC Contracts and MBT Contracts upon its current sale.

The Futures-Based Spot Price for bitcoin

Unless otherwise determined by the Sponsor in its sole discretion, the value of spot bitcoin held by the Fund is determined by the Administrator in good faith based on a methodology that is entirely derived from the settlement prices of Bitcoin Futures Contracts on the CMEAn example of how the value of spot bitcoin held by the Fund is calculated is included further below.

For the calculation of the Fund’s NAV, the value of the bitcoin held by the Fund will be determined using a “Futures-Based Spot Price” (or “FBSP”) methodology. This methodology has been chosen by the Sponsor specifically to calculate the Fund’s NAV, isolating it from data from unregulated bitcoin exchanges. The FBSP will be utilized not only for valuing the Fund’s bitcoin for NAV calculation but also for determining the amounts required for the Creation Basket Deposit and for the redemption distribution amounts. It is important to distinguish this methodology from that of the Fund’s performance benchmark, the NQBTCS (the Benchmark). The Benchmark, as selected by the Sponsor, is used exclusively for performance benchmarking purposes in relation to the Fund’s investment objective, and, unless otherwise determined by the Sponsor, does not influence the NAV calculation or the determination of the Creation Basket Deposit and redemption distributions.

The methodology to derive the settlement prices of Bitcoin Futures Contracts on the CME involves a calculation that is a function of both the length of time (the tenor) until each Bitcoin Futures Contract is due for settlement, and the final settlement price for each contract on that day. The calculation is based on estimating a simple quadratic function to fit the prices across the different tenors and extrapolate this curve to zero days tenor. This approach is designed to give more importance to contracts that are due for settlement in the near term, considering that the prices of these near-term contracts are more reliable indicators of the current spot price of Bitcoin and are also more heavily traded. A formal mathematical description of the calculation is the following:

 The estimated value for the spot price is the first element of β, associated with the first column (intercept). This is the value of the fitted curve when the tenor is zero.

The calculation produces a set of weighting factors, with each factor indicating the contribution of the corresponding Bitcoin Futures Contract to the estimated current spot price of Bitcoin. These weighting factors are given by the first line of matrix L and they sum up to one (100%). These weights are calculated daily and are dependent solely on the number of calendar days until maturity of each active BTC Contract. The spot price for bitcoin derived from FBSP is, in turn, calculated by multiplying each price by its applicable weight and then summing all terms:

where Wi is the weight and SPi is the settlement price of each BTC Contract.

The Fund does not use data from bitcoin exchanges or from spot bitcoin trading activity.

By way of example, the table below shows how the weights of each hypothetical Bitcoin Futures Contract change over time as the first contract gets closer to maturity.

The chart below visually illustrates the CME Bitcoin Futures Market’s forward curve and how the FBSP is determined for a specific date (October 9, 2023). Each black dot represents the settlement price of a specific CME Bitcoin Futures Contract. The blue line represents the calculated (fitted) forward curve. The black dots align closely with the fitted curve in blue, meaning that the curve accurately tracks the settlement prices of the BTC Contracts. The black square is a point on the curve corresponding to a zero-day maturity, representing the spot price for bitcoin for that date.

The table below exemplifies how the value of spot bitcoin held by the Fund is calculated using the weights and factors explained above for the same date:

FBSP on 10/09/2023
Input Data			Calculation
Future	Settlement Price (SP)	Tenor (calendar days)	Futures Weights (W)	Weighted Price (W x SP)
Fut Oct 23	$27,735.00	19	122.10%	$33,864.44
Fut Nov 23	$27,925.00	47	-0.70%	-$195.48
Fut Dec 23	$28,115.00	82	-6.70%	-$1,883.71
Fut Jan 24	$28,275.00	110	-5.90%	-$1,668.23
Fut Feb 24	$28,445.00	138	-4.90%	-$1,393.81
Fut Mar 24	$28,650.00	173	-3.70%	-$1,060.05
Fut Jun 24	$29,205.00	264	-1.50%	-$438.08
Fut Sep 24	$29,755.00	355	-0.30%	-$89.27
Fut Dec 24	$30,305.00	446	0.50%	$151.53
Fut Mar 25	$30,860.00	537	1.10%	$339.46
			FBSP:	27,626.82
			NQBTCS	27,619.94
			Divergence (%)	0.02%

The valuation policies of the Fund address potential for a blockchain for a crypto asset to diverge into different paths and airdrops. In the event of a fork in the Bitcoin Network, for example, the Fund will adhere to the decision made by the CME regarding which of the resulting networks will be considered as bitcoin. In other words, the network considered as bitcoin by the Fund will align with the one recognized in the context of CME Bitcoin Futures. In the occurrence of a fork, airdrop or similar event, the Sponsor will cause the Fund to irrevocably abandon the Incidental Rights and any IR Virtual Currency associated with such event and the only crypto asset to be held by the Fund will be bitcoin.

The Sponsor may determine that the FBSP calculation should not be used to value the Fund in exceptional circumstances when: (1) Bitcoin Futures Contracts settlement prices are not readily available; or (2) when a settlement price is not available for the first and second-to-expire Bitcoin Futures Contracts for the day; or (3) settlement price data is not published for at least three Bitcoin Future Contracts expirations.

The Sponsor does not anticipate that the need to rely on an alternative pricing source for bitcoin to be a common occurrence. If, for whatever unexpected reasons, this price could not be calculated by the current methodology, the Fund’s bitcoin holdings will be priced using the NQBTCS. In the event both the FBSP and the NQBTCS are unavailable, the Sponsor will fair value the Fund’s bitcoin based on the most recent data available for Bitcoin Futures Contracts on the CME, by calculating the present value of the most traded Bitcoin Futures Contract for the day based on its settlement price or last traded price in case the first is not available, using the formula: Contract Price / (1 + Days to Expiration/365 x Interest Rate). If there is no Bitcoin Futures Contracts activity for the day, the fair value will be the last available FBSP price. This fair value of bitcoin may not reflect its market value or the amount that the Fund might reasonably expect to receive for the bitcoin upon its current sale.

Indicative Fund Value

In addition, in order to provide updated information relating to the Fund for use by investors and market professionals, ICE Data Indices, LLC calculates and disseminates throughout the trading day an updated “indicative fund value.” The indicative fund value is calculated by using the prior day’s closing NAV per Share of the Fund as a base and updating that value throughout the trading day to reflect changes in the value of the Fund’s bitcoin and Bitcoin Futures Contracts during the trading day. The Fund’s spot bitcoin holdings will be priced using a real time version of the Benchmark, the NQBTC. The Fund’s Bitcoin Futures Contracts holdings will be priced using the last traded price for each contract. Changes in the value of cash equivalents are not included in the calculation of indicative value. For this and other reasons, the indicative fund value disseminated during NYSE Arca trading hours should not be viewed as an actual real time update of the NAV. NAV is calculated only once at the end of each trading day.

The indicative fund value is disseminated on a per Share basis every 15 seconds during regular NYSE Arca trading hours of 9:30 a.m. (ET) to 4:00 p.m. (ET). The trading hours for the CME can be found at: https://www.cmegroup.com/education/bitcoin/cme-bitcoin-futures-frequently-asked-questions.html.

ICE Data Indices, LLC disseminates the indicative fund value through the facilities of CTA/CQ High Speed Lines. In addition, the indicative fund value is available through on-line information services such as Bloomberg and Reuters.

Dissemination of the indicative fund value provides additional information that is not otherwise available to the public and is useful to investors and market professionals in connection with the trading of Fund Shares on NYSE Arca. Investors and market professionals are able throughout the trading day to compare the market price of the Fund and the indicative fund value. If the market price of Fund Shares diverges significantly from the indicative fund value, market professionals may have an incentive to execute arbitrage trades. For example, if the Fund appears to be trading at a discount compared to the indicative fund value, a market professional could buy Fund Shares on NYSE Arca, aggregate them into Redemption Baskets, and receive the NAV of such Shares by redeeming them to the Trust provided that there is not a minimum number of Shares outstanding for the Fund. Such arbitrage trades can tighten the tracking between the market price of the Fund and the indicative fund value.

Creation and Redemption of Shares

The Fund creates and redeems Shares from time to time, but only in one or more Creation Baskets or Redemption Baskets. Since creations and redemptions involve the exchange of cash, the Fund may incur certain costs including brokerage costs or recognize gains or losses that it might not have incurred if the transaction were made in-kind. Authorized Purchasers are the only persons that may place orders to create and redeem baskets. Authorized Purchasers must be (1) either registered broker-dealers or other securities market purchasers, such as banks and other financial institutions, which are not required to register as broker-dealers to engage in securities transactions as described below, and (2) DTC purchasers. To become an Authorized Purchaser, a person must enter into an Authorized Purchaser Agreement with the Sponsor. The Authorized Purchaser Agreement provides the procedures for the creation and redemption of baskets and for the delivery of the cash required for such creations and redemptions. The Authorized Purchaser Agreement and the related procedures attached thereto may be amended by the Sponsor, without the consent of any Shareholder, and the related procedures may generally be amended by the Sponsor without the consent of the Authorized Purchaser. Authorized Purchasers pay a transaction fee of $300 to the Custodian for each creation order they place and a fee of $300 per order for redemptions, which is a nominal fee. Authorized Purchasers who make deposits with the Fund in exchange for baskets receive no fees, commissions or other form of compensation or inducement of any kind from either the Trust or the Sponsor, and no such person will have any obligation or responsibility to the Trust or the Sponsor to effect any sale or resale of Shares.

Certain Authorized Purchasers are expected to be capable of participating directly in the physical bitcoin and the bitcoin interest markets. Some Authorized Purchasers or their affiliates may from time to time buy or sell bitcoin or bitcoin interests and may profit in these instances.

Each Authorized Purchaser will be required to be registered as a broker-dealer under the Exchange Act and a member in good standing with FINRA or be exempt from being or otherwise not required to be registered as a broker-dealer or a member of FINRA, and will be qualified to act as a broker or dealer in the states or other jurisdictions where the nature of its business so requires. Certain Authorized Purchasers may also be regulated under federal and state banking laws and regulations. Each Authorized Purchaser has its own set of rules and procedures, internal controls and information barriers it deems appropriate in light of its own regulatory regime.

Under the Authorized Purchaser Agreement, the Sponsor has agreed to indemnify the Authorized Purchasers against certain liabilities, including liabilities under the 1933 Act, and to contribute to the payments the Authorized Purchasers may be required to make in respect of those liabilities.

The following description of the procedures for the creation and redemption of baskets is only a summary and an investor should refer to the relevant provisions of the Trust Agreement and the form of Authorized Purchaser Agreement for more detail, each of which has been incorporated by reference as an exhibit to the registration statement of which this prospectus is a part. See “Where You Can Find More Information” for information about where you can obtain the registration statement.

Creation Procedures

On any business day, an Authorized Purchaser may place an order with Global Fund Services in its capacity as the transfer agent to create one or more baskets. For purposes of processing purchase and redemption orders, a “business day” means any day other than a day when NYSE Arca or the CME is closed for regular trading. Purchase orders must be placed by 3:00 p.m. (ET) or the close of regular trading on NYSE Arca, whichever is earlier. The day on which the Marketing Agent receives a valid purchase order is referred to as the purchase order date. The Fund may require any Creation Baskets that are greater than 5% of the Fund’s NAV to be pre-funded with cash or other acceptable consideration.

By placing a purchase order, an Authorized Purchaser agrees to deposit cash with the Fund, as described below. Prior to the delivery of baskets for a purchase order, the Authorized Purchaser must also have wired to the Cash Custodian the non-refundable transaction fee due for the purchase order. Authorized Purchasers may not withdraw a purchase order without the prior consent of the Sponsor in its discretion.

Determination of Required Deposits

The total deposit required to create each basket (“Creation Basket Deposit”) is the amount of cash that is in the same proportion to the total assets of the Fund (net of estimated accrued but unpaid fees, expenses and other liabilities) on the purchase order date as the number of Shares to be created under the purchase order is in proportion to the total number of Shares outstanding on the purchase order date. The Sponsor determines, directly in its sole discretion or in consultation with the Cash Custodian and the Sub-Administrator, if a prefunding will be required from Authorized Purchasers in order to post cash as margin for purchasing Bitcoin Futures Contracts on the Purchase Order Date, which is expected to be 50% of the Creation Basket Deposit. If prefunding is required for orders placed on a given business day, the Sub-Administrator will publish an estimate of the Creation Basket Deposit and the prefunding requirements at the beginning of each business day.

Delivery of Required Deposits

An Authorized Purchaser who places a purchase order is responsible for transferring to the Fund’s account with the Custodian the required amount of cash by no later than the end of the next business day following the purchase order date, as agreed to between the Authorized Purchaser and the Cash Custodian when the purchase order is placed (the “Purchase Settlement Date”). Upon receipt of the deposit amount, the Cash Custodian directs DTC to credit the number of baskets ordered to the Authorized Purchaser’s DTC account on the Purchase Settlement Date.

Because orders to purchase baskets must be placed by 3:00 p.m., (ET), but the total payment required to create a basket during the continuous offering period will not be determined until 4:00 p.m., (ET), on the date the purchase order is received, Authorized Purchasers will not know the total amount of the payment required to create a basket at the time they submit an irrevocable purchase order for the basket. Consequently, the Authorized Purchasers bear the risk related to the price movements of the underlying assets of the Shares between the time of submission of the irrevocable purchase order and the time of determination of the Creation Basket Deposit. The Fund’s NAV and the total amount of the payment required to create a basket could rise or fall substantially during this interval. However, once the Creation Basket Deposit amount is determined at 4:00 p.m. ET, the Authorized Purchasers are no longer exposed to the risk of price movements of the underlying assets. From this point forward, the payment amount for creating a basket is fixed and remains unaffected by any subsequent fluctuations in the Fund’s NAV or the value of the underlying assets.

Suspension and Rejection of Purchase Orders

The Sponsor holds the discretion to suspend purchase orders or delay their settlement in specific situations. These may include (1) exchange closures or trading restrictions, (2) emergencies (including but not limited to: an interruption in services or availability of the FCMs, Bitcoin Custodian, Cash Custodian, Administrator, or other service providers to the Trust, act of God, catastrophe, civil disturbance, government prohibition, war, terrorism, strike or other labor dispute, fire, force majeure, interruption in telecommunications, Internet services, or network provider services, unavailability of Fedwire, SWIFT or banks’ payment processes, significant technical failure, bug, error, disruption or fork of the bitcoin network, hacking, cybersecurity breach, or power, Internet, or Bitcoin network outage, or similar event), (3) Shareholder protection needs, (4) potential price limit restrictions on Bitcoin Futures Contracts, or (5) when it’s not in the best interest of the Fund or its investors. Purchase orders must conform to the criteria outlined in the Authorized Purchaser Agreement and be for whole baskets. The Sponsor may suspend orders that don’t meet these criteria. The Sponsor will provide notice to the Fund’s shareholders by posting a notification to the Fund’s website. In addition, the Sponsor intends to file a current report on Form 8-K in order to inform shareholders of the suspension of creations.

The Sponsor acting by itself or through the Distributor or transfer agent may reject a purchase order or a Creation Basket Deposit if:

●	it determines that, due to position limits or otherwise, investment alternatives that will enable the Fund to meet its investment objective are not available or practicable at that time;

●	it determines that the purchase order or the Creation Basket Deposit is not in proper form;

●	it believes that acceptance of the purchase order or the Creation Basket Deposit would have adverse tax consequences to the Fund or its Shareholders;

●	the acceptance or receipt of the Creation Basket Deposit would, in the opinion of counsel to the Sponsor, be unlawful;

●	circumstances outside the control of the Sponsor, Marketing Agent or transfer agent make it, for all practical purposes, not feasible to process creations of baskets;

●	there is a possibility that any or all of the Bitcoin Futures Contracts of the Fund on the CME from which the NAV of the Fund is calculated will be priced at a dynamic price limit restriction; or

●	if, in the sole discretion of the Sponsor, the execution of such an order would not be in the best interest of the Fund or its Shareholders.

None of the Sponsor, Marketing Agent or transfer agent will be liable for the rejection of any purchase order or Creation Basket Deposit.

Redemption Procedures

The procedures by which an Authorized Purchaser can redeem one or more baskets mirror the procedures for the creation of baskets. On any business day, an Authorized Purchaser may place an order with the transfer agent to redeem one or more baskets. Redemption orders must be placed by 3:00 p.m. (ET) or the close of regular trading on NYSE Arca, whichever is earlier. A redemption order so received will be effective on the date it is received in satisfactory form by the Marketing Agent. The redemption procedures allow Authorized Purchasers to redeem baskets and do not entitle an individual Shareholder to redeem any Shares in an amount less than a Redemption Basket, or to redeem baskets other than through an Authorized Purchaser. By placing a redemption order, an Authorized Purchaser agrees to deliver the baskets to be redeemed through DTC’s book-entry system to the Fund by the end of the next business day following the effective date of the redemption order or by the end of such later business day (“Redemption Settlement Date”). Prior to the delivery of the redemption distribution for a redemption order, the Authorized Purchaser must also have wired to the Sponsor’s account at the Cash Custodian the non-refundable transaction fee due for the redemption order. An Authorized Purchaser may not withdraw a redemption order without the prior consent of the Sponsor in its discretion.

In order to facilitate the redemption process and meet the redemption orders, the Fund will aim to sell its positions in Bitcoin Futures Contracts for cash. Additionally, if necessary, the Fund may engage in EFP transactions to convert bitcoin holdings into Bitcoin Futures Contracts, which will then be liquidated for cash to satisfy redemption orders.

Determination of Redemption Distribution

The redemption distribution from the Fund consists of a transfer to the redeeming Authorized Purchaser of an amount of cash that is in the same proportion to the total assets of the Fund (net of estimated accrued but unpaid fees, expenses and other liabilities) on the date the order to redeem is properly received as the number of Shares to be redeemed under the redemption order is in proportion to the total number of Shares outstanding on the date the order is received. The Cash Custodian and Sub-Administrator will publish an estimate of the redemption amount, which is estimated using the Fund’s last NAV per share as determined by the Sub-Administrator, as of the beginning of each business day.

Delivery of Redemption Distribution

The redemption distribution due from a Fund will be delivered to the Authorized Purchaser on the Redemption Settlement Date if the Fund’s DTC account has been credited with the baskets to be redeemed. If the Fund’s DTC account has not been credited with all of the baskets to be redeemed by the end of such date, the redemption distribution will be delivered to the extent of whole baskets received. Any remainder of the redemption distribution will be delivered on the next business day after the Redemption Settlement Date to the extent of remaining whole baskets received. Pursuant to information from the Sponsor, the Cash Custodian will also be authorized to deliver the redemption distribution notwithstanding that the baskets to be redeemed are not credited to the Fund’s DTC account by noon (ET) on the Redemption Settlement Date if the Authorized Purchaser has collateralized its obligation to deliver the baskets through DTC’s book-entry system on such terms as the Sponsor may from time to time determine.

Suspension or Rejection of Redemption Orders

The Sponsor may, in its discretion, suspend the right of redemption, or postpone the Redemption Settlement Date, (1) for any period during which NYSE Arca or CME is closed other than customary weekend or holiday closings, or trading on NYSE Arca or CME is suspended or restricted, (2) for any period during which an emergency exists as a result of which delivery, disposal or evaluation of cash equivalents is not reasonably practicable, (3) for such other period as the Sponsor determines to be necessary for the protection of the Shareholders, (4) if there is a possibility that any or all of the Bitcoin Futures Contracts of the Fund on the CME from which the NAV of the Fund is calculated will be priced at a daily price limit restriction, or (5) if, in the sole discretion of the Sponsor, the execution of such an order would not be in the best interest of the Fund or its Shareholders. For example, the Sponsor may determine that it is necessary to suspend redemptions to allow for the orderly liquidation of the Fund’s assets at an appropriate value to fund a redemption. If the Sponsor has difficulty liquidating the Fund’s positions, e.g., because of a market disruption event in the futures markets, it may be appropriate to suspend redemptions until such time as such circumstances are rectified. None of the Sponsor, the Marketing Agent, or the transfer agent will be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement. The Sponsor intends to file a current report on Form 8-K in order to inform investors of the suspension of redemptions.

Redemption orders must be made in whole baskets. The Sponsor will reject a redemption order if the order is not in proper form as described in the Authorized Purchaser Agreement or if the fulfillment of the order, in the opinion of its counsel, might be unlawful. The Sponsor may also reject a redemption order if the number of Shares being redeemed would reduce the remaining outstanding Shares below 50,000 Shares (i.e., five baskets of 10,000 Shares each) or less, unless the Sponsor has reason to believe that the placer of the redemption order does in fact possess all the outstanding Shares of the Fund and can deliver them.

Creation and Redemption Transaction Fees

To compensate for expenses in connection with the creation and redemption of baskets, an Authorized Purchaser is required to pay a transaction fee of $300 per order to the Cash Custodian. The transaction fees may be reduced, increased or otherwise changed by the Sponsor. This $300 fee may not be used by the Fund to cover expenses related to creations and redemptions.

Tax Responsibility

Authorized Purchasers are responsible for any transfer tax, sales or use tax, stamp tax, recording tax, value added tax or similar tax or governmental charge applicable to the creation or redemption of baskets, regardless of whether or not such tax or charge is imposed directly on the Authorized Purchaser, and agree to indemnify the Sponsor and the Fund if they are required by law to pay any such tax, together with any applicable penalties, additions to tax and interest thereon.

Impact on the Arbitrage Mechanism

The Authorized Purchasers typically hedge their exposure to creation and redemptions by trading Bitcoin Futures contracts on the CME Bitcoin Futures Market or by trading spot bitcoin on multiple bitcoin exchanges. Considering the size and liquidity of those markets, the Sponsor believes that the current Creation Basket and Redemption Basket size of 10,000 shares, which would equate to approximately $1,060,000 (assuming a NAV of $106.00 per share, which was the NAV per share as of December 31, 2024), enables Authorized Purchasers and Market Makers to manage inventory and facilitate an effective arbitrage mechanism for the Fund. The Sponsor recognizes, however, that the size of the baskets may adversely impact the effectiveness of the arbitrage mechanism of the Fund’s creation and redemption process, and accordingly may adjust the size of the baskets to enhance the activities of the Authorized Purchasers in the secondary market for the Fund’s Shares.

The efficiency of the arbitrage mechanism can also be impacted by the use of cash creations and redemptions. Unlike in-kind transactions, where the transfer of underlying assets can directly align the Fund’s holdings with its NAV, cash transactions may introduce timing discrepancies and additional costs, potentially leading to a less efficient arbitrage process. However, cash transactions provide liquidity and can be executed more swiftly than in-kind transactions, which could be advantageous under certain market conditions.

Secondary Market Transactions

As noted, the Fund will create and redeem Shares from time to time, but only in one or more Creation Baskets or Redemption Baskets. The creation and redemption of baskets are only made in exchange for delivery to the Fund or the distribution by the Fund of the amount of cash and cash equivalents equal to the total NAV of the number of Shares included in the baskets being created or redeemed determined on the day the order to create or redeem baskets is properly received.

As discussed above, Authorized Purchasers are the only persons that may place orders to create and redeem baskets. Authorized Purchasers must be registered broker-dealers or other securities market purchasers, such as banks and other financial institutions that are not required to register as broker-dealers to engage in securities transactions. An Authorized Purchaser is under no obligation to create or redeem baskets, and an Authorized Purchaser is under no obligation to offer to the public Shares of any baskets it does create. Authorized Purchasers that do offer to the public Shares from the baskets they create will do so at per Share offering prices that are expected to reflect, among other factors, the trading price of the Shares on NYSE Arca, the NAV of the Shares at the time the Authorized Purchaser purchased the Creation Baskets, the NAV of the Shares at the time of the offer of the Shares to the public, the supply of and demand for Shares at the time of sale, and the liquidity of the bitcoin interest markets. The prices of Shares offered by Authorized Purchasers are expected to fall between the Fund’s NAV and the trading price of the Shares on NYSE Arca at the time of sale. Shares initially comprising the same basket but offered by Authorized Purchasers to the public at different times may have different offering prices. An order for one or more baskets may be placed by an Authorized Purchaser on behalf of multiple clients. Shares are expected to trade in the secondary market on NYSE Arca. Shares may trade in the secondary market at prices that are lower or higher relative to their NAV per Share. The amount of the discount or premium in the trading price relative to the NAV per Share may be influenced by various factors, including the number of investors who seek to purchase or sell Shares in the secondary market and the liquidity of the bitcoin interest markets. While the Shares trade on NYSE Arca until 4:00 p.m. (ET), liquidity in the markets for bitcoin interests may be reduced after the close of the CME. As a result, during this time, trading spreads, and the resulting premium or discount, on the Shares may widen.

Use of Proceeds

The Sponsor causes the Fund to transfer the proceeds of the sale of Creation Baskets to the Custodian or another financial institution for use in trading activities and/or investment in bitcoin and Bitcoin Futures Contracts and cash and cash equivalents. The Sponsor invests the Fund’s assets in bitcoin and Bitcoin Futures Contracts and cash and cash equivalents.

In connection with acceptance of a Creation Order, the Sponsor, on behalf of the Fund, purchases Bitcoin Futures Contracts in an amount equivalent to the Creation Basket Deposit (which is already net of estimated accrued but unpaid fees, expenses and other liabilities) and, subsequently, may engage in an EFP transaction to exchange this futures position for spot bitcoin, pursuant to the Fund’s investment strategy. The Fund’s policy is to invest cash received from Creation Orders to acquire the largest quantity of whole BTC Contracts that can be then converted into bitcoin through EFP transactions. Such bitcoin positions, which are normally expected to be 95% of the Fund’s net asset value, are held by the Bitcoin Custodian on behalf of the Fund. To the extent cash balances remain in the Fund after the acquisition of BTC Contracts, the Fund’s policy is then use available cash from Creation Orders to acquire the largest quantity of whole MBT Contracts. All Bitcoin Futures Contracts will be held by the Fund’s FCMs. The Fund’s policy is to maintain cash for margin requirements of Bitcoin Futures Contracts, as discussed below, and any remaining cash after acquisition of MBT Contracts to be invested in cash equivalents. Margin accounts will be maintained by the Fund’s FCMs. Any remaining Fund cash and cash equivalents will be maintained by the Cash Custodian on behalf of the Fund.

Conversely, in connection with a Redemption Order, the Sponsor, on behalf of the Fund, may engage in an EFP Transaction to exchange its spot bitcoin position for a long futures position and, subsequently sell Bitcoin Futures Contracts in an amount equivalent to the redemption distribution. The Fund’s policy is to convert through EFP transactions the smallest quantity of bitcoin to BTC Contracts that then will be sold for cash so that, when aggregated with the Fund’s liquidation proceeds from any MBT Contract and cash equivalent disposition and any other cash held by the Fund, the BTC Contract sale proceeds will be equal to the settlement payment for a Redemption Order; provided that bitcoin will constitute at least 95% of the Fund’s net asset value. The Fund’s policy in connection with redemptions is to first liquidate cash equivalents and then liquidate the Fund’s Bitcoin Futures Contracts.

In general, the Fund expects that it will be required to post approximately 32% of the previous day settlement price of a Bitcoin Futures Contracts as initial margin. Ongoing margin and collateral payments will generally be required for exchange-traded bitcoin interests based on changes in the value of the bitcoin interests. In light of the differing requirements for initial payments under exchange-traded bitcoin interests and the fluctuating nature of ongoing margin and collateral payments, it is not possible to estimate what portion of the Fund’s assets will be posted as margin or collateral at any given time. Cash and cash equivalents held by the Fund constitute reserves that are available to meet ongoing margin and collateral requirements or pay current obligations of the Fund. All interest or other income is used for the Fund’s benefit.

An FCM, counterparty, government agency or exchange could increase margin or collateral requirements applicable to the Fund to hold trading positions at any time. Moreover, margin is merely a security deposit and has no bearing on the profit or loss potential for any positions held.

The approximate 8-10% of the Fund’s assets held by the FCM are held in segregation pursuant to the CEA and CFTC regulations.

The LPs with which the Sponsor will engage in EFP transactions are unaffiliated third-parties that must be approved by the Sponsor and all transactions will be done on an arms-length basis, at commercially reasonable price and terms, pursuant specific rules of the CME and CFTC guidance. For a discussion of EFP transactions see “Purchases and Sales of Spot Bitcoin” on page 68. The Sponsor seeks to diversify its pool of LPs to achieve best execution and has identified at least seven LPs that are available to support EFP transactions for the Fund. An non-exhaustive list of firms that have provided permission to CME to be listed as liquidity providers in the context of block trades and EFP transactions on bitcoin on the CME market is available at https://www.cmegroup.com/trading/bitcoin-brokers-and-block-liquidity-providers.html. As of the date of this prospectus, Cumberland DRW LLC, Flow Traders B.V., JSCT, LLC, XBTO International Ltd, DV Chain, LLC, GSR Markets Ltd., B2C2 USA, Inc. and Nonco LLC have been approved as LPs. Jane Street Capital, LLC, one of the Authorized Purchasers, is an affiliate of JSCT, LLC, one of the LPs. Current or future LPs may be affiliates or, or have material relationships with, the Fund’s current or future Authorized Purchasers.

The Sponsor believes that both the spot bitcoin and the CME Bitcoin Futures Market are sufficiently liquidity to support EFP transactions in the context of the Fund’s investment strategy and continuously monitor market conditions to ensure that transactions align with the Fund’s investment objectives. However, there is a risk that the Fund won’t be able to negotiate transactions in sufficient quantities to follow its investment strategy. The Sponsor may choose to limit the size of EFP transactions or avoid transacting at all when it deems so doing to be in the best interest of Shareholders. It may choose to do so when it believes the market is too volatile to execute a bitcoin transaction, when it believes the price of bitcoin is being inconsistently, irregularly, or discontinuously published from bitcoin trading venues and other data sources, or when it believes other similar circumstances may create a scenario in which executing an EFP transaction would not be in the best interests of the Shareholders. In those cases, the Fund may end up being under or over exposed to bitcoin in relation to its intended investment strategy.

The Trust Agreement

The following paragraphs are a summary of certain provisions of the Trust Agreement. The following discussion is qualified in its entirety by reference to the Trust Agreement.

Authority of the Sponsor

The Sponsor is generally authorized to perform all acts deemed necessary to carry out the purposes of the Trust and to conduct the business of the Trust. The Trust and the Fund will continue to exist until terminated in accordance with the Trust Agreement.

The Sponsor’s Obligations

In addition to the duties imposed by the Delaware Trust Statute, under the Trust Agreement the Sponsor has obligations as a Sponsor of the Trust, which include, among others, responsibility for certain organizational and operational requirements of the Trust, as well as fiduciary responsibility for the safekeeping and use of the Trust’s assets, whether or not in the Sponsor’s immediate possession or control.

To the extent that, at law (common or statutory) or in equity, the Sponsor has duties (including fiduciary duties) and liabilities relating thereto to the Trust, the Fund, the Shareholders or to any other person, the Sponsor will not be liable to the Trust, the Fund, the Shareholders or to any other person for its good faith reliance on the provisions of the Trust Agreement or this prospectus unless such reliance constitutes gross negligence or willful misconduct on the part of the Sponsor. The provisions of the Trust Agreement, to the extent they restrict or eliminate the duties and liabilities of the Sponsor otherwise existing at law or in equity, replace such other duties and liabilities of the Sponsor.

Liability and Indemnification

Under the Trust Agreement, the Sponsor, the Trustee and their respective Affiliates (collectively, “Covered Persons”) shall have no liability to the Trust, the Fund, or to any Shareholder for any loss suffered by the Trust or the Fund which arises out of any action or inaction of such Covered Person if such Covered Person, in good faith, determined that such course of conduct was in the best interest of the Trust or the Fund and such course of conduct did not constitute gross negligence or willful misconduct of such Covered Person. Subject to the foregoing, neither the Sponsor nor any other Covered Person shall be personally liable for the return or repayment of all or any portion of the capital or profits of any Shareholder or assignee thereof, it being expressly agreed that any such return of capital or profits made pursuant to the Trust Agreement shall be made solely from the assets of the Fund without any rights of contribution from the Sponsor or any other Covered Person. A Covered Person shall not be liable for the conduct or willful misconduct of any administrator or other delegate selected by the Sponsor with reasonable care, provided, however, that the Trustee and its Affiliates shall not, under any circumstances be liable for the conduct or willful misconduct of any administrator or other delegate or any other person selected by the Sponsor to provide services to the Trust.

The Trust Agreement also provides that the Sponsor shall be indemnified by the Trust (or by a series separately to the extent the matter in question relates to a single series or disproportionately affects a specific series in relation to other series) against any losses, judgments, liabilities, expenses (excluding any taxes on the compensation received for services as Sponsor or on indemnity payments received), and amounts paid in settlement of any claims sustained by it in connection with its activities for the Trust, provided that (i) the Sponsor was acting on behalf of or performing services for the Trust and has determined, in good faith, that such course of conduct was in the best interests of the Trust and such liability or loss was not the result of gross negligence, willful misconduct, or a breach of the Trust Agreement on the part of the Sponsor and (ii) any such indemnification will only be recoverable from the assets of the applicable series. The Sponsor’s rights to indemnification permitted under the Trust Agreement shall not be affected by the dissolution or other cessation to exist of the Sponsor, or the withdrawal, adjudication of bankruptcy or insolvency of the Sponsor, or the filing of a voluntary or involuntary petition in bankruptcy under Title 11 of the Bankruptcy Code by or against the Sponsor.

Notwithstanding the above, the Sponsor shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of U.S. federal or state securities laws unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and the court approves the indemnification of such expenses (including, without limitation, litigation costs), (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court approves the indemnification of such expenses (including, without limitation, litigation costs), or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made.

The payment of any indemnification shall be allocated, as appropriate, among the Trust’s series. The Trust and its series shall not incur the cost of that portion of any insurance which insures any party against any liability, the indemnification of which is prohibited under the Trust Agreement.

Expenses incurred in defending a threatened or pending action, suit or proceeding against the Sponsor shall be paid by the Trust in advance of the final disposition of such action, suit or proceeding, if (i) the legal action relates to the performance of duties or services by the Sponsor on behalf of the Trust; (ii) the legal action is initiated by a party other than the Trust; and (iii) the Sponsor undertakes to repay the advanced funds with interest to the Trust in cases in which it is not entitled to indemnification.

The Trust Agreement provides that the Sponsor and the Trust shall indemnify the Trustee and its successors, assigns, legal representatives, officers, directors, Shareholders, employees, agents and servants (the “Trustee Indemnified Parties”) against any liabilities, obligations, losses, damages, penalties, taxes (excluding any taxes on the compensation received for services as Trustee or on indemnity payments received), claims, actions, suits, costs, expenses or disbursements which may be imposed on a Trustee Indemnified Party relating to or arising out of the formation, operation or termination of the Trust, the execution, delivery and performance of any other agreements to which the Trust is a party, or the action or inaction of the Trustee under the Trust Agreement or any other agreement, except for expenses resulting from the gross negligence or willful misconduct of a Trustee Indemnified Party. Further, certain officers of the Sponsor are insured against liability for certain errors or omissions which an officer may incur or that may arise out of his or her capacity as such.

In the event the Trust is made a party to any claim, dispute, demand or litigation or otherwise incurs any liability or expense as a result of or in connection with any Shareholder’s (or assignee’s) obligations or liabilities unrelated to the Trust business, such Shareholder (or assignees cumulatively) is required under the Trust Agreement to indemnify the Trust for all such liability and expense incurred, including attorneys’ and accountants’ fees.

Withdrawal of the Sponsor

The Sponsor may withdraw voluntarily as the Sponsor of the Trust only upon ninety (90) days’ prior written notice to the holders of the Trust’s outstanding Shares and the Trustee. If the withdrawing Sponsor is the last remaining Sponsor, Shareholders holding a majority (over 50%) of the outstanding Shares of the Fund, voting together as a single class (not including Shares acquired by the Sponsor through its initial capital contribution) may vote to elect a successor Sponsor. The successor Sponsor will continue the business of the Trust. Shareholders have no right to remove the Sponsor.

In the event of withdrawal, the Sponsor is entitled to a redemption of the Shares it acquired through its initial capital contribution to any of the series of the Trust at their NAV per Share. If the Sponsor withdraws and a successor Sponsor is named, the withdrawing Sponsor shall pay all expenses as a result of its withdrawal.

Meetings

Meetings of the Trust’s Shareholders may be called by the Sponsor and will be called by it upon the written request of Shareholders holding at least 25% of the outstanding Shares of the Trust or the Fund, as applicable (not including Shares acquired by the Sponsor through its initial capital contribution). The Sponsor shall deposit in the United States mail or electronically transmit written notice to all Shareholders of the Fund of the meeting and the purpose of the meeting, which shall be held on a date not less than 30 nor more than 60 days after the date of mailing of such notice, at a reasonable time and place. Where the meeting is called upon the written request of the Shareholders of the Fund, or any other Fund, as applicable, such written notice shall be mailed or transmitted not more than 45 days after such written request for a meeting was received by the Sponsor.

Voting Rights

Shareholders have no voting rights with respect to the Trust or the Fund except as expressly provided in the Trust Agreement. The Trust Agreement provides that Shareholders representing at least a majority (over 50%) of the outstanding Shares of the Fund together as a single class (excluding Shares acquired by the Sponsor in connection with its initial capital contribution to any Trust series) may vote to (i) continue the Trust by electing a successor Sponsor as described above, and (ii) approve amendments to the Trust Agreement that impair the right to surrender Redemption Baskets for redemption. (Trustee consent to any amendment to the Trust Agreement is required if the Trustee reasonably believes that such amendment adversely affects any of its rights, duties or liabilities.) In addition, Shareholders holding Shares representing seventy-five percent (75%) of the outstanding Shares of the Fund, voting together as a single class (excluding Shares acquired by the Sponsor in connection with its initial capital contribution to any Trust series) may vote to dissolve the Trust upon not less than ninety (90) days’ notice to the Sponsor.

Limited Liability of Shareholders

Shareholders shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the general corporation law of Delaware, and no Shareholder shall be liable for claims against, or debts of the Trust or the Fund in excess of his Share of the Fund’s assets. The Trust or the Fund shall not make a claim against a Shareholder with respect to amounts distributed to such Shareholder or amounts received by such Shareholder upon redemption unless, under Delaware law, such Shareholder is liable to repay such amount.

The Trust or the Fund shall indemnify to the full extent permitted by law and the Trust Agreement each Shareholder (excluding the Sponsor to the extent of its ownership of any Shares acquired through its initial capital contribution) against any claims of liability asserted against such Shareholder solely because of its ownership of Shares (other than for taxes on income from Shares for which such Shareholder is liable).

The Trust Agreement provides that every written note, bond, contract, instrument, certificate or undertaking made or issued by or on behalf of the Fund shall give notice to the effect that the obligations of such instrument are not binding upon the Shareholders individually but are binding only upon the assets and property of the Fund.

The Sponsor Has Conflicts of Interest

There are present and potential future conflicts of interest in the Trust’s structure and operation you should consider before you purchase Shares. The Sponsor may use this notice of conflicts as a defense against any claim or other proceeding made.

The Sponsor’s principals, managers, officers and employees, do not devote their time exclusively to the Fund. Notwithstanding obligations and expectations related to the management of the Sponsor, the Sponsor’s principals, officers and employees may be directors, officers or employees of other entities, and may manage assets of other entities, including the other funds of the Trust, through the Sponsor or otherwise. As a result, the principals could have a conflict between responsibilities to the Fund on the one hand and to those other entities on the other.

The Sponsor and its principals, officers and employees may trade securities, futures and related contracts for their own accounts, creating the potential for preferential treatment of their own accounts. Shareholders will not be permitted to inspect the trading records of such persons, or any written policies of the Sponsor related to such trading. A conflict of interest may exist if their trades are in the same markets and at approximately the same times as the trades for the Fund. A potential conflict also may occur when the Sponsor’s principals trade their accounts more aggressively or take positions in their accounts that are opposite, or ahead of, the positions taken by the Fund.

The Sponsor has sole current authority to manage the investments and operations of the Fund, and this may allow it to act in a way that furthers its own interests which may create a conflict with your best interests, including the authority of the Sponsor to allocate expenses to and between the funds of the Trust. Shareholders have very limited voting rights with respect to the Fund, which will limit the ability to influence matters such as amendment of the Trust Agreement, change in the Fund’s basic investment policies, or dissolution of the Fund or the Trust.

The Sponsor serves as the Sponsor to the Fund and serves as the sponsor or investment adviser to investment companies and commodity pools other than the Fund. The Sponsor may have a conflict to the extent that its trading decisions for the Fund may be influenced by the effect they would have on the other investment companies or pools it manages. In addition, the Sponsor may be required to indemnify the officers and directors of the other investment companies or pools, if the need for indemnification arises. This potential indemnification will cause the Sponsor’s assets to decrease. If the Sponsor’s other sources of income are not sufficient to compensate for the indemnification, it could cease operations, which could in turn result in Fund losses and/or termination of the Fund.

If the Sponsor acquires knowledge of a potential transaction or arrangement that may be an opportunity for the Fund, it shall have no duty to offer such opportunity to the Fund. The Sponsor will not be liable to the Fund or the Shareholders for breach of any fiduciary or other duty if the Sponsor pursues such opportunity or directs it to another person or does not communicate such opportunity to the Fund and is not required to share income or profits derived from such business ventures with the Fund.

The Sponsor might have a potential future conflict of interest if the Sponsor, a new sponsor, or sub-adviser were to register as a broker-dealer or become affiliated with a broker-dealer. In such case, the Sponsor, new sponsor, or sub-adviser, as the case may be, would develop and implement appropriate procedures designed to prevent the use and dissemination of material non-public information regarding the Fund’s holdings.

Under its code of ethics (the “COE”), the Sponsor and its affiliates are required to adhere to a series of prescribed steps prior to engaging in trading activities, including transactions involving the Fund’s Shares or bitcoin futures contracts. The preliminary step requires employees to seek pre-clearance for any trade in Covered Securities, which is a broad category encompassing various financial instruments, including stocks, bonds, and derivatives such as bitcoin futures. This pre-clearance is obtained by submitting a detailed request via an online Compliance Portal, which is then reviewed by the Sponsor’s Chief Compliance Officer (“CCO”) or designee.

The COE specifies certain transactions that require heightened oversight, including participation in initial public offerings (“IPOs”), secondary offerings, and private placements. Employees must obtain not just pre-clearance but also direct approval from the CCO for such activities. Furthermore, the code strictly prohibits trading based on non-public, material information, commonly known as front-running, to prevent any potential conflicts with client interests and maintain the integrity of client transactions.

Reporting is another critical aspect of the COE. Employees are mandated to file detailed reports of their trading activities on a quarterly basis, as well as annual reports detailing their holdings. These reports are subject to review by the CCO to identify any potential or actual conflicts of interest or indications of unethical behavior. Exemptions from these reporting requirements are limited and well-defined, applying mainly to accounts that are managed by independent third-party managers over which the employee has no direct control or influence.

The COE provides a structured compliance framework that outlines procedures for reminders and steps to address instances of late or missed report submissions. Should these situations occur, the COE sets out a clear process for enacting disciplinary measures. This framework is designed to support a trading environment that aligns with regulatory expectations.

Resolution of Conflicts Procedures

The Trust Agreement provides that whenever a conflict of interest exists between the Sponsor or any of its Affiliates, on the one hand, and the Trust, any shareholder of a Trust series, or any other person, on the other hand, the Sponsor shall resolve such conflict of interest, take such action or provide such terms, considering in each case the relative interest of each party (including its own interest) to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable generally accepted accounting practices or principles. In the absence of bad faith by the Sponsor, the resolution, action or terms so made, taken or provided by the Sponsor shall not constitute a breach of the Trust Agreement or any other agreement contemplated therein or of any duty or obligation of the Sponsor at law or in equity or otherwise.

Ownership or Beneficial Interest in the Fund

Security Ownership of Certain Beneficial Owners. The following table sets forth information with respect to each person known to own beneficially more than 5% of the outstanding Shares of the Fund as of December 31, 2024, based on information known to the Sponsor.

Name and Address of Beneficial Owner	Amount and nature of Beneficial Ownership	Percent of Class
National Financial Services LLC 200 Liberty Street New York, NY 10281	43,112 shares	30.79%
J.P. Morgan Securities LLC/JPMC 383 Madison Ave New York, NY 10179	26,422 shares	18.87%
Charles Schwab & Co., Inc. 101 Montgomery Street San Francisco, CA 94104	22,531 shares	16.09%
JPMorgan Chase Bank, National Association 14201 Dallas Parkway Chase International Plaza Dallas, TX 75254-2916	11,024 shares	7.87%

Security Ownership of Management. As of the date of this prospectus, the Sponsor owned 507 shares of the Fund and none of the principals of the Sponsor owned any Shares of the Fund.

Change of Control. Neither the Sponsor nor the Trustee knows of any arrangements which may subsequently result in a change in the control of the Trust.

The Trust has no securities authorized for issuance under equity compensation plans.

Interests of Named Experts and Counsel

No expert hired by the Fund to give advice on the preparation of this offering document has been hired on a contingent fee basis, nor do any of them have any present or future expectation of interest in the Sponsor, Marketing Agent, Authorized Purchasers, Custodians/Administrator or other service providers to the Fund.

Provisions of Federal and State Securities Laws

This offering is made pursuant to federal and state securities laws. The SEC and state securities agencies take the position that indemnification of the Sponsor that arises out of an alleged violation of such laws is prohibited unless certain conditions are met. Those conditions require that no indemnification of the Sponsor or any underwriter for the Fund may be made in respect of any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the party seeking indemnification and the court approves the indemnification; (ii) such claim has been dismissed with prejudice on the merits by a court of competent jurisdiction as to the party seeking indemnification; or (iii) a court of competent jurisdiction approves a settlement of the claims against the party seeking indemnification and finds that indemnification of the settlement and related costs should be made, provided that, before seeking such approval, the Sponsor or other indemnitee must apprise the court of the position held by regulatory agencies against such indemnification.

Books and Records

The Trust keeps its books of record and account at its office located at 234 West Florida Street, Suite 203, Milwaukee, Wisconsin 53204, or at the offices of the Sub-Administrator, U.S. Bancorp Fund Services, LLC, doing business as U.S. Bank Global Fund Services, located at 777 E. Wisconsin Ave, Milwaukee, Wisconsin 53202 , or such office, including of an administrative agent, as it may subsequently designate upon notice. The books of account of the Fund are open to inspection by any Shareholder (or any duly constituted designee of a Shareholder) at all times during the usual business hours of the Fund upon reasonable advance notice to the extent such access is required under CFTC rules and regulations. In addition, the Trust keeps a copy of the Trust Agreement on file in its office which will be available for inspection by any Shareholder at all times during its usual business hours upon reasonable advance notice.

Statements, Filings, and Reports to Shareholders

The Trust will furnish annual reports (as of the end of each fiscal year) for the Fund to DTC purchasers for distribution to Shareholders, as required to be provided to Shareholders by the CFTC and the NFA. These annual reports will contain financial statements prepared by the Sponsor and audited by an independent registered public accounting firm designated by the Sponsor. The Trust will also post monthly reports to the Fund’s website (https://hashdex-etfs.com/defi). These monthly reports will contain certain unaudited financial information regarding the Fund, including the Fund’s NAV. The Sponsor will furnish to the Shareholders other reports or information which the Sponsor, in its discretion, determines to be necessary or appropriate. In addition, under SEC rules the Trust will be required to file quarterly and annual reports for the Fund with the SEC, which need not be sent to Shareholders but will be publicly available through the SEC. The Trust will post the same information that would otherwise be provided in the Trust’s CFTC, NFA and SEC reports on the Fund’s website: https://hashdex-etfs.com/defi.

The accountants’ report on its audit of the Fund’s financial statements will be furnished by the Trust to Shareholders upon request. The Trust will file such tax returns, and prepare, disseminate and file such tax reports for the Fund as it is advised by its counsel or accountants are from time to time required by any applicable statute, rule or regulation and will make such tax elections for the Fund as it deems advisable.

The Fund or its appointed agent will provide tax information in accordance with the Code and applicable U.S. Treasury Regulations. Persons treated as intermediaries for purposes of these regulations may obtain tax information regarding the Fund by contacting the Fund at 234 West Florida Street, Suite 203, Milwaukee, Wisconsin 53204 or from the Fund’s website, https://hashdex-etfs.com/defi.

Fiscal Year

The fiscal year of the Fund is the calendar year.

Governing Law

The rights of the Sponsor, the Trust, the Fund, DTC (as registered owner of the Fund’s global certificate for Shares) and the Shareholders are governed by the laws of the State of Delaware, except with respect to causes of action for violations of U.S. federal or state securities laws. The Trust Agreement and the effect of every provision thereof shall control over any contrary or limiting statutory or common law of the State of Delaware, other than the Delaware Trust Statute. The Trust Agreement does not contain an exclusive forum provision.

Legal Matters

Litigation and Claims

Except as described above, within the past 10 years of the date of this prospectus, there have been no material administrative, civil or criminal actions against the Sponsor, the Trust or the Fund, or any principal or affiliate of any of them. This includes any actions pending, on appeal, concluded, threatened, or otherwise known to them.

Legal Opinion

K&L Gates LLP (“KLG”) advised the Trust and the Sponsor with respect to the Shares being offered hereby and has passed upon the validity of the Shares being issued hereunder. KLG also provided the Sponsor with its opinion with respect to U.S. federal income tax matters addressed below in “U.S. Federal Income Tax Considerations.” Eversheds Sutherland (US) LLP has advised the Sponsor on certain matters related to the Trust and the Fund.

Experts

The December 31, 2024 financial statements of the Fund incorporated by reference in this prospectus and elsewhere in the registration statement have been incorporated by reference in reliance upon the report of Tait, Weller & Baker LLP, independent registered public accounting firm, given on their authority as experts in accounting and auditing.

The 2023 financial statements of the Predecessor Fund incorporated by reference in this prospectus and elsewhere in the registration statement have been incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

Privacy Policy

The following discussion is qualified in its entirety by reference to the privacy policy. A copy of the privacy policy is available at https://www.tidalfinancialgroup.com/privacy-policy/.

The Sponsor, the Trust, and the Fund have adopted a privacy policy relating to the collection, maintenance, and use of nonpublic personal information about the Fund’s current and former investors, as required under federal law. Federal law gives investors the right to limit some but not all sharing of their nonpublic personal information. Federal law also requires the Sponsor to tell investors how it collects, Shares, and protects such nonpublic personal information.

Collection of Nonpublic Personal Information

The Sponsor may collect or have access to nonpublic personal information about current and former Fund investors for certain purposes relating to the operation of the Fund. This information may include information received from investors, such as their name, social security number, telephone number, and address, and information about investors’ holdings and transactions in Shares of the Fund.

Use and Disclosure of Nonpublic Personal Information

The Sponsor does not sell nonpublic personal information to any third parties. The Sponsor primarily uses investors’ nonpublic personal information to complete financial transactions that may be requested. The Sponsor may disclose investors’ nonpublic personal information to third parties under specific circumstances described in the privacy policy. These circumstances include, among others, information needed to complete financial transactions, information released at the direction of an investor, and certain information requested by courts, regulators, law enforcement, or tax authorities. Investors may not opt out of these disclosures.

Investors’ nonpublic personal information, particularly information about investors’ holdings and transactions in Shares of the Fund, may be shared between and amongst the Sponsor and the Fund. An investor cannot opt-out of the sharing of nonpublic personal information between and amongst the Sponsor and the Fund. However, the Sponsor and the Fund will not use this information for any cross-marketing purposes. In other words, all investors will be treated as having “opted out” of receiving marketing solicitations from the Fund.

Protection of Nonpublic Personal Information

As described in the privacy policy, the Sponsor takes safeguards to protect investors’ nonpublic personal information, which include, among others, restricting access to such information, requiring third parties to follow appropriate standards of security and confidentiality, and maintaining physical, technical, administrative, and procedural safeguards.

The Sponsor’s Website is hosted in the United States and any data provided to the Sponsor is stored in the United States. If you choose to provide Personal Data from regions outside of the United States, then by your submission of such data, you acknowledge and agree that: (a) you are transferring your personal information outside of those regions to the United States voluntarily and with consent; (b) the laws and regulations of the United States shall govern your use of the provision of your information, which laws and regulations may differ from those of your country of residence; and (c) you permit your personal information to be used for the purposes herein and in the Privacy Policy above.

U.S. Federal Income Tax Considerations

The following discussion is the opinion of KLG and summarizes the material U.S. federal income tax consequences of the purchase, ownership and disposition of Shares of the Fund and the U.S. federal income tax treatment of the Fund. Except where noted otherwise, it deals only with the U.S. federal income tax consequences relating to Shares held as capital assets by U.S. Shareholders (as defined below) who are not subject to special tax treatment. For example, in general it does not address the tax consequences, such as, but not limited to consequences to dealers in securities or currencies or commodities, traders in securities or dealers or traders in commodities that elect to use a mark to market method of accounting, financial institutions, regulated investment companies (except as discussed below), tax-exempt entities (except as discussed below), insurance companies, persons holding Shares as a part of a position in a “straddle” or as part of a “hedging,” “conversion” or other integrated transaction for U.S. federal income tax purposes, persons with “applicable financial statements” within the meaning of section 451(b) of the Internal Revenue Code of 1986, as amended (the “Code”), or holders of Shares whose “functional currency” is not the U.S. dollar. Furthermore, the discussion below is based on the provisions of the Code, and regulations (“Treasury Regulations”), rulings and judicial decisions thereunder as of the date of this prospectus, and such authorities may be repealed, revoked or modified (possibly with retroactive effect) so as to result in U.S. federal income tax consequences different from those discussed below.

The Sponsor received the opinion of KLG regarding the material U.S. federal income tax consequences to the Fund and to U.S. Shareholders and Non-U.S. Shareholders (as defined below) as described in the following paragraphs. In rendering its opinion, KLG relied on the facts and assumptions described in this prospectus as well as certain factual representations made by the Trust, the Fund, and the Sponsor. This opinion is not binding on the Internal Revenue Service (the “IRS”) and will not be a guarantee of the results. No ruling has been requested from the IRS with respect to any matter affecting the Fund or prospective investors, and the IRS may disagree with the tax positions taken by the Trust. If the IRS were to challenge the Trust’s tax positions in litigation, they might not be sustained by the courts. No statutory, administrative or judicial authority directly addresses the treatment of the Shares or instruments similar to the Shares for U.S. federal income tax purposes. As a result, the Trust cannot assure investors that the IRS or the courts will agree with the tax consequences described herein. A different treatment from that described below could adversely affect the amount, timing and character of income, gain or loss in respect of an investment in the Shares and could adversely affect the value of the Shares.

As used herein, the term “U.S. Shareholder” means a Shareholder that is, for U.S. federal income tax purposes, (i) a citizen or resident of the United States, (ii) a corporation created or organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source or (iv) a trust that (a) is subject to the supervision of a court within the United States and the control of one or more United States persons as described in section 7701(a)(30) of the Code, or (b) has a valid election in effect under applicable Treasury Regulations to be treated as a United States person. A “Non-U.S. Shareholder” is a holder that is not a U.S. Shareholder. If a partnership or other entity or arrangement treated as a partnership holds our Shares, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our Shares, the discussion below may not be applicable to you and you should consult your own tax advisor regarding the tax consequences of acquiring, owning and disposing of Shares.

EACH PROSPECTIVE INVESTOR IS ADVISED TO CONSULT ITS OWN TAX ADVISOR REGARDING THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF AN INVESTMENT IN SHARES, AS WELL AS ANY APPLICABLE STATE, LOCAL OR FOREIGN TAX CONSEQUENCES, IN LIGHT OF ITS PARTICULAR CIRCUMSTANCES.

Tax Classification of the Trust and the Fund

The Trust is organized and will be operated as a statutory trust in accordance with the provisions of the Trust Agreement and applicable Delaware law. Notwithstanding the Trust’s status as a statutory trust and the Fund’s status as a series of the Trust, due to the nature of its activities the Fund will not be classified as a trust for U.S. federal income tax purposes, but rather it is more likely than not that it will be classified as a partnership for such purposes. The trading of Shares on NYSE Arca will cause the Fund to be classified as a “publicly traded partnership” for U.S. federal income tax purposes. Under section 7704 of the Code, a publicly traded partnership is generally taxable as a corporation. In the case of an entity not registered under the Investment Company Act of 1940 as amended, (such as the Fund) and not meeting certain other conditions, however, an exception to this general rule applies if at least 90% of the entity’s gross income is “qualifying income” for each taxable year of its existence (the “qualifying income exception”). For this purpose, qualifying income is defined as including, in pertinent part, interest (other than from a financial business), dividends, and gains from the sale or disposition of capital assets held for the production of interest or dividends. In the case of a partnership of which a principal activity is the buying and selling of commodities other than as inventory or of futures, forwards and options with respect to commodities, “qualifying income” also includes income and gains from commodities and from such futures, forwards, options, and, provided the partnership is a trader or investor with respect to such assets, swaps and other notional principal contracts with respect to commodities.

There is very limited authority on the U.S. federal income tax treatment of bitcoin and no direct authority on bitcoin derivatives, such as Bitcoin Futures Contracts. KLG is of the opinion that (i) bitcoin more likely than not will be considered commodities and (ii) Bitcoin Futures Contracts more likely than not will be considered futures with respect to commodities for purposes of the qualifying income exception under section 7704 of the Code. Based on the opinion of KLG and a CFTC determination that treats bitcoin as a commodity under the CEA, the Fund intends to take the position that bitcoin qualify as commodities and Bitcoin Futures Contracts consist of futures on commodities for purposes of the qualifying income exception under section 7704 of the Code. Shareholders should be aware that the Fund’s position is not binding on the IRS, and no assurance can be given that the IRS will not challenge the Fund’s position, or that the IRS or a court will not ultimately reach a contrary conclusion, which would result in the material adverse consequences to Shareholders and the Fund discussed below.

The Trust and the Sponsor represented the following to KLG:

●	assuming bitcoin qualify as commodities and Bitcoin Futures Contracts consist of futures on commodities for purposes of the qualifying income exception under section 7704(d) of the Code, at least 90% of the Fund’s gross income for each taxable year will constitute “qualifying income” within the meaning of Code section 7704 (as described above);

●	the Fund is organized and will be operated in accordance with its governing documents and applicable law; and

●	the Fund has not elected, and will not elect, to be classified as a corporation for U.S. federal income tax purposes.

Based in part on these representations, KLG is of the opinion that the Fund more likely than not will be treated as a partnership that it is not taxable as a corporation for U.S. federal income tax purposes. The Fund’s taxation as a partnership rather than a corporation will require the Sponsor to conduct the Fund’s business activities in such a manner that it satisfies the requirements of the qualifying income exception on a continuing basis. No assurances can be given that the Fund’s operations for any given year will produce income that satisfies these requirements. KLG will not review the Fund’s ongoing compliance with these requirements and will have no obligation to advise the Trust, the Fund or the Fund’s Shareholders in the event of any subsequent change in the facts, representations or applicable law relied upon in reaching its opinion.

If the Fund failed to satisfy the qualifying income exception in any year, other than a failure that is determined by the IRS to be inadvertent and that is cured within a reasonable time after discovery (in which case, as a condition of relief, the Fund could be required to pay the government amounts determined by the IRS), the Fund would be taxable as a corporation for U.S. federal income tax purposes and would pay U.S. federal income tax on its income at regular corporate tax rates. In that event, Shareholders would not report their share of the Fund’s income or loss on their tax returns. Distributions by the Fund (if any) would be treated as dividend income to the Shareholders to the extent of the Fund’s current and accumulated earnings and profits, then treated as a tax-free return of capital to the extent of the Shareholder’s basis in the Shares (and will reduce the basis), and, to the extent it exceeds a Shareholder’s basis in such Shares, as capital gain for Shareholders who hold their Shares as capital assets. Accordingly, if the Fund were to be taxable as a corporation, it would likely have a material adverse effect on the economic return from an investment in the Fund and on the value of the Shares.

The remainder of this summary assumes that the Fund is classified for U.S. federal income tax purposes as a partnership that it is not taxable as a corporation.

U.S. Shareholders

Tax Consequences of Ownership of Shares

Taxation of the Fund’s Income. No U.S. federal income tax is paid by the Fund on its income. Instead, the Fund files annual partnership returns, and each U.S. Shareholder is required to report on its U.S. federal income tax return its allocable share of the income, gain, loss, deductions and credits reflected on such partnership returns. If the Fund recognizes income, including interest on cash equivalents and net capital gains from cash settlement of Bitcoin Futures Contracts for a taxable year, Shareholders must report their share of these items even though the Fund makes no distributions of cash or property during the taxable year. Consequently, a Shareholder may be taxable on income or gain recognized by the Fund but receive no cash distribution with which to pay the resulting tax liability or may receive a distribution that is insufficient to pay such liability. Because the Sponsor currently does not intend to make distributions, it is likely that a U.S. Shareholder that realizes net income or gain with respect to Shares for a taxable year will be required to pay any resulting tax from sources other than Fund distributions. Additionally, individuals with modified adjusted gross income in excess of $200,000 ($250,000 in the case of married individuals filing jointly) and certain estates and trusts are subject to an additional 3.8% tax on their “net investment income,” which generally includes net income from interest, dividends, annuities, royalties, and rents, and net capital gains (other than certain amounts earned from trades or businesses). Also included as income subject to the additional 3.8% tax is income from businesses involved in the trading of financial instruments or commodities. Shareholders subject to this provision may be required to pay this 3.8% tax on interest income and capital gains allocated to them by the Fund.

Monthly Conventions for Allocations of the Fund’s Profit and Loss and Capital Account Restatements. Under Code section 704, the determination of a partner’s distributive share of any item of income, gain, loss, deduction or credit is governed by the applicable organizational document unless the allocation provided by such document lacks “substantial economic effect.” An allocation that lacks substantial economic effect nonetheless will be respected if it is in accordance with the partners’ interests in the partnership, determined by considering all facts and circumstances relating to the economic arrangements among the partners. Subject to the possible exception for certain conventions to be used by the Fund as discussed below, allocations pursuant to the Trust Agreement should be considered as having substantial economic effect or being in accordance with Shareholders’ interests in the Fund.

In situations where a partner’s interest in a partnership is redeemed or sold during a taxable year, the Code generally requires that partnership tax items for the year be allocated to the partner using either an interim closing of the books or a daily proration method. The Fund intends to allocate tax items using an interim closing of the book’s method under which income, gains, losses and deductions will be determined on a monthly basis, taking into account the Fund’s accrued income and deductions and gains and losses (both realized and unrealized) for the month. The tax items for each month during a taxable year will then be allocated among the holders of Shares in proportion to the number of Shares owned by them as of the close of trading on the last trading day of the preceding month (the “monthly allocation convention”).

Under the monthly allocation convention, an investor who disposes of a Share during the current month will be treated as disposing of the Share as of the end of the last day of the calendar month. For example, an investor who buys a Share on April 10 of a year and sells it on May 20 of the same year will be allocated all of the tax items attributable to May (because it is deemed to hold the Share through the last day of May) but none of those attributable to April. The tax items attributable to that Share for April will be allocated to the person who held the Share as of the close of trading on the last trading day of March. Under the monthly allocation convention, an investor who purchases and sells a Share during the same month, and therefore does not hold (and is not deemed to hold) the Share at the close of the last trading day of either that month or the previous month, will receive no allocations with respect to that Share for any period. Accordingly, investors may receive no allocations with respect to Shares that they actually held or may receive allocations with respect to Shares attributable to periods that they did not actually hold the Shares.

By investing in Shares, a U.S. Shareholder agrees that, in the absence of new legislation, regulatory or administrative guidance, or judicial rulings to the contrary, it will file its U.S. income tax returns in a manner that is consistent with the monthly allocation convention as described above and with the IRS Schedule K-1 or any successor form provided to Shareholders by the Fund or the Trust.

For any month in which a Creation Basket is issued or a Redemption Basket is redeemed, the Fund will credit or debit the “book” capital accounts of existing Shareholders with the amount of any unrealized gain or loss, respectively, on Fund assets. For this purpose, the Fund will use a convention whereby unrealized gain or loss will be computed based on the lowest NAV of the Fund’s assets during the month in which Shares are issued or redeemed, which may be different than the value of the assets on the date of an issuance or redemption. The capital accounts as adjusted in this manner will be used in making tax allocations intended to account for differences between the tax basis and fair market value of property owned by the Fund at the time new Shares are issued or outstanding Shares are redeemed (so-called “reverse Code section 704(c) allocations”). The intended effect of these adjustments is to equitably allocate among Shareholders any unrealized appreciation or depreciation in the Fund’s assets existing at the time of a contribution or redemption for book and tax purposes.

The conventions used by the Fund, as noted above, in making tax allocations may cause a Shareholder to be allocated more or less income or loss for U.S. federal income tax purposes than its proportionate share of the economic income or loss realized by the Fund during the period it held its Shares. This mismatch between taxable and economic income or loss in some cases may be temporary, reversing itself in a later year when the Shares are sold, but could be permanent. As one example, a Shareholder could be allocated income accruing after it sold its Shares, resulting in an increase in the basis of the Shares (see “Tax Basis of Shares,” below). In connection with the disposition of the Shares, the additional basis might produce a capital loss the deduction of which may be limited (see “Limitations on Deductibility of Losses and Certain Expenses,” below).

Section 754 election. The Fund intends to make the election permitted by section 754 of the Code, which election is irrevocable without the consent of the IRS. The effect of this election is that when a secondary market sale of Shares occurs, the Fund adjusts the purchaser’s proportionate share of the tax basis of the Fund’s assets to fair market value, as reflected in the price paid for the Shares, as if the purchaser had directly acquired an interest in the Fund’s assets. The section 754 election is intended to eliminate disparities between a partner’s basis in its partnership interest and its share of the tax basis of the partnership’s assets, so that the partner’s allocable share of taxable gain or loss on a disposition of an asset will correspond to its share of the appreciation or depreciation in the value of the asset since it acquired its interest. Depending on the price paid for Shares and the tax basis of the Fund’s assets at the time of the purchase, the effect of the section 754 election on a purchaser of Shares may be favorable or unfavorable. In order to make the appropriate basis adjustments in a cost-effective manner, the Fund will use certain simplifying conventions and assumptions. In particular, the Fund will obtain information regarding secondary market transactions in its Shares and use this information to adjust the Shareholders’ indirect basis in the Fund’s assets. It is possible the IRS could successfully assert that the conventions and assumptions applied are improper and require different basis adjustments to be made, which could adversely affect some Shareholders.

Section 1256 Contracts. Under the Code, special rules apply to instruments constituting “section 1256 contracts.” A section 1256 contract is defined as including, in relevant part: (1) a futures contract that is traded on or subject to the rules of a national securities exchange which is registered with the SEC, a domestic board of trade designated as a contract market by the CFTC, or any other board of trade or exchange designated by the Secretary of the Treasury (a “qualified board or exchange”), and with respect to which the amount required to be deposited and the amount that may be withdrawn depends on a system of “marking to market”; and (2) a non-equity option traded on or subject to the rules of a qualified board or exchange. Section 1256 contracts held at the end of each taxable year are treated as if they were sold for their fair market value on the last business day of the taxable year (i.e., are “marked to market”). In addition, any gain or loss realized from a disposition, termination or marking to market of a section 1256 contract is treated as long-term capital gain or loss to the extent of 60% thereof, and as short-term capital gain or loss to the extent of 40% thereof, without regard to the actual holding period (“60-40 treatment”).

The Sponsor expects that many of the Fund’s Bitcoin Futures Contracts will qualify as “section 1256 contracts” under the Code. Some other bitcoin interests that are cleared through a qualified board or exchange will also constitute section 1256 contracts. Any gain or loss recognized as a result of the disposition, termination or marking to market of the Fund’s section 1256 contracts will be subject to 60-40 treatment and allocated to Shareholders in accordance with the monthly allocation convention. Commodity swaps will most likely not qualify as section 1256 contracts. If a commodity swap is not taxable as a section 1256 contract, any gain or loss on the swap will be recognized at the time of disposition or termination as long-term or short-term capital gain or loss depending on the holding period of the swap in the Fund’s hands.

Foreign exchange gains and losses realized by the Fund in connection with certain transactions involving foreign currency-denominated debt securities, certain futures contracts, forward contracts, options and similar investments denominated in a foreign currency, and payables or receivables denominated in a foreign currency are subject to section 988 of the Code, which generally causes such gain and loss to be treated as ordinary income or loss. To the extent the Fund hold foreign investments, it may be subject to withholding and other taxes imposed by foreign countries. Tax treaties between certain countries and the United States may reduce or eliminate such taxes. Because the amount of the Fund’s investments in various countries will change from time to time, it is not possible to determine the effective rate of such taxes in advance.

Limitations on Deductibility of Losses and Certain Expenses. A number of different provisions of the Code may defer or disallow the deduction of losses or expenses allocated to Shareholders by the Fund, including but not limited to those described below.

A Shareholder’s deduction of its allocable share of any loss of the Fund is limited to the lesser of (1) the tax basis in its Shares or (2) in the case of a Shareholder that is an individual or a closely held corporation, the amount which the Shareholder is considered to have “at risk” with respect to the Fund’s activities. In general, the amount at risk initially will be a Shareholder’s invested capital. Losses in excess of the amount at risk must be deferred until years in which the Fund generates additional taxable income against which to offset such carryover losses or until additional capital is placed at risk.

Individuals and other non-corporate taxpayers are permitted to deduct capital losses only to the extent of their capital gains for the taxable year plus $3,000 of other income. Unused capital losses can be carried forward and used in future years, subject to these same limitations. In addition, an individual taxpayer may elect to carry back net losses on section 1256 contracts to each of the three preceding years and use them to offset section 1256 contract gains in those years, subject to certain limitations. Corporate taxpayers generally may deduct capital losses only to the extent of capital gains, subject to special carryback and carryforward rules.

The deduction for expenses incurred by non-corporate taxpayers constituting “miscellaneous itemized deductions,” generally including investment-related expenses (other than interest and certain other specified expenses), is suspended for taxable years beginning after December 31, 2017 and before January 1, 2026. During these taxable years, non-corporate taxpayers will not be able to deduct miscellaneous itemized deductions. Provided the suspension is not extended, for taxable years ending on or after January 1, 2026, miscellaneous itemized deductions are deductible only to the extent they exceed 2% of the taxpayer’s adjusted gross income for the year. Although the matter is not free from doubt, we believe management fees the Fund pays to the Sponsor and other expenses of the Fund will constitute investment-related expenses subject to this miscellaneous itemized deduction limitation, rather than expenses incurred in connection with a trade or business and will report these expenses consistent with that interpretation. For taxable years beginning on or after January 1, 2026, the Code imposes additional limitations on the amount of certain itemized deductions allowable to individuals with adjusted gross income in excess of certain amounts by reducing the otherwise allowable portion of such deductions by an amount equal to the lesser of:

●	3% of the individual’s adjusted gross income in excess of certain threshold amounts; or

●	80% of the amount of certain itemized deductions otherwise allowable for the taxable year.

Non-corporate Shareholders generally may deduct “investment interest expense” only to the extent of their “net investment income.” Investment interest expense of a Shareholder will generally include any interest expense accrued by the Fund and any interest paid or accrued on direct borrowings by a Shareholder to purchase or carry its Shares, such as interest with respect to a margin account. Net investment income generally includes gross income from property held for investment (including “portfolio income” under the passive loss rules but not, absent an election, long-term capital gains or certain qualifying dividend income) less deductible expenses other than interest directly connected with the production of investment income.

If the Fund incurs indebtedness that is treated as allocable to a trade or business, the Fund’s ability to deduct interest on such indebtedness allocable is limited to an amount equal to the sum of (1) the Fund’s business interest income during the year and (2) 30% of the Fund’s adjusted taxable income for such taxable year. If the Fund is not entitled to fully deduct its business interest in any taxable year, such excess business interest expense will be allocated to each Shareholder as excess business interest and can be carried forward by the Shareholder to successive taxable years and used to offset any excess taxable income allocated by the Fund to such Shareholder. Any excess business interest expense allocated to a Shareholder will reduce such Shareholder’s basis in its Shares in the year of the allocation even if the expense does not give rise to a deduction to the Shareholder in that year. Immediately prior to a Shareholder’s disposition of its Shares, the Shareholder’s basis will be increased by the amount by which such basis reduction exceeds the excess interest expense that has been deducted by such Shareholder.

To the extent that the Fund allocates losses or expenses to you that must be deferred or are disallowed as a result of these or other limitations in the Code, you may be taxed on income in excess of your economic income or distributions (if any) on your Shares. As one example, you could be allocated and required to pay tax on your share of interest income accrued by the Fund for a particular taxable year, and in the same year be allocated a share of a capital loss that you cannot deduct currently because you have insufficient capital gains against which to offset the loss. As another example, you could be allocated and required to pay tax on your share of interest income and capital gain for a year but be unable to deduct some or all of your share of management fees and/or margin account interest incurred by you with respect to your Shares. Shareholders are urged to consult their own tax advisor regarding the effect of limitations under the Code on their ability to deduct their allocable share of the Fund’s losses and expenses.

Tax Basis of Shares

A Shareholder’s tax basis in its Shares is important in determining (1) the amount of taxable gain or loss it will realize on the sale or other disposition of its Shares, (2) the amount of non-taxable distributions that it may receive from the Fund, and (3) its ability to utilize its distributive share of any losses of the Fund on its U.S. federal income tax return. A Shareholder’s initial tax basis of its Shares will equal its cost for the Shares plus its share of the Fund’s liabilities (if any) at the time of purchase. In general, a Shareholder’s “share” of those liabilities will equal the sum of (i) the entire amount of any otherwise nonrecourse liability of the Fund as to which the Shareholder or certain affiliates of the Shareholder is the creditor (a “partner nonrecourse liability”) and (ii) a pro rata share of any nonrecourse liabilities of the Fund that are not partner nonrecourse liabilities as to any Shareholder.

A Shareholder’s tax basis in its Shares generally will be (1) increased by (a) its allocable share of the Fund’s taxable income and gain and (b) any additional contributions by the Shareholder to the Fund and (2) decreased (but not below zero) by (a) its allocable share of the Fund’s tax deductions and losses and (b) any distributions by the Fund to the Shareholder. For this purpose, an increase in a Shareholder’s share of the Fund’s liabilities will be treated as a contribution of cash by the Shareholder to the Fund and a decrease in that share will be treated as a distribution of cash by the Fund to the Shareholder. Pursuant to certain IRS rulings, a Shareholder will be required to maintain a single, “unified” basis in all Shares that it owns. As a result, when a Shareholder that acquired its Shares at different prices sells less than all of its Shares, such Shareholder will not be entitled to specify particular Shares (e.g., those with a higher basis) as having been sold. Rather, it must determine its gain or loss on the sale by using an “equitable apportionment” method to allocate a portion of its unified basis in its Shares to the Shares sold.

Treatment of Fund Distributions.

If the Fund makes non-liquidating distributions to Shareholders, such distributions generally will not be taxable to the Shareholders for U.S. federal income tax purposes except to the extent that the amount of money distributed exceeds the Shareholder’s adjusted basis of its interest in the Fund immediately before the distribution. Any money distributed that is in excess of a Shareholder’s tax basis generally will be treated as gain from the sale or exchange of Shares. For purposes of determining the gain recognized on a distribution from a partnership, a marketable security distributed to a partner is generally treated as money. This treatment, however, does not apply to distributions to “eligible partners” of an “investment partnership,” as those terms are defined in the Code.

Tax Consequences of Disposition of Shares

If a Shareholder sells its Shares, it will recognize gain or loss equal to the difference between the amount realized and its adjusted tax basis for the Shares sold. A Shareholder’s amount realized will be the sum of the cash or the fair market value of other property received plus its share of the Fund’s liabilities.

Gain or loss recognized by a Shareholder on the sale or exchange of Shares held for more than one year will generally be taxable as long-term capital gain or loss; otherwise, such gain or loss will generally be taxable as short-term capital gain or loss. A special election is available under the Treasury Regulations that allows Shareholders to identify and use the actual holding periods for the Shares sold for purposes of determining whether the gain or loss recognized on a sale of Shares will give rise to long-term or short-term capital gain or loss. It is expected that most Shareholders will be eligible to elect, and generally will elect, to identify and use the actual holding period for Shares sold. If a Shareholder who has differing holding periods for its Shares fails to make the election or is not able to identify the holding periods of the Shares sold, the Shareholder will have a split holding period in the Shares sold. Under such circumstances, a Shareholder will be required to determine its holding period in the Shares sold by first determining the portion of its entire interest in the Fund that would give rise to long-term capital gain or loss if its entire interest were sold and the portion that would give rise to short-term capital gain or loss if the entire interest were sold. The Shareholder would then treat each Share sold as giving rise to long-term capital gain or loss and short-term capital gain or loss in the same proportions as if it had sold its entire interest in the Fund.

Under Section 751 of the Code, a portion of a Shareholder’s gain or loss from the sale of Shares (regardless of the holding period for such Shares), will be separately computed and taxed as ordinary income or loss to the extent attributable to “unrealized receivables” or “inventory” owned by the Fund. The term “unrealized receivables” includes, among other things, market discount bonds and short-term debt instruments to the extent such items would give rise to ordinary income if sold by the Fund. However, the short-term capital gain on section 1256 contracts resulting from 60-40 treatment, described above, should not be subject to this rule.

If some or all of a Shareholder’s Shares are lent by its broker or other agent to a third party — for example, for use by the third party in covering a short sale — the Shareholder may be considered as having made a taxable disposition of the loaned Shares, in which case:

●	the Shareholder may recognize taxable gain or loss to the same extent as if it had sold the Shares for cash;

●	any of the income, gain, loss or deduction allocable to those Shares during the period of the loan is not reportable by the Shareholder for U.S. federal income tax purposes; and

●	any distributions the Shareholder receives with respect to the Shares under the loan agreement will be fully taxable to the Shareholder, most likely as ordinary income for U.S. federal income tax purposes.

Shareholders desiring to avoid these and other possible consequences of a deemed disposition of their Shares should consider modifying any applicable brokerage account agreements to prohibit the lending of their Shares.

Other U.S. Federal Income Tax Matters

Information Reporting. The Fund provides tax information to the Shareholders and to the IRS, as required. Shareholders of the Fund are treated as partners for U.S. federal income tax purposes. Accordingly, the Fund will furnish Shareholders each year, with tax information on IRS Schedule K-1 (Form 1065), which will be used by the Shareholders in completing their U.S. federal income tax returns. The IRS has ruled that assignees of partnership interests who have not been admitted to a partnership as partners but who have the capacity to exercise substantial dominion and control over the assigned partnership interests will be considered partners for U.S. federal income tax purposes. On the basis of this ruling, except as otherwise provided herein, we will treat as a Shareholder any person whose Shares are held on their behalf by a broker or other nominee if that person has the right to direct the nominee in the exercise of all substantive rights attendant to the ownership of the Shares.

Persons who hold an interest in the Fund as a nominee for another person are required to furnish to us the following information: (1) the name, address and taxpayer identification number of the beneficial owner and the nominee; (2) whether the beneficial owner is (a) a person that is not a U.S. person, (b) a foreign government, an international organization or any wholly-owned agency or instrumentality of either of the foregoing, or (c) a tax-exempt entity; (3) the number and a description of Shares acquired or transferred for the beneficial owner; and (4) certain information including the dates of acquisitions and transfers, means of acquisitions and transfers, and acquisition cost for purchases, as well as the amount of net proceeds from sales. Brokers and financial institutions are required to furnish additional information, including whether they are U.S. persons and certain information on Shares they acquire, hold or transfer for their own account. A penalty of $250 per failure (as adjusted for inflation), up to a maximum of $3,000,000 per calendar year (as adjusted for inflation), is imposed by the Code for failure to report such information correctly to the Fund. If the failure to furnish such information correctly is determined to be willful, the per failure penalty increases to $500 (as adjusted for inflation) or, if greater, 10% of the aggregate amount of items required to be reported, and the $3,000,000 maximum does not apply. The nominee is required to supply the beneficial owner of the Shares with the U.S. federal income tax information furnished by the Fund.

Partnership Audit Procedures. The IRS may audit the U.S. federal income tax returns filed by the Fund. Partnerships are generally treated as separate entities for purposes of U.S. federal tax audits, judicial review of administrative adjustments by the IRS, and tax settlement proceedings. The tax treatment of partnership items of income, gain, loss and deduction are determined at the partnership level in a unified partnership proceeding rather than in separate proceedings with the partners.

Tax deficiencies (including interest and penalties) that arise from an adjustment to partnership items generally are assessed and collected from the partnership (rather than from the partners), and generally are calculated using maximum applicable tax rates (although such partnership level tax may be reduced or eliminated under limited circumstances). A narrow category of partnerships (generally, partnerships having no more than 100 partners that consist exclusively of individuals, C corporations, S corporations and estates) are permitted to elect out of the partnership-level audit rules. As an alternative to partnership-level tax liability, a partnership may elect to furnish adjusted Schedule K-1s to the IRS and to each person who was a partner in the audit year, stating such partner’s share of any partnership adjustments, and each such partner would then take the adjustments into account on its tax returns in the year in which it receives its adjusted Schedule K-1 (rather than by amending their tax returns for the audited year). If the Fund were subject to a partnership level tax, the economic return of all Shareholders (including Shareholders that did not own Shares in the Fund during the taxable year to which the audit relates) may be affected.

The Trust Agreement provides that if the Fund becomes subject to any tax as a result of any adjustment to taxable income, gain, loss, deduction or credit for any taxable year of the Fund (pursuant to a tax audit or otherwise), such Shareholder (and each former Shareholder) is obligated to indemnify the Fund and the Sponsor against any such taxes (including any interest and penalties) to the extent such tax (or portion thereof) is properly attributable to such Shareholder (or former Shareholder). In addition, the Sponsor, on behalf of the Fund, will be authorized to take any action permitted under applicable law to avoid the assessment of any such taxes against the Fund (including an election to issue adjusted Schedule K-1s to the Shareholders (and/or former Shareholders) that take such adjustments to taxable income, gain, loss, deduction or credit into account, resulting in each such Shareholder taking those adjustments into account on its tax returns.

Reportable Transaction Rules. In certain circumstances the Code and Treasury Regulations require that the IRS be notified of transactions through a disclosure statement attached to a taxpayer’s U.S. federal income tax return. These disclosure rules may apply to transactions irrespective of whether they are structured to achieve particular tax benefits. They could require disclosure by the Trust or Shareholders if a Shareholder incurs a loss in excess of a specified threshold from a sale or redemption of its Shares and possibly in other circumstances. While these rules generally do not require disclosure of a loss recognized on the disposition of an asset in which the taxpayer has a “qualifying basis” (generally a basis equal to the amount of cash paid by the taxpayer for such asset), they apply to a loss recognized with respect to interests in a pass-through entity, such as the Shares, even if the taxpayer’s basis in such interests is equal to the amount of cash it paid. In addition, significant monetary penalties may be imposed in connection with a failure to comply with these reporting requirements. Investors should consult their own tax advisor concerning the application of these reporting requirements to their specific situation.

Tax-Exempt Organizations. Subject to numerous exceptions, qualified retirement plans and individual retirement accounts, charitable organizations and certain other organizations that otherwise are exempt from U.S. federal income tax (collectively, “exempt organizations”) nonetheless are subject to the tax on unrelated business taxable income (“UBTI”). Generally, UBTI means the gross income derived by an exempt organization from a trade or business that it regularly carries on, the conduct of which is not substantially related to the exercise or performance of its exempt purpose or function, less allowable deductions directly connected with that trade or business. If the Fund were to regularly carry on (directly or indirectly) a trade or business that is unrelated with respect to an exempt organization Shareholder, then in computing its UBTI, the Shareholder must include its share of (1) the Fund’s gross income from the unrelated trade or business, whether or not distributed, and (2) the Fund’s allowable deductions directly connected with that gross income. An exempt organization that has more than one unrelated trade or business generally must compute its UBTI separately for each such trade or business.

UBTI generally does not include dividends, interest, or payments with respect to securities loans and gains from the sale of property (other than property held for sale to customers in the ordinary course of a trade or business). Nonetheless, income on, and gain from the disposition of, “debt-financed property” is UBTI. Debt-financed property generally is income-producing property (including securities), the use of which is not substantially related to the exempt organization’s tax-exempt purposes, and with respect to which there is “acquisition indebtedness” at any time during the taxable year (or, if the property was disposed of during the taxable year, the 12-month period ending with the disposition). Acquisition indebtedness includes debt incurred to acquire property, debt incurred before the acquisition of property if the debt would not have been incurred but for the acquisition, and debt incurred subsequent to the acquisition of property if the debt would not have been incurred but for the acquisition and at the time of acquisition the incurrence of debt was foreseeable. The portion of the income from debt-financed property attributable to acquisition indebtedness is equal to the ratio of the average outstanding principal amount of acquisition indebtedness over the average adjusted basis of the property for the year. The Fund currently does not anticipate that it will borrow money to acquire investments; however, the Fund cannot be certain that it will not borrow for such purpose in the future, which could result in an exempt organization Shareholder having UBTI. In addition, an exempt organization Shareholder that incurs acquisition indebtedness to purchase its Shares in the Fund may have UBTI.

The U.S. federal income tax rate applicable to an exempt organization Shareholder on its UBTI generally will be either the corporate or trust tax rate, depending upon the Shareholder’s form of organization. The Fund may report to each such Shareholder information as to the portion, if any, of the Shareholder’s income and gains from the Fund for any year that will be treated as UBTI; the calculation of that amount is complex, and there can be no assurance that the Fund’s calculation of UBTI will be accepted by the IRS. An exempt organization Shareholder will be required to make payments of estimated U.S. federal income tax with respect to its UBTI.

Regulated Investment Companies. Interests in and income from “qualified publicly traded partnerships” satisfying certain gross income tests are treated as qualifying assets and income, respectively, for purposes of determining eligibility for regulated investment company (“RIC”) status. A RIC may invest up to 25% of its assets in interests in qualified publicly traded partnerships. The determination of whether a publicly traded partnership such as the Fund is a qualified publicly traded partnership is made on an annual basis. While the tax treatment of bitcoin derivatives is not entirely clear, it is possible that the Fund may be a qualified publicly traded partnership. However, such qualification is not assured, and prospective RIC investors should consult a tax advisor regarding the treatment of an investment in the Fund under current tax rules and in light of their particular circumstances.

Non-U.S. Shareholders

Generally, non-U.S. persons who derive U.S. source income or gain from investing or engaging in a U.S. business are taxable on two categories of income. The first category consists of amounts that are fixed or determinable, annual or periodic income, such as interest, dividends and rent that are not connected with the operation of a U.S. trade or business (“FDAP”). The second category is income that is effectively connected with the conduct of a U.S. trade or business (“ECI”). FDAP income (other than interest that is considered “portfolio interest;” as discussed below) is generally subject to a 30% withholding tax, which may be reduced for certain categories of income by a treaty between the U.S. and the recipient’s country of residence. In contrast, ECI is generally subject to U.S. tax on a net basis at graduated rates upon the filing of a U.S. tax return. Where a non-U.S. person has ECI as a result of an investment in a partnership, the ECI is currently subject to a withholding tax at a rate of 37% for individual Shareholders and a rate of 21% for corporate Shareholders. The tax withholding on ECI, which is the highest tax rate under Code section 1 for non-corporate Non-U.S. Shareholders and Code section 11(b) for corporate Non-U.S. Shareholders, may increase in future tax years if tax rates increase from their current levels.

Withholding on Allocations and Distributions. The Code provides that a non-U.S. person who is a partner in a partnership that is engaged in a U.S. trade or business during a taxable year will also be considered to be engaged in a U.S. trade or business during that year. Classifying an activity by a partnership as an investment or an operating business is a factual determination. Under certain safe harbors in the Code, an investment fund whose activities consist of trading in stocks, securities, or commodities for its own account generally will not be considered to be engaged in a U.S. trade or business unless it is a dealer in such stocks, securities, or commodities. This safe harbor applies to investments in commodities only if the commodities are of a kind customarily dealt in on an organized commodity exchange and if the transaction is of a kind customarily consummated at such place. As noted above, there is limited authority on the U.S. federal income tax treatment of bitcoin and no direct authority on bitcoin derivatives. However, based on the CFTC treatment of bitcoin as a commodity and on the assumption that the Fund will invest in Bitcoin Futures Contracts through the CME, the Fund intends to take the position that investing in Bitcoin Futures Contracts falls within the commodities trading safe harbor. The manner in which bitcoin is traded, however, may not allow the Fund’s bitcoin investments to qualify for this safe harbor.

In the event that the Fund’s activities were considered to constitute a U.S. trade or business, the Fund would be required to withhold at the highest rate specified in Code section 1 (currently 37%) on allocations of our income to non-corporate Non-U.S. Shareholders and the highest rate specified in Code section 11(b) (currently 21%) on allocations of our income to corporate Non-U.S. Shareholders, when such income is distributed. Non-U.S. Shareholders would also be subject to a 10% withholding tax on the consideration payable upon a sale or exchange of such Non-U.S. Shareholder’s Shares, although the IRS has announced proposed amendments applicable to this withholding for transfers of interests in publicly traded partnerships occurring on or after January 1, 2023. In the case of a transfer made through a broker, the obligation to withhold will generally be imposed on the transferor’s broker. A Non-U.S. Shareholder with ECI will generally be required to file a U.S. federal income tax return, and the return will provide the Non-U.S. Shareholder with the mechanism to seek a refund of any withholding in excess of such Shareholder’s actual U.S. federal income tax liability. Any amount withheld by the Fund will be treated as a distribution to the Non-U.S. Shareholder to the extent possible. In some cases, the Fund may not be able to match the economic cost of satisfying its withholding obligations to a particular Non-U.S. Shareholder, which may result in said cost being borne by the Fund, generally, and accordingly, by all Shareholders.

If the Fund is not treated as engaged in a U.S. trade or business, a Non-U.S. Shareholder may nevertheless be treated as having FDAP income, which would be subject to a 30% withholding tax (possibly subject to reduction by treaty), with respect to some or all of its distributions from the Fund or its allocable share of Fund income. Amounts withheld on behalf of a Non-U.S. Shareholder will be treated as being distributed to such Shareholder. If the Fund is not able to match the economic cost of satisfying its withholding obligation to a particular Non-U.S. Shareholder, said cost may have to be borne by the Fund and accordingly by all Shareholders.

To the extent any interest income allocated to a Non-U.S. Shareholder that otherwise constitutes FDAP is considered “portfolio interest,” neither the allocation of such interest income to the Non-U.S. Shareholder nor a subsequent distribution of such interest income to the Non-U.S. Shareholder will be subject to withholding, provided that the Non-U.S. Shareholder is not otherwise engaged in a trade or business in the U.S. and provides the Fund with a timely and properly completed and executed IRS Form W-8BEN or other applicable form. In general, portfolio interest is interest paid on debt obligations issued in registered form, unless the recipient owns 10% or more of the voting power of the issuer. A Non-U.S. Shareholder’s allocable share of interest on U.S. bank deposits, certificates of deposit and discount obligations with maturities from original issue of 183 days or less should also not be subject to withholding. Generally, other interest from U.S. sources paid to the Fund and allocable to Non-U.S. Shareholders will be subject to withholding.

In order for the Fund to avoid withholding on any interest income allocable to Non-U.S. Shareholders that would qualify as portfolio interest, it will be necessary for all Non-U.S. Shareholders to provide the Fund with a timely and properly completed and executed Form W-8BEN (or other applicable form).

Gain from Sale of Shares. Gain from the sale or exchange of Shares may be taxable to a Non-U.S. Shareholder if the Non-U.S. Shareholder is a nonresident alien individual who is present in the U.S. for 183 days or more during the taxable year. In such case, the nonresident alien individual may be subject to a 30% withholding tax on the amount of such individual’s gain.

Branch Profits Tax on Corporate Non-U.S. Shareholders. In addition to the taxes noted above, any Non-U.S. Shareholders that are corporations may also be subject to an additional tax, the branch profits tax, at a rate of 30%. The branch profits tax is imposed on a non-U.S. corporation’s dividend equivalent amount, which generally consists of the corporation’s after-tax earnings and profits that are effectively connected with the corporation’s U.S. trade or business but are not reinvested in a U.S. business. This tax may be reduced or eliminated by an income tax treaty between the United States and the country in which the Non-U.S. Shareholder is a “qualified resident.”

Foreign Account Tax Compliance Act. Legislation commonly referred to as the Foreign Account Tax Compliance Act or “FATCA,” generally imposes a 30% U.S. withholding tax on payments of certain types of income to foreign financial institutions that fail to enter into an agreement with the United States Treasury to report certain required information with respect to accounts held by U.S. persons (or held by foreign entities that have U.S. persons as substantial owners). The types of income subject to the withholding tax include U.S.-source interest and dividends and the gross proceeds from the sale of any property that could produce U.S.-source interest or dividends. Proposed Treasury Regulations, however, generally eliminate withholding under FATCA on gross proceeds. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued. The information required to be reported includes the identity and taxpayer identification number of each account holder that is a U.S. person and transaction activity within the holder’s account. In addition, subject to certain exceptions, this legislation also imposes a 30% U.S. withholding tax on payments to foreign entities that are not financial institutions unless the foreign entity certifies that it does not have a greater than 10% U.S. owner or provides the withholding agent with identifying information on each greater than 10% U.S. owner. Depending on the status of a Non-U.S. Shareholder and the status of the intermediaries through which it holds Shares, a Non-U.S. Shareholder could be subject to this 30% U.S. withholding tax with respect to distributions on its Shares. Under certain circumstances, a Non-U.S. Shareholder may be eligible for a refund or credit of such taxes.

Prospective Non-U.S. Shareholders should consult their own tax advisor regarding these and other tax issues unique to Non-U.S. Shareholders.

Backup Withholding

The Fund may be required to withhold U.S. federal income tax (“backup withholding”) from payments to: (1) any Shareholder who fails to furnish the Fund with his, her or its correct taxpayer identification number or a certificate that the Shareholder is exempt from backup withholding, and (2) any Shareholder with respect to whom the IRS notifies the Fund that the Shareholder is subject to backup withholding. Backup withholding is not an additional tax and may be returned or credited against a taxpayer’s regular U.S. federal income tax liability if appropriate information is provided to the IRS. The backup withholding rate is the fourth lowest rate applicable to individuals under Code section 1(c) (currently 24%) and may increase in future tax years.

Other Tax Considerations

In addition to U.S. federal income taxes, a Shareholder may be subject to other taxes, such as state and local income taxes, unincorporated business taxes, business franchise taxes, and estate, gift, inheritance or intangible taxes that may be imposed by the various jurisdictions in which the Fund does business or owns property or where the Shareholder resides. Although an analysis of those various taxes is not presented here, each prospective Shareholder should consider their potential impact on its investment in the Fund. It is each Shareholder’s responsibility to file the appropriate U.S. federal, state, local, and foreign tax returns. KLG has not provided an opinion concerning any aspects of state, local or foreign tax and its opinion on U.S. federal tax issues is limited to those issues discussed under the heading “U.S. Federal Income Tax Considerations.”

Investment by ERISA Accounts and IRAs

General

Most employee benefit plans and individual retirement accounts (“IRAs”) are subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or the Code, or both. This section discusses certain considerations that arise under ERISA and the Code that a fiduciary of (i) an employee benefit plan as defined in ERISA; (ii) a plan as defined in Section 4975 of the Code; or (iii) entity whose underlying assets include “plan assets” by reason of an employee benefits plan or other plan’s investment in the entity (“plan asset entity”) who has investment discretion should take into account before deciding to invest the plan’s assets in the Fund. Employee benefit plans under ERISA, plans under the Code and plan asset entities are collectively referred to below as “plans,” and fiduciaries with investment discretion are referred to below as “plan fiduciaries.”

This summary is based on the provisions of ERISA and the Code as of the date of this prospectus. This summary is general in nature and is not intended to be complete, but only to address certain matters under ERISA and the Code. The summary does not include state, local, or non-U.S. law. Accordingly, investors are urged to consult with their own professional advisors to understand the issues affecting the Fund and the investor. The Sponsor is not undertaking to provide investment advice, or to give advice in a fiduciary capacity, in connection with a plan’s investment in the Fund.

Investment Considerations

Each plan fiduciary must consider the facts and circumstances that are relevant to an investment in the Fund, including the role that an investment in the Fund would play in the plan’s overall investment portfolio. Each plan fiduciary, before deciding to invest in the Fund, must be satisfied that (i) the investment is prudent for the plan, (ii) the investments of the plan are diversified so as to minimize the risk of large losses, (iii) an investment in the Fund complies with the terms of the plan, and (iv) the acquisition and holding of Shares does not result in a non-exempt “prohibited transaction” under Section 406 of ERISA or Section 4975 of the Code (see “Prohibited Transactions” below).

The Fund and Plan Assets

If the underlying assets of an entity, such as statutory trust, are considered to be assets of a plan for purposes of ERISA or Section 4975 of the Code, the operations of that entity would be subject to and, in some cases, limited by the provisions of ERISA and Section 4975 of the Code. A regulation issued under ERISA contains rules for determining when an investment by a plan in an equity interest of an entity will result in the underlying assets of the entity being deemed plan assets for purposes of ERISA and Section 4975 of the Code. The regulation includes an exception that provides that assets of an entity will not be plan assets of a plan that purchases an equity interest in the entity, if the equity interest purchased is a “publicly offered security.”

The publicly offered security exception applies if the equity interest is a security that is:

(1)	freely transferable (see discussion below);

(2)	part of a class of securities that is widely held (meaning that the class of securities is owned by 100 or more investors independent of the issuer and of each other); and

(3)	either (a) part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act or (b) sold to the plan as part of a public offering pursuant to an effective registration statement under the 1933 Act and the class of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer in which the offering of such security occurred.

The determination of whether a security is freely transferable is to be made based on all the relevant facts and circumstances. In the case of a security that is part of an offering in which the minimum investment is $10,000 or less, the following requirements, alone or in combination, ordinarily will not affect a finding that the security is freely transferable: (i) a requirement that no transfer or assignment of the security or rights relating to the security be made that would violate any federal or state law; and (ii) a requirement that no transfer or assignment be made without advance written notice given to the entity that issued the security.

The Sponsor believes that the conditions described above should be satisfied with respect to the Shares. The Sponsor believes that the Shares therefore should constitute publicly offered securities, and the underlying assets of the Fund should not be considered to constitute plan assets of any plan that purchases Shares.

Prohibited Transactions

ERISA and the Code generally prohibit certain transactions involving a plan and persons who have certain specified relationships to the plan. In general, Shares may not be purchased with the assets of a plan if the Sponsor, the clearing brokers, the trading advisors (if any), or any of their affiliates, agents or employees either:

●	exercise any discretionary authority or discretionary control with respect to management of the plan;

●	exercise any authority or control with respect to management or disposition of the assets of the plan;

●	render investment advice for a fee or other compensation, direct or indirect, with respect to any moneys or other property of the plan;

●	have any authority or responsibility to render investment advice with respect to any monies or other property of the plan; or

●	have any discretionary authority or discretionary responsibility in the administration of the plan.

Also, a prohibited transaction may occur under ERISA or the Code when circumstances indicate that (i) the investment in Shares is made or retained for the purpose of avoiding application of the fiduciary standards of ERISA, (ii) the investment in Shares constitutes an arrangement under which the Fund is expected to engage in transactions that would otherwise be prohibited if entered into directly by the plan purchasing the Shares, (iii) the investing plan, by itself, has the authority or influence to cause the Fund to engage in such transactions, or (iv) a person who is prohibited from transacting with the investing plan may, but only with the aid of certain of its affiliates and the investing plan, cause the Fund to engage in such transactions with such person.

Special IRA Rules

IRAs are not subject to ERISA’s fiduciary standards, but are subject to their own rules, including the prohibited transaction rules of Section 4975 of the Code, which generally mirror ERISA’s prohibited transaction rules. For example, IRAs are subject to special custody rules and must maintain a qualifying IRA custodial arrangement separate and distinct from the Fund and its custodial arrangement. If a separate qualifying custodial arrangement is not maintained, an investment in the Shares will be treated as a distribution from the IRA. Second, IRAs are prohibited from investing in certain commingled investments, and the Sponsor makes no representation regarding whether an investment in Shares is an inappropriate commingled investment for an IRA. Third, in applying the prohibited transaction provisions of Section 4975 of the Code, in addition to the rules summarized above, the individual for whose benefit the IRA is maintained is also treated as the creator of the IRA. For example, if the owner or beneficiary of an IRA enters into any transaction, arrangement, or agreement involving the assets of his or her IRA to benefit the IRA owner or beneficiary (or his or her relatives or business affiliates) personally, or with the understanding that such benefit will occur, directly or indirectly, such transaction could give rise to a prohibited transaction that is not exempted by any available exemption. Moreover, in the case of an IRA, the consequences of a non-exempt prohibited transaction are that the IRA’s assets will be treated as if they were distributed, causing immediate U.S. federal income taxation of the assets (including any early distribution penalty tax applicable under Section 72 of the Code), in addition to any other fines or penalties that may apply.

Exempt Plans

Employee benefit plans may be governmental plans (as defined in Section 3(32) of ERISA) or church plans (as defined in Section 3(33) of ERISA). Certain governmental plans and church plans are not subject to ERISA or the prohibited transaction provisions described above. These plans are, however, subject to prohibitions against certain related-party transactions under Section 503 of the Code, which are similar to the prohibited transaction rules described above. In addition, the fiduciary of any governmental or church plan must consider any applicable state or local laws and any restrictions and duties of common law imposed upon the plan.

No view is expressed as to whether an investment in the Fund (and any continued investment in the Fund), or the operation and administration of the fund, is appropriate or permissible for any governmental plan or church plan under Code Section 503, or under any state, county, local or other law relating to that type of plan.

Allowing an investment in the Fund is not to be construed as a representation by the Trust, the Fund, the Sponsor, any trading advisor, any clearing broker, the Marketing Agent or legal counsel or other advisors to such parties or any other party that this investment meets some or all of the relevant legal requirements with respect to investments by any particular plan or that this investment is appropriate for any particular plan. The person with investment discretion should consult legal counsel and financial advisors as to the propriety of an investment in the Fund in light of the circumstances of the particular plan, and compliance with ERISA, Section 4975 of the Code and similar law, as applicable.

GENERAL POOL DISCLOSURE

PERFORMANCE OF THE OTHER COMMODITY POOLS OPERATED BY THE COMMODITY POOL OPERATOR

All summary performance information is as of December 31, 2024. Performance information is set forth, in accordance with CFTC regulations, on a monthly basis for each other commodity pool’s past five calendar years and for the year to date. No performance information is presented with respect to the Hashdex Bitcoin ETF, which has not commenced investment operations prior to the date of this Prospectus. The performance of the Hashdex Bitcoin ETF will be materially different from the funds and the past performance summaries of the other funds below are generally not representative of how the funds might perform in the future. Tidal Investments LLC serves as the commodity pool operator for the Amplify Inflation Fighter Cayman Ltd. ETF which commenced operations on February 2, 2022, the CNIC ICE US Carbon Neutral Power Futures Index, which commenced operations on May 9, 2023, the Ionic Inflation Protection ETF which commenced operations on June 29, 2022, the Return Stacked™ Bonds & Managed Futures ETF which commenced operations on February 8, 2023, the Return Stacked(R) U.S. Stocks & Futures Yield ETF which commenced operations on May 28, 2024, the Cambria Chesapeake Pure Trend ETF which commenced operations on May 29, 2024, the Return Stacked(R) Bonds & Futures Yield ETF which commenced operations on August 20, 2024, and the STKD Bitcoin & Gold ETF which commenced operations on October 15, 2024.

The monthly rate of return for each fund presented below is calculated by dividing the ending NAV for a given month by the ending NAV for the previous month, subtracting 1 and multiplying this number by 100 to arrive at a percentage increase or decrease.

* A drawdown is a loss experienced by the fund over a specified period. Drawdowns are measured on the basis of monthly returns only and do not reflect intra-month figures. The worst monthly percentage drawdown reflects the largest single month loss sustained over the most recent five calendar years and the current year-to-date.

** The worst peak-to-valley drawdown is the largest percentage decline in the NAV per unit over the most recent five calendar years and the current year to date. This need not be a continuous decline but can be a series of positive and negative returns. Worst peak-to-valley drawdown represents the greatest percentage decline from any month end NAV per unit that occurs without such month end NAV per unit being equaled or exceeded as of a subsequent month end. For example, if the NAV per unit declined by $1 in each of January and February, increased by $1 in March and declined again by $2 in April, a “peak to valley drawdown” analysis conducted as of the end of April would consider that “drawdown” to be continuing and to be $3 in amount, whereas if the NAV per unit had increased by $2 in March, the drawdown would have ended as of the end of February at the $2 level.

Amplify Inflation Fighter Cayman Ltd. ETF (TICKER: IWIN)

The Amplify Inflation Fighter Cayman Ltd. ETF commenced trading and investment operations on February 2, 2022, and ceased trading on September 5, 2024. The Fund was listed on NYSE Arca and is neither: (i) a privately offered pool pursuant to Section 4(a)(2) of the 1933 Act; (ii) a multi-advisor pool as defined in CFTC Regulation 4.10(d)(2); or (iii) a principal-protected pool as defined in CFTC Regulation 4.10(d)(3).

Units of beneficial interest issued (from inception until December 31, 2024): 925,000

Aggregate gross sale price for units issued: $23,953,133

Pool NAV as of December 31, 2024: $0

NAV per Share as of December 31, 2024: $0

Worst monthly percentage drawdown*: -15.67% / June 2022

Worst peak to valley drawdown**: -29.89% / March 2022 – September 2022

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Rates of Return*
Month	2022	2023	2024
January	%	11.69%	(1.55)%
February	4.40%	(5.96)%	1.63%
March	3.32%	2.71%	6.09%
April	(4.62)%	(0.35)%	(5.26)%
May	(3.70)%	(2.15)%	5.81%
June	(15.67)%	9.46%	(4.92)%
July	9.99%	6.58%	6.30%
August	(4.56)%	(3.38)%	(2.68)%
September	(11.33)%	(4.08)%	(0.03)%+
October	5.73%	(0.30)%	–%
November	5.57%	9.85%	–%
December	(3.77)%	7.25%	–%
Annual Rate of Return	(16.47)%	34.53%	4.66%

+ For the partial month ended September 5, 2024.

CNIC ICE US Carbon Neutral Power Futures Index ETF (TICKER: AMPD)

The CNIC ICE US Carbon Neutral Power Futures Index ETF commenced trading and investment operations on May 9, 2023. The Fund is listed on NYSE Arca and is neither: (i) a privately offered pool pursuant to Section 4(a)(2) of the 1933 Act; (ii) a multi-advisor pool as defined in CFTC Regulation 4.10(d)(2); or (iii) a principal-protected pool as defined in CFTC Regulation 4.10(d)(3).

Units of beneficial interest issued (from inception until December 29, 2024): 200,000

Aggregate gross sale price for units issued: $76,892,925

Pool NAV as of December 31, 2024: $4,023,213

NAV per Share as of December 31, 2024: $20.12

Worst monthly percentage drawdown*: -8.02% / May 2023

Worst peak to valley drawdown: **: -10.15% / October 2023 – December 2023

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Rates of Return*
Month	2023	2024
January	%	2.39%
February	%	(4.89)%
March	%	2.18%
April	%	(.35)%
May	(8.02)%	2.65%
June	2.74%	(.07)%
July	1.85%	(5.59)%
August	4.61%	(5.03)%
September	0.11%	1.85%
October	1.41%	(5.34)%
November	(6.78)%	1.34%
December	(3.37)%	2.87%
Annual Rate of Return	(7.92)%	(7.88)%

Ionic Inflation Protection ETF (TICKER: CPII)

The Ionic Inflation Protection ETF commenced trading and investment operations on June 29, 2022. The Fund is listed on NYSE Arca and is neither: (i) a privately offered pool pursuant to Section 4(a)(2) of the 1933 Act; (ii) a multi-advisor pool as defined in CFTC Regulation 4.10(d)(2); or (iii) a principal-protected pool as defined in CFTC Regulation 4.10(d)(3).

Units of beneficial interest issued (from inception until December 29, 2024): 625,000

Aggregate gross sale price for units issued: $12,018,750

Pool NAV as of December 31, 2024: $12,015,924

NAV per Share as of December 31, 2024: $19.23

Worst monthly percentage drawdown*: –2.40% (January 2023)

Worst peak to valley drawdown**: -3.15% / October 2023 – December 2023

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Rates of Return*
Month	2022	2023	2024
January	%	(2.40)%	1.38%
February	%	2.49%	1.60%
March	%	(0.25)%	0.02%
April	%	(0.58)%	3.04%
May	%	(0.24)%	(0.49)%
June	0.01%	0.63%	(0.56)%
July	1.06%	1.23%	(1.12)%
August	1.13%	0.01%	(0.21)%
September	(2.06)%	2.03%	0.50%
October	3.08%	1.33%	1.75%
November	(2.37)%	(2.30)%	(0.15)%
December	0.26%	(0.85)%	1.07%
Annual Rate of Return	1.02%	1.58%	6.97%

Return Stacked™ Bonds & Managed Futures ETF (TICKER: RSBT)

The Return Stacked™ Bonds & Managed Futures ETF commenced trading and investment operations on February 8, 2023. The Fund is listed on CBOE and is neither: (i) a privately offered pool pursuant to Section 4(a)(2) of the 1933 Act; (ii) a multi-advisor pool as defined in CFTC Regulation 4.10(d)(2); or (iii) a principal-protected pool as defined in CFTC Regulation 4.10(d)(3).

Units of beneficial interest issued (from inception until December 29, 2024): 5,150,000

Aggregate gross sale price for units issued: $89,661,500

Pool NAV as of December 31, 2024: $83,945,611

NAV per Share as of December 31, 2024: $17.41

Worst monthly percentage drawdown*: -7.91% / March 2023

Worst peak to valley drawdown**: -10.39% / February 2023 – May 2023

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Rates of Return*
Month	2023	2024
January	%	(2.42)%
February	(1.08)%	2.71%
March	(7.91)%	4.70%
April	0.76%	(0.05)%
May	(2.24)%	0.11%
June	3.05%	0.86%
July	(0.91)%	(1.70)%
August	(4.14)%	(0.15)%
September	1.94%	1.22%
October	(2.10)%	(8.77)%
November	(2.06)%	1.63%
December	3.22%	(0.08)%
Annual Rate of Return	(11.38)%	(3.07)%

Return Stacked(R) U.S. Stocks & Futures Yield ETF (TICKER: RSSY)

The Return Stacked(R) U.S. Stocks & Futures Yield ETF commenced trading and investment operations on May 28, 2024. The Fund is listed on NYSE Arca and is neither: (i) a privately offered pool pursuant to Section 4(a)(2) of the 1933 Act; (ii) a multi-advisor pool as defined in CFTC Regulation 4.10(d)(2); or (iii) a principal-protected pool as defined in CFTC Regulation 4.10(d)(3).

Units of beneficial interest issued (from inception until December 31, 2024): 7,200,000

Aggregate gross sale price for units issued: $146,304,000

Pool NAV as of December 31, 2024: $147,851,592

NAV per Share as of December 31, 2024: $20.32

Worst monthly percentage drawdown*: -5.34% / October 2024

Worst peak to valley drawdown: -7.50% / June 2024 – October 2024

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Rates of Return*
Month	2024
January	–
February	–
March	–
April	–
May	0.26%+
June	4.87%
July	(2.80)%
August	(0.08)%
September	0.55%
October	(5.34)%
November	6.62%
December	(1.93)%
Annual Rate of Return	1.62%

+ For the partial month beginning May 28, 2024

Cambria Chesapeake Pure Trend ETF (TICKER: MFUT)

The Cambria Chesapeake Pure Trend ETF commenced trading and investment operations on May 29, 2024. The Fund is listed on NYSE Arca and is neither: (i) a privately offered pool pursuant to Section 4(a)(2) of the 1933 Act; (ii) a multi-advisor pool as defined in CFTC Regulation 4.10(d)(2); or (iii) a principal-protected pool as defined in CFTC Regulation 4.10(d)(3).

Units of beneficial interest issued (from inception until December 31, 2024): 1,350,000

Aggregate gross sale price for units issued: $244,028,115

Pool NAV as of December 31, 2024: $22,392,633

NAV per Share as of December 31, 2024: $16.59

Worst monthly percentage drawdown*: -8.84% / October 2024

Worst peak to valley drawdown**: -17.10% / May 2024 – October 2024

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Month	2024
January	–
February	–
March	–
April	–
May	(0.35)%+
June	(3.46)%
July	(3.33)%
August	(4.22)%
September	2.05%
October	(8.84)%
November	2.01%
December	(1.56)%
Annual Rate of Return	(16.79)%

+ For the partial month beginning May 29, 2024

Return Stacked(R) Bonds & Futures Yield ETF (TICKER: RSBY)

The Return Stacked(R) Bonds & Futures Yield ETF commenced trading and investment operations on August 20, 2024. The Fund is listed on NYSE Arca and is neither: (i) a privately offered pool pursuant to Section 4(a)(2) of the 1933 Act; (ii) a multi-advisor pool as defined in CFTC Regulation 4.10(d)(2); or (iii) a principal-protected pool as defined in CFTC Regulation 4.10(d)(3).

Units of beneficial interest issued (from inception until December 31, 2024): 6,050,000

Aggregate gross sale price for units issued: $108,900,000

Pool NAV as of December 31, 2024: $108,025,558

NAV per Share as of December 31, 2024: $18.00

Worst monthly percentage drawdown*: -6.77% / October 2024

Worst peak to valley drawdown**: -8.20% / August 2024 – October 2024

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Rates of Return*
Month	2024
January	–
February	–
March	–
April	–
May	–
June	–
July	–
August	(1.14)%+
September	(0.49%
October	(6.77)%
November	1.74%
December	(1.32)%
Annual Rate of Return	(7.92)%

+ For the partial month beginning August 20, 2024

STKD Bitcoin & Gold ETF (TICKER: BTGD)

The STKD Bitcoin & Gold ETF commenced trading and investment operations on October 15, 2024. The Fund is listed on CBOE and is neither: (i) a privately offered pool pursuant to Section 4(a)(2) of the 1933 Act; (ii) a multi-advisor pool as defined in CFTC Regulation 4.10(d)(2); or (iii) a principal-protected pool as defined in CFTC Regulation 4.10(d)(3).

Units of beneficial interest issued (from inception until December 31, 2024): 975,000

Aggregate gross sale price for units issued: $25,730,250

Pool NAV as of December 31, 2024: $24,410,301

NAV per Share as of December 31, 2024: $26.39

Worst monthly percentage drawdown*: -6.90% / December 2024

Worst peak to valley drawdown**: -7.08% / November 2024 – December 2024

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Rates of Return*
Month	2024
January	–
February	–
March	–
April	–
May	–
June	–
July	–
August	–
September	–
October	6.39%+
November	33.47%
December	(6.90)%
Annual Rate of Return	32.20%

+ For the partial month beginning October 15, 2024

INCORPORATION BY REFERENCE OF CERTAIN INFORMATION

The Trust is a smaller reporting company, as defined in Rule 405 (17 CFR 230, 405), and files annual, quarterly and current reports and other information with the SEC. The rules of the SEC allow the Trust to “incorporate by reference” information that the Trust files with them, which means that the Trust can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. The documents listed below and all documents subsequently filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act before the termination or completion of this offering of our shares, as well as all documents subsequently filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement, shall be deemed to be incorporated by reference in this prospectus and to be a part of it from the filing dates of such documents. This includes but is not limited to the documents set forth below that have been previously filed with the SEC:

●	The Trust’s Annual Report on Form 10-K for the year ended December 31, 2024, filed on March 25, 2025.

Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Likewise, statements in or portions of a future document incorporated by reference in this prospectus may update and replace statements in and portions of this prospectus or the above listed documents.

We will provide to each person to whom a prospectus is delivered, including any beneficial owner, a copy of any document incorporated by reference in the prospectus (excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in that document) at no cost, upon written or oral request at the following address or telephone number:

Hashdex Bitcoin ETF

Attention: Tidal Investments LLC

234 West Florida Street, Suite 203

Milwaukee, WI 53204

(844)-986-7700

The Trust’s Internet website is https://www.hashdex-etfs.com/defi. The Trust makes its electronic filings with the SEC, including its annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to these reports available on the Trust’s website free of charge as soon as practicable after we file or furnish them with the SEC. The information contained on the Trust’s website is not incorporated by reference in this prospectus and should not be considered a part of this prospectus.

INFORMATION YOU SHOULD KNOW

This prospectus contains information you should consider when making an investment decision about the Shares. You should rely only on the information contained in this prospectus or any applicable prospectus supplement. None of the Trust, the Fund or the Sponsor has authorized any person to provide you with different information and, if anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell the Shares in any jurisdiction where the offer or sale of the Shares is not permitted.

The information contained in this prospectus was obtained from us and other sources believed by us to be reliable.

You should disregard anything we said in an earlier document that is inconsistent with what is included in this prospectus or any applicable prospectus supplement. Where the context requires, when we refer to this “prospectus,” we are referring to this prospectus and (if applicable) the relevant prospectus supplement.

You should not assume that the information in this prospectus or any applicable prospectus supplement is current as of any date other than the date on the front page of this prospectus or the date on the front page of any applicable prospectus supplement.

We include cross references in this prospectus to captions in these materials where you can find further related discussions. The table of contents tells you where to find these captions.

WHERE YOU CAN FIND MORE INFORMATION

The Trust has filed on behalf of the Fund a registration statement with the SEC under the 1933 Act. This prospectus does not contain all of the information set forth in the registration statement (including the exhibits to the registration statement), parts of which have been omitted in accordance with the rules and regulations of the SEC. For further information about the Trust, the Fund or the Shares, please refer to the registration statement, which you may inspect online at www.sec.gov. Information about the Trust, the Fund and the Shares can also be obtained from the Fund’s website, which is https://hashdex-etfs.com/defi. The Fund’s website address is only provided here as a convenience to you and the information contained on or connected to the website is not part of this prospectus or the registration statement of which this prospectus is part. The Trust is subject to the informational requirements of the Exchange Act and will file certain reports and other information with the SEC under the Exchange Act. The Sponsor will file an updated prospectus annually for the Fund pursuant to the 1933 Act. The reports and other information can be inspected online at www.sec.gov, which is the Internet site maintained by the SEC that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC.

APPENDIX A

Glossary of Defined Terms

In this prospectus, each of the following terms have the meanings set forth after such term:

Administrator: Tidal ETF Services LLC.

Authorized Purchaser: One that purchases or redeems Creation Baskets or Redemption Baskets, respectively, from or to the Fund.

Benchmark: The Nasdaq Bitcoin Reference Price - Settlement (NQBTCS), which is designed to track the performance of the bitcoin spot market and provide an accurate reference of the average bitcoin spot price at the given period.

Bitcoin Custodian: BitGo Trust Company, Inc.

Bitcoin Futures Contracts: Futures contracts for bitcoin.

Business Day: Any day other than a day when any of NYSE Arca or the CME is closed for regular trading.

Cash Custodian: U.S. Bank, N.A.

CFTC: Commodity Futures Trading Commission, an independent federal agency with the mandate to regulate commodity futures and options in the United States.

Code: Internal Revenue Code of 1986, as amended.

Commodity Pool: An enterprise in which several individuals contribute funds in order to trade futures contracts or options on futures contracts collectively.

Commodity Pool Operator or CPO: Any person engaged in a business which is of the nature of an investment trust, syndicate, or similar enterprise, and who, in connection therewith, solicits, accepts, or receives from others, funds, securities, or property, either directly or through capital contributions, the sale of stock or other forms of securities, or otherwise, for the purpose of trading in any swap or commodity for future delivery or commodity option on or subject to the rules of any contract market.

Creation Basket: A block of 10,000 Shares used by the Fund to issue Shares.

DTC: The Depository Trust Company. DTC will act as the securities depository for the Shares.

DTC Purchaser: An entity that has an account with DTC.

Exchange Act: The Securities Exchange Act of 1934.

Exchange for Physical or EFP: A privately negotiated trade between two parties that allow for the simultaneous transfer of a futures position for an equivalent spot market position, or vice versa. Governed by CME Exchange Rule 538, EFP transactions must be executed at commercially reasonable prices mutually agreed upon by the parties involved. All parties to an EFP are required to prepare and maintain all documents related to both the futures and the corresponding physical bitcoin position, in accordance with CFTC Regulation 1.35. CME has the authority to obtain records related to EFRP transactions and has a surveillance program in place to appropriately monitor and enforce compliance with its Market Regulation to prevent fraud and manipulation.

1

Exchange for Related Position or EFRP: A privately negotiated and simultaneous exchange of a futures contract position is exchanged for cash or physical, swap, over the counter instrument or other financial instrument such as the creation or redemption of shares in a fund.

FINRA: Financial Industry Regulatory Authority.

Futures Contract: An exchange-traded contract traded with standard terms that calls for the delivery of a specified quantity of a cryptocurrency at a specified price, on a specified date and at a specified location. Typically, a futures contract is traded out or rolled on an exchange before delivery or receipt of the underlying cryptocurrency is required.

Indirect Purchasers: Banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC purchaser, either directly or indirectly.

Limited Liability Company (LLC): A type of business ownership combining several features of corporation and partnership structures.

Margin: The amount of equity required for an investment in futures contracts.

Marketing Agent: Foreside Fund Services, LLC, a wholly-owned subsidiary of Foreside Financial Group, LLC (d/b/a ACA Group)

NAV: Net Asset Value of the Fund.

NFA: National Futures Association.

NSCC: National Securities Clearing Corporation.

1933 Act: The Securities Act of 1933.

Redemption Basket: A block of 10,000 Shares used by the Fund to redeem Shares.

SEC: Securities and Exchange Commission.

Secondary Market: The stock exchanges and the over the counter market. Securities are first issued as a primary offering to the public. When the securities are traded from that first holder to another, the issued securities trade in these secondary markets.

Shareholders: Holders of Shares.

Shares: Common units representing fractional undivided beneficial interests in the Fund.

Sponsor: Tidal Investments LLC, a Delaware limited liability company, which is registered as a Commodity Pool Operator, who controls the investments and other decisions of the Fund.

Spot Contract: A cash market transaction in which the buyer and seller agree to the immediate purchase and sale of a cryptocurrency, usually with a two-day settlement.

Swap Agreement: An over the counter derivative that generally involves an exchange of a stream of payments between the contracting parties based on a notional amount and a specified index.

Tracking Error: Possibility that the daily NAV of the Fund will not track the Benchmark.

Trust Agreement: The First Amended and Restated Declaration of Trust and Trust Agreement of the Trust effective as of March 10, 2023.

2

Valuation Day: Any day as of which the Fund calculates its NAV.

You: The owner of Shares.

3

STATEMENT OF ADDITIONAL INFORMATION

Hashdex Bitcoin ETF

This statement of additional information is the second part of a two-part document. The first part is the Fund’s disclosure document. The disclosure document and this statement of additional information are bound together, and both parts contain important information. This statement of additional information should be read in conjunction with the disclosure document. To obtain a copy of the disclosure document without charge, call the Fund at (844)-986-7700. Before you decide whether to invest, you should read the entire prospectus carefully and consider the risk factors beginning on page 19.

This statement of additional information and accompanying disclosure document are both dated March 27, 2025.

1

Hashdex Bitcoin ETF

STATEMENT OF ADDITIONAL INFORMATION

2

Cryptocurrency Derivatives Market Purchasers

Two broad classes of persons who trade cryptocurrency futures are hedgers and speculators. Hedgers include financial institutions and entities that manage or deal in cryptocurrency instruments or crypto related stock portfolios, and commercial market purchasers, such as crypto mining companies or Decentralized Finance (DeFi) purchasers, that mine, lend, accept, or otherwise conduct business using cryptocurrencies. Hedging is a protective procedure designed to effectively lock in prices that would otherwise change due to an adverse movement in the price of the underlying commodity or cryptocurrency, such as the adverse price movement between the time a producer enters into a contract to sell a product for cryptocurrency at a certain price and the time it acquires the cryptocurrency against the delivery of the product to the customer. For example, if a manufacturer contracts to physically sell its product at a future date for a fixed amount of cryptocurrency, it may simultaneously sell a futures or forward contract for the necessary equivalent quantity of the cryptocurrency. At the time the producer delivers the physical product to the customer, the producer/hedger will accept customer payment in cryptocurrency, the value of which will offset the producer’s short cryptocurrency futures contract thereby locking in the original financial value of the amount of cryptocurrency the producer had accepted when it agreed to sell its product in return for a fixed amount of cryptocurrency.

Futures markets enable the hedger to shift the risk of price fluctuations. The usual objective of the hedger is to protect the profit it expects to earn from its ordinary business activities rather than to profit from trading. Unlike the hedger, the speculator generally expects neither to make nor take delivery of cryptocurrencies in return for a product or services. Instead, the speculator risks his capital with the hope of making profits from price fluctuations in the cryptocurrency markets. The speculator is, in effect, the risk bearer who assumes the risks that the hedger seeks to avoid. Speculators attempt to close out their positions prior to the expiration of a futures contract. A speculator who takes a long position generally will make a profit if the price of the underlying cryptocurrency or futures contract goes up in value and incur a loss if the price of the cryptocurrency or futures contract goes down, while a speculator who takes a short position generally will make a profit if the price of the cryptocurrency or futures contract goes down and incur a loss if the price of the cryptocurrency or futures contract goes up.

Regulation

Futures Market Regulation

The regulation of futures markets, futures contracts, and futures exchanges has historically been comprehensive. The CFTC and the exchanges are authorized to take extraordinary actions in the event of a market emergency including, for example, the retroactive implementation of speculative position limits, increased margin requirements, the establishment of daily price limits and the suspension of trading on an exchange or trading facility.

Pursuant to authority in the CEA, the NFA has been formed and registered with the CFTC as a registered futures association. At the present time, the NFA is the only SRO for commodity interest professionals, other than futures exchanges. The CFTC has delegated to the NFA responsibility for the registration of CPOs and FCMs and their respective associated persons. The Sponsor and the Fund’s clearing broker are members of the NFA. As such, they will be subject to NFA standards relating to fair trade practices, financial condition and consumer protection. The NFA also arbitrates disputes between members and their customers and conducts registration and fitness screening of applicants for membership and audits of its existing members. Neither the Trust nor the Fund is required to become a member of the NFA. The regulation of commodity interest transactions in the United States is a rapidly changing area of law and is subject to ongoing modification by governmental and judicial action. Considerable regulatory attention has been focused on non-traditional investment pools that are publicly distributed in the United States. There is a possibility of future regulatory changes within the United States altering, perhaps to a material extent, the nature of an investment in the Fund, or the ability of the Fund to continue to implement its investment strategy. In addition, various national governments outside of the United States have expressed concern regarding the disruptive effects of speculative trading in the commodities markets and the need to regulate the derivatives markets in general. The effect of any future regulatory change on the Fund is impossible to predict but could be substantial and adverse.

3

The CFTC possesses exclusive jurisdiction to regulate the activities of commodity pool operators and commodity trading advisors with respect to “commodity interests,” such as futures, swaps, and options, and has adopted regulations with respect to the activities of those persons and/or entities. Under the Commodity Exchange Act (“CEA”), a registered commodity pool operator, such as the Sponsor, is required to make annual filings with the CFTC and the NFA describing its organization, capital structure, management and controlling persons. In addition, the CEA authorizes the CFTC to require and review books and records of, and documents prepared by, registered commodity pool operators. Pursuant to this authority, the CFTC requires commodity pool operators to keep accurate, current and orderly records for each pool that they operate. The CFTC may suspend the registration of a commodity pool operator (1) if the CFTC finds that the operator’s trading practices tend to disrupt orderly market conditions, (2) if any controlling person of the operator is subject to an order of the CFTC denying such person trading privileges on any exchange, and (3) in certain other circumstances. Suspension, restriction or termination of the Sponsor’s registration as a commodity pool operator would prevent it, until that registration were to be reinstated, from managing the Fund, and might result in the termination of the Fund if a successor sponsor is not elected pursuant to the Trust Agreement. Neither the Trust nor the Fund is required to be registered with the CFTC in any capacity.

The Fund’s investors are afforded prescribed rights for reparations under the CEA. Investors may also be able to maintain a private right of action for violations of the CEA. The CFTC has adopted rules implementing the reparation provisions of the CEA, which provide that any person may file a complaint for a reparations award with the CFTC for violation of the CEA against a floor broker or an FCM, introducing broker, commodity trading advisor, CPO, and their respective associated persons.

The regulations of the CFTC and the NFA prohibit any representation by a person registered with the CFTC or by any member of the NFA, that registration with the CFTC, or membership in the NFA, in any respect indicates that the CFTC or the NFA has approved or endorsed that person or that person’s trading program or objectives. The registrations and memberships of the parties described in this summary must not be considered as constituting any such approval or endorsement. Likewise, no futures exchange has given or will give any similar approval or endorsement.

Trading venues in the United States are subject to varying degrees of regulation under the CEA depending on whether such exchange is a designated contract market (i.e. a futures exchange) or a swap execution facility. Clearing organizations are also subject to the CEA and the rules and regulations adopted thereunder as administered by the CFTC. The CFTC’s function is to implement the CEA’s objectives of preventing price manipulation and excessive speculation and promoting orderly and efficient commodity interest markets. In addition, the various exchanges and clearing organizations themselves as SROs exercise regulatory and supervisory authority over their member firms.

The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) was enacted in response to the economic crisis of 2008 and 2009 and it significantly altered the regulatory regime to which the securities and commodities markets are subject. To date, the CFTC has issued proposed or final versions of almost all of the rules it is required to promulgate under the Dodd-Frank Act, and it continues to issue proposed versions of additional rules that it has authority to promulgate. Provisions of the new law include the requirement that position limits be established on a wide range of commodity interests, including agricultural, energy, and metal-based commodity futures contracts, options on such futures contracts and uncleared swaps that are economically equivalent to such futures contracts and options (“Reference Contracts”); new registration and recordkeeping requirements for swap market purchasers; capital and margin requirements for “swap dealers” and “major swap,” as determined by the new law and applicable regulations; reporting of all swap transactions to swap data repositories; and the mandatory use of clearinghouse mechanisms for sufficiently standardized swap transactions that were historically entered into in the OTC market, but are now designated as subject to the clearing requirement; and margin requirements for OTC swaps that are not subject to the clearing requirements.

In addition, considerable regulatory attention has recently been focused on non-traditional publicly distributed investment pools such as the Fund. Furthermore, various national governments have expressed concern regarding the disruptive effects of speculative trading in certain commodity markets and the need to regulate the derivatives markets in general. The effect of any future regulatory change on the Funds is impossible to predict but could be substantial and adverse.

4

The Dodd-Frank Act was intended to reduce systemic risks that may have contributed to the 2008/2009 financial crisis. Since the first draft of what became the Dodd-Frank Act, supporters and opponents have debated the scope of the legislation. As the Administrations of the U.S. change, the interpretation and implementation will change along with them. Nevertheless, regulatory reform of any kind may have a significant impact on U.S. regulated entities.

Spot Market Transactions

Spot markets, on the other hand, are largely unregulated and rely on pricing sources that track over-the-counter (OTC) transactions. For cryptoassets, including bitcoin, these OTC transactions are relatively new and usually take place in the so-called crypto exchanges.

Digital asset exchanges are relatively new and, in some cases, unregulated. Furthermore, while many prominent digital asset exchanges provide the public with significant information regarding their ownership structure, management teams, corporate practices and regulatory compliance, many digital asset exchanges do not provide this information. Digital asset exchanges do not appear to be subject to, or may not comply with, regulation in a similar manner as other regulated trading platforms, such as national securities exchanges or designated contract markets. These markets are local, national and international and include a broadening range of digital assets and participants. Significant trading may occur on systems and platforms with minimum predictability. Furthermore, many spot markets and over-the-counter market venues do not provide the public with significant information regarding their ownership structure, management teams, corporate practices or oversight of customer trading. As a result, the marketplace may lose confidence in digital asset exchanges, including prominent exchanges that handle a significant volume of bitcoin trading.

Many digital asset exchanges are unlicensed, unregulated, operate without extensive supervision by governmental authorities, and do not provide the public with significant information regarding their ownership structure, management team, corporate practices, cybersecurity, and regulatory compliance. In particular, those located outside the United States may be subject to significantly less stringent regulatory and compliance requirements in their local jurisdictions. As a result, trading activity on or reported by these digital asset exchanges is generally significantly less regulated than trading in regulated U.S. securities and commodities markets, and may reflect behavior that would be prohibited in regulated U.S. trading venues

As a means to mitigate these risks, the proposed Fund intends to achieve spot market exposure by trading futures contracts in the CME Market. This is possible through what is called Exchange for Physical transactions, or simply “EFP”. EFPs are a species of the gender “Exchange for Related Positions”, or EFRPs, alongside with Exchange of Futures for Risk (EFR) and Exchange of Option for Option (EOO). EFPs are a type of private agreement between two parties to trade a futures position for the underlying asset. In the context of the Fund, these transactions will be used to purchase and sell spot bitcoin by delivering or receiving the equivalent futures position. In an EFP transaction, two parties exchange equivalent but offsetting positions in a Bitcoin futures contract and the underlying physical Bitcoin. One party is the buyer of futures and the seller of the physical Bitcoin, and the other party takes the opposite position (seller of futures and buyer of physical). The EFP is a privately-negotiated transaction between the two parties to the trade, where the consummated transaction must be reported to CME and its conditions and prices are subject to oversight from CME’s Market Regulation. Because both sides of the trade track the same benchmark (Bitcoin), an EFP is market-neutral. As such, the pricing of the EFP is quoted in terms of the basis between the price of the futures contract and the level of the underlying Bitcoin. The EFP transactions, although facilitated by the infrastructure and under the regulatory oversight of the CME, a CFTC-regulated market, are executed off-exchange and may not carry the same regulatory requirements and level of oversight as on-exchange transactions.

These transactions are governed by CME’s Rule No. 5381 and defined as “the simultaneous execution of an Exchange [CME] futures contract and a corresponding physical transaction or a forward contract on a physical transaction.”. Moreover, all parties to an EFP transaction are required to maintain all records relevant to the transaction pursuant to CFTC Regulation 1.35, thus providing the ability for CME and the CFTC to conduct surveillance inquiries and investigations in an efficient and effective manner for the protection of customers and ensuring market integrity and adding another layer of regulatory scrutiny over the transaction. Furthermore, each clearing member, omnibus account and foreign broker responsible for submitting daily large trader positions must submit for each reportable account the EFP volume bought and sold in the reportable instrument. This information must be included in the daily large trader report to the CME, providing more transparency to the market. It is important to highlight that in its Rule Enforcement Review of the CME, the CFTC included detailed measures for surveillance and monitoring of EFPs.

1 See: https://www.cmegroup.com/rulebook/files/cme-group-Rule-538.pdf.

5

Position Limits, Aggregation Limits, Price Fluctuation Limits

The CFTC and US futures exchanges impose limits on the maximum net long or net short speculative positions that any person may hold or control in any particular futures or options contracts traded on US futures exchanges. For example, the CFTC currently imposes speculative position limits on cryptocurrencies and a number of commodities (e.g., corn, oats, wheat, soybeans and cotton) and US futures exchanges currently impose speculative position limits on many other commodities. The Fund could be required to liquidate positions it holds in order to comply with position limits or may not be able to fully implement trading instructions generated by its trading models, in order to comply with position limits. Any such liquidation or limited implementation could result in substantial costs to the Fund.

The Dodd-Frank Act significantly expanded the CFTC’s authority to impose position limits with respect to futures contracts and options on futures contracts, swaps that are economically equivalent to futures or options on futures, and swaps that are traded on a regulated exchange and certain swaps that perform a significant price discovery function. Aggregate position limits for BTC and MBT count toward open positions across the bitcoin product suite (Bitcoin Futures Contracts (BTC), and options on Bitcoin Futures Contracts and Micro Bitcoin futures contracts (MBT)) will count toward an aggregate position limit which is established in terms of the larger BTC contract limits. For example, a long position of 1,000 BTC and a long position of 1,000 MBT, would be, in this case, 1,020 contracts (1,000 BTC + 1,000 MBT/50) that go toward the position limit test. The aggregate position limits currently in place under the current position limits and the Aggregation Requirements are as follows for each of the cryptocurrency derivatives traded by the Fund:

Cryptocurrency	Spot Month Position Limit	All Month and Single Month (excluding spot month) Aggregate Accountability Level
Bitcoin Futures Contract	4,000 contracts	5,000 contracts
Micro Bitcoin Futures Contract	200,000 contracts	250,000 contracts

The CFTC has attempted to exercise authority to enact additional and more restricted speculative position limits with respect to futures and options on futures on so-called “exempt commodities” (which includes most energy and metals contracts) and with respect to agricultural commodities, but those proposed limits were vacated by a United States District Court. The CFTC has once again attempted to enact additional and more restrictive limits. For a discussion generally regarding the risks that position limits may pose for the Fund, see the risk factor in “WHAT ARE THE RISK FACTORS INVOLVED WITH AN INVESTMENT IN THE FUND” regarding position limits, accountability levels and dynamic price fluctuation limits.

With the exception of the nine legacy agricultural contracts, the CFTC’s position limits would apply only in the spot month. These limits would generally be set at 25 percent of the deliverable supply but may be higher or lower for certain contracts. With respect to the non-legacy contracts, the rule would require the relevant exchange on which the contracts are traded to adopt either position limits or position accountability levels.

The proposed rules also would expand the current list of enumerated bona fide hedges to include, for example, hedges of anticipated merchandizing. To provide market purchasers with greater flexibility on managing their business risks, the proposal also provides guidance on whether and when market purchasers are permitted to measure risk on a gross basis rather than a net basis. However, firms will be required to measure risk on a consistent basis. Enumerated hedges are self-effectuating. That is, no prior approval would be required from the CFTC, although a market purchaser would be required to obtain approval from the relevant exchange. Self-effectuating hedge exemptions also would be available for other transactions such as spreads and pass-through swaps as approved by exchanges. With respect to non-enumerated hedge exemptions, a market purchaser would be required to file a request to exceed the position limit with the relevant exchange. If the exchange grants the request for a non-enumerated hedge exemption, the exchange will forward its decision to the CFTC for review. The exemption will be deemed granted provided the CFTC does not intervene during a 10-day review period. The market purchaser would not be permitted to exceed the applicable position limit until the 10-day review period lapses. Importantly, the CFTC may act solely through its commissioners and not through staff. In terms of process changes, the CFTC is proposing to eliminate Form 204 cash positions report and the cash information reported under Form 304. Comments on the proposed rule must be submitted no later than 90 days after approval of the proposal by the CFTC (i.e., April 29, 2020). The CFTC does not intend to extend the comment period.

6

It is unknown at this time the effect that such passage, adoption or modification will have, positively or negatively, on our industry or on the Fund. The size or duration of positions available to the Fund may be severely limited. Pursuant to the CFTC’s and the exchanges’ aggregation requirements, all accounts owned or managed by the Sponsor are likely to be combined for speculative position limits purposes. The Fund could be required to liquidate positions it holds in order to comply with such limits or may not be able to fully implement trading instructions generated by its trading models, in order to comply with such limits. Any such liquidation or limited implementation could result in substantial costs to the Fund.

These new regulations and the resulting increased costs and regulatory oversight requirements may result in market purchasers being required or deciding to limit their trading activities, which could lead to decreased market liquidity and increased market volatility. In addition, transaction costs incurred by market purchasers are likely to be higher due to the increased costs of compliance with the new regulations. These consequences could adversely affect the Fund’s returns.

FCMs

The CEA requires all FCMs, such as the Fund’s clearing brokers, to meet and maintain specified fitness and financial requirements, to segregate customer funds from proprietary funds and account separately for all customers’ funds and positions, and to maintain specified books and records open to inspection by the staff of the CFTC. The CFTC has similar authority over introducing brokers, or persons who solicit or accept orders for commodity interest trades but who do not accept margin deposits for the execution of trades. The CEA authorizes the CFTC to regulate trading by FCMs and by their officers and directors, permits the CFTC to require action by exchanges in the event of market emergencies, and establishes an administrative procedure under which customers may institute complaints for damages arising from alleged violations of the CEA. The CEA also gives the states powers to enforce its provisions and the regulations of the CFTC.

On November 14, 2013, the CFTC published final regulations that require enhanced customer protections, risk management programs, internal monitoring and controls, capital and liquidity standards, customer disclosures and auditing and examination programs for FCMs. The rules are intended to afford greater assurances to market purchasers that customer segregated funds and secured amounts are protected, customers are provided with appropriate notice of the risks of futures trading and of the FCMs with which they may choose to do business, FCMs are monitoring and managing risks in a robust manner, the capital and liquidity of FCMs are strengthened to safeguard the continued operations and the auditing and examination programs of the CFTC and the SROs are monitoring the activities of FCMs in a thorough manner.

Potential Advantages of Investment

Interest Income and Expense

Unlike some alternative investment funds, the Fund does not borrow money in order to obtain leverage, so the Fund does not incur any interest expense. Rather, the Fund’s margin deposits, and cash reserves are maintained in cash and cash equivalents and interest is generally earned on available assets, which include unrealized profits credited to the Fund’s accounts

7

Fund Performance

The following graph sets forth the historical performance of the Fund from commencement of operations on September 15, 2022 until December 31, 2024.

8

PART II

Information Not Required in the Prospectus

Item 13.

Other Expenses of Issuance and Distribution.

Set forth below is an estimate (except as indicated) of the amount of fees and expenses (other than underwriting commissions and discounts) payable by the registrant in connection with the issuance and distribution of the units pursuant to the prospectus contained in this registration statement.

Amount
SEC registration fee (actual)	(1)
NYSE Arca Listing Fee (actual)	$2,500
FINRA filing fees (actual)	$1,000
Blue Sky expenses	N/A
Auditor’s fees and expenses	$25,000
Legal fees and expenses	$245,000
Printing expenses	N/A
Miscellaneous expenses	N/A
Total	(2)

(1)	Applicable SEC registration fees have been deferred in accordance with Rules 456(d) and 457(u) of the Securities Act and will be paid on an annual net basis no later than 90 days after the end of each fiscal year and are therefore not estimable at this time.

(2)	Because an indeterminable amount of securities is covered by this registration statement, the total expenses in connection with the issuance and distribution of the securities are, therefore, not currently determinable.

Item 14.

Indemnification of Directors and Officers.

The Trust’s Declaration of Trust and Trust Agreement (the “Trust Agreement”) provides that the Sponsor shall be indemnified by the Trust (or, by a series of the Trust separately to the extent the matter in question relates to a single series or disproportionately affects a series in relation to other series) against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by it in connection with its activities for the Trust, provided that (i) the Sponsor was acting on behalf of or performing services for the Trust and has determined, in good faith, that such course of conduct was in the best interests of the Trust and such liability or loss was not the result of gross negligence, willful misconduct, or a breach of the Trust Agreement on the part of the Sponsor and (ii) any such indemnification will only be recoverable from the applicable trust estate or trust estates. All rights to indemnification permitted by the Trust Agreement and payment of associated expenses shall not be affected by the dissolution or other cessation to exist of the Sponsor, or the withdrawal, adjudication of bankruptcy or insolvency of the Sponsor, or the filing of a voluntary or involuntary petition in bankruptcy under Title 11 of the Bankruptcy Code by or against the Sponsor.

Notwithstanding the foregoing, the Sponsor shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of U.S. federal or state securities laws unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and the court approves the indemnification of such expenses (including, without limitation, litigation costs), (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court approves the indemnification of such expenses (including, without limitation, litigation costs) or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made.

The Trust and its series shall not incur the cost of that portion of any insurance which insures any party against any liability, the indemnification of which is prohibited by the Trust Agreement.

Expenses incurred in defending a threatened or pending civil, administrative or criminal action, suit or proceeding against the Sponsor shall be paid by the Trust or the applicable series of the Trust in advance of the final disposition of such action, suit or proceeding, if (i) the legal action relates to the performance of duties or services by the Sponsor on behalf of the Trust or a series of the Trust; (ii) the legal action is initiated by a party other than the Trust; and (iii) the Sponsor undertakes to repay the advanced funds with interest to the Trust or the applicable series of the Trust in cases in which it is not entitled to indemnification under the Trust Agreement.

For purposes of the indemnification provisions of the Trust Agreement, the term “Sponsor” includes, in addition to the Sponsor, any other covered person performing services on behalf of the Trust and acting within the scope of the Sponsor’s authority as set forth in the Trust Agreement.

In the event the Trust or a series of the Trust is made a party to any claim, dispute, demand or litigation or otherwise incurs any loss, liability, damage, cost or expense as a result of or in connection with any Shareholder’s (or assignee’s) obligations or liabilities unrelated to Trust business, such Shareholder (or assignees cumulatively) shall indemnify, defend, hold harmless, and reimburse the Trust or the applicable series of the Trust for all such loss, liability, damage, cost and expense incurred, including attorneys’ and accountants’ fees.

The payment of any amount pursuant to the Trust Agreement shall take into account the allocation of liabilities and other amounts, as appropriate, among the series of the Trust.

Item 15.

Recent Sales of Unregistered Securities.

Not applicable.

Item 16.

Exhibits and Financial Statement Schedules.

(a) Exhibits

3.1	First Amended and Restated Declaration of Trust and Trust Agreement[1]
5.1	Opinion of K&L Gates, LLP relating to the legality of the Shares[3]
8.1	Opinion of K&L Gates, LLP with respect to federal income tax consequences[3]
10.1	Form of Authorized Purchaser Agreement (included as Exhibit B to the Declaration of Trust and Trust Agreement)[1]
10.2	Form of Distribution Services Agreement[2]
10.3.1	Form of Custody Agreement[2]
10.3.2	Form of Bitcoin Custody Agreement[4]
10.4	Form of Fund Accounting Servicing Agreement[2]
10.5	Form of Transfer Agent Servicing Agreement[2]
10.6	Form of Fund Administration Servicing Agreement[2]
10.7	Amended and Restated ’33 Act Fund Platform Support Agreement[5]
10.8	First Amendment to the ‘33 Act Fund Platform Support Agreement[7]
23.1	Consents of K&L Gates, LLP (included in Exhibits 5.1 and 8.1)[3]
23.2	Consent of Tait, Weller & Baker, LLP, Independent Registered Public Accounting Firm*
23.3	Consent of Grant Thornton LLP, Independent Registered Public Accounting Firm*
23.4	Consent of Eversheds Sutherland (US) LLP*
24.1	Power of Attorney (included on signature page to this Registration Statement as filed herein)*

107	Filing Fee Table[6]

1 Previously filed as Exhibit 3.1 to Registrant’s Registration Statement on Form S-1 (333-273364), filed on July 21, 2023 and incorporated by reference herein.

2 Previously filed as an exhibit to the Registrant’s Registration Statement on Form S-4 (333-275227), filed on October 31, 2023 and incorporated by reference herein.

3 Previously filed as an exhibit to the Registrant’s Registration Statement on Form S-1 (333-276254), filed on December 22, 2023 and incorporated by reference herein.

4 Previously filed as an exhibit to the Registrant’s Registration Statement on Form S-1 (333-276254), filed on December 26, 2023 and incorporated by reference herein.

5 Previously filed as an exhibit to the Registrant’s Registration Statement on Form S-4 (333-275227), filed on October 31, 2023 and incorporated by reference herein.

6 Previously filed as an exhibit to the Registrant’s Registration Statement on Form S-1 (333-276254), filed on February 16, 2024 and incorporated by reference herein.

7 Previously filed as an exhibit to the Registrant’s Current Report on Form 8-K, filed on February 7, 2025 and incorporated by reference herein.

* Filed herewith.

Item 17.

Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers, or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (a)(1)(i), (ii), and (iii) of this section do not apply if the registration statement is on Form S-1, Form S-3, Form SF-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or, as to a registration statement on Form S-3, is contained in a form of prospectus filed pursuant to § 230.424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Milwaukee, on March 25, 2025.

Tidal Commodities Trust I

By: Tidal Investments LLC, Sponsor

By:	Guillermo Trias

	/s/ Guillermo Trias	Date: March 25, 2025
Principal Executive Officer of Sponsor

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates as indicated. The document may be executed by signatories hereto on any number of counterparts, all of which shall constitute one and the same instrument. The undersigned members and officers of Tidal Investments LLC the sponsor of Tidal Commodities Trust I, hereby constitute and appoint Guillermo Trias and Ronnie Riven, each of them with full power to act with full power of substitution and resubstitution, our true and lawful attorneys-in-fact with full power to execute in our name and behalf in the capacities indicated below this Registration Statement on Form S-1 and any and all amendments thereto, including post-effective amendments to this Registration Statement and to sign any and all additional registration statements relating to the same offering of securities as this Registration Statement that are filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and thereby ratify and confirm that such attorneys-in-fact, or any of them, or their substitutes shall lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Guillermo Trias	Chief Executive Officer/President of the Sponsor	March 25, 2025
Guillermo Trias

/s/ Ronnie Riven	Chief Financial Officer/Principal Financial Officer	March 25, 2025

Ronnie Riven